As filed with the Securities and Exchange Commission on June 27, 1997


                                                      Registration No. 333-26497
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549
                              ---------------------


                                 AMENDMENT NO. 1

                                       TO

                                    FORM S-4

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                      ------------------------------------


                         TRAVELCENTERS OF AMERICA, INC.
             (Exact name of registrant as specified in its charter)

            DELAWARE                    5541                     36-3856519
        (State or other      (Primary Standard Industrial       (IRS Employer
        jurisdiction of       Classification Code Number)    Identification No.)
        incorporation or
         organization)
                              ---------------------

                          AND ITS SUBSIDIARY GUARANTORS


     TA OPERATING CORPORATION                NATIONAL AUTO/TRUCKSTOPS, INC.
   (Exact name of registrant as              (Exact name of registrant as
     specified in its charter)                  specified in its charter)

            DELAWARE                                    DELAWARE
   (State or other jurisdiction              (State or other jurisdiction
 of incorporation or organization)         of incorporation or organization)


              5541                                        5541
  (Primary Standard Industrial               (Primary Standard Industrial
   Classification Code Number)                Classification Code Number)

           34-1747077                                 36-3853982
(I.R.S. Employer Identification No.)       (I.R.S. Employer Identification No.)

                              ---------------------

                       24601 CENTER RIDGE ROAD, SUITE 300
                            WESTLAKE, OHIO 44145-5634
                                 (216) 808-9100
    (Address, including zip code, and telephone number, including area code, of registrants' principal executive offices)

                              ---------------------


                                 JAMES W. GEORGE
          SENIOR VICE PRESIDENT, CHIEF FINANCIAL OFFICER AND SECRETARY
                         TRAVELCENTERS OF AMERICA, INC.
                       24601 CENTER RIDGE ROAD, SUITE 300
                            WESTLAKE, OHIO 44145-5634
                                 (216) 808-9100
 (Name, address, including zip code, and telephone number, including area code, of agent for service)


                                -----------------

                                 WITH A COPY TO:
                              CARL L. REISNER, ESQ.
                    PAUL, WEISS, RIFKIND, WHARTON & GARRISON
                           1285 AVENUE OF THE AMERICAS
                          NEW YORK, NEW YORK 10019-6064

                           ---------------------------

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
  AS SOON AS PRACTICABLE AFTER THIS REGISTRATION STATEMENT BECOMES EFFECTIVE.

                           ---------------------------

         If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]

                           ---------------------------
         THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(a), MAY DETERMINE.

================================================================================

                                               CROSS REFERENCE SHEET

                                      ITEM IN FORM S-4                             LOCATION IN PROSPECTUS
                                      ----------------                             ----------------------

       1.  Forepart of Registration Statement and Outside Front Cover of
           Prospectus............................................................. Forepart of the Registration Statement; Outside
                                                                                   Front Cover Page of the Prospectus

       2.  Inside Front and Outside Back Cover Pages of
           Prospectus............................................................. Inside Front Cover Page of Prospectus; Outside
                                                                                   Back Cover Page of Prospectus

       3.  Risk Factors, Ratio of Earnings to Fixed Charges and
           Other Information...................................................... Summary; Risk Factors; Selected Consolidated
                                                                                   Financial Data


       4.  Terms of the Transaction............................................... Summary; The Exchange Offer; Description of
                                                                                   New Notes; Certain United States Tax
                                                                                   Considerations; Plan of Distribution

       5.  Pro Forma Financial Information........................................ Summary; Unaudited Pro Forma Financial
                                                                                   Information

       6.  Material Contracts with the Company Being Acquired..................... Not Applicable


       7.  Additional Information Required for Reoffering by Persons and
           Parties Deemed to be Underwriters...................................... Not Applicable

       8.  Interests of Named Experts and Counsel................................. Not Applicable

       9.  Disclosure of Commission Position on Indemnification for
           Securities Liabilities................................................. Not Applicable

           INFORMATION ABOUT THE REGISTRANTS:

       10  Information with Respect to S-3 Registrants............................ Not Applicable

       11. Incorporation of Certain Information by Reference...................... Not Applicable

       12. Information with Respect to S-2 or S-3 Registrants..................... Not Applicable

       13. Incorporation of Certain Information by Reference...................... Not Applicable

       14. Information with Respect to Registrants Other than S-3 or S-2
           Registrants............................................................ Summary; Risk Factors; The Refinancing, the
                                                                                   Combination Plan and the Capital Program;
                                                                                   Capitalization; Selected Consolidated Financial
                                                                                   Data; Management's Discussion and Analysis
                                                                                   of Results of Operations and Financial
                                                                                   Condition; Business; Management; Security
                                                                                   Ownership; Certain Transactions; Financial
                                                                                   Statements

           INFORMATION ABOUT THE COMPANY BEING ACQUIRED:

       15. Information with Respect to S-3 Companies.............................. Not Applicable

       16. Information with Respect to S-2 or S-3 Companies....................... Not Applicable


                                      ITEM IN FORM S-4                             LOCATION IN PROSPECTUS
                                      ----------------                             ----------------------

      17.  Information with Respect to Companies Other than S-2 or S-3
           Companies.............................................................. Not Applicable

           VOTING AND MANAGEMENT INFORMATION:

      18.  Information if Proxies, Consents or Authorization
           Are to Be Solicited.................................................... Not Applicable

      19.  Information if Proxies, Consents or Authorizations Are Not to Be
           Solicited or in an Exchange Offer...................................... Management; Security Ownership

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION, OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.


PRELIMINARY PROSPECTUS                SUBJECT TO COMPLETION, DATED JUNE 27, 1997


                         TRAVELCENTERS OF AMERICA, INC.
                OFFER TO EXCHANGE ITS 10 1/4% SENIOR SUBORDINATED
               NOTES DUE 2007 WHICH HAVE BEEN REGISTERED UNDER THE
         SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), FOR
   ANY AND ALL OF ITS OUTSTANDING 10 1/4% SENIOR SUBORDINATED NOTES DUE 2007,
      FULLY AND CONDITIONALLY GUARANTEED TO THE EXTENT DESCRIBED HEREIN, BY

           TA OPERATING CORPORATION and NATIONAL AUTO/TRUCKSTOPS, INC.

                  THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M.,
              NEW YORK CITY TIME ON       , 1997, UNLESS EXTENDED.


TravelCenters of America, Inc., a Delaware corporation (the "Company") hereby offers to exchange up to $125,000,000 aggregate principal amount of its 10 1/4% Senior Subordinated Notes due 2007 (the "New Notes") for a like principal amount of its 10 1/4% Senior Subordinated Notes due 2007 outstanding on the date hereof (the "Existing Notes" and, together with the New Notes, the "Notes") upon the terms and subject to the conditions set forth in this Prospectus and in the accompanying Letter of Transmittal (which together constitute the "Exchange Offer"). The terms of the New Notes are identical in all material respects to those of the Existing Notes, except for certain transfer restrictions and registration rights relating to the Existing Notes. The New Notes will be issued pursuant to, and entitled to the benefits of, the indenture, dated as of March 27, 1997 (the "Indenture"), among the Company, TA Operating Corporation (the "TA Subsidiary"), National Auto/Truckstops, Inc. (the "National Subsidiary" and, together with the TA Subsidiary, the "Subsidiary Guarantors") and State Street Bank and Trust Company of Connecticut, N.A.(successor trustee to Fleet National
Bank), as trustee, governing the Existing Notes. The Existing Notes and New Notes outstanding under the Indenture at any time are referred to collectively as the "Notes."

The Notes will be unsecured and subordinated in right of payment to all existing and future Senior Indebtedness (as defined) of the Company. The Notes will rank PARI PASSU with any future Senior Subordinated Indebtedness (as defined) of the Company and will rank senior to all other subordinated indebtedness of the Company. The Notes will be guaranteed (the "Subsidiary Guarantees") on an unsecured, senior subordinated basis by the Subsidiary Guarantors, the Company's major operating subsidiaries. The Company is a holding company that derives substantially all of its operating income and cash flow from the Subsidiary Guarantors. The Subsidiary Guarantors have guaranteed the Credit Facilities (as defined) and the Senior Notes (as defined) and are jointly and severally liable on a senior basis with the Company for all obligations thereunder. Obligations under the Credit Facilities and the Senior Notes are secured by pledges of all the capital stock of the Subsidiaries (as defined), and security interests in, or liens on, substantially all other tangible and intangible assets of the Company and the Subsidiaries. See "Description of Senior Indebtedness" and "Description of New Notes." The Indenture governing the Notes permits the Company to incur additional indebtedness, including Senior Indebtedness, subject to certain restrictions. See "Description of New Notes." As of March 31, 1997,
(i) the aggregate amount of the Company's outstanding Senior Indebtedness was $165.5 million (exclusive of unused commitments), all of which was Secured Indebtedness (as defined), (ii) the Company had no Senior Subordinated Indebtedness outstanding other than the Notes and no indebtedness that was subordinate or junior in right of repayment to the indebtedness represented by the Notes and (iii) the outstanding Senior Indebtedness of the Subsidiary Guarantors, consisting entirely of Guarantees of the Senior Indebtedness of the Company incurred under the Credit Facilities and the Senior Notes, was $165.5 million. See "Description of New Notes--Ranking."

Upon the occurrence of a Change of Control (as defined), (i) the Company will have the option, at any time on or prior to April 1, 2002, to redeem the Notes, in whole or in part, at a redemption price equal to 100% of the principal amount thereof plus the Applicable Premium (as defined), together with accrued and unpaid interest, if any, to the date of redemption and (ii) if the Company does not so redeem the Notes or if such Change of Control occurs after April 1, 2002, the Company will be required to make an offer to repurchase the Notes at a price equal to 101% of the principal amount thereof, together with accrued and unpaid interest, if any, to the date of purchase. There can be no assurance, however, that in the event of a Change of Control, the Company will have, or will have access to, sufficient funds to repurchase the Notes. See "Description of New Notes--Change of Control."


The New Notes are being offered hereunder in order to satisfy certain obligations of the Company and the Subsidiary Guarantors contained in the Exchange and Registration Rights Agreement, dated March 27, 1997 (the "Registration Rights Agreement"), among the Company, the Subsidiary Guarantors and Chase Securities Inc., as the initial purchaser (the "Initial Purchaser") of the Existing Notes, with respect to the initial sale of the Existing Notes.



                                                        (CONTINUED ON NEXT PAGE)



       ------------------------------------------------------------------

SEE "RISK FACTORS" BEGINNING ON PAGE 13 FOR A DISCUSSION OF CERTAIN FACTORS THAT HOLDERS OF EXISTING NOTES SHOULD CONSIDER IN CONNECTION WITH THE EXCHANGE OFFER.

       ------------------------------------------------------------------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

       ------------------------------------------------------------------


                 The date of this Prospectus is June [  ], 1997.

(CONTINUED FROM PREVIOUS PAGE)


The Company will not receive any proceeds from the Exchange Offer. The Company will pay all the expenses incident to the Exchange Offer. Tenders of Existing Notes pursuant to the Exchange Offer may be withdrawn at any time prior to the Expiration Date (as defined) for the Exchange Offer. The Company expressly reserves the right to terminate or amend the Exchange Offer and not to accept for exchange any Existing Notes not theretofore accepted for exchange upon the occurrence of any of the events specified under "The Exchange Offer--Conditions to the Exchange Offer." If any such termination or amendment occurs, the Company will notify State Street Bank and Trust Company of Connecticut, N.A. (in such capacity, the "Exchange Agent") and will either issue a press release or give oral or written notice to the holders of the Existing Notes as promptly as practicable. The Exchange Offer will expire at 5:00 P.M., New York City time, on
[          ], 1997, unless the Company, in its sole discretion, has extended the period of time for which the Exchange Offer is open. In the event the Company terminates the Exchange Offer and does not accept for exchange any Existing Notes with respect to the Exchange Offer, the Company will promptly return such Existing Notes to the holders thereof. See "The Exchange Offer."


Each broker-dealer that receives New Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such New Notes. The Letter of Transmittal (as defined) states that by so acknowledging and by delivery of a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of New Notes received in exchange for Existing Notes where such Existing Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. The Company has agreed that, for a period of 180 days after the Expiration Date, it will make this Prospectus available to any broker-dealer for use in connection with any such resale. See "Plan of Distribution."

Prior to the Exchange Offer, there has been no public market for the Existing Notes. The Company currently does not intend to list the New Notes on any securities exchange or to seek approval for quotation through any automated quotation system and no active public market for the New Notes is currently anticipated. There can be no assurance that an active public market for the New Notes will develop.

The Exchange Offer is not conditioned upon any minimum principal amount of Existing Notes being tendered for exchange pursuant to the Exchange Offer.

       ------------------------------------------------------------------

NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR THE SUBSIDIARY GUARANTORS. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, ANY OF THE NEW NOTES OR EXISTING NOTES BY ANY PERSON IN ANY JURISDICTION IN WHICH IT IS UNLAWFUL FOR SUCH PERSON TO MAKE SUCH AN OFFERING OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR THE EXCHANGE PROPOSED TO BE MADE HEREUNDER SHALL UNDER ANY CIRCUMSTANCES IMPLY THAT THE INFORMATION HEREIN IS CORRECT AS OF ANY DATE SUBSEQUENT TO THE DATE HEREOF. UNTIL , 1997, ALL DEALERS EFFECTING TRANSACTIONS IN THE REGISTERED SECURITIES, WHETHER OR NOT PARTICIPATING IN THE DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS.

       ------------------------------------------------------------------

                              AVAILABLE INFORMATION

      The Company and the Subsidiary Guarantors filed with the Securities and Exchange Commission (the "Commission") a Registration Statement on Form S-4 (together with all amendments, exhibits, schedules and supplements thereto, the "Registration Statement") under the Securities Act with respect to the New Notes being offered hereby. This Prospectus, which forms a part of the Registration Statement, does not contain all of the information set forth in the Registration Statement. For further information with respect to the Company and the New Notes, reference is made to the Registration Statement. Statements contained in this Prospectus as to the contents of any contract or other document are not necessarily complete, and, where such contract or other document is an exhibit to the Registration Statement, each such statement is qualified in all respects by the provisions in such exhibit, to which reference is hereby made. Copies of the Registration Statement may be examined without charge at the Public Reference Section of the Commission, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, and the Commission's Regional Offices located at Seven World Trade Center, 13th Floor, New York, New York 10048 and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of all or any portion of the Registration Statement can be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, upon payment of certain fees prescribed by the Commission. The Commission maintains a World Wide Web site (http://www.sec.gov) that contains such material regarding issuers that file electronically with the Commission. The Registration Statement has been so filed.

      The Company is not currently subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Upon completion of the Exchange Offer, the Company will be subject to the informational requirements of the Exchange Act, and, in accordance therewith, will file periodic reports and other information with the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. Copies of any material so filed can be obtained from the Public Reference Section of the Commission at the address set forth above, upon payment of certain fees prescribed by the Commission.

      Pursuant to the Indenture, the Company has agreed to provide the Trustee and holders and (upon their request) prospective holders of the Notes with annual, quarterly and other reports at the times and containing in all material respects the information specified in Sections 13 and 15(d) of the Exchange Act and to file such reports with the Commission.

                                     SUMMARY


      THE FOLLOWING SUMMARY IS QUALIFIED IN ITS ENTIRETY BY, AND SHOULD BE READ IN CONJUNCTION WITH, THE MORE DETAILED INFORMATION, RISK FACTORS AND HISTORICAL AND PRO FORMA FINANCIAL STATEMENTS, INCLUDING THE RELATED NOTES, APPEARING ELSEWHERE IN THIS PROSPECTUS. ALL REFERENCES IN THIS PROSPECTUS TO (i) THE "COMPANY" MEAN TRAVELCENTERS OF AMERICA, INC. (FORMERLY, NATIONAL AUTO/TRUCKSTOPS HOLDINGS CORPORATION) OR TRAVELCENTERS OF AMERICA, INC. TOGETHER WITH ITS SUBSIDIARIES, AS APPLICABLE AND (ii) THE "NETWORK" MEANS THE COMPANY'S NETWORK OF TRAVEL CENTERS AFTER GIVING EFFECT TO THE COMBINATION PLAN (AS DEFINED). UNLESS OTHERWISE INDICATED, (i) ALL MARKET DATA PRESENTED IN THIS PROSPECTUS IS BASED ON THE COMPANY'S RESEARCH AND ESTIMATES AND (ii) ALL INFORMATION DISCLOSED IN THIS PROSPECTUS IS ACCURATE AS OF JUNE 15, 1997.


                                   THE COMPANY

OVERVIEW


      The Company owns, operates and franchises more travel centers in the United States than any of its competitors, with 163 network sites nationwide, including 134 Company-owned locations. The Company's travel centers (the "TravelCenters") are full service facilities offering a broad range of fuel and nonfuel products, services and amenities to trucking fleets, professional truck drivers and other motorists. In addition to diesel fuel and gasoline (collectively, "Fuel"), the TravelCenters provide truck maintenance and repair services and products, full service and fast food dining, travel and convenience stores, telecommunications services and various hospitality and rest-related amenities (collectively, "Nonfuel"). This broad range of products and services distinguishes the TravelCenters from traditional truckstops, which focus on the sale of diesel fuel, and provides diverse revenue sources for the Company. For the twelve months ended December 31, 1996, the Company sold 967.8 million gallons of diesel fuel and had pro forma consolidated net revenues and EBITDA (as defined) of $1,033.5 million and $63.4 million, respectively.


      The Company is the only travel center or truckstop network operator in the United States able to provide such comprehensive services and facilities to long-haul truck drivers and fleets on a nationwide basis. The Company's strategically positioned TravelCenters, which are located at key points on interstate highways in 36 states, enable trucking fleets and drivers to utilize the Company's TravelCenters as their supplier of choice for Fuel and Nonfuel products and services on major trucking routes. The Company's integrated information systems for billing and truck maintenance and repairs further enhance operating efficiencies for the Company's large fleet customers and strengthen these important relationships. Management believes that the Company's broad range of products and services together with its comprehensive geographic coverage has enabled the Company to become the largest supplier of diesel fuel to the three largest and five of the six largest long-haul trucking fleets in the United States. The Company's position as a leading supplier of diesel fuel to major trucking fleets positions it to continue to increase its sales of higher margin Nonfuel products and services to fleets, their drivers and independent drivers.


      The Company owns and operates two separate travel center networks, each of which has operated for more than 30 years: the TA network, with 48 sites (40 Company-owned and operated sites and eight Franchisee-Owner Sites (as defined)), operating under the Company-owned "Truckstops of America" and "TA" trademarks (the "TA Network" or "TA"), and the National network, with 115 sites (34 Company-owned and operated sites, 60 Leased Sites (as defined) and 21 Franchisee-Owner Sites), operating under the licensed "Unocal 76" and related trademarks (the "National Network" or "National," and together with the TA Network, the "Existing Networks"). Historically, under the Company's ownership, each of the Existing Networks has been separately managed and financed. The Company believes it has identified a significant opportunity to improve its operating results by combining the premier locations and long-standing fleet relationships of the larger National Network with the strong brand image, complementary strategic locations, established fleet relationships and proven management expertise of the TA Network within a single Network operating under the well-regarded "TA" brand (the "Combination Plan").

      In connection with the Combination Plan, the Company is pursuing a business strategy which management believes will increase diesel fuel volume (in particular with fleets), expand the sale of higher margin Nonfuel products and services, increase operating efficiency and continue to broaden the Company's customer base (see "Business--Business Strategy"). This business strategy is consistent with the strategy that the TA management team successfully implemented at TA since 1993. The existing TA management team, which has recently assumed control of both Existing Networks, will manage the combined Network. From 1993 to 1996, the TA strategy has resulted in a 10% increase in diesel fuel volume, a 14% increase in Nonfuel revenues and a 32% increase in EBITDA at TA. In 1996, Company-owned and operated TA sites sold an average of
8.7 million gallons of diesel fuel and had average Nonfuel revenues of $4.6 million, while Company-owned and operated National sites sold an average of 5.6 million gallons of diesel fuel and had average Nonfuel revenues of $2.8 million. Based on its experience at TA, management believes there are opportunities to improve the operating performance of the National locations joining the combined Network. The Company intends to capitalize on these opportunities through the implementation of its business strategy and the Capital Program described in "Business--Business Strategy."

      The Company has initiated a capital program (the "Capital Program") to upgrade, rebrand, reimage and increase the number of the combined Network's TravelCenters. Under this Capital Program, the Company intends to invest approximately $200 million in the Network's sites by the end of 2001, with approximately $110 million to be spent by the end of 1998. In addition, pursuant to the Combination Plan, the Company expects to rationalize the combined Network by selling 23 Company-owned National sites (six of which are Company-operated) and terminating the franchise relationships with an additional 17 National sites. Since March 24, 1997, the Company has sold one previously Company-owned site to the former National Operator of that site and has terminated franchise relationships with respect to six former National Franchisee-Owner Sites. Upon completion of this rationalization, the Network is expected to be comprised of 123 TA branded facilities in 36 states versus 163 TA and National branded facilities in 36 states as of June 15, 1997. For a description of the specific components of the Combination Plan and the Capital Program, see "The Refinancing, the Combination Plan and the Capital Program."


      The United States travel center and truckstop industry is fragmented and the ability of industry participants to add new sites is hindered by the limited availability of suitable locations along or near interstate highways and the substantial capital costs associated with constructing new full service facilities (approximately $6 million to $10 million per site). In the United States, there are generally two types of facilities designed to service the trucking industry: pumper-only truckstops, which provide fuel, typically at discounted prices, with limited additional services, and full service travel centers, such as those in the Company's networks. Company research indicates that in general only one of every three stops a truck driver makes on a long distance route is for fuel. By offering a wide variety of Nonfuel products and services, a full service network operator such as the Company positions itself to capture the maximum revenue possible at both fueling and nonfueling stops. Based on industry data, the Company believes that there are approximately 2,500 travel centers and truckstops nationwide, of which approximately 500 are full service travel centers. Only ten travel center or truckstop chains in the United States have 25 or more locations, which the Company believes is the approximate minimum number required to provide regional coverage. Only six of these chains (including TA and National) currently operate 25 or more full service travel centers. The Company is the only travel center network operator offering full service on a nationwide basis.


      For a discussion of the Company's competitive advantages, see "Business--Competitive Advantages" and for a discussion of the Company's business strategy, see "Business--Business Strategy."

                      TRANSACTIONS RELATED TO THE OFFERING

      On March 27, 1997 (the "Closing Date") the Company was recapitalized and restructured pursuant to a series of transactions in which (i) the Company issued $85.5 million principal amount of its Senior Secured Notes, $35.5 million principal amount of which consisted of its fixed rate Series I Senior Secured Notes due 2002 (the "Series I Senior Notes") and $50.0 million principal amount of which consisted of its floating rate Series II Senior Secured Notes due 2005 (the "Series II Senior Notes" and, together with the Series I Senior Notes, the "Senior Notes"), in exchange for all of the National Subsidiary's (as defined) then outstanding 8.76% Senior Secured Notes due 2002 and all of the TA Subsidiary's (as defined) then outstanding 8.63% Senior Secured Notes due 2002 (collectively, the "Old Senior Notes"), other than $4.5 million principal amount of the TA Subsidiary's Old Senior Notes (the "Redeemed Notes"), and paid accrued interest on the Old Senior Notes, in cash, on the Closing Date, (ii) the Company obtained an $80.0 million eight-year senior secured term loan facility (the "Term Facility") and a $40.0 million senior secured revolving credit facility (the "Revolving Credit Facility" and, together with the Term Facility, the "Credit Facilities"), (iii) the Company issued the Existing Notes (as defined),
(iv) the proceeds of the Term Facility and the Existing Notes were advanced to National Auto/Truckstops, Inc. (the "National Subsidiary") and TA Operating Corporation (the "TA Subsidiary") to enable them to repay all amounts then outstanding under the Old Credit Facilities (as defined) and Old Subordinated Notes (as defined), to enable the TA Subsidiary to repay all amounts then outstanding under the Redeemed Notes, and to fund, in part, capital expenditures and an inventory investment being made in connection with the Combination Plan and the Capital Program, (v) the TA Subsidiary and the National Subsidiary guaranteed the Company's obligations under the Credit Facilities, the Senior Notes and the Existing Notes (the transactions described in items (i) through (v) being referred to collectively as the "Refinancing") and (vi) the Company's subsidiaries were restructured such that the Company directly owns its three subsidiaries, the National Subsidiary, the TA Subsidiary and TA Franchise Systems Inc. ("TAFSI") (the "Restructuring" and, together with the Refinancing, the "Transactions"). See "The Refinancing, the Combination Plan and the Capital Program," "Use of Proceeds," "Certain Transactions--Certain Indebtedness Formerly Held by Stockholders and Related Transactions" and "Description of Senior Indebtedness."

      The following table sets forth the sources and uses of funds on the Closing Date in connection with the Transactions:


SOURCES:                                                   (Dollars in Millions)

Excess Cash ...............................................      $   21.1
Term Facility (1) .........................................          80.0
Senior Notes ..............................................          85.5
Existing Notes ............................................         125.0
                                                                 --------


          Total Sources of Funds ..........................      $  311.6
                                                                 ========


USES:

Refinance Existing Debt (2) ...............................      $  236.4
Pre-Funded Capital Expenditures (3) .......................          50.0
Inventory Investment (4) ..................................          10.0
Transaction and Other Costs ...............................          15.2
                                                                 --------

          Total Uses of Funds .............................      $  311.6
                                                                 ========

-----------

(1) The Company has available $40.0 million under its Revolving Credit Facility, of which $1.5 million was utilized at closing for letters of credit. See "Description of Senior Indebtedness."

(2) Principal amounts outstanding under the Old Credit Facilities, the Old Senior Notes and the Old Subordinated Notes, together, in each case, with interest accrued thereon, were repaid with proceeds from the Term Facility and the Existing Notes and the issuance of the Senior Notes, as well as cash on hand.

(3) Pre-funded capital expenditures are being made in connection with the Capital Program. See "The Refinancing, the Combination Plan and the Capital Program."

(4) The Company intends to make a one-time investment in inventory at both its central distribution center and at certain Company-operated National TravelCenters as part of the Combination Plan and the Capital Program. See "The Refinancing, the Combination Plan and the Capital Program."

                            OWNERSHIP AND MANAGEMENT

      The Company is owned by an institutional investor group (the "Investor Group") organized by affiliates of The Clipper Group, L.P. ("Clipper"), a New York City based private investment firm, certain National franchisees and certain members of the Company's management. See "Security Ownership." The Company is managed by its President and CEO, Edwin P. Kuhn, President and CEO of TA since 1994, and the management team that prior to January 1997 managed the TA Network. The Company acquired the National Network from a subsidiary of Unocal Corporation (together with its subsidiaries, "Unocal") in April 1993 (the "National Acquisition") and acquired the TA Network from subsidiaries of The British Petroleum Company p.l.c. (together with its subsidiaries, "BP") in December 1993 (the "TA Acquisition" and, together with the National Acquisition, the "Acquisitions."). See "Management."

                               THE EXCHANGE OFFER


Securities Offered.......................... Up to $125,000,000 aggregate principal amount of 10 1/4% Senior
                                             Subordinated Notes due 2007 (the
                                             "New Notes"). The New Notes will be
                                             guaranteed on an unsecured, senior
                                             subordinated basis by each of the
                                             Subsidiary Guarantors. The terms of
                                             the New Notes and those of the
                                             Company's outstanding 10 1/4%
                                             Senior Subordinated Notes due 2007
                                             (the "Existing Notes" and, together
                                             with the New Notes, the "Notes")
                                             are identical in all material
                                             respects, except for certain
                                             transfer restrictions and
                                             registration rights relating to the
                                             Existing Notes.

The Exchange Offer.......................... The New Notes are being offered in exchange for a like principal
                                             amount of Existing Notes. Existing
                                             Notes may be exchanged only in
                                             integral multiples of $1,000. The
                                             issuance of the New Notes is
                                             intended to satisfy obligations of
                                             the Company and the Subsidiary
                                             Guarantors contained in the
                                             Registration Rights
                                             Agreement.

Expiration Date; Withdrawal of Tender....... The Exchange Offer will expire at
                                             5:00 p.m., New York City time, on [
                                             ], 1997, or such later date and
                                             time to which it is extended by the
                                             Company. The tender of Existing
                                             Notes pursuant to the Exchange
                                             Offer may be withdrawn at any time
                                             prior to the Expiration Date. Any
                                             Existing Notes not accepted for
                                             exchange for any reason will be
                                             returned without expense to the
                                             tendering holder thereof as
                                             promptly as practicable after the
                                             expiration or termination of the
                                             Exchange Offer.

Conditions to the Exchange Offer............ The Exchange Offer is subject to certain customary conditions, which
                                             may be waived by the Company. The
                                             Company currently expects that each
                                             of the conditions will be satisfied
                                             and that no waivers will be
                                             necessary. See "The Exchange
                                             Offer--Conditions to the Exchange
                                             Offer."

Procedures for Tendering Existing
   Notes.................................... Each holder of Existing Notes wishing to accept the Exchange
                                             Offer must complete, sign and date
                                             a Letter of Transmittal, or a
                                             facsimile thereof, in accordance
                                             with the instructions contained
                                             herein and therein, and mail or
                                             otherwise deliver such Letter of
                                             Transmittal, or such facsimile,
                                             together with such Existing Notes
                                             and any other required
                                             documentation, to the Exchange
                                             Agent (as defined) at the address
                                             set forth herein. See "The Exchange
                                             Offer--Procedures for Tendering
                                             Existing Notes."

Use of Proceeds............................. There will be no proceeds to the
                                             Company from the exchange of Notes
                                             pursuant to the Exchange Offer.


Exchange Agent.............................. State Street Bank and Trust Company
                                             of Connecticut, N.A. ("State Street
                                             Bank and Trust Company") is serving
                                             as the Exchange Agent (in such
                                             capacity, the "Exchange Agent") in
                                             connection with the Exchange Offer.

                    CONSEQUENCES OF EXCHANGING EXISTING NOTES
                         PURSUANT TO THE EXCHANGE OFFER


      Based on certain no-action letters issued by the staff of the Commission to third parties in unrelated transactions, the Company believes that New Notes issued pursuant to the Exchange Offer may be offered for resale, resold or otherwise transferred by holders thereof (other than (i) any holder who is an "affiliate" of the Company within the meaning of Rule 405 under the Securities Act or (ii) any broker-dealer that purchases Notes from the Company to resell pursuant to Rule 144A ("Rule 144A") under the Securities Act of 1933, as amended (the "Securities Act") or any other available exemption) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such New Notes are acquired in the ordinary course of the holder's business and such holders have no arrangement or understanding with any person to participate in a distribution of such New Notes and are not participating in, and do not intend to participate in, the distribution of such New Notes. The Company has not sought, and does not intend to seek, its own no-action letter with regard to the Exchange Offer. Accordingly, there can be no assurance that the staff of the Commission would make a similar determination with respect to the Exchange Offer. By tendering, each holder will represent to the Company in the Letter of Transmittal that, among other things, the New Notes acquired pursuant to the Exchange Offer are being acquired in the ordinary course of business of the person receiving such New Notes, whether or not such person is the holder, that neither the holder nor any such other person has an arrangement or understanding with any person to participate in the distribution of such New Notes, that neither the holder nor any such other person is participating in or intends to participate in the distribution of such New Notes and that neither the holder nor any such other person is an "affiliate," as defined under Rule 405 of the Securities Act, of the Company. Each broker-dealer that receives New Notes for its own account in exchange for Existing Notes must acknowledge that it will deliver a prospectus in connection with any resale of such New Notes. See "Plan of Distribution." In addition, to comply with the securities laws of certain jurisdictions, if applicable, the New Notes may not be offered or sold unless they have been registered or qualified for sale in such jurisdiction or an exemption from registration or qualification is available and complied with. The Company has agreed, pursuant to the Registration Rights Agreement and subject to certain specified limitations therein, to register or qualify the New Notes for offer or sale under the securities or blue sky laws of such jurisdictions as any holder of the Notes reasonably requests in writing. If a holder of Existing Notes does not exchange such Existing Notes for New Notes pursuant to the Exchange Offer, such Existing Notes will continue to be subject to the restrictions on transfer contained in the legend thereon. In general, the Existing Notes may not be offered or sold, unless registered under the Securities Act, except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. See "The Exchange Offer--Consequences of Failure to Exchange; Resales of New Notes."


      The Existing Notes are currently eligible for trading in the Private Offerings, Resales and Trading through Automated Linkages ("PORTAL") market. Following commencement of the Exchange Offer but prior to its consummation, the Existing Notes may continue to be traded in the PORTAL market. Following consummation of the Exchange Offer, the New Notes will not be eligible for PORTAL trading.

                                                   THE NEW NOTES


Issuer...................................... TravelCenters of America, Inc.

Securities Offered.......................... $125,000,000 aggregate principal amount 10 1/4% Senior Subordinated
                                             Notes due 2007.

Maturity.................................... April 1, 2007.

Interest Payment Dates...................... April 1 and October 1 of each year, commencing October 1, 1997.

Sinking Fund................................ None.

Optional Redemption......................... Except as described below, the
                                             Company may not redeem the New
                                             Notes prior to April 1, 2002. On or
                                             after such date, the Company may
                                             redeem the New Notes, in whole or
                                             in part, at the redemption prices
                                             set forth herein together with
                                             accrued and unpaid interest, if
                                             any, to the date of redemption. In
                                             addition, at any time and from time
                                             to time on or prior to April 1,
                                             2000, the Company, at its option,
                                             may redeem up to 35% of the
                                             original aggregate principal amount
                                             of the Notes, with the net cash
                                             proceeds of one or more Public
                                             Equity Offerings (as defined) by
                                             the Company, at a redemption price
                                             equal to 110.25% of the principal
                                             amount to be redeemed, together
                                             with accrued and unpaid interest,
                                             if any, to the date of redemption,
                                             provided that at least 65% of the
                                             original aggregate principal amount
                                             of the Notes remains outstanding
                                             immediately after each such
                                             redemption. See "Description of New
                                             Notes--Optional Redemption."

Change of Control........................... Upon the occurrence of a Change of
                                             Control (as defined), (i) the
                                             Company will have the option, at
                                             any time on or prior to April 1,
                                             2002, to redeem the New Notes, in
                                             whole or in part, at a redemption
                                             price equal to 100% of the
                                             principal amount thereof plus the
                                             Applicable Premium (as defined),
                                             together with accrued and unpaid
                                             interest, if any, to the date of
                                             redemption and (ii) if the Company
                                             does not so redeem the New Notes or
                                             if such Change of Control occurs
                                             after April 1, 2002, the Company
                                             will be required to make an offer
                                             to repurchase the New Notes at a
                                             price equal to 101% of the
                                             principal amount thereof, together
                                             with accrued and unpaid interest,
                                             if any, to the date of purchase.
                                             See "Description of New
                                             Notes--Change of Control."

Subsidiary Guarantees....................... The New Notes will be guaranteed on an unsecured, senior subordinated
                                             basis by each of the Subsidiary
                                             Guarantors. See "Description of New
                                             Notes--Subsidiary Guarantees."

Ranking..................................... The New Notes will be unsecured and subordinated in right of payment to
                                             all existing and future Senior
                                             Indebtedness (as defined) of the
                                             Company. The New Notes will rank
                                             PARI PASSU with any future Senior
                                             Subordinated Indebtedness (as
                                             defined) of the Company and will
                                             rank senior to all other
                                             subordinated indebtedness of the
                                             Company. The Subsidiary Guarantees
                                             will be general, unsecured
                                             obligations of the Subsidiary
                                             Guarantors, subordinated in right
                                             of payment to all existing and
                                             future Senior Indebtedness of the
                                             Subsidiary Guarantors. As of March
                                             31, 1997, (i) the aggregate amount
                                             of the Company's outstanding Senior
                                             Indebtedness was $165.5 million
                                             (exclusive of unused commitments),
                                             all of which was Secured
                                             Indebtedness, (ii) the Company had
                                             no Senior Subordinated Indebtedness
                                             outstanding other than the Existing
                                             Notes and no indebtedness that was
                                             subordinate or junior in right of
                                             repayment to the indebtedness
                                             represented by the Existing Notes,
                                             (iii) the outstanding Senior
                                             Indebtedness of the Subsidiary
                                             Guarantors, consisting entirely of
                                             guarantees of the Senior
                                             Indebtedness of the Company
                                             incurred under the Credit
                                             Facilities and the Senior Notes,
                                             was $165.5 million and (iv) all
                                             liabilities of the Subsidiaries
                                             (including Senior Indebtedness and
                                             trade payables, but excluding the
                                             Subsidiary Guarantees and other
                                             intercompany liabilities) was
                                             approximately $77.3 million. See
                                             "Description of New
                                             Notes--Ranking."


Restrictive Covenants....................... The indenture under which the New
                                             Notes will be issued (the
                                             "Indenture") restricts (i) the
                                             incurrence of additional
                                             indebtedness by the Company and its
                                             Restricted Subsidiaries (as
                                             defined); (ii) the payment of
                                             dividends on, and redemption of,
                                             capital stock of the Company and
                                             its Restricted Subsidiaries and the
                                             redemption of certain subordinated
                                             obligations of the Company and its
                                             Restricted Subsidiaries; (iii)
                                             investments; (iv) sales of assets;
                                             (v) certain transactions with
                                             affiliates; (vi) the sale or
                                             issuance of capital stock of
                                             Restricted Subsidiaries; (vii) the
                                             creation of liens; (viii) the lines
                                             of business in which the Company
                                             and its Restricted Subsidiaries may
                                             operate; (ix) sale and leaseback
                                             transactions and (x)
                                             consolidations, mergers and
                                             transfers of all or substantially
                                             all of the Company's assets. The
                                             Indenture also will prohibit
                                             certain restrictions on
                                             distributions from Restricted
                                             Subsidiaries. However, all of these
                                             limitations and prohibitions are
                                             subject to a number of important
                                             qualifications and exceptions. See
                                             "Description of New Notes--Certain
                                             Covenants; --Merger and
                                             Consolidation."

Certain United States Tax
   Considerations........................... In the opinion of Paul, Weiss,
                                             Rifkind, Wharton & Garrison,
                                             counsel to the Company, the
                                             exchange pursuant to the Exchange
                                             Offer should not be a taxable event
                                             for federal income tax purposes,
                                             and the holder should not recognize
                                             any taxable gain or loss as a
                                             result of the exchange. See
                                             "Certain United States Tax
                                             Considerations."

                                  RISK FACTORS

      Holders of Existing Notes and prospective purchasers of New Notes should carefully consider all of the information set forth in this Prospectus and, in particular, should evaluate the specific factors set forth under "Risk Factors" in connection with the Exchange Offer.

         SUMMARY SUPPLEMENTAL AND PRO FORMA CONSOLIDATED FINANCIAL DATA


      The following table sets forth summary historical financial and pro forma data for the Company that is supplemental to its consolidated audited and unaudited financial statements included elsewhere in this Prospectus. In such audited and unaudited financial statements, as a result of the Company's decision to pursue the Repurchase (as defined), the Company's investment in TA was presented as net assets of subsidiary held for disposition for the period from January 1, 1994 to September 30, 1996. Furthermore, TA's results of operations were excluded from the Company's consolidated results of operations until December 31, 1994, and subsequently included therein as a single amount in the Company's consolidated income statement. Effective September 30, 1996, the decision was made to retain TA and, subsequently, the Company chose to pursue the Combination Plan in order to improve its operating results by combining the Existing Networks. As a result, beginning October 1, 1996, TA's results were reconsolidated into the Company's financial statements. The supplemental presentation below for the years 1994 through 1996 and the three months ended March 31, 1996 sets forth the consolidated results of operations and financial position of the Company as though TA had not been held for disposition and had instead been fully consolidated. The historical financial data for the three months ended March 31, 1997 have been derived from the unaudited financial statements of the Company included elsewhere in this Prospectus. However, in the opinion of the Company's management, such unaudited financial statements include all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation of such data. The results for the three months ended March 31, 1997 are not necessarily indicative of results to be expected for the full year. The pro forma consolidated financial data have been derived from the Unaudited Pro Forma Financial Information and the related notes thereto included elsewhere in this Prospectus. The pro forma information does not purport to represent what the Company's results would have actually been if the Transactions and the application of the proceeds therefrom had occurred on the dates indicated nor does such information purport to project the results of the Company for any future period. The summary financial data below should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations," "Unaudited Pro Forma Financial Information" and the audited and unaudited financial statements and related notes thereto included elsewhere in this Prospectus.

                                                                                  THE COMPANY
                                           ----------------------------------------------------------------------------------------
                                                         Year Ended December 31,                  Three Months Ended March 31,
                                           --------------------------------------------------  ------------------------------------
                                                                                   Pro Forma                             Pro Forma
                                             1994 (1)     1995 (1)     1996 (1)       1996         1996        1997         1997
                                           -----------  -----------  -----------  -----------  -----------  -----------  ----------
                                                                  (Dollars in Thousands)
Income Statement Data:
   Revenues:
      Fuel ............................... $   603,719  $   590,398  $   752,266  $   752,266  $   167,850  $   194,151  $  194,151
      Nonfuel ............................     187,712      201,533      239,449      239,449       53,784       61,242      61,242
      Rent ...............................      48,424       47,840       41,762       41,762       10,950        9,720       9,720
                                           -----------  -----------  -----------  -----------  -----------  -----------  ----------
      Total revenues .....................     839,855      839,771    1,033,477    1,033,477      232,584      265,113     265,113
   Cost of revenues (excluding
      depreciation) ......................     634,595      632,822      801,665      800,381      179,215      205,878     205,557
                                           -----------  -----------  -----------  -----------  -----------  -----------  ----------
   Gross profit (excluding depreciation) .     205,260      206,949      231,812      233,096       53,369       59,235      59,556
   Operating expenses ....................     100,990      101,620      128,773      128,773       27,598       34,083      34,083
   Selling, general and administrative
      expenses ...........................      35,361       43,198       42,349       40,899       12,889       11,733      11,256
   Refinancing, transition
      and development costs (2) ..........       5,529        1,866        2,687        2,687          155        1,618       1,618
   Depreciation and amortization .........      20,348       22,611       26,970       26,730        6,161        6,944       6,886
   Other (income) expense, net (3) .......        (215)         247        1,324        1,324           (6)         (74)        (74)
                                           -----------  -----------  -----------  -----------  -----------  -----------  ----------
   Income from operations ................      43,247       37,407       29,709       32,683        6,593        4,931       5,787
   Interest (expense), net ...............     (20,537)     (20,867)     (20,827)     (25,916)      (5,095)      (5,105)     (6,321)
                                           -----------  -----------  -----------  -----------  -----------  -----------  ----------
   Income (loss) before income taxes and
      extraordinary loss .................      22,710       16,540        8,882        6,767        1,498         (174)       (534)
   Provision (benefit) for income taxes ..       9,029        6,614        3,349        2,503          582          (68)       (212)
                                           -----------  -----------  -----------  -----------  -----------  -----------  ----------
   Income (loss) before extraordinary
      loss ...............................      13,681        9,926        5,533        4,264          916         (106) $     (322)
                                                                                                                         ==========
   Extraordinary loss ....................        --           --           --           --           --         (5,554)
                                           -----------  -----------  -----------  -----------  -----------  -----------
   Net income (loss) ..................... $    13,681  $     9,926  $     5,533  $     4,264  $       916  $    (5,660)
                                           ===========  ===========  ===========  ===========  ===========  ===========

BALANCE SHEET DATA (END OF PERIOD):
   Cash .................................. $    35,839  $    15,617  $    23,779               $    30,362  $    74,910
   Total assets .......................... $   420,196  $   413,366  $   429,742               $   438,095  $   479,831
   Total debt (net of unamortized
      discount) .......................... $   244,218  $   226,351  $   224,435               $   233,154  $   290,500
   Mandatorily redeemable preferred
      stock (4) .......................... $    41,315  $    46,195  $    51,075               $    47,415  $    52,295
   Total shareholders' equity ............ $    67,341  $    71,212  $    72,243               $    71,451  $    60,266
   Working capital (5) ................... $    49,144  $    38,512  $    23,766               $    36,560  $   113,314

OTHER FINANCIAL AND OPERATING DATA:
   EBITDA (6) ............................ $    68,909  $    62,131  $    60,690  $    63,424  $    12,903  $    13,419  $   14,217
   Cash flows (used in) provided by:
      Operating activities ............... $    32,322  $    27,407  $    39,475  $    38,398  $    16,206  $     4,864  $    2,633
      Investing activities ............... $   (19,564) $   (29,488) $   (28,476) $   (28,476) $    (8,211) $    (5,565) $   (5,565)
      Financing activities ............... $    (5,446) $   (18,141) $    (2,837) $    46,663  $     6,750  $    51,832  $   (1,224)
   Capital expenditures (7) .............. $    20,841  $    32,183  $    27,089  $    27,089  $     5,148  $     1,388  $    1,388
   Total diesel fuel sold (thousands of
      gallons) ...........................     959,652      948,156      967,756      967,756      241,761      250,172     250,172
   Ratio of EBITDA to interest expense,
      net (8)(9) .........................                                               2.4x
   Ratio of net debt to EBITDA (10) ......                                               3.8x
   Ratio of earnings to fixed charges (11)        2.0x         1.7x         1.4x         1.2x         1.3x         --          --

SITES (END OF PERIOD):
   Company-Owned and Operated Sites ......          39           46           58           58           52           67          67
   Company-Owned and Leased Sites ........          96           89           77           77           83           68          68
   Franchisee-Owner Sites ................          41           38           35           35           38           34          34
                                           -----------  -----------  -----------  -----------  -----------  -----------  ----------
   Total TravelCenters ...................         176          173          170          170          173          169         169
                                           ===========  ===========  ===========  ===========  ===========  ===========  ==========


   See Notes to Summary Supplemental and Pro Forma Consolidated Financial Data

          The following table sets forth the TA Subsidiary's historical financial data. For the years 1994 through 1996, such financial data has been derived from the TA Subsidiary's audited financial statements included elsewhere in this Prospectus. For the three months ended March 31, 1996, the historical financial data was derived from the unaudited financial statements of the TA Subsidiary which are not included in this Prospectus. However, in the opinion of the Company's management, such unaudited financial statements include all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation of such data.



                                                             THE TA SUBSIDIARY
                                                -----------------------------------------
                                                                               THREE MONTHS
                                                    YEAR ENDED DECEMBER 31,       ENDED
                                                ------------------------------   MARCH 31,
                                                  1994       1995       1996       1996
                                                --------   --------   --------   --------
                                                          (DOLLARS IN THOUSANDS)
Revenues:
      Fuel ..................................   $206,971   $214,250   $284,378   $ 58,943

      Nonfuel ...............................    167,830    172,201    182,488     42,232
                                                --------   --------   --------   --------

      Total revenues ........................   $374,801   $386,451   $466,866   $101,175
                                                ========   ========   ========   ========

Gross profit (excluding depreciation) .......   $131,354   $130,452   $143,230   $ 32,856
EBITDA (6) ..................................   $ 25,036   $ 26,040   $ 27,306   $  4,977
Total diesel fuel sold (thousands of gallons)    295,875    306,255    344,803     79,098
Sites at end of period ......................         46         47         48         47

      The following table sets forth the National Subsidiary's historical financial data. For the years 1994 through 1996, such financial data has been derived from the National Subsidiary's audited financial statements included elsewhere in this Prospectus. For the three months ended March 31, 1996, the historical financial data was derived from the unaudited financial statements of the National Subsidiary which are not included in this Prospectus. However, in the opinion of the Company's management, such unaudited financial statements include all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation of such data.



                                                         THE NATIONAL SUBSIDIARY
                                                -----------------------------------------
                                                                               THREE MONTHS
                                                   YEAR ENDED DECEMBER 31,        ENDED
                                                ------------------------------   MARCH 31,
                                                  1994       1995       1996       1996
                                                --------   --------   --------   --------
                                                         (DOLLARS IN THOUSANDS)
Revenues:
      Fuel ..................................   $396,748   $376,148   $467,888   $108,907
      Nonfuel ...............................     19,882     29,332     56,961     11,552
      Rent ..................................     48,424     47,840     41,762     10,950
                                                --------   --------   --------   --------
      Total revenues ........................   $465,054   $453,320   $566,611   $131,409
                                                ========   ========   ========   ========

Gross profit (excluding depreciation) .......   $ 73,906   $ 76,497   $ 88,582   $ 20,513
EBITDA (6) ..................................   $ 44,399   $ 36,259   $ 34,120   $  8,060
Total diesel fuel sold (thousands of gallons)    663,777    641,901    622,956    162,663
Sites at end of period ......................        130        126        122        126

-------------

(1) See Note 20 to the audited financial statements of the Company included elsewhere in this Prospectus. The amounts set forth in this supplemental presentation for the years 1994, 1995 and 1996 which represent the TA Subsidiary's results of operations (as well as those representing the National Subsidiary's results of operations) were derived from the audited financial statements included elsewhere in this Prospectus.

(2) "Refinancing, transition and development costs" represent non-recurring costs, and certain development costs, associated with, among other things,
      (i) the Repurchase and related refinancing efforts, (ii) pursuit of potential acquisitions, (iii) expenses incurred as TA transitioned to a stand-alone operation apart from BP and (iv) the design of the TA TravelCenter prototype. Management expects to incur additional non-recurring transition expenses pursuant to the Combination Plan.

(3) "Other (income) expense, net" primarily represents gains and losses on sales of property and equipment.

(4) "Mandatorily redeemable preferred stock" is comprised of two series of convertible preferred stock which accumulate dividends semi-annually at a compound annual rate of 13.5%. Both series are mandatorily redeemable in 2008 and are held by certain members of the Investor Group.

(5)   "Working capital" is defined as current assets minus current liabilities.

(6) "EBITDA" is defined herein as income from operations plus the sum of depreciation; amortization; refinancing, transition and development costs; and other (income) expense, net and is presented because it is commonly used by certain investors and analysts to analyze and compare operating performance, and to determine a company's ability to service and incur debt. EBITDA should not be considered in isolation from, or a substitute for, net income, cash flows from operating activities or other consolidated income or cash flow statement data prepared in accordance with generally accepted accounting principles or as a measure of profitability or liquidity.

(7) Over the past three years capital expenditures have averaged approximately $27 million and have been generally comprised of (i) maintenance capital expenditures (which are expected to be $8 million to $12 million per annum), (ii) underground storage tank upgrades which are required to be completed by December 1998 and (iii) development projects. Development projects include new sites, fast food installations, stand-alone truck maintenance and repair shop additions and systems upgrades, such as fuel island automation.

(8) Pro forma "Interest (expense), net" is net of $1.2 million of interest income actually earned in 1996. Pro forma "Interest (expense), net" does not include any interest income on the approximately $50 million of excess proceeds to be raised in the Refinancing to pre-fund certain capital expenditures in connection with the Capital Program.

(9) The pro forma ratio of EBITDA to "Interest expense, net" set forth is different than the Consolidated Coverage Ratio (as defined in the Indenture). See "Description of Notes--Certain Definitions." The Consolidated Coverage Ratio, giving effect to the pro forma adjustments as described in the Notes to the Unaudited Pro Forma Financial Information included elsewhere in this Prospectus (See "Unaudited Pro Forma Financial Information"), is 2.4x.


(10) Net debt is calculated by deducting from total debt the $50.0 million of pre-funded capital expenditures in connection with the Capital Program to be held in cash following the Refinancing. Pro forma for the Refinancing, including such $50.0 million and $10.0 million anticipated to be used to invest in inventory, cash will total $70.8 million as of December 31, 1996.

(11) For purposes of computing this ratio, earnings consist of income from operations before income taxes and fixed charges. Fixed charges consist of interest expense, amortization of debt discount and one-third of rental expense. Earnings were not sufficient to cover fixed charges by $174,000 for the three months ended March 31, 1997 and by $534,000 on a pro forma basis for the three months ended March 31, 1997.

                                  RISK FACTORS


      SET FORTH BELOW ARE THE PRINCIPAL RISK FACTORS INVOLVED IN AN EXCHANGE OF OR INVESTMENT IN THE NOTES. HOLDERS OF EXISTING NOTES AND PROSPECTIVE PURCHASERS OF THE NEW NOTES SHOULD CAREFULLY CONSIDER THESE RISK FACTORS AS WELL AS THE OTHER INFORMATION SET FORTH ELSEWHERE IN THIS PROSPECTUS, WHICH MAY AFFECT A DECISION TO ACQUIRE THE NEW NOTES. FOR A DISCUSSION OF CERTAIN POTENTIAL TAX CONSEQUENCES OF SUCH AN INVESTMENT, SEE "CERTAIN UNITED STATES TAX CONSIDERATIONS." THIS PROSPECTUS CONTAINS FORWARD-LOOKING STATEMENTS WITHIN THE MEANING OF THE SECURITIES ACT AND THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED (THE "EXCHANGE ACT"). SUCH FORWARD-LOOKING STATEMENTS INVOLVE KNOWN AND UNKNOWN RISKS, UNCERTAINTIES AND OTHER FACTORS WHICH MAY CAUSE THE ACTUAL RESULTS, PERFORMANCE OR ACHIEVEMENTS OF THE COMPANY, OR INDUSTRY RESULTS, TO BE MATERIALLY DIFFERENT FROM ANY FUTURE RESULTS, PERFORMANCE, OR ACHIEVEMENTS EXPRESSED OR IMPLIED BY SUCH FORWARD-LOOKING STATEMENTS. SUCH FACTORS INCLUDE, AMONG OTHERS, THE RISK FACTORS SET FORTH BELOW. SEE "SPECIAL NOTE REGARDING FORWARD LOOKING STATEMENTS."


SUBSTANTIAL LEVERAGE AND DEBT SERVICE OBLIGATIONS


      The Company is highly leveraged. As of March 31, 1997, the Company and its consolidated subsidiaries had an aggregate of $290.5 million of outstanding indebtedness. The Indenture permits the Company to incur additional indebtedness, including indebtedness that is senior in rank to the Notes ("Senior Indebtedness"), subject to certain restrictions. The degree to which the Company is leveraged could have important consequences to holders of the Notes, including the following: (i) the Company's ability to obtain additional financing for working capital, capital expenditures, acquisitions or general corporate purposes may be impaired; (ii) a substantial portion of the Company's cash flow from operations must be dedicated to the payment of interest on the Notes and other indebtedness, thereby reducing the funds available to the Company for other purposes; (iii) the indebtedness under the Credit Facilities and the Series II Senior Notes is at variable rates of interest, which may cause the Company to be vulnerable to increases in interest rates; (iv) all of the indebtedness outstanding under the Credit Facilities and the Senior Notes is secured by substantially all the assets of the Company and the Subsidiary Guarantors, and will mature prior to the Notes; (v) the Company is substantially more leveraged than certain of its competitors, which might place the Company at a competitive disadvantage; (vi) the Company may be hindered in its ability to adjust rapidly to changing market conditions; and (vii) the Company's substantial degree of leverage could make it more vulnerable in the event of a downturn in general economic conditions or in its industry or business. See "Capitalization," "Description of Senior Indebtedness" and "Description of New Notes."


      The Company's ability to pay the interest on and retire principal of the Notes and the Company's other indebtedness is dependent upon its future operating performance, which in turn is subject to general economic conditions and to financial, business and other factors, many of which are beyond the Company's control. In the event that the Company is unable to generate cash flow that is sufficient to service its obligations in respect of the Notes and its other indebtedness, the Company may be forced to adopt one or more alternatives, such as reducing or delaying capital expenditures, attempting to refinance or restructure its indebtedness, selling material assets or operations or selling equity. There can be no assurance that any of such actions could be effected on satisfactory terms, that they would enable the Company to satisfy its debt service requirements or that they would be permitted by the Credit Facilities, the Senior Notes or the Indenture. The failure to generate such sufficient cash flow or to achieve such alternatives could significantly adversely affect the market value of the Notes and the Company's ability to pay principal of and interest on the Notes.

SUBORDINATION OF NOTES; ASSET ENCUMBRANCE; HOLDING COMPANY STRUCTURE

      The payment of principal of and interest on, and any premium or other amounts owing in respect of, the Notes will be subordinated to the prior payment in full of all existing and future Senior Indebtedness of the Company, including all amounts owing under the Credit Facilities and the Senior Notes. In addition to being contractually subordinated, the Notes are unsecured and thus, will effectively rank junior to any secured indebtedness of the Company or the Subsidiary Guarantors, including the indebtedness outstanding under the Credit Facilities and the Senior Notes, which is secured by liens on substantially all of the assets of the Company and the Subsidiary Guarantors. As of March 31, 1997, the aggregate amount of such Senior Indebtedness of the Company was approximately $165.5 million, all of which was secured. Consequently, in the event of a bankruptcy, liquidation, dissolution, reorganization or similar proceeding with respect to the Company, assets of the Company will be available to pay obligations on the Notes only after all Senior Indebtedness has been paid in full, and there can be no assurance that there will be sufficient assets to pay amounts due on all or any of the Notes. Similarly, the Indebtedness evidenced by the Subsidiary Guarantees of the Notes by the Subsidiary Guarantors will be subordinated to the prior payment in full of all existing and future Senior Indebtedness, including all amounts owing pursuant to the Subsidiary Guarantors' guarantees of the indebtedness outstanding under the Credit Facilities and the Senior Notes. Furthermore, the Subsidiary Guarantors' guarantees of the Credit Facilities and the Senior Notes are secured by liens on substantially all of the assets of the Subsidiary Guarantors and, along with other Secured Indebtedness of the Subsidiary Guarantors, will effectively rank senior to the Subsidiary Guarantees, which are unsecured. All Senior Indebtedness of the Company outstanding after giving effect to the Transactions will be guaranteed pursuant to the secured guarantees by the Subsidiary Guarantors of the Credit Facilities and Senior Notes. See "Description of New Notes--Ranking and Subordination" and "--Subsidiary Guarantees."


      The Company is a holding company whose only material assets are its investments in its subsidiaries. The Company conducts no business and is dependent on distributions from its subsidiaries to service its debt obligations, including the payment of interest and principal on the Notes. There can be no assurance that such distributions will be adequate to fund the interest and principal payments on the Credit Facilities, the Senior Notes and the Notes when due.

RESTRICTIVE COVENANTS IN THE CREDIT FACILITIES AND SENIOR NOTES

      The agreements providing for the Credit Facilities and the exchange of the Senior Notes include a number of covenants that, among other things, restrict the ability of the Company and its subsidiaries to dispose of assets, incur additional indebtedness, incur guarantee obligations, prepay, redeem or repurchase other indebtedness or amend certain other debt instruments, pay dividends, create liens on assets, enter into sale and leaseback transactions, make investments, loans or advances, make acquisitions, engage in mergers or consolidations, change the business conducted by the Company or its subsidiaries, make capital expenditures or engage in certain transactions with subsidiaries and affiliates and otherwise restrict certain corporate activities. In addition, under the Credit Facilities and Senior Notes, the Company is required to comply with specified financial ratios and tests, including minimum interest coverage ratios, maximum leverage ratios, a minimum working capital requirement and a minimum net worth test. There can be no assurance that these requirements will be met in the future. If they are not met, the senior lenders could declare all amounts borrowed under the Credit Facilities and the Senior Notes to be due and payable, together with accrued and unpaid interest, and the commitments of the senior lenders to make further extensions of credit under the Credit Facilities could be terminated. If the Company were unable to repay its indebtedness to its senior lenders, such lenders could proceed against the collateral securing such indebtedness as described under "Description of Senior Indebtedness." If the indebtedness under the Credit Facilities and Senior Notes were accelerated, there could be no assurance that the assets of the Company would be sufficient to repay in full such indebtedness and the other indebtedness of the Company, including the Notes.

COMPETITION

      The travel center and truckstop industry is highly competitive and fragmented. The Company competes in a large number of markets in which its competitors offer both Fuel and Nonfuel products and services. Certain of the Company's competitors offer diesel fuel at discount prices (in some cases reflecting discounts on street prices greater than those offered by the Company), which has caused severe price competition in certain of the Company's markets, and from time to time certain of the Company's competitors may adopt pricing strategies which the Company and its franchisees will be unwilling to match. Due principally to competitive conditions within the truckstop and travel center industry, retail diesel fuel margins have declined in recent years, both industry-wide and at the Company. Certain of the Company's competitors also have greater financial resources than the Company and are less financially leveraged. The Company believes that fleets, which comprise a large part of its and its franchisees' business, satisfy a significant portion of their diesel fuel needs through their own terminals. Fleets often have their truck maintenance performed at dedicated fleet garages. While such facilities do not compete directly with the Company as travel centers or truckstops, pricing decisions for diesel fuel and repair services cannot be made without considering their existence and capacity for expansion.

CONDITION OF THE TRUCKING INDUSTRY; RELIANCE ON FLEET ACCOUNTS

      The Company's business is dependent upon the trucking industry in general and upon long-haul trucks in particular. In turn, the trucking industry is dependent on economic factors, such as the level of domestic economic activity and interest rates, as well as operating factors such as the availability of fuel supply, government regulation of fuel composition, prices and taxes and regulation of permitted daily driving time, over which the Company has no control and which could contribute to a decline in truck travel. The long-haul trucking business is also a mature industry that has grown slowly in recent years and has been susceptible to recessionary downturns. Available data indicate that diesel fuel consumption by the trucking industry has grown more slowly than trucking ton-miles as the fuel efficiency of diesel trucks has continued to increase. That trend is expected to continue as engine technology is refined and older trucks are retired and replaced with newer models. Any sustained decline in operations in the trucking industry would adversely affect the Company.

      The Company derives a significant percentage of its revenues as a result of relationships with fleet accounts, under which it provides diesel fuel, products and services to fleet vehicles. The Company estimates that fleet accounts represented approximately 75% and 60%, respectively, of the TA Network's and the National Network's total diesel fuel volume sold in 1996, although no one fleet accounted for more than 8% of either TA's or National's total diesel fuel volume. Travel center and truckstop chains compete aggressively for fleet account business and any significant reduction in fleet accounts or sales to those accounts would adversely affect the Company. No assurance can be given as to the continuation of the current level of sales to fleets. See "Business--Sales and Marketing."

DEPENDENCE ON NETWORK MEMBERS

      In 1996, the Company derived 23% of its gross profit from rent, franchise royalties and other Nonfuel payments made by Operators (as defined) and Franchisee-Owners (as defined). The Company is therefore substantially dependent on the stable financial condition of the Operators and Franchisee-Owners, which condition is subject to economic and industry factors, as well as other factors affecting individual Operators and Franchisee-Owners, that are beyond the Company's control. The Company has no opportunity to increase the rent it charges the Operators, beyond an annual adjustment for inflation, until renewal of the leases governing Leased Sites. As of December 31, 1996, the average remaining term of the Operator leases was in excess of three years. In addition, as part of the Combination Plan, the Company is offering new lease and franchise agreements to Operators of Leased Sites that are being offered the opportunity to convert from the National Network to the Network. The new leases reduce the fixed rent paid by Operators offered such lease by an average of $96,000 per site annually (as compared to 1996 rents) and extend the lease terms of such Operators by an average of between one and two years. The reduction in lease payments is expected to be offset by increased franchisee royalty payments under the new franchise agreements, although there can be no assurance that such increases will be fully realized.

      For the twelve months ended December 31, 1996, the Company derived 4% of its gross profit from sales of Fuel to Operators and Franchisee-Owners in the National Network. The Company does not currently sell Fuel to TA franchisees. The Company expects to continue to derive a significant percentage of its gross profit from sales made to the Operators and Franchisee-Owners. Each of the Operators and Franchisee-Owners is an independent business person, whose selling and pricing decisions the Company does not control.

      The Combination Plan contemplates significant changes in the leasing, franchising and Fuel sale relationships with the National Operators and Franchisee-Owners. There can be no assurance that these changes will be implemented at all or consistently by such Operators and Franchisee-Owners. See "--Certain Franchisee Matters," "Business--Business Strategy" and "The Refinancing, the Combination Plan and the Capital Program."

DEPENDENCE ON MOTOR FUEL SUPPLY AND SALES

      In 1996, the Company derived 22% of its gross profit from sales of Fuel both to Operators and Franchisee-Owners and from Company-operated TravelCenters. The volume of Fuel sold by the Company and the profit margins associated with these sales are affected by numerous factors outside of the Company's control, including the condition of the long-haul trucking industry, the supply of and demand for Fuel and the pricing policies of its Operators and Franchisee-Owners and their respective (and the Company's) competitors.

      The Company purchases Fuel from various suppliers at rates that fluctuate with market prices and reset daily, and resells Fuel to its Operators and Franchisee-Owners and to the public at rates that the Company resets daily. Although price increases can be reflected rapidly in the prices charged, such increases have historically tended to lead to temporary declines in retail fuel sales volumes, which could negatively impact the Company's revenues. The Company keeps only limited inventories of Fuel and consequently is susceptible to price increases and interruptions in supply. Interruptions in supply may be caused by local conditions, such as a malfunction in a particular pipeline or terminal, that could prevent the Company's suppliers from supplying a specific geographic location. The Company has attempted to reduce the impact of local interruptions by entering into contractual arrangements with alternative sources of supply. Interruptions in supply may also be caused by national or international conditions, limitations on sales to Fuel wholesalers such as the Company imposed by the limited number of Fuel suppliers and government agency regulation. A material decrease in the volume of Fuel sold for an extended period of time or instability in the prices of Fuel would have a material adverse effect on the Company.

      Each of the Company's Fuel suppliers has established credit lines in favor of the Company to fund such purchases. Generally, these supply agreements provide that the credit line may be revised by the supplier in various circumstances, including at any time the supplier determines that the financial condition of the Company has become impaired or is otherwise unsatisfactory. No assurance can be given that the Transactions, future refinancings or a future downturn in operating results will not cause the Company's suppliers to reduce or eliminate such credit lines, which could have a material adverse effect on the Company.

ENVIRONMENTAL LIABILITIES

      The Company's operations and properties are subject to extensive federal, state and local laws, regulations and ordinances relating to environmental matters, particularly those that (i) govern activities and operations that may have adverse environmental effects, such as discharges to air, soil and water, as well as handling, storage and disposal practices for petroleum products and other hazardous and toxic substances ("Hazardous Substances") or (ii) impose liability and damages for the costs of remediating sites affected by, and for damages resulting from, past spills and disposal or other releases of Hazardous Substances ("Environmental Laws"). Pursuant to certain Environmental Laws, a current or previous owner or operator of real property may be liable for the costs of removal or remediation of Hazardous Substances on, under or in such property. Environmental Laws typically impose liability whether or not the owner or operator knew of, or was responsible for, the presence of such Hazardous Substances. Persons who arrange, or are deemed to have arranged, for the disposal or treatment of Hazardous Substances also may be liable for the costs of removal or remediation of such substances at the disposal or treatment site, regardless of whether the affected site is owned or operated by such person.

      In connection with the National Acquisition and the TA Acquisition, the Company entered into agreements (the "Environmental Agreements") with the respective sellers, Unocal and BP, obligating the sellers to undertake, at their sole expense, activities necessary to bring their former properties and operations into compliance with Environmental Laws and to indemnify the Company with respect to certain other environmental liabilities. The Company believes that, after giving effect to the Environmental Agreements, liabilities under Environmental Laws will not have a material adverse effect on the Company. If additional environmental compliance or remediation obligations arise or are discovered, if additional environmental requirements are imposed by government agencies, or if Unocal or BP fail to satisfy their obligations under the Environmental Agreements, increased remediation and compliance expenditures may be required, which could have a material adverse effect on the Company. See "Business--Regulation--Environmental Regulation."

ADVERSE EFFECTS OF AN INABILITY TO EFFECT OPERATING STRATEGY

      The failure to implement the Company's operating strategy and consolidate management effectively could have a material adverse effect on the Company. The Company's plan to integrate the TA Network and the National Network entails a number of significant risks, including, but not limited to, the risks that a number of National Operators will refuse to accept the offer of a Network franchise, that Operators who do accept will not be able to operate successfully within the Network or that National's customers will not continue to provide the same level of business after those sites are converted. In addition, although management has successfully instituted cost controls, operating efficiencies and revenue enhancement techniques within the TA Network, there is a risk that the same programs will not be successfully implemented at sites that convert from the National Network, particularly at sites that are not operated by the Company. See "Business--Business Strategy."

DEPENDENCE ON KEY PERSONNEL

      The Company's future success depends to a significant extent on the efforts and abilities of its management team, which has had responsibility for the management of the TA Network for more than four years but only recently assumed responsibility for overall management of the Company. The loss of the services of certain of these individuals could have a material adverse effect on the Company.

CHANGE OF CONTROL

      A Change of Control (as defined in the Indenture) could require the Company to refinance substantial amounts of its indebtedness. Upon the occurrence of a Change of Control, the Company, unless it redeems the Notes, would be required to offer to repurchase the Notes at a purchase price equal to 101% of the principal amount of such Notes, plus accrued and unpaid interest, if any, to the date of purchase. However, the agreements providing for the Credit Facilities and the exchange of the Senior Notes prohibit the purchase of the Notes by the Company in the event of a Change of Control, unless and until such time as the indebtedness under the Credit Facilities and the Senior Notes is repaid in full. The Company's failure to purchase the Notes would result in a default under the Indenture, the Credit Facilities and the Senior Notes. The agreements providing for the Credit Facilities and the exchange of the Senior Notes also provide that the indebtedness under the Credit Facilities and Senior Notes becomes due in the event of a "Change of Control" as defined therein. In addition, a Change of Control would constitute a "Change of Control" under such agreements. The inability to repay the indebtedness under the Credit Facilities and the Senior Notes, if accelerated, could have adverse consequences to the Company and the holders of the Notes. In the event of a Change of Control, there can be no assurance that the Company would have sufficient assets to satisfy all of its obligations under the Credit Facilities, the Senior Notes and the Notes. See "Description of Senior Indebtedness" and "Description of New Notes--Change of Control."

CERTAIN FRANCHISEE MATTERS

      The Company is subject to various state and federal laws relating to its relationship with its franchisees. The failure by the Company to comply with these laws could subject the Company to liability to franchisees and to fines or other penalties imposed by governmental authorities. The Company believes it is in material compliance with these laws and regulations and its agreements with franchisees. The

Company is currently involved in litigation with certain of its franchisees, which is not expected to have a material adverse effect on the Company. There can be no assurance, however, that franchisees will not commence additional litigation against the Company in the future or that an unfavorable decision in existing or future litigation will not have a material adverse effect on the Company. See "Business--Litigation" and "Business--Regulation--Franchise Regulation."

FRAUDULENT CONVEYANCE

      The incurrence of indebtedness and the use of proceeds thereof are subject to review under relevant federal and state fraudulent conveyance statutes in a bankruptcy or reorganization case or a lawsuit by or on behalf of creditors of the obligor. Under these statutes, if a court were to find that obligations were incurred with the intent of hindering, delaying or defrauding present or future creditors or that the obligor received less than a reasonably equivalent value or fair consideration for those obligations and, at the time of the occurrence of the obligations, the obligor either (i) was insolvent or rendered insolvent by reason thereof, (ii) was engaged or was about to engage in a business or transaction for which its remaining unencumbered assets constituted unreasonably small capital or (iii) intended to or believed that it would incur debts beyond its ability to pay such debts as they matured or became due, such court could void or subordinate the obligations in question. The measure of insolvency for purposes of a fraudulent conveyance claim will vary depending upon the law of the jurisdiction being applied. Generally, however, a company will be considered insolvent at a particular time if the sum of its debts at that time is greater than the then fair value of its assets or if the fair saleable value of its assets at that time is less than the amount that would be required to pay its probable liability on its existing debts as they become absolute and mature.

      The Subsidiary Guarantees may be subject to review under relevant federal and state fraudulent conveyance and similar statutes in a potential bankruptcy or reorganization case or a lawsuit by or on behalf of creditors of any of the Subsidiary Guarantors. In such a case, the analysis set forth above would generally apply, except that the Subsidiary Guarantees could also be subject to the claim that, since the Subsidiary Guarantees were incurred for the benefit of the Company (and only indirectly for the benefit of the Subsidiary Guarantors), the obligations of the Subsidiary Guarantors thereunder were incurred for less than reasonably equivalent value or fair consideration. A court could void a Subsidiary Guarantor's obligation under its Subsidiary Guarantee, subordinate the Subsidiary Guarantee to other indebtedness of a Subsidiary Guarantor or take other action detrimental to the holders of the Notes.

ADVERSE CONSEQUENCES OF FAILURE TO ADHERE TO EXCHANGE OFFER PROCEDURES

      Issuance of the New Notes in exchange for Existing Notes pursuant to the Exchange Offer will be made only after a timely receipt by the Exchange Agent of such Existing Notes, a properly completed and duly executed Letter of Transmittal and all other required documents. Therefore, holders of Existing Notes desiring to tender such Existing Notes in exchange for New Notes should allow sufficient time to ensure timely delivery. Neither the Company nor the Exchange Agent is under any duty to give notification of defects or irregularities with respect to the tenders of Existing Notes for exchange. Existing Notes that are not tendered or are tendered but not accepted will, following the consummation of the Exchange Offer, continue to be subject to the existing restrictions upon transfer thereof and, upon consummation of the Exchange Offer certain registration rights under the Registration Rights Agreement will terminate.

RECEIPT OF RESTRICTED SECURITIES UNDER CERTAIN CIRCUMSTANCES

      Any holder of Existing Notes who tenders in the Exchange Offer for the purpose of participating in a distribution of the New Notes may be deemed to have received restricted securities and, if so, will be required to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction. See "The Exchange Offer--Consequences of Failure to Exchange; Resales of New Notes."

ADVERSE EFFECT ON MARKET FOR EXISTING NOTES

      To the extent that Existing Notes are tendered and accepted in the Exchange Offer, the trading market for the untendered and tendered but unaccepted Existing Notes could be adversely affected. See "The Exchange Offer."

ABSENCE OF PUBLIC MARKET FOR THE NEW NOTES

      The New Notes are new securities and there is currently no established market for the New Notes. Accordingly, there can be no assurance as to the development or liquidity of any market for the New Notes. The Company does not intend to apply for listing of the New Notes on a securities exchange.



                SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

     This Prospectus includes "forward-looking statements" within the meaning of
Section 27A of the Securities Act and Section 21E of the Exchange Act. All statements other than statements of historical information provided herein are forward-looking statements and may contain information about financial results, economic conditions, trends and known uncertainties. The forward-looking statements contained herein are subject to certain risks and uncertainties that could cause actual results to differ materially from those reflected in the forward-looking statements. Factors that might cause such a difference include, but are not limited to, those discussed under "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" as well as competition from other travel center and truckstop operators (including additional or improved services or facilities of competitors), the economic condition of the trucking industry (which in turn is dependent on general economic factors), diesel and gasoline fuel pricing, availability of fuel supply and difficulties that may be encountered by the Company or its franchisees in implementing the Company's plan to combine its existing TravelCenter networks into a single network.

     Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management's analysis, judgment, belief or expectation only as of the date hereof. The Company undertakes no obligation to publicly revise these forward-looking statements to reflect events or circumstances that arise after the date hereof. In addition to the disclosure contained herein, readers should carefully review any disclosure of risks and uncertainties contained in other documents the Company files or has filed from time to time with the Commission pursuant to the Exchange Act.

                    THE REFINANCING, THE COMBINATION PLAN AND
                               THE CAPITAL PROGRAM

      The Company has been recapitalized and has commenced a restructuring by completing the Refinancing and the Restructuring in which (a) (i) the National Subsidiary and the TA Subsidiary repaid in full all indebtedness outstanding under their respective Old Credit Facilities and Old Subordinated Notes, of which $139.6 million aggregate principal amount (before unamortized debt discount and other repayment costs, see "Certain Transactions--Certain Indebtedness Formerly Held by Stockholders and Related Transactions") was outstanding on the Closing Date immediately prior to consummation of the Refinancing, (ii) the Company issued $85.5 million principal amount of the Senior Notes in exchange for $85.5 million principal amount of the Old Senior Notes, (iii) the TA Subsidiary redeemed the $4.5 million principal amount of Redeemed Notes and (iv) the TA Subsidiary and the National Subsidiary repaid all accrued and unpaid interest on the Old Credit Facilities, Old Subordinated Notes and Old Senior Notes and (b) the Company's subsidiaries were restructured such that the Company directly owns its three subsidiaries. The Company is currently continuing this restructuring by implementing the Combination Plan and the Capital Program pursuant to which (a) the Company's Existing Networks are being combined into the Network under the single "TA" trademark and (b) National locations joining the Network and, as needed certain TA locations, are being upgraded through capital investments pursuant to the Capital Program, which is being funded, in part, by the Refinancing.

THE REFINANCING

      In connection with the Refinancing, the Company issued pursuant to the offering of the Existing Notes (the "Offering") $125.0 million aggregate principal amount of the Existing Notes. The Chase Manhattan Bank ("Chase"), together with the Lenders (as defined), provided the Company with the senior secured Credit Facilities in an aggregate principal amount of $120.0 million, comprised of the $80.0 million Term Facility and the $40.0 million Revolving Credit Facility, of which up to $20.0 million is available in the form of letters of credit. Chase syndicated the Term Facility and a portion of its obligations under the Revolving Credit Facility to a group of financial institutions (the "Lenders"), with Chase as administrative agent for the Lenders. Upon consummation of the Term Facility and the Offering, the Company made advances to the National Subsidiary and the TA Subsidiary, respectively, in amounts sufficient to (i) enable them to repay the principal outstanding under their respective Old Credit Facilities, which, in each case, were senior secured credit facilities with lenders for which Chase was the administrative agent, and their respective Old Subordinated Notes, in each case together with accrued interest, (ii) enable the TA Subsidiary to repay the principal outstanding under the Redeemed Notes, together with accrued interest, (iii) enable them to pay related costs and expenses and (iv) pre-fund the Capital Program. See "--The Combination Plan," "--The Capital Program," "Use of Proceeds," "Description of Senior Indebtedness," and "Description of Existing Notes."

      The Company also issued $85.5 million aggregate principal amount of its Senior Notes in exchange for all the Old Senior Notes other than the Redeemed Notes and paid in cash interest accrued thereon to the Closing Date. The Senior Notes and the Credit Facilities are secured by the same collateral and the Senior Notes rank PARI PASSU with the Credit Facilities. The relationship between the Lenders and the holders of the Senior Notes is governed by an intercreditor agreement, with Chase as collateral agent. See "Description of Senior Indebtedness--Credit Facilities; --Senior Notes."

THE COMBINATION PLAN

      A key component of the Company's strategic plan to continue improving its operating performance is the Combination Plan, pursuant to which the Company is integrating a majority of the National Network TravelCenters and all of the TA Network TravelCenters into a single Network and consolidating leadership of the combined Network under TA's management team (which assumed management responsibility for the National Network in January 1997) and will operate the Network under the well- regarded "TA" trademark. Historically, under the Company's ownership, each of the Existing Networks has been separately managed and financed. Through the Combination Plan, the Company expects to capitalize on both TA's proven management approach to the marketing and operation of a large TravelCenter network as well as the larger National Network's premier locations. The value of these combined assets will be further enhanced by the complimentary nature of the Existing Networks' relationships with the largest long-haul trucking fleets in the United States and the impact of the investment of significant capital in the Network pursuant to the Capital Program.


      The TA Network is comprised primarily of Company-owned and operated TravelCenters, with 40 such locations, as compared to only eight sites ("Franchisee-Owner Sites") owned and operated by independent franchisees of the Company ("Franchisee-Owners"). Consequently, TA's management had the opportunity to provide substantial direction and focus to its operations and to develop and implement a successful model for operating a travel center network. Management expects that as a result of the Combination Plan, the TA management approach will rapidly impact the 28 Company-operated National TravelCenters that have been selected to become part of the Network because these TravelCenters are being placed under the direct supervision of TA managers. In addition, 43 of the 75 National sites that have been selected to become part of the Network are Company-owned sites ("Leased Sites") leased to lessee-franchisees of the Company ("Operators"). Management expects that these Leased Sites will be positively impacted as a result of the Combination Plan, but does not expect the benefits accruing to the Company to be realized as quickly, or to the same extent, as they will at the Company-operated sites. Management believes that the Company will also realize improved revenues from the four National Franchisee-Owner Sites that are expected to join the Network. In connection with the Combination Plan, the Company is offering new Network Franchise Agreements (as defined) to certain National Operators and Franchisee-Owners with respect to 47 National Network sites and new Network Lease Agreements (as defined) to certain National Operators with respect to 43 of such sites that are Leased Sites. With respect to National TravelCenters that will not become part of the Network, over time, the Company expects to sell 23 such properties which are Company-owned (including six Company-operated sites) and expects to terminate franchise agreements with respect to 17 of such properties which are Franchisee-Owner Sites. Since March 24, 1997, the Company has sold one previously Company-owned site to the former National Operator of that site and has terminated franchises with respect to four former National Franchisee-Owner Sites. The Company is engaged in discussions with Operators and Franchisee-Owners regarding the 34 National TravelCenters not operated by the Company and not designated to be integrated into the Network to effect mutually agreeable terms for the termination of franchise and lease agreements with Operators and Franchisee-Owners and the disposition of those facilities that are leased from the Company.

      In 1996, the 23 Company-owned sites which are planned to be sold as part of the Combination Plan, together with the one Company-owned site which has already been sold, contributed approximately $12 million of EBITDA, while the 17 franchised sites planned to be terminated, together with the six sites already terminated, contributed approximately $2 million of EBITDA. The Company currently anticipates receiving an average of approximately $2 million to $3 million of proceeds per Company-owned site sold. The actual amount the Company receives could vary, perhaps significantly. The Company anticipates that the Combination Plan will be implemented over a period of approximately one to three years. The termination and renegotiation of franchise agreements in connection with the Combination Plan will be subject to and must be implemented in compliance with the PMPA (as defined), which will affect the time required to implement fully the Combination Plan. See "Business--Regulation--Franchise Regulation." Based on the Network Franchise Agreement and the Network Lease Agreement, if all of the Operators and Franchisee-Owners of the 47 sites expected to be offered such agreements enter into such agreements, the Company's EBITDA would be reduced by approximately $1 million to $2 million on a pro forma basis for 1996. However, the impact of these reductions is expected to be more than offset over time by the benefits to be realized by the Company in connection with Combination Plan. See "Risk Factors--Dependence on Network Members."

      The following chart summarizes the changes assumed in the Combination Plan to the Company's number and mix of sites as of June 15, 1997.



                                                NATIONAL                TA     NETWORK
                                      -----------------------------  --------  --------
                                                  Non-
                                               Continuing    Post
                                       Actual    Sites   Combination
                                      --------  --------   --------
Company-Owned and Operated Sites....        34        (6)        28        40        68
Company-Owned and Leased Sites .....        60       (17)        43      --          43
                                      --------  --------   --------  --------  --------

      Company-Owned Sites ..........        94       (23)        71        40       111
Franchisee-Owner Sites .............        21       (17)         4         8        12
                                      --------  --------   --------  --------  --------

      Total ........................       115       (40)        75        48       123



      The foregoing summarizes the Combination Plan as currently formulated. Based on discussions with Operators and Franchisee-Owners, further market analysis and other relevant factors, there could be changes to the total number and composition of sites within the Network. In particular, the Company is currently in discussions with approximately six Operators regarding the possible conversion of their Leased Sites to Company-operated sites. However, management does not expect such changes to materially impact the scope of the Combination Plan.


THE CAPITAL PROGRAM

      In connection with the Combination Plan, the Company has initiated the Capital Program to upgrade, rebrand, reimage and increase the number of the combined Network's TravelCenters. Specific components of the Capital Program include the following: (i) rebranding approximately 76 National sites to the "TA" brandname; (ii) expanding the Network's offering of Nonfuel products and services through the installation of fast food kiosks and food courts, improved gasoline branding, redesigned and expanded travel and convenience stores and larger TA type truck maintenance and repair shops; (iii) improving the Network's image through expanded and improved parking, better lighting and security and other general improvements such as site repainting and bathroom and shower improvements; (iv) completing all required environmental expenditures including compliance with the federally imposed 1998 underground storage tank requirements; and (v) adding new Company-operated or franchised sites to the Network. The foregoing improvements will be implemented at National sites that join the Network and will be completed, where needed, at TA Network locations. The Company expects to invest approximately $200 million in the Network between 1997 and the end of 2001 (with approximately $110 million of this amount to be spent by the end of 1998) in connection with the Capital Program. Approximately $50 million of the $200 million intended to be spent by the end of 2001 represents normal ongoing maintenance and related capital expenditures. The Company will also incur approximately $11 million of one-time transition charges during the next two to three years to execute the Combination Plan. A portion of the proceeds of the Refinancing are being used to pre-fund the Capital Program. See "Use of Proceeds."

                                 USE OF PROCEEDS

      There will be no proceeds to the Company from the exchange of New Notes for Existing Notes pursuant to the Exchange Offer. This Exchange Offer is intended to satisfy certain of the Company's and the Subsidiary Guarantors' obligations under the Registration Rights Agreement. The proceeds from the Offering, $125.0 million (before deductions of discounts and other expenses of the Offering), together with the proceeds of the Term Facility and funds available from the Company's cash on hand were used to (a) repay in full (i) $57.6 million principal amount outstanding on the Closing Date under the National Subsidiary's Old Credit Facility, which facility would have matured on March 31, 2000 and had an interest rate of 8.44%, (ii) $42.0 million principal amount outstanding on the Closing Date under the TA Subsidiary's Old Credit Facility, which facility would have matured on December 31, 2000 and had an interest rate of 8.31% (together with the National Subsidiary's Old Credit Facility, the "Old Credit Facilities"), (iii) $4.5 million principal amount of the Redeemed Notes, (iv) $25.0 million principal amount of the National Subsidiary's 12.5% Senior Subordinated Notes due April 14, 2003,
(v) $15.0 million principal amount of the TA Subsidiary's 12% Series A and 12% Series B Senior Subordinated Notes due December 10, 2003 (collectively, the "Old Subordinated Notes"), in each case, together with accrued interest; and (b) fund certain inventory purchases and capital expenditures of the Company in connection with the Capital Program (approximately $10 million and $50 million, respectively). The balance of such proceeds was used to pay fees and expenses of $15.2 million incurred in connection with the Transactions. The Refinancing also includes the exchange by the holders of the Old Senior Notes of such Old Senior Notes, other than the Redeemed Notes, for an equivalent principal amount of Senior Notes and the payment in cash of accrued interest to the Closing Date. See "The Refinancing, The Combination Plan and The Capital Program," "Business--Business Strategy," "Certain Transactions" and "Description of Senior Indebtedness."

                                 CAPITALIZATION


      The following table sets forth the capitalization of the Company as of March 31, 1997. This table should be read in conjunction with "Use of Proceeds" and the "Pro Forma Financial Information" included elsewhere in this Prospectus.




                                                                     March 31, 1997
                                                                 ----------------------
                                                                 (Dollars in Thousands)
Cash ...............................................................    $ 74,910
                                                                        ========
Short-term debt:
   Revolving Credit Facility (1) ...................................    $   --
   Current maturities of long-term debt ............................         500
                                                                        --------
      Total short-term debt ........................................         500
                                                                        --------
Long-term debt:
   Term Facility ...................................................      79,500
   Senior Notes ....................................................      85,500
   Notes ...........................................................     125,000
                                                                        --------
      Total long-term debt .........................................     290,000
Mandatorily redeemable senior convertible participating
   preferred stock .................................................      52,295
                                                                        --------
Shareholders' equity:
   Other preferred stock, common stock and other shareholders'
      equity .......................................................      49,499
   Retained earnings ...............................................      10,767
                                                                        --------
      Total shareholders' equity ...................................      60,266
                                                                        --------
      Total capitalization .........................................    $403,061
                                                                        ========

----------


(1) The Company's Revolving Credit Facility permits borrowings in an aggregate principal amount of up to $40.0 million, of which up to $20.0 million is available for letters of credit, $1.5 million of which was utilized at the closing of the Transactions for letters of credit.

                    UNAUDITED PRO FORMA FINANCIAL INFORMATION


      The following Unaudited Pro Forma Consolidated Statements of Income of the Company for the year ended December 31, 1996 and the three months ended March 31, 1997 have been prepared to reflect the consummation of the Transactions as if such Transactions occurred as of January 1, 1996. The Pro Forma Financial Information is unaudited and not necessarily indicative of the results that would have actually occurred if the Transactions had been consummated on such date, or results which may be obtained in the future. The pro forma adjustments, as described in the Notes to the Unaudited Pro Forma Statements of Income, are based on available information and upon certain assumptions that the Company believes are reasonable. The Pro Forma Financial Information should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the audited and unaudited financial statements and related notes thereto, included elsewhere in this Prospectus.




                     UNAUDITED PRO FORMA STATEMENT OF INCOME
                          YEAR ENDED DECEMBER 31, 1996
                             (DOLLARS IN THOUSANDS)




                                                 COMBINED
                                                 ACTUAL(a)      ADJUSTMENT      PRO FORMA(b)
                                                -----------    -----------      -----------
Revenues:
      Fuel ..................................   $   752,266                     $   752,266
      Nonfuel ...............................       239,449                         239,449
      Rent ..................................        41,762                          41,762
                                                -----------                     -----------
      Total revenues ........................     1,033,477                       1,033,477
Cost of revenues (excluding depreciation) ...       801,665    $    (1,284)(c)      800,381
                                                -----------    -----------      -----------
Gross profit (excluding depreciation) .......       231,812          1,284          233,096
Operating expenses ..........................       128,773                         128,773
Selling, general and administrative expenses         42,349         (1,450)(d)       40,899
Refinancing, transition and development costs         2,687                           2,687
Depreciation and amortization ...............        26,970          1,900 (e)       26,730
                                                                    (2,140)(f)
Other (income) expense, net .................         1,324                           1,324
                                                -----------    -----------      -----------
Income from operations ......................        29,709          2,974           32,683
Interest (expense), net .....................       (20,827)        22,072 (g)      (25,916)
                                                                   (27,161)(h)
                                                -----------    -----------      -----------
Income before provision for income taxes ....         8,882         (2,115)           6,767
Provision for income taxes ..................         3,349           (846)(i)        2,503
                                                -----------    -----------      -----------
Net Income ..................................   $     5,533    $    (1,269)     $     4,264
                                                ===========    ===========      ===========

Other Financial Data:
  EBITDA (j) ................................   $    60,690                     $    63,424
  Capital expenditures ......................   $    27,089                     $    27,089


              See Notes to Unaudited Pro Forma Statements of Income

                     UNAUDITED PRO FORMA STATEMENT OF INCOME
                        THREE MONTHS ENDED MARCH 31, 1997
                             (DOLLARS IN THOUSANDS)



                                                     ACTUAL     ADJUSTMENT    PRO FORMA(b)
                                                    ---------    ---------      ---------
Revenues:
      Fuel ......................................   $ 194,151                   $ 194,151
      Nonfuel ...................................      61,242                      61,242
      Rent ......................................       9,720                       9,720
                                                    ---------                   ---------
      Total revenues ............................     265,113                     265,113
Cost of revenues (excluding depreciation) .......     205,878    $    (321)(c)    205,557
                                                    ---------    ---------      ---------
Gross profit (excluding depreciation) ...........      59,235                      59,556
Operating expenses ..............................      34,083                      34,083
Selling, general and administrative expenses ....      11,733         (477)(d)     11,256
Refinancing, transition and development costs ...       1,618                       1,618
Depreciation and amortization ...................       6,944         (475)(e)      6,886
                                                                      (533)(f)
Other (income) expense, net .....................         (74)                        (74)
                                                    ---------    ---------      ---------
Income from operations ..........................       4,931          856          5,787
Interest (expense), net .........................      (5,105)       5,267 (g)     (6,321)
                                                                    (6,483)(h)
                                                    ---------    ---------      ---------
(Loss) before income taxes and extraordinary loss
                                                         (174)        (360)          (534)
Income tax (benefit) ............................         (68)        (144)(i)       (212)
                                                    ---------    ---------      ---------
(Loss) before extraordinary loss ................   $    (106)   $    (216)     $    (322)
                                                    =========    =========      =========

Other Financial Data:
  EBITDA (j) ....................................   $  13,419                   $  14,217
  Capital expenditures ..........................   $   1,388                   $   1,388


              See Notes to Unaudited Pro Forma Statements of Income

                NOTES TO UNAUDITED PRO FORMA STATEMENTS OF INCOME


(a) The Company's investment in TA was presented as net assets of subsidiary held for disposition and the results of TA's operations were included in the Company's income statement as a single amount for the nine months ended September 30, 1996. Effective September 30, 1996, the decision was made to retain TA and, subsequently, the Company chose to pursue the Combination Plan. This presentation for the year ended December 31, 1996 sets forth the Company's consolidated results as though TA had not been held for disposition and had instead fully consolidated for the year.

(b) The pro forma statement of operations data assume the following transactions occurred at January 1, 1996:

      (1) the sale of the Existing Notes;

      (2) the borrowing of $80.0 million of senior secured debt under the Term Facility;

      (3) the issuance of $85.5 million of Senior Notes and the prepayment of $85.5 million of Old Senior Notes (which excludes the Redeemed Notes) together with accrued interest;

      (4) the prepayment of all amounts outstanding under the Old Credit Facilities;

      (5) the prepayment of the $4.5 million of Redeemed Notes and the payment of accrued interest;

      (6) the prepayment of the $40.0 million of Old Subordinated Notes and the payment of accrued interest; and

      (7) the payment of approximately $15.2 million of fees and expenses associated with the foregoing, all of which are assumed to be new debt issuance costs.


      As a result of the early extinguishment of the Company's prior indebtedness as part of the refinancing of the Company's debt on March 27, 1997, the Company recognized an extraordinary loss, net of applicable income taxes, of $5.6 million from the write-off of the then remaining unamortized balances of deferred financing costs and debt discount of $7.8 million and $1.3 million, respectively. The extraordinary loss is not reflected in the pro forma statements of income.

(c) Reflects cost savings for tires to be purchased for TA Company-operated sites under the terms of the National tire purchase contract (estimated to total approximately $600,000 annually and $150,000 quarterly) and payments to the Company for National sites electing to participate in the TA oil purchase program (assumes participation by each of the 76 National Sites expected to join the Network at the current contract rate (totaling approximately $684,000 annually and $171,000 quarterly)). The Company's contracts permit the terms of both the tire and oil purchase arrangements to be extended to all TravelCenters in the Network.

(d) For the year ended December 31, 1996, reflects a decrease in compensation expense of $950,000 and a decrease in rent expense of $500,000 and for the three months ended March 31, 1997 reflects a decrease in compensation expense of $352,000 and a decrease in rent expense of $125,000. These amounts result from the Combination Plan. The compensation expense amounts represent the normal compensation and benefits earned by certain executives of the National Subsidiary during 1996 and the first three months of 1997, but exclude post-employment expenses related to the Termination, Consulting and Release Agreements entered into with such executives. These executives resigned as a direct result of the Combination Plan. These expenses would have been avoided under the Company's current management structure, which provides for one executive management group for both of the Company's Networks. The rent expense amount represents the respective portion of the annual rent paid for the National Subsidiary headquarters in Nashville. The Nashville headquarters becomes redundant under the Combination Plan and will be closed in 1997.

(e) Reflects the amortization expense associated with the $15.2 million of new deferred financing costs.

(f) Reflects the elimination of the amortization expense related to the deferred financing costs associated with the Old Credit Facilities, the Old Senior Notes and the Old Subordinated Notes.

(g) Reflects elimination of interest expense incurred in relation to the Old Credit Facilities, the Old Senior Notes and the Old Subordinated Notes.

(h) Reflects interest expense at 10.25% as the result of the issuance of the Existing Notes, the Senior Notes (distributed as: Series I: $35.5 million at 8.94%, fixed and Series II: $50.0 million at an assumed rate of 8.75%, floating) and the Term Facility ($80.0 million at an assumed rate of 8.50%, floating).

(i) Reflects the decrease in the income tax provisions (at an assumed rate of 40%) required as a result of the decreased pro forma income before taxes as a result of the above adjustments.

(j) "EBITDA" is defined herein as income from operations plus the sum of depreciation; amortization; refinancing, transition and development costs; and other (income) expense, net and is presented because it is commonly used by certain investors and analysts to analyze and compare operating performance, and to determine a company's ability to service and incur debt. EBITDA should not be considered in isolation from, or a substitute for, net income, cash flows from operating activities or other consolidated income or cash flow statement data prepared in accordance with generally accepted accounting principles or as a measure of profitability or liquidity.

                      SELECTED CONSOLIDATED FINANCIAL DATA


      The following tables set forth selected historical financial data for the Company, the TA Subsidiary and the National Subsidiary, as well as a portion of the business of BP, consisting of the TA Network, and a portion of the business of Unocal, consisting of the National Network, that were acquired by the Company in the Acquisitions (the "BP Predecessor Business" and the "Unocal Predecessor Business," respectively). The Company's historical financial data set forth in the table below for the years ended 1994 through 1996 have been derived from the Company's audited financial statements included elsewhere in this Prospectus. For the period from April 15, 1993 through December 31, 1993 the historical data have been derived from the Company's audited financial statements which are not included in this Prospectus. The historical financial data for the three months ended March 31, 1996 and 1997 have been derived from the unaudited financial statements of the Company included elsewhere in this Prospectus. However, in the opinion of the Company's management, such unaudited financial statements include all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation of such data. The results for the three months ended March 31, 1997 are not necessarily indicative of results to be expected for the full year. As discussed elsewhere in this Prospectus, such data presents the Company's investment in TA as net assets of subsidiary held for disposition for the period from January 1, 1994 to September 30, 1996. Accordingly, given the Company's decision to retain TA and pursue the Combination Plan, such data should be read in conjunction with "Summary Supplemental and Pro Forma Consolidated Financial Data," "Unaudited Pro Forma Financial Information," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the audited and unaudited financial statements and related notes thereto of the Company included elsewhere in this Prospectus.

                                                                       THE COMPANY (1)
                                          --------------------------------------------------------------------------
                                          OPERATING
                                            PERIOD
                                          APRIL 15,
                                             1993                                               THREE MONTHS ENDED
                                           THROUGH            YEAR ENDED DECEMBER 31,                MARCH 31,
                                           DECEMBER    -----------------------------------    ----------------------
                                              31,
                                            1993(2)       1994         1995         1996         1996         1997
                                          ---------    ---------    ---------    ---------    ---------    ---------
                                                                   (Dollars in Thousands)
INCOME STATEMENT DATA:
REVENUES:
   Fuel ...............................   $ 306,141    $ 396,748    $ 376,148    $ 550,212    $ 108,907    $ 194,151
   Nonfuel ............................      10,175       19,882       29,332      101,278       11,552       61,242
   Rent ...............................      31,973       48,424       47,840       41,762       10,950        9,720
                                          ---------    ---------    ---------    ---------    ---------    ---------
   Total revenues .....................     348,289      465,054      453,320      693,252      131,409      265,113
Cost of revenues (excluding
   depreciation) ......................     295,781      391,148      376,823      568,226      110,896      205,878
                                          ---------    ---------    ---------    ---------    ---------    ---------
Gross profit (excluding depreciation) .      52,508       73,906       76,497      125,026       20,513       59,235
Operating expenses ....................        --          7,711        9,521       54,001        3,683       34,083
Selling, general and administrative
   expenses ...........................      21,326       22,322       30,885       30,803        9,055       11,733
Refinancing, transition and
   development costs (3) ..............       1,518        4,117          831        2,197           25        1,618
Depreciation and amortization .........       7,844       10,398       11,379       17,838        3,214        6,944
Other (income) expense, net (4) .......         (21)        (138)         196        1,324          (27)         (74)
Income of subsidiary held for
   disposition ........................        --           --         (6,199)      (5,255)        (143)        --
                                          ---------    ---------    ---------    ---------    ---------    ---------
Income from operations ................      21,841       29,496       29,884       24,118        4,706        4,931
Interest (expense), net ...............      (9,177)     (13,243)     (13,344)     (15,236)      (3,208)      (5,105)
                                          ---------    ---------    ---------    ---------    ---------    ---------
Income (loss) before income taxes
   and extraordinary loss .............      12,664       16,253       16,540        8,882        1,498         (174)
Provision (benefit) for income taxes ..       5,176        6,561        6,614        3,349          582          (68)
                                          ---------    ---------    ---------    ---------    ---------    ---------
Income (loss) before extraordinary
   loss ...............................       7,488        9,692        9,926        5,533          916         (106)
Extraordinary loss ....................        --           --           --           --           --         (5,554)
                                          ---------    ---------    ---------    ---------    ---------    ---------
Net income (loss) .....................   $   7,488    $   9,692    $   9,926    $   5,533    $     916    $  (5,660)
                                          =========    =========    =========    =========    =========    =========

BALANCE SHEET DATA (END OF PERIOD):
   Total assets .......................   $ 284,168    $ 294,961    $ 297,231    $ 425,889    $ 318,853    $ 479,831
   Total debt (net of unamortized
      discount) .......................   $ 157,310    $ 153,938    $ 139,991    $ 224,435    $ 148,023    $ 290,500
   Mandatorily redeemable preferred
      stock (5) .......................   $  36,435    $  41,315    $  46,195    $  51,075    $  47,415    $  52,295
    Total shareholders' equity ........   $  57,267    $  63,489    $  68,449    $  68,390    $  67,599    $  60,266
    Working capital (6) ...............   $  23,784    $  18,421    $   9,872    $  23,766    $   8,003    $ 113,314

OTHER FINANCIAL AND OPERATING DATA:
Ratio of earnings to fixed charges (7)         2.3x         2.1x         2.1x         1.5x         1.4x         --

                See Notes to Selected Consolidated Financial Data

      The following table sets forth selected historical financial data for the TA Subsidiary for the years ended December 31, 1992 through December 31, 1996. For the years 1994 through 1996, the historical financial data have been derived from the TA Subsidiary's audited financial statements included elsewhere in this Prospectus. The TA historical financial data for the years 1992 and 1993 (the period prior to the TA Acquisition) have been derived from the unaudited financial statements of the BP Predecessor Business. For the three months ended March 31, 1996, the historical financial data was derived from the unaudited financial statements of the TA Subsidiary which are not included in this Prospectus. In the opinion of the Company's management, such unaudited financial statements include all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation of such data and such financial statements were prepared on a basis that is consistent with the audited financial statements for the TA Subsidiary appearing in this Prospectus.



                              BP PREDECESSOR
                                BUSINESS (8)                   THE TA SUBSIDIARY
                            -------------------   -----------------------------------------
                                                                                 THREE MONTHS
                                          YEAR ENDED DECEMBER 31,                   ENDED
                            ----------------------------------------------------   MARCH 31,
                              1992       1993       1994       1995       1996       1996
                            --------   --------   --------   --------   --------   --------
                                                 (Dollars in Thousands)
Revenues:
   Fuel .................   $214,250   $229,972   $206,971   $214,250   $284,378   $ 58,943
   Nonfuel ..............    169,492    159,718    167,830    172,201    182,488     42,232
                            --------   --------   --------   --------   --------   --------
   Total revenues .......   $383,742   $389,690   $374,801   $386,451   $466,866   $101,175
                            ========   ========   ========   ========   ========   ========

Gross profit (excluding
   depreciation) ........   $119,269   $129,761   $131,354   $130,452   $143,230   $ 32,856
EBITDA (9) ..............   $ 13,049   $ 20,655   $ 25,036   $ 26,040   $ 27,306   $  4,977
Total diesel fuel sold
   (thousands of gallons)    308,709    312,326    295,875    306,255    344,803     79,098
Sites at end of period ..         43         44         46         47         48         47


                See Notes to Selected Consolidated Financial Data

      The following table sets forth selected historical financial data for the National Subsidiary for the years ended December 31, 1992 and December 31, 1994 through December 31, 1996, as well as for the period ended April 14, 1993 and December 31, 1993. For the period from April 15, 1993 through December 31, 1993 and for the years 1994 through 1996 the historical financial data have been derived from the National Subsidiary's audited financial statements. The National historical financial data for 1992 and for the period from January 1, 1993 through April 14, 1993 have been derived from the audited financial statements of the Unocal Predecessor Business. For the three months ended March 31, 1996, the historical financial data was derived from the unaudited financial statements of the National Subsidiary which are not included in this Prospectus. However, in the opinion of the Company's management, such unaudited financial statements include all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation of such data.



                              UNOCAL PREDECESSOR
                                  BUSINESS (8)                                 THE NATIONAL SUBSIDIARY
                           --------------------------   ------------------------------------------------------------------------
                                          OPERATING       OPERATING
                                           PERIOD          PERIOD                                                      THREE
                                          JANUARY 1,   APRIL 15, 1993            YEAR ENDED DECEMBER 31,               MONTHS
                           YEAR ENDED       1993           THROUGH     ------------------------------------------      ENDED
                           DECEMBER 31,    THROUGH      DECEMBER 31,                                                  MARCH 31,
                              1992      APRIL 14, 1993      1993           1994           1995            1996          1996
                          ------------   ------------   ------------   ------------   ------------   ------------   ------------
                                                                      (DOLLARS IN THOUSANDS)
Revenues:
      Fuel ............   $    463,670   $    128,414   $    306,141   $    396,748   $    376,148   $    467,888   $    108,907
      Nonfuel .........         15,941          4,277         31,970         19,882         29,332         56,961         11,552
      Rent ............         37,782         11,466         10,175         48,424         47,840         41,762         10,950
                          ------------   ------------   ------------   ------------   ------------   ------------   ------------
      Total revenues ..   $    517,393   $    144,157   $    348,289   $    465,054   $    453,320   $    566,611   $    131,409
                          ============   ============   ============   ============   ============   ============   ============
Gross profit (excluding
      depreciation) ...   $     70,675   $     18,675   $     52,508   $     73,906   $     76,497   $     88,582   $     20,513
EBITDA (9) ............   $     31,776   $      4,353   $     31,203   $     44,399   $     36,259   $     34,120   $      8,060
Total diesel fuel sold
   (thousands of
   gallons) ...........        669,179        192,105        446,972        663,777        641,907        622,956        162,663
Sites at end of period             141            139            138            130            126            122            126


                See Notes to Selected Consolidated Financial Data

                  NOTES TO SELECTED CONSOLIDATED FINANCIAL DATA

(1) For the period from January 1, 1994 to September 30, 1996, the Company's investment in TA was presented as net assets of subsidiary held for disposition and TA's results of operations were excluded from the Company's consolidated results of operations until December 31, 1994 and subsequently included therein as a single amount in the Company's consolidated income statement through September 30, 1996. Effective September 30, 1996, the decision was made to retain TA and, subsequently, the Company chose to pursue the Combination Plan. Accordingly, at such time TA was no longer carried as a net asset of subsidiary held for disposition. At that date, the carrying value of the Company's investment in TA of $44.6 million was allocated to identifiable assets and liabilities and was based on the estimated current fair values at that date. In addition, the results of operations and cash flows of TA are included in the consolidated results of operations and cash flows of the Company from October 1, 1996.

(2) Effective April 14, 1993 and December 10, 1993, the Company acquired National and TA, respectively. Although the Company was organized in 1992, business operations did not commence until April 15, 1993, when the National Acquisition was consummated. Prior to the National Acquisition, the only activities of the Company were the recruitment of employees and the negotiation of the National Acquisition. Expenses incurred during the Company's pre-operating period are immaterial and have been included in the results for the operating period from April 15, 1993 through December 31, 1993.

(3) "Refinancing, transition and development costs" represent non-recurring costs, and certain development costs, associated with, among other things,
      (i) the Repurchase and related refinancing efforts, (ii) pursuit of potential acquisitions, (iii) expenses incurred as TA transitioned to a stand-alone operation apart from BP and (iv) the design of the TA TravelCenter prototype. Management expects to incur additional non-recurring transition expenses pursuant to the Combination Plan.

(4) "Other (income) expense, net" primarily represents gains and losses on sales of property and equipment.

(5)   "Working capital" is defined as current assets minus current liabilities.


(6) For purposes of computing this ratio, earnings consist of income from operations before income taxes and fixed charges. Fixed charges consist of interest expense, amortization of debt discount and one-third of rental expense. Earnings were not sufficient to cover fixed charges by $174,000 for the three months ended March 31, 1997.


(7) "Mandatorily redeemable preferred stock" is comprised of two series of convertible preferred stock which accumulate dividends semi-annually at a compound annual rate of 13.5%. Both series are mandatorily redeemable in 2008 and are held by certain members of the Investor Group.

(8) For the year ended December 31, 1992 and for the period from January 1, 1993 through December 10, 1993 the BP Predecessor Business constituted part of the business of BP. For the year ended December 31, 1992 and for the period from January 1, 1993 through April 14, 1993 the Unocal Predecessor Business constituted part of the business of Unocal. As discussed above, the Company's management believes the financial statements for the BP Predecessor Business were prepared on a basis that is consistent with the audited financial statements for the TA Subsidiary appearing elsewhere in this Prospectus; however, the financial data for the BP Predecessor Business may not be comparable to the financial data for the TA Subsidiary for a number of reasons, including purchase accounting for the TA Acquisition and the addition of significant interest expense following the TA Acquisition. The financial data for the Unocal Predecessor Business may not be comparable to the financial data for the National Subsidiary for a number of reasons, including the effects of new lease and franchise agreements that have been entered into between the Company and its franchisees, purchase accounting for the National Acquisition, the addition of significant interest expense following the National Acquisition, the internal transfer price of Fuel purchased from Unocal and the allocation of selling, general and administrative expenses by Unocal to the Unocal Predecessor Business.

(9) "EBITDA" is defined herein as income from operations plus the sum of depreciation; amortization; refinancing, transition and development costs; and other (income) expense, net and is presented because it is commonly used by certain investors and analysts to analyze and compare operating performance, and to determine a company's ability to service and incur debt. EBITDA should not be considered in isolation from, or a substitute for, net income, cash flows from operating activities or other consolidated income or cash flow statement data prepared in accordance with generally accepted accounting principles or as a measure of profitability or liquidity.

                     MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                  FINANCIAL CONDITION AND RESULTS OF OPERATIONS


      The following Management's Discussion and Analysis of Financial Condition and Results of Operations presents detail on the Company's combined results as well as the operating results of the TA Subsidiary and the National Subsidiary. This discussion should be read in conjunction with the audited and unaudited financial statements (including the notes thereto) included elsewhere in this Prospectus. See "Index to Financial Statements."


OVERVIEW


      The Company is a holding company which, through its wholly-owned subsidiaries, the TA Subsidiary and the National Subsidiary, owns, operates and franchises more travel centers in the United States than any of its competitors with 163 network sites nationwide, including 134 Company-owned locations. TA currently operates a network of 48 TravelCenters in 27 states under the "Truckstops of America" or "TA" brand name and National currently operates a network of 115 TravelCenters in 36 states under the licensed "Unocal 76" and related brand names.


      The Company was formed in December 1992 to facilitate the National Acquisition in April 1993. In December 1993, the Company acquired the TA Network through the TA Subsidiary. In connection with the TA Acquisition, the Investor Group and certain members of TA's management granted an option to the Company whereby the Company could repurchase its equity held by such Investor Group and management members in exchange for consideration consisting of cash and all of the equity of TA (the "Repurchase"). If the Repurchase had been consummated, the Company and the National Network would have been owned by the Operator and Franchisee-Owner stockholders of the Company and certain members of National's management, and TA would have been owned by the Investor Group and certain members of TA's management. Accordingly, the Company's consolidated financial statements for the years 1994 and 1995 and the first nine months of 1996 reflected TA as net assets of subsidiary held for disposition. In addition, during these periods, ongoing efforts by certain Operator and Franchisee-Owner shareholders to consummate the Repurchase or a transaction similar thereto resulted in the incurrence by the Company of certain non-recurring costs and expenses (including legal and financing costs). During those same periods, each of TA and National was separately managed and financed. Effective September 30, 1996, the decision was made to retain TA and, subsequently, the Company chose to pursue the Combination Plan in order to improve its operating results by combining the Existing Networks. After that date, TA was no longer carried as net assets of subsidiary held for disposition.

      Historically, under the Company's ownership, National operated principally as a franchisor. As a result, its revenues consisted primarily of wholesale diesel fuel sales to franchisees, rent from Operators of Leased Sites and Nonfuel franchise royalty payments. Since early 1995, National has increased its number of Company-operated sites as certain Operators terminated their franchise and lease agreements. In contrast, TA operated principally as an owner-operator of TravelCenters. Consequently, while TA derived the majority of its revenues from retail diesel fuel sales, its principal strategic focus has been on the sale of higher margin Nonfuel products and services.

      The following tables set forth for each of TA and National the number and type of ownership and management of the TravelCenters in each of the Existing Networks.


                                               TA                        NATIONAL
                                      ----------------------     ----------------------
                                         AS OF DECEMBER 31,        AS OF DECEMBER 31,
                                      ----------------------     ----------------------
                                      1994     1995     1996     1994     1995     1996
                                      ----     ----     ----     ----     ----     ----
Company-Owned and Operated Sites        38       39       40        1        7       18
   Company-Owned and Leased Sites       --       --       --       96       89       77
                                       ---      ---      ---      ---      ---      ---
      Company-Owned Sites .......       38       39       40       97       96       95
   Franchisee-Owner Sites .......        8        8        8       33       30       27
                                       ---      ---      ---      ---      ---      ---
      Total .....................       46       47       48      130      126      122
                                       ===      ===      ===      ===      ===      ===


                                                         TA                  NATIONAL
                                                   ---------------       ---------------
                                                   AS OF MARCH 31,       AS OF MARCH 31,
                                                   ---------------       ---------------
                                                   1996       1997       1996       1997
                                                   ----       ----       ----       ----
   Company-Owned and Operated Sites ........         39         40         13         27
   Company-Owned and Leased Sites ..........         --         --         83         68
                                                    ---        ---        ---        ---
      Company-Owned Sites ..................         39         40         96         95
   Franchisee-Owner Sites ..................          8          8         30         26
                                                    ---        ---        ---        ---
      Total ................................         47         48        126        121
                                                    ===        ===        ===        ===

RESULTS OF OPERATIONS
                         TRAVELCENTERS OF AMERICA, INC.

                              STATEMENTS OF INCOME
                  YEARS ENDED DECEMBER 31, 1994, 1995 AND 1996

                                                    THE TA SUBSIDIARY                            THE NATIONAL SUBSIDIARY
                                          -----------------------------------------    -----------------------------------------
                                             1994            1995          1996            1994           1995           1996
                                          -----------    -----------    -----------    -----------    -----------    -----------
                                                                         (DOLLARS IN THOUSANDS)
Revenues:
   Fuel ...............................   $   206,971    $   214,250    $   284,378    $   396,748    $   376,148    $   467,888
   Nonfuel ............................       167,830        172,201        182,488         19,882         29,332         56,961
   Rent ...............................          --             --             --           48,424         47,840         41,762
                                          -----------    -----------    -----------    -----------    -----------    -----------
   Total revenues .....................       374,801        386,451        466,866        465,054        453,320        566,611
Cost of revenues (excluding
   depreciation) ......................       243,447        255,999        323,636        391,148        376,823        478,029
                                          -----------    -----------    -----------    -----------    -----------    -----------
Gross profit (excluding depreciation) .       131,354        130,452        143,230         73,906         76,497         88,582
Operating expenses ....................        93,279         92,099        100,085          7,711          9,521         28,688
Selling, general and administrative
   expenses ...........................        13,039         12,313         15,839         21,796         30,717         25,774
Refinancing, transition and development
   costs ..............................         1,412          1,035          1,303          4,117            831          1,384
Depreciation and amortization .........         9,950         11,232         12,663         10,398         11,379         14,307
Other (income) expense, net ...........           (77)            51             21           (138)           196          1,303
                                          -----------    -----------    -----------    -----------    -----------    -----------
Income from operations ................        13,751         13,722         13,319         30,022         23,853         17,126
Interest (expense), net ...............        (7,294)        (7,523)        (7,381)       (13,243)       (13,344)       (13,446)
                                          -----------    -----------    -----------    -----------    -----------    -----------
Income before provision for income
   taxes ..............................         6,457          6,199          5,938         16,779         10,509          3,680
Provision for income taxes ............         2,468          2,445          2,212          6,766          4,236          1,336
                                          -----------    -----------    -----------    -----------    -----------    -----------
Net income ............................   $     3,989    $     3,754    $     3,726    $    10,013    $     6,273    $     2,344
                                          ===========    ===========    ===========    ===========    ===========    ===========

EBITDA (2) ............................   $    25,036    $    26,040    $    27,306    $    44,399    $    36,259    $    34,120


                                                       THE COMPANY (1)
                                          -----------------------------------------
                                              1994           1995           1996
                                          -----------    -----------    -----------
                                                   (DOLLARS IN THOUSANDS)
Revenues:
   Fuel ...............................   $   603,719    $   590,398    $   752,266
   Nonfuel ............................       187,712        201,533        239,449
   Rent ...............................        48,424         47,840         41,762
                                          -----------    -----------    -----------
   Total revenues .....................       839,855        839,771      1,033,477
Cost of revenues (excluding
   depreciation) ......................       634,595        632,822        801,665
                                          -----------    -----------    -----------
Gross profit (excluding depreciation) .       205,260        206,949        231,812
Operating expenses ....................       100,990        101,620        128,773
Selling, general and administrative
   expenses ...........................        35,361         43,198         42,349
Refinancing, transition and development
   costs ..............................         5,529          1,866          2,687
Depreciation and amortization .........        20,348         22,611         26,970
Other (income) expense, net ...........          (215)           247          1,324
                                          -----------    -----------    -----------
Income from operations ................        43,247         37,407         29,709
Interest (expense), net ...............       (20,537)       (20,867)       (20,827)
                                          -----------    -----------    -----------
Income before provision for income
   taxes ..............................        22,710         16,540          8,882
Provision for income taxes ............         9,029          6,614          3,349
                                          -----------    -----------    -----------
Net income ............................   $    13,681    $     9,926    $     5,533
                                          ===========    ===========    ===========

EBITDA (2) ............................   $    68,909    $    62,131    $    60,690

----------------------------


(1) Results shown are historical results as presented under "Summary Supplemental and Pro Forma Consolidated Financial Data." Such results include expenses of $526, $168 and $736 in 1994, 1995 and 1996, respectively, not incurred at the TA Subsidiary or the National
      Subsidiary.

(2) EBITDA is defined herein as income from operations plus the sum of depreciation; amortization; refinancing, transition and development costs; and other (income) expense, net.

                         TRAVELCENTERS OF AMERICA, INC.

                              STATEMENTS OF INCOME
                     QUARTERS ENDED MARCH 31, 1996 AND 1997


                                                  THE TA SUBSIDIARY      THE NATIONAL SUBSIDIARY       THE COMPANY (1)
                                                ----------------------    ----------------------    ----------------------
                                                MARCH 31,    MARCH 31,    MARCH 31,    MARCH 31,    MARCH 31,    MARCH 31,
                                                  1996          1997         1996        1997          1996        1997
                                                ---------    ---------    ---------    ---------    ---------    ---------
                                                                           (DOLLARS IN THOUSANDS)
Revenues:
   Fuel .....................................   $  58,943    $  80,082    $ 108,907    $ 114,069    $ 167,850    $ 194,151
   Nonfuel ..................................      42,232       44,320       11,552       16,922       53,784       61,242
   Rent .....................................        --           --         10,950        9,720       10,950        9,720
                                                ---------    ---------    ---------    ---------    ---------    ---------
   Total revenues ...........................     101,175      124,402      131,409      140,711      232,584      265,113
Cost of revenues ............................      68,319       88,988      110,896      116,890      179,215      205,878
                                                ---------    ---------    ---------    ---------    ---------    ---------
Gross profit ................................      32,856       35,414       20,513       23,821       53,369       59,235
Operating expenses ..........................      23,894       24,854        3,683        9,229       27,598       34,083
Selling, general and administrative expenses        3,834        5,132        9,025        6,407       12,889       11,733
Refinancing, transition and development costs         130          844           25          774          155        1,618
Depreciation and amortization ...............       2,947        3,236        3,214        3,708        6,161        6,944
Other (income) expense, net .................          21          (40)         (27)         (34)          (6)         (74)
                                                ---------    ---------    ---------    ---------    ---------    ---------
   Income from operations ...................       2,030        1,388        4,593        3,737        6,593        4,931
Interest (expense), net .....................      (1,887)      (2,128)       3,208       (2,699)      (5,095)      (5,105)
                                                ---------    ---------    ---------    ---------    ---------    ---------
   (Loss) income before income taxes and
      extraordinary item ....................         143         (740)       1,385        1,038        1,498         (174)
Provision for income tax (benefit), expense .          57         (296)         537          412          582          (68)
                                                ---------    ---------    ---------    ---------    ---------    ---------
   Income before extraordinary item .........          86         (444)         848          626          916         (106)
Extraordinary item (net of taxes) ...........        --         (2,086)        --         (3,468)        --         (5,554)
                                                ---------    ---------    ---------    ---------    ---------    ---------
   Net income ...............................   $      86    $  (2,530)   $     848    $  (2,842)   $     916    $  (5,660)
                                                =========    =========    =========    =========    =========    =========

EBITDA (2) ..................................   $   5,128    $   5,428    $   7,805    $   8,185    $  12,903    $  13,419

----------------------------

(1) Results shown are historical results as presented under "Summary Supplemental and Pro Forma Consolidated Financial Data." Such results include expenses of $30 and $194 for the three months ended March 31, 1996 and 1997, respectively, not incurred at the TA Subsidiary or the National Subsidiary.

(2) EBITDA is defined herein as income from operations plus the sum of depreciation; amortization; refinancing, transition and development costs; and other (income) expense, net.

FIRST QUARTER 1997 COMPARED TO FIRST QUARTER 1996

      REVENUES

      Revenues were derived from the sale of fuel and nonfuel products and services and the collection of rent and royalties. The Company's revenues for the period ended March 31, 1997 were $265.1 million compared to $232.6 million for the same period in 1996, an increase of $32.5 million or 14.0%. TA accounted for $23.2 million of this increase, while National accounted for $9.3 million.

      In the first quarter of 1997, TA had revenues of $124.4 million compared to $101.2 million in 1996, an increase of $23.2 million or 23.0%. This increase in revenues consisted of a $21.1 million increase in fuel revenues from $59.0 million to $80.1 million, and a $2.1 million increase in nonfuel revenues, from $42.2 million to $44.3 million. The increase in fuel revenues was primarily due to an 18.4 million gallon increase in diesel fuel volume, or 23.3%, and an increase in diesel fuel prices. Diesel fuel volume increased principally due to increases in sales to fleets, including increased sales though a trucking fleet fuel sales program with another company whereby TA receives a fixed margin per gallon and the addition of one TravelCenter in September of 1996. The increase in TA's nonfuel revenues is principally attributable to a $1.4 million increase in truck maintenance and repair shop revenues partially related to the addition of three repair facilities after the first quarter of 1996 and a $0.6 million increase in fast food revenues primarily due to the installation of 13 new fast food kiosks.

       During the first quarter of 1997, National had revenues of $140.7 million compared to $131.4 million in 1996, an increase of $9.3 million or 7.1%. This increase in revenues consisted of a $5.2 million increase in fuel revenues from $108.9 million to $114.1 million and a $5.3 million increase in nonfuel revenues, from $11.6 million to $16.9 million, partially offset by a $1.2 million decrease in rent from $10.9 million to $9.7 million. The increase in fuel revenues was primarily due to an increase in diesel fuel prices partially offset by a decrease in diesel fuel volume of 10.0 million gallons, or 6.1%. The decrease in diesel fuel volume was primarily attributable to National's difficulty in maintaining a coordinated fleet marketing program among its franchisees. The increase in nonfuel revenues and the decrease in rent revenues were primarily due to the conversion of 14 formerly leased sites to Company-operated sites.

      GROSS PROFIT

      The Company's gross profit for the first quarter of 1997 was $59.2 million, compared to $53.4 million for 1996, an increase of $5.8 million, or 11.0%. In 1997, TA had gross profit of $35.4 million, compared to $32.9 million in 1996, an increase of $2.5 million, or 7.8%. The increase in TA's gross profit was primarily due to an increase in nonfuel revenues and an increase in diesel fuel volume as described above. In 1997, National had gross profit of $23.8 million, compared to $20.5 million in 1996, an increase of $3.3 million, or 16.1%. The increase in National's gross profit was primarily due to an increase in nonfuel revenues associated with the site conversions described above, which was partially offset by a decline in rent revenues.

      OPERATING AND SELLING, GENERAL AND ADMINISTRATIVE EXPENSES

      Operating expenses include the direct expenses of Company-operated TravelCenters and selling, general and administrative expenses ("SG&A") include corporate overhead and administrative costs. The Company's operating expenses increased from $27.6 million in the first quarter of 1996 to $34.1 million in 1997. The increase in operating expenses was derived from a $1.0 million increase at TA and a $5.5 million increase at National. The Company's SG&A decreased from $12.9 million in 1996 to $11.7 million in 1997 due to a $2.6 million decrease at National, partially offset by a $1.3 million increase at TA. TA's operating expense increase was associated with an increase in nonfuel revenues at existing TA TravelCenters and the addition of one new TA TravelCenter and two stand-alone truck maintenance and repair shops. The increase in TA's SG&A was primarily due to expanded field support and training as well as planning and development costs. National's operating expense increase was related primarily to the site conversions described above. The decrease in National's SG&A was primarily due to a reduction in bad debt expense, payroll and contract labor and reduced levels of financial assistance to franchisees.

      REFINANCING, TRANSITION AND DEVELOPMENT COSTS

      Refinancing, transition and development costs for the first three months of 1997 increased from $0.2 million in 1996 to $1.6 million. The refinancing, transition and development costs for 1997 at TA were $0.8 million compared to $0.1 million for 1996. The 1997 costs were incurred in effecting the combination of National and TA. The 1997 National refinancing, transition and development costs of $0.8 million is also primarily attributable to the combination of the TravelCenters network and principally represents severance pay.

      The Company is continuing to evaluate the staffing requirements and conversion obligations in relation to the combination of TA and National. The Company believes additional transition costs will be incurred to effect the combination as the plan is completed.

      DEPRECIATION AND AMORTIZATION

      Depreciation and amortization for the first quarter of 1997 and 1996 were $6.9 and $6.2 million, respectively, an increase of $0.7 million. The increased level of depreciation is related to the capital expenditures discussed below.

      INCOME FROM OPERATIONS

      Income from operations for the Company for the first quarter of 1997 was $4.9 million as compared to $6.6 million in 1996, a decrease of $1.7 million. Income from operations for 1997 and 1996 was $3.7 million and $4.6 million, respectively, for National, while TA's income from operations was $1.4 for 1997 and $2.0 for 1996. The decrease for both companies is primarily attributable to the additional transition costs incurred to effect the combination of TravelCenters of America. EBITDA for the Company in 1997 was $13.4 million as compared to $12.9 million for 1996.

      INTEREST (INCOME) EXPENSE - NET

      Interest expense for the first three months of both 1997 and 1996 was $5.1 million.


1996 COMPARED TO 1995

      REVENUES

      The Company's revenues for 1996 were $1,033.5 million compared to $839.8 million for 1995, an increase of $193.7 million or 23.1%. TA accounted for $80.4 million of this increase, while National accounted for $113.3 million.

      In 1996, TA had revenues of $466.9 million compared to $386.5 million in 1995, an increase of $80.4 million or 20.8%. This increase in revenues consisted of a $70.1 million increase in Fuel revenues from $214.3 million to $284.4 million, and a $10.3 million increase in Nonfuel revenues, from $172.2 million to $182.5 million. The increase in Fuel revenues was primarily due to a 38.5 million gallon increase in diesel fuel volume, or 12.6%, and an increase in diesel fuel prices. Diesel fuel volume increased principally due to increases in sales to fleets (including increased sales through the Pathway Program (as defined), see "Business--Sales and Marketing") and the addition of one TravelCenter in November of 1995 and another in September 1996.

      The increase in TA's Nonfuel revenues is principally attributable to: (i) a $4.7 million, or 8.7%, increase in truck maintenance and repair shop revenues;
(ii) a $2.6 million, or 34.3%, increase in fast food revenues primarily due to the installation of 14 new fast food kiosks and (iii) a $1.5 million, or 3.5%, increase in full service restaurant revenues.

      In 1996, National had revenues of $566.6 million compared to $453.3 million in 1995, an increase of $113.3 million or 25.0%. This increase in revenues consisted of a $91.7 million increase in Fuel revenues from $376.2 million to $467.9 million and a $27.6 million increase in Nonfuel revenues, from $29.3 million to $57.0 million, partially offset by a $6.1 million decrease in rent from $47.8 million to $41.7 million. The increase in Fuel revenues was primarily due to an increase in diesel fuel prices partially offset by a decrease in diesel fuel volume of 18.9 million gallons, or 3.0%. The decrease in diesel fuel volume was primarily attributable to National's difficulty in maintaining a coordinated fleet marketing program and a reduction in the total number of National facilities. The increase in Nonfuel revenues and the decrease in rent were primarily due to the conversion of 11 formerly Leased Sites to Company-operated sites as well as the full year impact of six such conversions which occurred in 1995.

      GROSS PROFIT

      The Company's gross profit for 1996 was $231.8 million, compared to $206.9 million for 1995, an increase of $24.9 million, or 12.0%. In 1996, TA had gross profit of $143.2 million, compared to $130.5 million in 1995, an increase of $12.7 million, or 9.8%. The increase in TA's gross profit was primarily due to an increase in Nonfuel revenues and an increase in diesel fuel volume as described above. In 1996, National had gross profit of $88.6 million, compared to $76.5 million in 1995, an increase of $12.1 million, or 15.8%. The increase in National's gross profit was primarily due to the increase in Nonfuel revenues associated with the site conversions described above, which was partially offset by a decline in rent.

      OPERATING AND SELLING, GENERAL AND ADMINISTRATIVE EXPENSES


      The Company's operating expenses increased from $101.6 million in 1995 to $128.8 million in 1996. The increase in operating expenses was derived from an $8.0 million increase at TA and a $19.2 million increase at National. The Company's SG&A decreased from $43.2 million in 1995 to $42.3 million in 1996 principally due to a $4.9 million decrease at National, partially offset by a $3.5 million increase at TA. TA's operating expense increase was associated with an increase in Nonfuel revenues at existing TA TravelCenters and the addition of two new TA TravelCenters and of two stand-alone truck maintenance and repair shops as part of TABB (as defined). The increase in TA's SG&A was primarily due to expanded field support and training as well as planning and development costs. National's operating expense increase was related primarily to the site conversions described above. The decrease in National's SG&A was primarily due to a reduction in bad debt expense and reduced levels of financial assistance to franchisees.


      REFINANCING, TRANSITION AND DEVELOPMENT COSTS

      Refinancing, transition and development costs increased from $1.9 million in 1995 to $2.7 million in 1996. In 1996, refinancing costs incurred at National pursuant to the proposed Repurchase (including legal and financing costs) were $1.4 million compared to $0.8 million for 1995. In addition, at TA, transition and development expenses for 1996 were $1.3 million compared to $1.0 million for 1995. In 1996, these costs were incurred in pursuit of a potential acquisition as well as in connection with TA's expansion plan and the design of the TravelCenter prototype. In 1995, the costs also included expenses incurred as TA transitioned to a stand-alone operation.

      DEPRECIATION AND AMORTIZATION

      Depreciation and amortization for 1996 and 1995 were $27.0 and $22.6 million, respectively, an increase of $4.4 million. The increased level of depreciation is related to the capital expenditures discussed below.

      INCOME FROM OPERATIONS

      Income from operations for the Company for 1996 was $29.7 million as compared to $37.4 million in 1995, a decrease of $7.7 million. Income from operations for 1996 and 1995 was $17.1 million and $23.9 million, respectively, for National, while TA's income from operations was $13.3 for 1996 and $13.7 for 1995. The decrease at National is primarily attributable to the conversion of Leased Sites to Company-operated sites. This decrease resulted in part from start-up costs incurred upon conversion of the Leased Sites and the lack of a corporate infrastructure at National to manage Company-operated sites. This decrease in income from operations at National is also attributable to distractions associated with the Repurchase. EBITDA decreased from $62.1 million in 1995 to $60.7 million in 1996.

      INTEREST (INCOME) EXPENSE--NET

      Interest expense for 1996 was $20.8 million compared to $20.9 million for the same period in 1995.

1995 COMPARED TO 1994

      REVENUES

      The Company's revenues for 1995 were $839.8 million which was flat with 1994. TA's revenues increased by $11.7 million, while National's revenues decreased by $11.7 million.

      In 1995, TA had revenues of $386.5 million compared to $374.8 million in 1994, an increase of $11.7 million or 3.1%. This increase in revenues consisted of a $7.3 million increase in Fuel revenues from $207.0 million to $214.3 million, and a $4.4 million increase in Nonfuel revenues from $167.8 million to $172.2 million. The increase in Fuel revenues was primarily due to a 10.4 million gallon increase in diesel fuel volume, or 3.5%. Diesel fuel volume increased principally due to increases in sales to fleets (including increased sales through the Pathway Program, which began in November 1994).

      The TA Nonfuel increase was principally attributable to: (i) a $1.7 million, or 4.2%, increase in travel and convenience store revenues and (ii) a $1.6 million, or 27.0%, increase in fast food revenues primarily due to the installation of six new fast food kiosks.

      In 1995, National had revenues of $453.3 million compared to $465.0 million in 1994, a decrease of $11.7 million or 2.5%. This decrease in revenues consisted of a $20.6 million decrease in Fuel revenues from $396.7 million to $376.1 million, partially offset by a $9.4 million increase in Nonfuel revenues, from $19.9 million to $29.3 million. The decrease in Fuel revenues was primarily due to a decrease in diesel fuel volume of 21.1 million gallons, or 3.2%. This decrease is principally due to causes similar to those described above in the comparison of 1995 to 1996 results. The increase in Nonfuel revenues was primarily due to the conversion of six formerly Leased Sites to Company-operated sites during 1995.

      GROSS PROFIT

      The Company's gross profit for 1995 was $206.9 million, compared to $205.2 million for 1994, an increase of $1.7 million, or 0.8%. National's gross profit increased $2.6 million partially offset by TA's gross profit decrease of $0.9 million. In 1995, TA had gross profit of $130.5 million, compared to

$131.4 million in 1994, a decrease of $0.9 million, or 0.7%. The decrease in TA's gross profit was primarily due to a reduction in diesel margins partially offset by an increase in diesel fuel volume as described above. This decrease was further offset by an increase in 1995 of higher margin Nonfuel revenues totaling $4.4 million. In 1995, National had gross profit of $76.5 million, compared to $73.9 million in 1994, an increase of $2.6 million, or 3.5%. The increase in National's gross profit was primarily due to the increase in Nonfuel revenues associated with the site conversions described above.

      OPERATING AND SELLING, GENERAL AND ADMINISTRATIVE EXPENSES

      The Company's operating expenses increased from $101.0 million in 1994 to $101.6 million in 1995 and its SG&A increased from $35.4 million in 1994 to $43.2 million in 1995. The increase in operating expense was derived from a $1.8 million increase at National partially offset by a $1.2 million decrease at TA, and the increase in SG&A was primarily derived from a $8.9 million increase at National. TA's operating expense decrease was due to cost control programs implemented in late 1994. These programs included labor scheduling models for all profit centers, billboard optimization and inventory control programs. National's increase in operating expense increase was related primarily to the site conversions described above. The increase in National's SG&A was primarily due to increases in bad debt expense, financial assistance to franchisees and litigation costs.

      REFINANCING, TRANSITION AND DEVELOPMENT COSTS

      Refinancing, transition and development costs decreased from $5.5 million in 1994 to $1.9 million in 1995. In 1995, refinancing costs incurred at National pursuant to the proposed Repurchase were $0.8 million compared to $4.1 million for 1994, when the Company unsuccessfully pursued a public debt offering and related financings. In addition, at TA, transition and development expenses for 1995 were $1.0 million in 1995 compared to $1.4 million for 1994. In 1995, these costs were incurred in the development of TA's expansion plan and the design of the TA TravelCenter prototype as well as expenses incurred to continue the transition of TA to a stand-alone operation. In 1994, these costs only represented transition efforts to establish TA as an entity separate from BP.

      DEPRECIATION AND AMORTIZATION

      Depreciation and amortization costs for 1995 and 1994 were $22.6 and $20.3 million, respectively, a difference of $2.3 million. The increased levels of depreciation is related to the capital expenditures discussed below.

      INCOME FROM OPERATIONS

      Income from operations for the Company for 1995 was $37.4 million as compared to $43.2 million in 1994, a decrease of $5.8 million. Income from operations for 1995 and 1994 was $23.9 million and $30.0 million, respectively, for National, while TA's income from operations was essentially flat from 1994 to 1995. The decrease at National is primarily attributable to the increase in its SG&A, as described above, partially offset by a reduction in costs incurred in connection with the proposed Repurchase. EBITDA decreased from $69.0 million in 1994 to $62.1 million in 1995.

      INTEREST (INCOME) EXPENSE--NET

      Interest expense for 1995 was $20.9 million compared to $20.5 million in 1994.

LIQUIDITY AND CAPITAL RESOURCES


      The following discussion of liquidity and capital resources is based upon the TA Subsidiary and the National Subsidiary as combined for the years 1994, 1995 and 1996 and the three months ended March 31, 1996, and on the consolidated unaudited financial statements of the Company for the three months ended March 31, 1997, which are contained elsewhere in this Prospectus. The combined financial data for the years 1994, 1995 and 1996 are based on the audited cash flow statements of the TA Subsidiary and the National Subsidiary contained elsewhere in this Prospectus. The financial data for the three months ended March 31, 1996 are based on the unaudited cash flow statements of the TA Subsidiary and the National Subsidiary which are not contained in this Prospectus.

      On March 27, 1997, the Company was refinanced and currently has outstanding $290.5 million of indebtedness, consisting of $125.0 million principal amount of Subordinated Notes, $85.5 million principal amount of Senior Notes and an $80.0 million Term Facility. The Company also has a $40.0 million Revolving Facility, which, except for $1.5 million used for letters of credit, was not drawn upon at March 31, 1997. The Senior Notes have no amortization requirements until 2001, the Subordinated Notes are due 2007 and the Term Facility has annual amortization requirements of $500,000 until 2004 (see Note 6 of the unaudited financial statements for a more detailed explanation of the debt facilities).


      The Company's cash requirements consist principally of working capital needs, payments of principal and interest on outstanding indebtedness and capital expenditures, including expenditures for acquisitions, expansion and environmental upgrades. See "--Environmental Matters."


      Net cash provided by operating activities totaled $4.9 million in the first quarter of 1997 and $16.2 million in the first quarter of 1996. The decreased amount of cash provided by operations results from decreased earnings, largely due to payments made to former executives of the National Subsidiary upon their resignations, as well as from funding an increase in working capital primarily resulting from operating an increased number of Company-operated sites. Net cash provided by operating activities on a combined basis totaled $38.8 million in 1996, $27.3 million in 1995 and $32.4 million 1994. The change in net cash flows provided by operating activities in 1996 compared to 1995 was due to an increase in accounts payable and depreciation and amortization partially offset by a decrease in National's results of operations. The reduction in net cash flows provided by operating activities in 1995 as compared to 1994 was primarily due to the decline in National's results of operations.

      Net cash used in investing activities for the first quarter of 1997 was $5.6 million versus $8.2 million for the first quarter of 1996. The decrease in cash used in investing activities from 1996 to 1997 is attributable to a $3.8 million decrease in capital expenditures, partially offset by an $1.2 million increase in the amounts spent converting leased sites into Company-operated sites. Net cash used in investing activities totaled $28.5 million in 1996, $29.5 million in 1995 and $19.6 million in 1994. The decrease in cash used in investing activities in 1996 compared to 1995 was due to reduced capital expenditures. The increase in investing activities in 1995 compared to 1994 reflected increased capital expenditures, largely at National, to improve sites.

      Net cash flows provided by financing activities were $51.8 million for the first quarter of 1997 and $6.8 million for the first quarter of 1996. The increase in cash provided by financing activities reflects the refinancing completed by the Company on March 27, 1997, as described above. Net cash flows used in financing activities totaled $2.1 million in 1996, $18.1 million in 1995 and $5.5 million in 1994. The decrease in the amount of cash flows used in financing activities in 1996 from 1995 was due to National's borrowings of $14.0 million under its existing revolving loan agreement in 1996. The increase in 1995 from 1994 was due to scheduled increases in long-term debt payments.

      Interest payments on the Notes and the Senior Notes and interest and principal payments under the Credit Facilities represent significant cash requirements for the Company. On the Closing Date, following consummation of the Refinancing, the Company had outstanding approximately $290.5 million of indebtedness, consisting of $125.0 million principal amount of the Existing Notes, $85.5 million principal amount of the Senior Notes and the $80.0 million Term Facility. The Company also has a $40.0 million Revolving Credit Facility, which is undrawn, other than approximately $1.5 million (out of $20.0 million available) used for letters of credit. The Senior Notes have no amortization requirements until 2001 and the Term Facility has annual amortization requirements of $500,000 until 2004. See "Description of Senior Indebtedness."

      The Company expects to invest approximately $200 million in the Network between 1997 and the end of 2001 (with approximately $110 million of this amount to be spent by the end of 1998) in connection with the Capital Program to upgrade, rebrand, reimage and increase the number of the Network's TravelCenters. Approximately $50 million of the $200 million intended to be spent represents normal ongoing maintenance and related capital expenditures. The Company has budgeted expenditures in order to rebrand and reimage sites, purchase, install and upgrade information systems at certain sites, to make required environmental improvements and convert certain Leased Sites to Company-operated sites.

      The Company anticipates that it will be able to fund its 1997 working capital requirements and capital expenditures primarily from funds generated from the Refinancing, funds generated from operations, and, to the extent necessary, from borrowings under the Revolving Credit Facility. The Company's long-term liquidity requirements, including capital expenditures, are expected to be financed by a combination of internally generated funds, borrowings and other sources of external financing as needed.

ENVIRONMENTAL MATTERS

      The Company's operations and properties are subject to various Environmental Laws.


      The Company owns and uses USTs (as defined) and ASTs (as defined) at Company-operated locations and Leased Sites which must comply with certain statutory and regulatory requirements by December 22, 1998. The Company is making necessary upgrades to comply with those requirements. The Company incurred capital expenditures, maintenance, remediation and other environmental related costs of approximately $2.2 million, $4.0 million and $7.2 million in 1994, 1995 and 1996, respectively, and of approximately $1.3 million for the three months ended March 31, 1997. The majority of these expenditures were required to comply with the federally imposed 1998 UST regulations. The Company expects to spend a total of approximately $15 million to $20 million in 1997 and 1998 to complete the upgrade of USTs and other environmental related costs. The Company also expects to spend a total of approximately $6 million in 1997 and 1998 for certain one-time projects relating to control of wastewater and stormwater discharges and other matters. In addition, the Company has estimated the current ranges of remediation costs at currently active sites and what it believes will be its ultimate share for such costs after required indemnification and remediation is performed by Unocal and BP under the Environmental Agreements and has a reserve at March 31, 1997 of $798,000 for such matters.


      For additional information on environmental matters, see "Risk Factors--Environmental Liabilities" and "Business--Regulation--Environmental Regulation."

                               THE EXCHANGE OFFER

GENERAL

      The Company hereby offers, upon the terms and subject to the conditions set forth in this Prospectus and in the accompanying Letter of Transmittal (which together constitute the Exchange Offer), to exchange up to $125.0 million aggregate principal amount of New Notes for a like aggregate principal amount of Existing Notes properly tendered on or prior to the Expiration Date and not withdrawn as permitted pursuant to the procedures described below. The Exchange Offer is being made with respect to all of the Existing Notes. The total aggregate principal amount of Existing Notes and New Notes will in no event exceed $125.0 million.

      As of the date of this Prospectus, $125.0 million aggregate principal amount of the Existing Notes was outstanding. This Prospectus, together with the Letter of Transmittal, is first being sent on or about
     , 1997, to all holders of Existing Notes known to the Company. The Company's obligation to accept Existing Notes for exchange pursuant to the Exchange Offer is subject to certain conditions as set forth under "--Conditions to the Exchange Offer" below.

PURPOSE OF THE EXCHANGE OFFER

      The Existing Notes were issued by the Company on March 27, 1997 in a transaction exempt from the registration requirements of the Securities Act. Accordingly, the Existing Notes may not be reoffered, resold, or otherwise transferred in the United States unless so registered or unless an applicable exemption from the registration and prospectus delivery requirements of the Securities Act is available.

      In connection with the issuance and sale of the Existing Notes, the Company and each of the Subsidiary Guarantors entered into an Exchange and Registration Rights Agreement, dated as of March 27, 1997 (the "Registration Rights Agreement"), which requires the Company and each of the Subsidiary Guarantors to use its best efforts to file on or before May 26, 1997 (60 days after the date of issuance of the Existing Notes) a registration statement relating to the Exchange Offer (or a shelf registration statement relating to resales of the Existing Notes) and to cause the registration relating to the Exchange Offer or the shelf registration statement to become effective on or before August 9, 1997 (135 days after the date of issuance of the Existing Notes). The Exchange Offer is being made by the Company and each of the Subsidiary Guarantors to satisfy its obligations with respect to the Registration Rights Agreement.


      Based on no-action letters issued by the staff of the Commission to third parties in unrelated transactions, the Company believes that the New Notes issued pursuant to the Exchange Offer may be offered for resale, resold or otherwise transferred by holders thereof (other than (i) any such holder that is an "affiliate" of the Company within the meaning of Rule 405 under the Securities Act or (ii) any broker-dealer that purchases Notes from the Company to resell pursuant to Rule 144A or any other available exemption) without compliance with the registration and prospectus delivery requirements of the Securities Act, provided that such New Notes are acquired in the ordinary course of such holders' business and such holders have no arrangement or understanding with any person to participate in the distribution of such New Notes and are not participating in, and do not intend to participate in, the distribution of such New Notes. The Company has not sought, and does not intend to seek, its own no-action letter with regard to the Exchange Offer. Accordingly, there can be no assurance that the staff of the Commission would make a similar determination with respect to the Exchange Offer. Any holder of Existing Notes who tenders in the Exchange Offer for the purpose of participating in a distribution of the New Notes may be deemed to have received restricted securities and, if so, will be required to comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction. Thus, any New Notes acquired by such holders will not be freely transferable except in compliance with the Securities Act. See "--Consequences of Failure to Exchange; Resale of New Notes."

EXPIRATION DATE; EXTENSION; TERMINATION; AMENDMENT

      The Exchange Offer will expire at 5:00 P.M., New York City time, on [ ], 1997, unless the Company, in its sole discretion, has extended the period of time for which the Exchange Offer is open (such date, as it may be extended, is referred to herein as the "Expiration Date"). The Expiration Date will be at least 20 business days after the commencement of the Exchange Offer in accordance with Rule 14e-1(a) under the Exchange Act. In addition, the Company has agreed in the Registration Rights Agreement to keep the Exchange Offer open for not less than 30 days after the date that notice thereof is first mailed to the holders of the Existing Notes. The Company expressly reserves the right, at any time or from time to time, to extend the period of time during which the Exchange Offer is open, and thereby delay acceptance for exchange of any Existing Notes, by giving oral notice (promptly confirmed in writing) or written notice to the Exchange Agent and by giving written notice of such extension to the holders thereof or by timely public announcement communicated, unless otherwise required by applicable law or regulation, by making a release through the Dow Jones News Service, in each case, no later than 9:00 A.M. New York City time, on the next business day after the previously scheduled Expiration Date. During any such extension, all Existing Notes previously tendered will remain subject to the Exchange Offer unless properly withdrawn.

      In addition, the Company expressly reserves the right to terminate or amend the Exchange Offer and not to accept for exchange any Existing Notes not theretofore accepted for exchange upon the occurrence of any of the events specified below under "--Conditions to the Exchange Offer." If any such termination or amendment occurs, the Company will notify the Exchange Agent and will either issue a press release or give oral or written notice to the holders of the Existing Notes as promptly as practicable.

      For purposes of the Exchange Offer, the term "business day" has the meaning set forth in Rule 14d- 1(c)(6) under the Exchange Act.

PROCEDURES FOR TENDERING EXISTING NOTES

      The tender to the Company of Existing Notes by a holder thereof as set forth below and the acceptance thereof by the Company will constitute a binding agreement between the tendering holder and the Company upon the terms and subject to the conditions set forth in this Prospectus and in the accompanying Letter of Transmittal.

      A holder of Existing Notes may tender the same by (i) properly completing and signing the Letter of Transmittal or a facsimile thereof (all references in this Prospectus to the Letter of Transmittal shall be deemed to include a facsimile thereof) and delivering the same, together with the certificate or certificates representing the Existing Notes being tendered and any required signature guarantees, to the Exchange Agent at its address set forth below on or prior to the Expiration Date (or complying with the procedure for book-entry transfer described below) or (ii) complying with the guaranteed delivery procedures described below.

      THE METHOD OF DELIVERY OF EXISTING NOTES, LETTERS OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS IS AT THE ELECTION AND RISK OF THE HOLDERS. IF SUCH DELIVERY IS BY MAIL, IT IS RECOMMENDED THAT REGISTERED MAIL PROPERLY INSURED, WITH RETURN RECEIPT REQUESTED, BE USED. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO INSURE TIMELY DELIVERY. NO EXISTING NOTES OR LETTERS OF TRANSMITTAL SHOULD BE SENT TO THE COMPANY.

      Signatures on a Letter of Transmittal or a notice of withdrawal, as the case may be, must be guaranteed unless the Existing Notes surrendered for exchange pursuant thereto are tendered (i) by a registered holder of the Existing Notes who has not completed the box entitled "Special Issuance Instructions" or "Special Delivery Instructions" on the Letter of Transmittal or
(ii) for the amount of an

Eligible Institution (as defined below). In the event that signatures on a Letter of Transmittal or a notice of withdrawal, as the case may be, are required to be guaranteed, such guarantees must be by a firm which is a member of a registered national securities exchange or a member of the National Association of Securities Dealers, Inc. or by a clearing agency, an insured credit union, a savings association or a commercial bank or trust company having an office or correspondent in the United States (collectively, "Eligible Institutions"). If Existing Notes are registered in the name of a person other than a signer of the Letter of Transmittal, the Existing Notes surrendered for exchange must be endorsed by, or be accompanied by a written instrument or instruments of transfer or exchange, in satisfactory form as determined by the Company in its sole discretion, duly executed by the registered holder with the signature thereon guaranteed by an Eligible Institution.

      The Exchange Agent will make a request within two business days after the date of receipt of this Prospectus to establish accounts with respect to the Existing Notes at the book-entry transfer facility, The Depository Trust Company, for the purpose of facilitating the Exchange Offer, and subject to the establishment thereof, any financial institution that is a participant in the book-entry transfer facility's system may make book-entry delivery of Existing Notes by causing such book-entry transfer facility to transfer such Existing Notes into the Exchange Agent's account with respect to the Existing Notes in accordance with the book-entry transfer facility's procedures for such transfer. Although delivery of Existing Notes may be effected through book-entry transfer into the Exchange Agent's account at the book-entry transfer facility, an appropriate Letter of Transmittal with any required signature guarantee and all other required documents must in each case be transmitted to and received or confirmed by the Exchange Agent at its address set forth below on or prior to the Expiration Date, or, if the guaranteed delivery procedures described below are complied with, within the time period provided under such procedures.

      If a holder desires to accept the Exchange Offer and time will not permit a Letter of Transmittal or Existing Note to reach the Exchange Agent before the Expiration Date or the procedure for book-entry transfer cannot be completed on a timely basis, a tender may be effected if the Exchange Agent has received at its address set forth below on or prior to the Expiration Date a letter, telegram or facsimile transmission from an Eligible Institution setting forth the name and address of the tendering holder, the names in which the Existing Notes are registered and, if possible, the certificate numbers of the Existing Notes to be tendered, and stating that the tender is being made thereby and guaranteeing that within three business days after the Expiration Date the Existing Notes in proper form for transfer (or a confirmation of book-entry transfer of such Existing Notes into the Exchange Agent's account at the book-entry transfer facility), will be delivered by such Eligible Institution together with a properly completed and duly executed Letter of Transmittal (and any other required documents). Unless Existing Notes being tendered by the above-described method are deposited with the Exchange Agent within the time period set forth above (accompanied or preceded by a properly completed Letter of Transmittal and any other required documents), the Company may, at its option, reject the tender. Copies of a Notice of Guaranteed Delivery which may be used by Eligible Institutions for the purposes described in this paragraph are available from the Exchange Agent.

      A tender will be deemed to have been received as of the date when (i) the tendering holder's properly completed and duly signed Letter of Transmittal accompanied by the Existing Notes (or a confirmation of book-entry transfer of such Existing Notes into the Exchange Agent's account at the book-entry transfer facility) is received by the Exchange Agent, or (ii) a Notice of Guaranteed Delivery or letter, telegram or facsimile transmission to similar effect (as provided above) from an Eligible Institution is received by the Exchange Agent. Issuances of New Notes in exchange for Existing Notes tendered pursuant to a Notice of Guaranteed Delivery or letter, telegram or facsimile transmission to similar effect (as provided above) by an Eligible Institution will be made only against deposit of the Letter of Transmittal (and any other required documents) and the tendered Existing Notes.

      All questions as to the validity, form, eligibility (including time of receipt) and acceptance of Existing Notes tendered for exchange will be determined by the Company in its sole discretion, which determination shall be final and binding. The Company reserves the absolute right to reject any and all tenders of any particular Existing Notes not properly tendered or to not accept any particular Existing Notes which acceptance might, in the judgment of the Company or its counsel, be unlawful. The Company also reserves the absolute right to waive any defects or irregularities or conditions of the Exchange Offer as to any particular Existing Notes either before or after the Expiration Date (including the right to waive the ineligibility of any holder who seeks to tender Existing Notes in the Exchange Offer). The interpretation of the terms and conditions of the Exchange Offer as to any particular Existing Notes either before or after the Expiration Date (including the Letter of Transmittal and the instructions thereto) by the Company shall be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of Existing Notes for exchange must be cured within such reasonable period of time as the Company shall determine. Neither the Company, the Exchange Agent nor any other person shall be under any duty to give notification of any defect or irregularity with respect to any tender of Existing Notes for exchange, nor shall any of them incur any liability for failure to give such notification.

      If the Letter of Transmittal is signed by a person or persons other than the registered holder or holders of Existing Notes, such Existing Notes must be endorsed or accompanied by appropriate powers of attorney, in either case signed exactly as the name or names of the registered holder or holders appear on the Existing Notes.

      If the Letter of Transmittal or any Existing Notes or powers of attorney are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing and, unless waived by the Company, proper evidence satisfactory to the Company of their authority to so act must be submitted.

      By tendering, each holder will represent to the Company in the Letter of Transmittal that, among other things, the New Notes acquired pursuant to the Exchange Offer are being acquired in the ordinary course of business of the person receiving such New Notes, whether or not such person is the holder, that neither the holder nor any such other person has an arrangement or understanding with any person to participate in the distribution of such New Notes, that neither the holder nor any such other person is participating in or intends to participate in the distribution of such New Notes and that neither the holder nor any such other person is an "affiliate," as defined under Rule 405 of the Securities Act, of the Company.

      Each broker-dealer that receives New Notes for its own account in exchange for Existing Notes, where such Existing Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such New Notes. See "Plan of Distribution."

WITHDRAWAL RIGHTS

      Tenders of Existing Notes may be withdrawn at any time prior to the Expiration Date.

      For a withdrawal to be effective, a written notice of withdrawal sent by telegram, facsimile transmission (receipt confirmed by telephone) or letter must be received by the Exchange Agent prior to the Expiration Date at its address set forth below. Any such notice of withdrawal must (i) specify the name of the person having tendered the Existing Notes to be withdrawn (the "Depositor"),
(ii) identify the Existing Notes to be withdrawn (including the certificate number or numbers and principal amount of such Existing Notes), (iii) be signed by the holder in the same manner as the original signature on the Letter of Transmittal by which such Existing Notes were tendered or as otherwise described above (including any required signature guarantees) or be accompanied by documents of transfer sufficient to have the Trustee under the Indenture register the transfer of such Existing Notes into the name of the person withdrawing the tender and (iv) specify the name in which any such Existing Notes are to be registered, if different from that of the depositor. All questions as to the validity, form and eligibility (including time of receipt) of such notices will be determined by the Company in its sole discretion, which determination will be final and binding on all parties. Any Existing Notes so withdrawn will be deemed not to have been validly tendered for exchange for purposes of the Exchange Offer. Any Existing Notes which have been tendered for exchange and which are properly withdrawn will be returned to the holder thereof without cost to such holder as soon as practicable after such withdrawal. Properly withdrawn Existing Notes may be retendered by following one of the procedures described under "--Procedures for Tendering Existing Notes" above at any time on or prior to the Expiration Date.

ACCEPTANCE OF EXISTING NOTES FOR EXCHANGE; DELIVERY OF NEW NOTES

      Upon satisfaction or waiver of all of the conditions to the Exchange Offer, the Company will accept, promptly after the Expiration Date, all Existing Notes properly tendered and will issue the New Notes promptly after acceptance of the Existing Notes. See "--Conditions to the Exchange Offer" below. For purposes of the Exchange Offer, the Company shall be deemed to have accepted properly tendered Existing Notes for exchange when, as and if the Company has given oral and written notice thereof to the Exchange Agent.

      For each Existing Note accepted for exchange, the holder of such Existing Note will receive a New Note having a principal amount equal to that of the surrendered Existing Note.

      In all cases, issuance of New Notes for Existing Notes that are accepted for exchange pursuant to the Exchange Offer will be made only after timely receipt by the Exchange Agent of certificates for such Existing Notes or a timely Book-Entry Confirmation of such Existing Notes into the Exchange Agent's account at the Book-Entry Transfer Facility, a properly completed and duly executed Letter of Transmittal and all other required documents. If any tendered Existing Notes are not accepted for any reason set forth in the terms and conditions of the Exchange Offer or if Existing Notes are submitted for a greater principal amount than the holder desires to exchange, such unaccepted or non-exchanged Existing Notes will be returned without expense to the tendering holder thereof (or, in the case of Existing Notes tendered by book-entry transfer into the Exchange Agent's account at the Book-Entry Transfer Facility pursuant to the book-entry transfer procedures described below, such non-exchanged Existing Notes will be credited to an account maintained with such Book-Entry Transfer Facility) as promptly as practicable after the expiration of the Exchange Offer.

CONDITIONS TO THE EXCHANGE OFFER

      Notwithstanding any other provision of the Exchange Offer, the Company shall not be required to accept for exchange, or to issue New Notes in exchange for, any Existing Notes and may terminate or amend the Exchange Offer if at any time before the acceptance of such Existing Notes for exchange or the exchange of the New Notes for such Existing Notes any of the following events shall occur:

          (i) any injunction, order or decree shall have been issued by any court or any governmental agency that would prohibit, prevent or otherwise materially impair the ability of the Company to proceed with the Exchange Offer; or

          (ii) the Exchange Offer shall violate any applicable law or any applicable interpretation of the staff of the Commission.

      The foregoing conditions are for the sole benefit of the Company and may be asserted by the Company regardless of the circumstances giving rise to any such condition or may be waived by the Company in whole or in part at any time from time to time in its sole discretion. The failure by the

Company at any time to exercise any of the foregoing rights shall not be deemed a waiver of any such right and each such right shall be deemed an ongoing right which may be asserted at any time and from time to time.

      In addition, the Company will not accept for exchange any Existing Notes tendered, and no New Notes will be issued in exchange for any such Existing Notes, if at such time any stop order shall be threatened or in effect with respect to the Registration Statement of which this Prospectus constitutes a part or the qualification of the Indenture under the Trust Indenture Act of 1939 (the "TIA"). In any such event the Company is required to use every reasonable effort to obtain the withdrawal of any stop order at the earliest possible time.

      The Exchange Offer is not conditioned upon any minimum principal amount of Existing Notes being tendered for exchange.

EXCHANGE AGENT


      State Street Bank and Trust Company has been appointed as the Exchange Agent for the Exchange Offer. All executed Letters of Transmittal should be directed to the Exchange Agent at one of the addresses set forth below. Questions and requests for assistance, requests for additional copies of this Prospectus or of the Letter of Transmittal and requests for Notices of Guaranteed Delivery should be directed to the Exchange Agent addressed as follows:



         BY MAIL:                      BY HAND:             BY OVERNIGHT MAIL OR COURIER:

   State Street Bank and        State Street Bank and           State Street Bank and
       Trust Company                 Trust Company                   Trust Company
Corporate Trust Department    Corporate Trust Department      Corporate Trust Department
       P.O. Box 778                  Fourth Floor                    Fourth Floor
   Boston, MA 02102-0078       Two International Place         Two International Place
                                   Boston, MA 02110               Boston, MA 02110

                               For information, call:
                                   (800) 531-0368
                               Confirm: (617) 664-5456
                                 Fax: (617) 664-5739


      DELIVERY OF THIS INSTRUMENT TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE OTHER THAN AS SET FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY.




SOLICITATION OF TENDERS; FEES AND EXPENSES

      The Company has not retained any dealer-manager in connection with the Exchange Offer and will not make any payment to brokers, dealers or others soliciting acceptances of the Exchange Offer. The Company, however, will pay the Exchange Agent reasonable and customary fees for its services and will reimburse it for its reasonable out-of-pocket expenses in connection therewith. The cash expenses to be incurred by the Company in connection with the Exchange Offer will be paid by the Company.

      No person has been authorized to give any information or to make any representations in connection with the Exchange Offer other than those contained in this Prospectus. If given or made, such information or representations should not be relied upon as having been authorized by the Company.

      Neither the delivery of this Prospectus nor any exchange made hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of the Company since the respective dates as of which information is given herein. The Exchange Offer is not being made to (nor will tenders be accepted from or on behalf of) holders of Existing Notes in any jurisdiction in which the making of the Exchange Offer or the acceptance thereof would not be in compliance with the laws of such jurisdiction.

TRANSFER TAXES

      The Company will pay all transfer taxes, if any, applicable to the exchange of Existing Notes for New Notes pursuant to the Exchange Offer. However, holders who instruct the Company to register New Notes in the name of, or request that Existing Notes not tendered or not accepted in the Exchange Offer be returned to, a person other than the registered tendering holder will be responsible for the payment of any applicable transfer tax thereon.

ACCOUNTING TREATMENT

      The New Notes will be recorded at the carrying value of the Existing Notes as reflected in the Company's accounting records on the date of the exchange. Accordingly, no gain or loss for accounting purposes will be recognized by the Company upon the exchange of New Notes for Existing Notes. Expenses incurred in connection with the issuance of the New Notes will be amortized over the term of the New Notes.

CONSEQUENCES OF FAILURE TO EXCHANGE; RESALES OF NEW NOTES

      Holders of Existing Notes who do not exchange their Existing Notes for New Notes pursuant to the Exchange Offer will continue to be subject to the restrictions on transfer of such Existing Notes as set forth in the legend thereon as a consequence of the issuance of the Existing Notes pursuant to the exemptions from, or in transactions not subject to, the registration requirements of the Securities Act and applicable state securities laws. Existing Notes not exchanged pursuant to the Exchange Offer will continue to remain outstanding in accordance with their terms. In general, the Existing Notes may not be offered or sold unless registered under the Securities Act, except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. The Company does not currently anticipate that it will register the Existing Notes under the Securities Act. However, (i) if the Initial Purchaser so requests with respect to Existing Notes not eligible to be exchanged for New Notes in the Exchange Offer and held by it following consummation of the Exchange Offer, (ii) if any holder of Existing Notes is not eligible to participate in the Exchange Offer or, in the case of any holder of Existing Notes that participates in the Exchange Offer, does not receive freely tradable New Notes in exchange for Existing Notes or (iii) if the Exchange Offer is not completed with respect to tendered Existing Notes on or before September 8, 1997, the Company is obligated to file a shelf registration statement (a "Shelf Registration Statement") on the appropriate form under the Securities Act relating to the Existing Notes.


      Based on certain no-action letters issued by the staff of the Commission to third parties in unrelated transactions, the Company believes that New Notes issued pursuant to the Exchange Offer may be offered for resale, resold or otherwise transferred by holders thereof (other than (i) any such holder which is an "affiliate" of the Company within the meaning of Rule 405 under the Securities Act or (ii) any broker-dealer that purchases Notes from the Company to resell pursuant to Rule 144A or any other available exemption) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such New Notes are acquired in the ordinary course of such holders' business and such holders have no arrangement or understanding with any person to participate in the distribution of such New Notes and are not participating in, and do not intend to participate in, the distribution of such New Notes. The Company has not sought, and does not intend to seek, its own no-action letter with regard to the Exchange

Offer. Accordingly, there can be no assurance that the staff of the Commission would make a similar determination with respect to the Exchange Offer. If any holder has any arrangement or understanding with respect to the distribution of the New Notes to be acquired pursuant to the Exchange Offer, such holder (i) could not rely on the applicable interpretations of the staff of the Commission and (ii) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction. A broker-dealer who holds Existing Notes that were acquired for its own account as a result of market making or other trading activities may be deemed to be an "underwriter" within the meaning of the Securities Act and must, therefore, deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of New Notes. Each such broker-dealer that receives New Notes for its own account in exchange for Existing Notes, where such Existing Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge in the Letter of Transmittal that it will deliver a prospectus in connection with any resale of such New Notes. See "Plan of Distribution."


      In addition, to comply with the securities laws of certain jurisdictions, if applicable, the New Notes may not be offered or sold unless they have been registered or qualified for sale in such jurisdiction or an exemption from registration or qualification is available and is complied with. The Company has agreed, pursuant to the Registration Rights Agreement and subject to certain specified limitations therein, to register or qualify the New Notes for offer or sale under the securities or blue sky laws of such jurisdictions as any holder of the Existing Notes reasonably requests in writing.

      Participation in the Exchange Offer is voluntary, and holders of Existing Notes should carefully consider whether to participate. Holders of the Existing Notes are urged to consult their financial and tax advisors in making their own decision on what action to take.

      As a result of the making of, and upon acceptance for exchange of all validly tendered Existing Notes pursuant to the terms of, this Exchange Offer, the Company and the Subsidiary Guarantors will have fulfilled a covenant contained in the Registration Rights Agreement. Holders of Existing Notes who do not tender their Existing Notes in the Exchange Offer will continue to hold such Existing Notes and will be entitled to all the rights, and limitations applicable thereto, under the Indenture, except for any such rights under the Registration Rights Agreement that by their terms terminate or cease to have further effectiveness as a result of the making of this Exchange Offer. See "Description of Existing Notes." All untendered Existing Notes will continue to be subject to the restrictions on transfer set forth in the Indenture. To the extent that Existing Notes are tendered and accepted in the Exchange Offer, the trading market for untendered Existing Notes could be adversely affected.

      The Company may in the future seek to acquire untendered Existing Notes in open market or privately negotiated transactions, through subsequent exchange offers or otherwise.

                                    BUSINESS

COMPANY OVERVIEW


      The Company owns, operates and franchises more travel centers in the United States than any of its competitors, with 163 network sites nationwide, including 134 Company-owned locations. The Company's TravelCenters are full service facilities offering a broad range of Fuel and Nonfuel products, services and amenities to trucking fleets, professional truck drivers and other motorists. In addition to diesel fuel and gasoline, the TravelCenters provide truck maintenance and repair services and products, full service and fast food dining, travel and convenience stores, telecommunications services and various hospitality and rest-related amenities. This broad range of products and services distinguishes the TravelCenters from traditional truckstops, which focus on the sale of diesel fuel, and provides diverse revenue sources for the Company. For the twelve months ended December 31, 1996, the Company sold 967.8 million gallons of diesel fuel and had pro forma consolidated net revenues and EBITDA of $1,033.5 million and $63.4 million, respectively.


      The Company is the only travel center or truckstop network operator in the United States able to provide such comprehensive services and facilities to long-haul truck drivers and fleets on a nationwide basis. The Company's strategically positioned TravelCenters, which are located at key points on interstate highways in 36 states, enable trucking fleets and drivers to utilize the Company's TravelCenters as their supplier of choice for Fuel and Nonfuel products and services on major trucking routes. The Company's integrated information systems for billing and truck maintenance and repairs further enhance operating efficiencies for the Company's large fleet customers and strengthen these important relationships. Management believes that the Company's broad range of products and services together with its comprehensive geographic coverage has enabled the Company to become the largest supplier of diesel fuel to the three largest and five of the six largest long-haul trucking fleets in the United States. The Company's position as a leading supplier of diesel fuel to major trucking fleets positions it to continue to increase its sales of higher margin Nonfuel products and services to fleets, their drivers and independent drivers.


      The Company owns and operates two separate travel center networks, each of which has operated for more than 30 years: the TA Network, with 48 sites (40 Company-owned and operated sites and eight Franchisee-Owner Sites), operating under the Company-owned "Truckstops of America" and "TA" trademarks, and the National Network, with 115 sites (34 Company-owned and operated sites, 60 Leased Sites and 21 Franchisee-Owner Sites), operating under the licensed "Unocal 76" and related trademarks. Historically, under the Company's ownership, each of the Existing Networks has been separately managed and financed. The Company believes it has identified a significant opportunity to improve its operating results by combining the premier locations and long-standing fleet relationships of the larger National Network with the strong brand image, complementary strategic locations, established fleet relationships and proven management expertise of the TA Network within a single Network operating under the well-regarded "TA" brand.


      In connection with the Combination Plan, the Company is pursuing a business strategy which management believes will increase diesel fuel volume (in particular with fleets), expand the sale of higher margin Nonfuel products and services, increase operating efficiency and continue to broaden the Company's customer base (see "--Business Strategy"). This business strategy is consistent with the strategy that the TA management team successfully implemented at TA since 1993. The existing TA management team, which has recently assumed control of both Existing Networks, will manage the combined Network. From 1993 to 1996, the TA strategy has resulted in a 10% increase in diesel fuel volume, a 14% increase in Nonfuel revenues and a 32% increase in EBITDA at TA. In 1996, Company-owned and operated TA sites had total Nonfuel revenues of $180.1 million, and average Nonfuel revenues and diesel fuel sales per site of $4.6 million and 8.7 million gallons, respectively (in the case of sites not owned and operated by the Company for all of 1996, such average reflects annualized results based on actual results during the period of Company operation), while Company-owned and operated National sites had total Nonfuel revenues of $38.5 million, and average Nonfuel revenues and diesel fuel sales per site of $2.8 million and 5.6 million gallons, respectively (calculated as described above in the case of sites not owned and operated by the Company for all of 1996). Based on its experience at TA, management believes there are opportunities to improve the operating performance of the National locations joining the combined Network. The Company intends to capitalize on these opportunities through the implementation of its business strategy and the Capital Program described below.


      The Company has initiated a capital program to upgrade, rebrand, reimage and increase the number of the combined Network's TravelCenters. Under this Capital Program, the Company intends to invest approximately $200 million in the Network's sites by the end of 2001, with approximately $110 million to be spent by the end of 1998. In addition, pursuant to the Combination Plan, the Company expects to rationalize the combined Network by selling 23 Company-owned National sites (six of which are Company-operated) and terminating the franchise relationships with an additional 17 National sites. Since March 24, 1997, the Company has sold one previously Company-owned site to the former National Operator of that site and has terminated franchise relationships with respect to six former National Franchisee-Owner Sites. Upon completion of this rationalization, the Network is expected to be comprised of 123 TA branded facilities in 36 states versus 163 TA and National branded facilities in 36 states as of June 15, 1997. In 1996, the 23 Company-owned sites which are planned to be sold as part of the Combination Plan, together with the one Company-owned site which has already been sold, contributed approximately $12 million of EBITDA, while the 17 franchised sites planned to be terminated, together with the six sites already terminated, contributed approximately $2 million of EBITDA. For a description of the specific components of the Combination Plan and the Capital Program, see "The Refinancing, the Combination Plan and the Capital Program."


COMPETITIVE ADVANTAGES

      The Company believes that the following competitive advantages provide it with an attractive foundation upon which to implement the Combination Plan and the Capital Program, further improve its marketing strength and operating performance and strengthen its position as an industry leader:


      o LARGEST FULL SERVICE TRAVEL CENTER NETWORK. Upon completion of the Combination Plan, the Company will operate the nation's largest and only nationwide network of full service travel centers with 123 sites in 36 states, of which 111 will be Company-owned. The Company is the only travel center network operator that offers truck maintenance and repair services at virtually every location. In addition, the Company is the only industry participant with a centralized procurement, warehousing and distribution system. These factors, among others, have positioned the Company to offer its products and services at competitive prices throughout the United States, which is particularly attractive to long-haul trucking fleet customers. The Company believes that the unique combination of its size and the comprehensive scope of products and services it offers would be difficult for any competitor to replicate.


      o STRATEGIC LOCATIONS. The Company's TravelCenters are located at convenient intervals and will enable drivers to make stops within the same network system across the country. Management believes that the strategic geographic distribution of the Company's TravelCenters enhances the operating efficiency of its fleet customers and positions the Company to continue to increase fleet business. Most of the Existing Network properties were purchased 15 to 20 years ago when real estate along the interstate highway system was more readily available than it is today. Management estimates that the cost of duplicating the average Network site would be approximately $6 million to $8 million. Management believes that the Company's Network of sites could not be easily duplicated due to the limited availability of well-situated locations, increasingly restrictive zoning regulations and significant construction costs.

      o STRONG FLEET RELATIONSHIPS. The Company sells more diesel fuel to the three largest and five of the six largest long-haul trucking fleets than any other travel center or truckstop operator, primarily due to the size of its networks and the broad range of services the Company provides to these fleets, including centralized billing, volume discount pricing, truck and cargo security and other driver amenities. In addition, the TA Network currently offers an industry leading 24-hour truck maintenance and repair service and a warranty program honored system-wide. As part of the Combination Plan, the National Network truck maintenance, repair and warranty program will be upgraded to the TA standard. Fleet relationships provide directed diesel fuel volume to the Company, reducing its dependence on individual customers. Fleet relationships also increase Nonfuel related revenues as fleet drivers are generally required by their employers to stop for diesel fuel and truck maintenance and repair services only at facilities where the fleet maintains an account. The Company estimates that fleet accounts represented approximately 75% and 60%, respectively, of the TA Network's and the National Network's total diesel fuel volume sold in 1996, although no single fleet accounted for more than 8% of either TA's or National's total diesel fuel volume. TA and National together currently have supply relationships with each of the 25 largest long-haul trucking fleets, and only one fleet represents one of the ten largest customers of both TA and National.

      o DIVERSIFIED REVENUE AND EARNINGS SOURCES. In 1996, TravelCenters owned and operated by the Company derived 36% of their total revenues and 74% of their gross profit from their broad array of Nonfuel products and services such as truck maintenance and repair shops, full service and fast food restaurants, travel and convenience stores, motels, telecommunications, truck weighing stations and other services. The relationship between revenues and gross profit arose because in 1996, the Company-operated TravelCenters earned gross margins of approximately 57% on Nonfuel revenues compared to approximately 11% on diesel fuel revenues. This diversity of gross profit sources among various profit centers distinguishes the Company from pumper-only competitors that rely heavily on profits generated by diesel fuel sales and often are unable substantially to expand their Nonfuel offerings due to real estate constraints at their sites or other factors.

      o NATIONALLY RECOGNIZED BRANDS. The TravelCenters feature a variety of well recognized national brands which attract professional truck drivers, motorists and other customers who often satisfy both Fuel and Nonfuel needs at the same stop. The Company's nationally recognized fast food and motel brands include Burger King, Dunkin' Donuts, Kentucky Fried Chicken, Long John Silver's, Pizza Hut, Sbarro, Subway, Taco Bell, DayStop, HoJo Inn and Travelodge. The Company also offers such well recognized gasoline brands as BP, Exxon, Mobil, Shell and Unocal 76. This portfolio of brands strongly appeals to what market research indicates are customers' priorities of quality, convenience and consistency of product offerings, as well as cleanliness and safety.

      o STRONG MANAGEMENT TEAM. The Company's senior management team, led by Edwin P. Kuhn, the President and CEO, has an average of over 21 years of experience in the travel center, truckstop and related industries. From 1993 to 1996, the TA strategy has resulted in a 10% increase in diesel fuel volume, a 14% increase in Nonfuel revenues and a 32% increase in EBITDA at TA.

BUSINESS STRATEGY

      The Company's strategy is to enhance its operating margins and strengthen its position as a leading owner, operator and franchisor of travel centers in the United States. In managing the integrated Network, the Company intends to implement across the larger National Network the same strategy which it successfully employed at the TA Network. The key components of this strategy include the following initiatives:

      o INCREASE DIESEL FUEL VOLUME. By more competitively pricing its diesel fuel, TA has increased its diesel fuel volume. By implementing a similar pricing strategy, the Company believes it can increase diesel fuel volume at National sites that join the Network. At Company-owned and operated National sites,





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management is currently implementing TA's pricing strategy by selectively reducing posted prices and negotiating fleet business at greater discounts. The Company intends to offer its franchisees that operate National sites more competitive wholesale fuel pricing and certain other incentives. Although the Company cannot establish the prices at which its franchisees sell diesel fuel, the Company expects these incentives to result in consistently reduced diesel prices across the Network. The Company also believes that multiple visits to TravelCenters by drivers initially attracted by competitive diesel fuel pricing enhances driver loyalty toward the Company's Nonfuel offerings. As part of its business strategy, the Company plans to extend to all Network locations TA's "Loyal Fueler" program, which is similar to airline frequent flyer programs and which encourages drivers to select the Company's TravelCenters for their Fuel and Nonfuel stops. The increase in customer traffic associated with Fuel patrons provides the Company with an additional opportunity to sell higher margin Nonfuel products and services.

      o EXPAND NONFUEL PRODUCTS AND SERVICES. The Company intends to expand its offering of higher margin Nonfuel products and services in order to maximize the Nonfuel revenue captured from each customer stop at a Network TravelCenter. In addition to its existing broad range of Nonfuel products and services, the Capital Program will allow the Company to add additional fast food kiosks and food courts, expand and reformat travel and convenience stores, improve truck maintenance and repair shops at National sites which join the Network and construct new stand-alone truck maintenance and repair shops at selected locations.

      o INCREASE OPERATING EFFICIENCY. The Company has established a cost reduction program at TA through which TA is realizing decreased labor costs by investing in systems such as fuel island automation and by reducing overtime expenses through improved labor scheduling. TA has also created operating efficiencies by utilizing centralized purchasing and distribution. The current management team reduced operating expenses as a percentage of Nonfuel revenues for TA from 59% in 1993 to 54% in 1996, representing annual savings of approximately $9 million based on TA's 1996 Nonfuel revenues. Management expects to realize further operating efficiencies by implementing these initiatives at the Company-operated National sites joining the Network and to achieve corporate overhead savings by consolidating National's headquarters (historically located in Tennessee) into TA's Westlake, Ohio headquarters. The Company expects to realize corporate overhead savings, before one-time transition charges, of up to $3.0 million in 1997, increasing to up to $6.0 million by 1999.

      o BROADEN CUSTOMER BASE. The Company is in the process of expanding its offering of nationally recognized, branded products and reimaging and upgrading its sites (primarily National sites joining the Network) in order to attract additional non-trucking customers, such as interstate motorists, recreational vehicle travelers, long distance bus operators and their passengers and local residents. The Company's market research indicates that these customers' primary priorities are quality, convenience and consistency of product offerings as well as cleanliness and safety, rather than price. By prominently featuring nationally recognized brands which convey these qualities, the Company expects to improve its appeal to these relatively price insensitive customers.

THE INDUSTRY

      The United States travel center and truckstop industry is fragmented and the ability of industry participants to add new sites is hindered by the limited availability of suitable locations along or near interstate highways and the substantial capital costs associated with constructing new full service facilities (approximately $6 million to $10 million per site). In the United States, there are generally two types of facilities designed to service the trucking industry: pumper-only truckstops, which provide fuel, typically at discounted prices, with limited additional services, and full service travel centers, such as those in the Company's networks, which have a diversity of revenue sources derived from a broad range of product and service offerings to fleet and independent truck drivers and nontruck traffic, including Fuel products, fast food and casual dining restaurants, hotel accommodations, truck maintenance and repair products and





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services, truck weighing scales, electronic data networks which enable fleets to monitor the location of their vehicles, to communicate messages to drivers and to control their drivers' fuel purchase and maintenance and repair decisions, telecommunication services, banking services, drivers' lounges, arcades, specialized travel and convenience stores, barber shops, laundry facilities, showers, truck washes and secure parking areas. Company research indicates that in general only one of every three stops a truck driver makes on a long distance route is for fuel. By offering a wide variety of Nonfuel products and services, a full service network operator such as the Company positions itself to capture the maximum revenue possible at both fueling and nonfueling stops. Based on industry data, the Company believes that there are approximately 2,500 travel centers and truckstops nationwide, of which approximately 500 are full service travel centers. Only ten travel center or truckstop chains in the United States have 25 or more locations, which the Company believes is the approximate minimum number required to provide regional coverage. Only six of these chains
(including TA and National) currently operate 25 or more full service travel centers. The Company is the only travel center network operator offering full service on a nationwide basis.

      According to the National Association of Truck Stop Operators, travel centers and truckstops generated revenues of approximately $30 billion in 1996 in the following categories:



    Fuel sales....................................................      62%
    Restaurants...................................................       9%
    Retail operations.............................................       7%
    Other (1).....................................................      22%
                                                                     ------
       Total......................................................     100%
                                                                     ======

-----------

(1) Includes truck maintenance and repair products and services, truck weighing scales, amusements, telecommunications, showers, laundry and other hospitality services.


         The industry's principal customers, accounting for the majority of diesel fuel volume, are long-haul trucking companies. Most long-haul truck drivers make trips of several days' duration and have access to a limited number of self-fueling terminals. For this reason, most long-haul trucking companies purchase a majority of their diesel fuel at travel centers and truckstops, as opposed to trucking company-owned terminals.

         Over the last 20 years, trucks have increasingly become preferred over rail by shippers as a method of transporting goods long and short distances. As a result, according to the United States Department of Transportation (the "DOT"), there was a relatively steady increase in the demand for highway diesel fuel from 1970 to 1996. Even during economic recessions, demand for diesel fuel has remained flat or decreased relatively insignificantly. Although the fuel efficiency for trucks has improved and continues to improve, the continuing growth of the trucking industry has heretofore helped to mitigate the negative effects fuel efficiency would otherwise have had on diesel fuel demand. Demand for diesel fuel is also relatively stable throughout the year, with slight decreases typically in February and slight increases typically in October.

         Since the deregulation of the trucking industry in 1980, the long-haul trucking industry has become increasingly dominated by large, relatively more efficient trucking fleets. Corporate relationships between fleets and full service travel center networks like TA and National provide various benefits to fleets, including consolidated billing, truck maintenance and repair warranties honored on a network-wide basis, the ability to monitor repair and billing information for its individual trucks and drivers and the provision of food, accommodations, telecommunications and various amenities to fleet drivers. Fleets also prefer to





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maintain relationships with travel center and truckstop chains in order to consolidate fuel purchases and therefore to negotiate lower fuel prices. Generally, in exchange for minimum monthly volume purchases, fleets negotiate to purchase diesel fuel at prices discounted from the street prices from travel center and truckstop chains. As a consequence, while the Company projects that diesel fuel volume will grow as fleet volume increases, the Company also anticipates an associated decrease in diesel fuel gross margins on a per gallon basis. However, the increase in customer traffic from fleet drivers associated with additional fuel volume provides the Company with an opportunity to increase its higher-margin Nonfuel revenues. In 1996, 75% of the average Company-owned TA site's gross profit was generated from Nonfuel sales.

         Deregulation in the trucking industry (which has imposed price pressure on trucking fleets), the growth of fleet bargaining power and a general decline in oil prices has created an environment of generally declining fuel margins over the course of the last ten years and has led the Company and its competitors generally to adopt one of two strategies to continue to improve profitability. The pumper-only truckstop chains have discounted the price of diesel fuel in order to increase volume. However, pumper-only competition has had the effect of further decreasing gross margins on fuel, and pumper-only chains are very dependent on diesel driven profits. The Company and other full service travel center and truckstop operators (and certain chains offering a mix of pumper-only and full service facilities) have identified a different opportunity in the generally lower diesel fuel margin environment. By offering full service, the Company attracts customers by addressing the equipment maintenance and individual driver needs of trucking fleets, as well as those of independent drivers. Offering full service also gives the Company diverse and higher-margin revenue sources, making the Company less dependent on, and less sensitive to, diesel fuel price fluctuations than pumper-only chains. As a result, the Company is able to offer to fleets diesel fuel prices (after giving effect to negotiated discounts) that are competitive with, and post street diesel fuel prices that are typically only slightly higher than, pumper-only truckstops.

         Trucking fleets are also affected by an industry-wide shortage of drivers and a driver turnover rate that the Company believes averages in excess of 100% per year. The driver shortage is due in part to increased trucking activity and a federally mandated maximum daily driving time of ten hours. High driver turnover rates are due in part to high fatigue levels, difficult working conditions and long absences from home and family. Driver turnover represents a significant expense, costing fleets $3,000 to $5,000 to recruit and train a driver. In an effort to ameliorate some of the difficult conditions faced by drivers, fleet operators often design routes so that their drivers may stop at full service facilities as often as possible while making long-haul deliveries. In response to the mandated daily driving hour maximum, fleets are increasingly assigning two drivers to travel as a team in order to increase utilization of the fleet, and reduce shipping times. The trend towards team driving favors full service travel centers because a truck stopping at a travel center has two potential Nonfuel consumers, as opposed to one in the case of a single driver.

         Generally, travel center and truckstop operators attempt to have at least one location in every 200 to 300 mile interval of any route. However, because interstate travel patterns vary, the geographic distribution of service areas varies by region. In the Western United States, where there are fewer origin and destination points, the need for service areas is reduced as the various hauls become coordinated into one major flow. In the upper Midwestern, Northeastern and Southeastern United States, there are more origin and destination points and, therefore, travel center and truckstop operators require a greater number of locations to maximize their ability to compete effectively. In contrast, the need for a great number of geographically distributed sites is diminished on routes to and from the West Coast due to fewer origin and destination points, resulting in concentrations of competition along these routes. The Company has more locations than any other travel center or truckstop chain and because its locations are distributed nationally, the Company is the industry participant best positioned to capture driver and fleet expenditures when a driver stops on transcontinental and other long-haul trips.






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



TRAVELCENTERS

         The Company's TravelCenters are designed to appeal to drivers seeking either a quick stop or a more extended visit. The typical professional driver patronizes a TravelCenter to seek not only diesel fuel but also food, truck maintenance and repair services and products, supplies, business and telecommunications services, restrooms, showers and laundry and sleeping and parking facilities. Motorists and recreational vehicle and long distance bus passengers typically stop at TravelCenters to purchase gasoline, food or convenience store items or to use the telephones, motels or restrooms. (The descriptions and related data set forth under the heading "TravelCenters" (i) for TA TravelCenters refer to the TA TravelCenters prior to any rebranding of National TravelCenters under the "TA" brand that has occurred since March 24, 1997 and (ii) for National TravelCenters refer to the National TravelCenters prior to such rebranding and prior to the terminations of National franchises that have occurred since March 24, 1997.)

         Each of the TA and National TravelCenters is a full service facility located on or near an interstate highway and identified with TA or Unocal 76 signage. As part of the Combination Plan, the National TravelCenters joining the Network are being rebranded under the TA trademark. All Fuel and Nonfuel products and services are generally available 24 hours per day and 365 days per year. The typical TA TravelCenter, which is the model for the Network, on average has 106 employees.

         PROPERTY. The layout of the Company-owned TravelCenters generally vary from site to site. The TA facilities are located on properties averaging 27 acres, of which an average of approximately 19 acres are developed. The majority of the developed acres contain the main building, housing one or more restaurants, a travel and convenience store and driver amenities, a truck maintenance and repair shop, separate truck and car fuel islands, separate truck and car paved parking and, in some cases, motels. The remaining developed acres contain landscaping and access roads. On average, TA's Company-owned sites have 185 truck and 44 car parking spaces. The typical TA site has four 20,000 gallon underground storage tanks for diesel fuel and three such 10,000 gallon tanks for gasoline. The National facilities are located on properties averaging 20 acres and have layouts which are similar to TA properties. The typical National TravelCenter has three 20,000 gallon underground storage tanks for diesel fuel, two gasoline tanks ranging in size from 10,000 to 20,000 gallons and an average of 140 truck and 65 car parking spaces. The Company believes that the National sites that have been selected by the Company to be rebranded, reimaged and upgraded as part of the Capital Program have sufficient acreage available to implement all the features of the typical TA TravelCenter which are described below.

         SECURITY AND SAFETY. The security of a travel center is important to fleets and owner-operators of trucks both with regard to protection against theft of the truck, the trailer and its cargo and with regard to the safety of the driver. Tractors and trailers represent significant investments for fleets and owner-operators, costing approximately $100,000 to $150,000 (excluding the cargo value). Individual and vehicle safety and security are also important to the Company's non-trucking customers. Accordingly, the typical TravelCenter has well-lit parking, fuel island and indoor areas. In addition, in response to customer concerns, Company facilities located in areas where security is of particular importance (typically in or near urban population centers) generally have fenced parking areas (for which the TravelCenter charges a fee to nonfueling trucking customers) and sometimes dedicated security personnel patrolling indoor and outdoor areas.

         FUEL ISLANDS. Both TA and National sites have diesel fuel islands that accommodate ten pumps on average, most of which are dual fill pumps that can fill each of a typical truck's two tanks simultaneously. In addition, TravelCenters generally have a gasoline island which can accommodate four to eight automobiles simultaneously. Certain locations also have one and sometimes two additional convenience stores located at the fuel islands. For the convenience of truck drivers who need to refill rapidly and resume their driving, the diesel pumps are easily accessible from the highway and are separated from the gasoline pumps and other services. The average truck refueling takes from 10 to 20 minutes and requires 100





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



gallons of diesel fuel. Both TA and National sites feature nationally recognized brands of gasoline, including BP, Exxon, Mobil, Shell and Unocal 76.

         In 1996, TA entered into an agreement with Comdata Corporation ("Comdata") to, among other things, introduce Smart Fuel(R), currently the most advanced system of card reader diesel pumps and billing technology in the travel center and truckstop industry. The Smart Fuel(R) system is similar to the pumps now available at many gasoline stations where customers can purchase gasoline directly at the pump with a credit or debit card. In connection with this agreement, TA invested approximately $2.6 million to install Smart Fuel(R) at TA Network facilities in 1996. The system is expected to be fully operational across the TA Network during the second quarter of 1997 and will provide TA the following advantages: (i) elimination of approximately one or two employees per site (an expected annual savings of approximately $1 million at TA's 40 Company-operated sites), (ii) enhancement of fleet operators, ability to receive fuel consumption data and to control their drivers' fuel purchase decisions and
(iii) reduction of refueling waiting periods for drivers, allowing the Company to service an increased number of trucks by maximizing fuel pump availability. The Company intends to implement a promotional program based on the speed of the fueling transaction. The Capital Program provides for the installation of the Smart Fuel(R) system at all of the National TravelCenters joining the Network.

         TRUCK MAINTENANCE AND REPAIR SHOP. Virtually all TravelCenters have truck maintenance and repair shops nearly all of which operate 24 hours per day and 365 days per year. The Company believes that TA is regarded as the industry leader in providing truck maintenance and repair services. TA truck repair shops typically feature one or more independently certified mechanics per shift. In addition, TA has established uniform truck maintenance and repair procedures which are reinforced by computerized monitoring systems to enhance the ability of its mechanics to deliver consistency and quality over the entire TA Network.

         The typical TravelCenter repair shop has between two and four service bays, a parts storage room and fully trained mechanics on duty at all times. These shops offer extensive maintenance and emergency repair and road services, from basic services such as oil changes and tire repair to specialty services such as diagnostics and repair of air conditioning, air brake and electrical systems. Repair services performed at TA sites are backed by a warranty honored at all other TA sites, a benefit that is particularly attractive to long-haul fleet and independent operators. The Combination Plan is expected to further enhance the value of this benefit by extending the TA truck maintenance and repair warranty program to all former National locations joining the Network. As a result, the Network will offer the only nationally accepted truck maintenance and repair warranty program in the travel center and truckstop industry.

         The TA truck maintenance and repair shops offer an advanced computer system service which tracks customer maintenance and repair records by truck serial number. The system enhances the ability of TA mechanics to repair the individual trucks they service by allowing them to access individual truck repair and maintenance histories on-line. This system is particularly attractive to fleet operators because it provides them with consolidated fleet repair and maintenance data on an as requested basis. As part of the Network Franchise Agreement, the Company plans to require installation of the truck maintenance and repair shop computer system at all National TravelCenters joining the Network.

         The Company believes that implementing the TA truck repair shop program at the National TravelCenters as part of the Combination Plan will increase Company profitability. In 1996, Company-operated TA truck maintenance and repair shops collected total revenues of $58.3 million, and average revenues per site of $1.5 million (in the case of sites not owned and operated by the Company for all of 1996, such average reflects annualized results based on actual results during the period of Company operation), as compared to total revenues of $10.7 million for Company-operated National shops and average revenues per site of $0.7 million (calculated as described above in the case of sites not owned and operated by the Company for all of 1996). The average annual shop revenue for the five full service TA Franchisee-Owner Sites which joined the TA Network since 1991 increased by 86% within one year





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after joining the TA Network by implementing the TA truck maintenance and repair program. In addition to expanding the TA shop program across the National
Network sites, TA has also initiated a program to operate "TA" branded shops on the premises of Burns Brothers (as defined) travel centers. See "--Joint Venture."

         CAT BRANDED WEIGH STATIONS. Nearly all TA sites include a nationally recognized CAT Scale ("CAT") branded weigh station to allow truck drivers to monitor their compliance with governmental regulations regarding maximum weight limits. CAT's weigh stations set the industry standard, due in part to their accuracy and their associated guarantee. As part of the Combination Plan, the Company intends to replace existing weigh stations with CAT branded weigh stations at many of the National facilities joining the Network.

         MAIN BUILDING. The main building at each TravelCenter contains a full service and, in many instances, a fast food restaurant, the travel and convenience store, a fuel desk, driver amenity areas, including a lounge, television room, private showers and laundry, as well as office space and training rooms for the employees of the TravelCenter. In early 1994, the Company began to install ATM machines at most sites. As of December 31, 1996, all TA and National locations had installed ATMs. As part of the Capital Program, the Company has allocated funds to expand the main building floor space for a majority of the National Network sites selected to join the Network in order to create adequate space within the main building to implement the Company's fast food program or to increase the size of the TravelCenters' store or gaming and vending areas.

         FULL SERVICE AND FAST FOOD RESTAURANTS. All TA and National TravelCenters have full service restaurants that offer seating for an average of approximately 130 and 155 customers, respectively. The restaurants offer a wide variety of "home style" meals through menu table service, buffets and take out service. For the convenience of the truck drivers, most restaurants have private "truck driver only" dining areas that offer pay phones at each table. The TA Network has associated its full service restaurants with the Company-owned "Country Pride" brand name in order to foster brand loyalty among its restaurant patrons. As part of the Combination Plan and Capital Program, most of the National locations joining the Network are also expected to rebrand their full service restaurant under the "Country Pride" name.

         The Company has also promoted the installation of nationally branded fast food restaurants such as Burger King, Dunkin' Donuts, Kentucky Fried Chicken, Long John Silver's, Pizza Hut, Sbarro, Subway and Taco Bell, at its TravelCenters. The Company believes that the addition of fast food kiosks or food courts enhances the Company's opportunity to obtain additional high margin revenues. The Company generally attempts to locate fast food offerings within the main truckstop building (as opposed to constructing stand-alone buildings). Management believes that fast food offerings do not significantly reduce revenues at a TravelCenter's existing full service restaurant, but offer an alternative that is popular with truck drivers, motorists and bus passengers. As of December 31, 1996, 24 of the 40 Company-owned TA sites offered at least one nationally branded fast food offering, while 17 of the 72 Company-owned National sites that are expected to be included in the Network had such an offering. The Capital Program contemplates installation of fast food kiosks such that the Company will have at least one fast food offering at each Company-owned Network site by 2001.

         TRAVEL AND CONVENIENCE STORE. Each TravelCenter has a travel and convenience store that caters to truck drivers, motorists, recreational vehicle and bus customers. The travel and convenience stores sell food and snack items, beverages, non-prescription drug and beauty aids, batteries, automobile accessories, music and audio products. In addition to complete convenience store offerings, the travel and convenience stores also sell items specifically designed for the truck driver's on-the-road lifestyle, including laundry supplies and clothing as well as truck accessories. The TA travel and convenience stores' product offering is based on a uniform planogram, which the Company believes increased TA's Company-owned TravelCenter travel and convenience store merchandise same store revenues by 18% following its roll-out





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from 1992 to 1994. The typical TA store averages approximately 1,800 square feet, while the typical National store averages approximately 1,600 square feet. The Capital Program includes funds to expand store size for a majority of National sites joining the Network. In addition, the Company plans to redesign these expanded National stores based on the TA planogram. Certain TravelCenters also have one and sometimes two additional convenience stores located at the Fuel islands.

         The TA travel and convenience stores have been able to offer competitive pricing while maintaining what management believes are higher margins than most of the Company's competition through the purchasing power of TA's dedicated distribution and warehouse center located in Nashville, Tennessee (the "Distribution Center"). The Company believes that the centralized purchasing power of the Distribution Center generates cost savings, relative to most truckstop operations, in excess of 10% for its travel and convenience store operations. The Capital Program allocates funds to expand Distribution Center operations in order to service the National sites joining the Network. See "--Distribution."

         MOTELS. Thirteen of TA's TravelCenters currently have Company-owned motels, with an average capacity of 35 rooms. Eleven of these motels are operated under franchise grants from nationally branded motel chains, including DayStop, HoJo Inn and Travelodge. The remaining two motels are TA branded motels. In 1996, TA's motels had an average annual occupancy rate of approximately 56%. TA currently remits royalty and advertising fees to its motel franchisors at rates ranging from 3% to 8% of gross revenues.

         None of the National Network sites that are expected to join the Network have motels on the property, but certain National Operators operate motels on adjacent parcels. Management believes that an opportunity exists to lease or sell unused property at certain Company locations to motel developers to enhance the offerings at such sites.

         ADDITIONAL SERVICES. Each TA and National TravelCenter provides professional drivers with access to specialized business services, including an information center where drivers can send and receive faxes, overnight mail and other communications, and a banking desk where drivers can cash checks and receive fund transfers from fleet operators. Most TA and National sites have installed telephone rooms with 20 to 25 pay telephones with AT&T long distance service. To meet the personal needs of truck drivers, the typical TravelCenter has designated "truck driver only" areas, including a television room with a VCR and comfortable seating for drivers, a barber shop, a laundry area with washers and dryers, 6 to 12 private showers and dressing rooms. These amenities will be improved and upgraded at National locations joining the Network, and where needed at TA sites, as part of the Capital Program. Company-owned TravelCenters located in Louisiana and Nevada also feature gaming operations. Although the primary customers for gaming activities are local area residents, these operations also cater to truck drivers and motorists.

HISTORY

         The Company was formed in 1992 by the Investor Group led by Clipper, as well as certain then prospective National Operators and Franchisee-Owners. The Company acquired National in April 1993 and TA in December 1993. The Company is a holding company whose sole assets consist of the stock of its subsidiaries.

         TA, together with its predecessors, has been providing quality products and services to the trucking industry and to nonprofessional travelers for over 30 years. The Standard Oil Company of Ohio ("Sohio") acquired TA from Ryder System, Inc. ("Ryder") in 1984. Ryder founded the TA Network in 1973. The Company acquired the assets of TA from BP (Sohio's successor in interest) for a purchase price (including working capital) of approximately $130 million which included 38 owned and six franchised locations. Since 1993, TA has added two Company-operated sites and three franchised sites, terminated one franchised site and entered into the TABB joint venture with Burns Brothers described below (see





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"--Joint Venture"). As part of the TA Acquisition, BP agreed to indemnify the
Company against certain environmental liabilities with respect to which claims are made prior to December 11, 2004 or December 11, 1996 (the relevant date depending upon the nature of the underlying claim) (see "--Regulation--Environmental Regulation"), entered into a noncompete agreement for a seven-year period commencing on December 10, 1993 and granted the Company the right, title and interest in and to certain copyrights, trademarks, service marks and other intellectual property, including, "Truckstops of America," "TA" and "Country Pride." See "--Agreements with Unocal and BP."


         National has been providing quality products and services for over 35 years and has been the largest chain of full service travel centers or truckstops, based on number of locations in the United States. Pure Oil Company ("Pure") founded the National Network and Unocal acquired National in connection with Unocal's merger with Pure in 1965. In April 1993, the Company acquired the National Network from Unocal in a series of asset purchase transactions for an aggregate purchase price (including working capital) of approximately $210 million. The assets then acquired included a total of 139 facilities, of which 95 were Leased Sites, 42 were Franchisee-Owner Sites and two were Company-owned and operated sites. Included in such purchase was the acquisition of six Leased Sites located in California (the "California Properties") pursuant to separate agreements. Prior to the National Acquisition, certain of the Operators of the California Properties brought suit to challenge the sale of their respective truckstops to the Company. See "--Litigation." As part of the National Acquisition, Unocal agreed to indemnify the Company against certain environmental liabilities occurring prior to 1993 with respect to which claims are made prior to April 14, 2004 (see "--Regulation--Environmental Regulation"), entered into a non-compete agreement for a ten-year period terminating on April 13, 2003, granted the Company a license to use certain Unocal trademarks, and granted the Company a royalty-free license to use the ACCESS 76 on-line information retrieval and credit card system. See "--Agreements with Unocal and BP."


SALES AND MARKETING

         The Existing Networks derive a significant percentage of their revenues as a result of the sale of diesel fuel and Nonfuel products and services to long-haul trucking fleets, and the Company is committed to providing the products and services that fleets and their drivers demand. In 1996, approximately 75% and 60% of the TA and National Networks' diesel fuel volumes, respectively, were sold to fleets. TA and National together currently have supply relationships with each of the 25 largest long-haul trucking fleets and only one fleet represents one of the ten largest customers of both TA and National. In 1996, the Company sold more diesel fuel to the three largest and five of the six largest long-haul trucking fleets than any other chain of travel centers or truckstops.

         The agreements with fleet customers are not exclusive arrangements and unilaterally permit the customer to terminate the agreements. The Company does not believe that it is dependent on any individual fleet or group of fleets. In 1996, TA's two largest fleets represented approximately 8% and approximately 6%, respectively, of TA's total diesel fuel volume and National's largest fleet represented approximately 7% of National's total diesel fuel volume. The Company manages its fleet relationships through a force of approximately 15 regionally located salespersons.

         Due to an environment of relatively volatile fuel prices over the past approximately two years, trucking fleets have been increasingly interested in participating in fuel price hedging programs. TA, in conjunction with Simons Petroleum, Inc. ("Simons"), offers an industry leading diesel fuel hedging program (the "Pathway Program") to fleets for hedging fuel prices at the pump. Simons contracts with fleets to permit them to hedge prices and TA facilitates the distribution of that diesel fuel through its TravelCenters. TA receives a fixed margin per gallon on the sale of diesel fuel to fleets participating in the Pathway Program, but does not assume any hedging risk associated with the underlying transactions. Diesel fuel sold in such transactions has increased 77% from 24.4 million gallons in 1995 to 43.3 million gallons in 1996 and represented approximately 13% of TA's total 1996 diesel fuel volume. The Company intends





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to extend this program to certain National locations that join the Network in connection with the Combination Plan.

         The Company believes that trucking fleets value price, geographic coverage, convenience and service in establishing travel center or truckstop network relationships. The Company offers discounts on fleet diesel fuel purchases in exchange for minimum monthly volume commitments. Fleet accounts are also attracted to the Company's TravelCenters by the number of Company sites and their prime locations on or near key interchanges and other high traffic areas on the interstate highways. By providing nationwide coverage along long-haul routes, the Company enables fleets to minimize the number of different relationships they have with travel center and truckstop operators, allowing them to consolidate billing and truck maintenance and repair services. The Company also markets itself to fleets by offering advanced information systems, which enhance the ability of fleets to monitor and control their operations and drivers. The Company's TravelCenters are connected to data systems that permit fleets to track and control drivers' fuel purchases and truck maintenance and repair decisions, monitor truck locations to determine whether drivers are adhering to preassigned routes, track vehicle mileage and repair histories for preventative maintenance and retrieve data for fuel tax reporting purposes. In addition, the Company provides fleets with communication services that allow fleet managers to maintain contact with their drivers and banking services that allow fleets to provide cash advances to them. The Company also offers fleets driver comforts and amenities, which help to increase driver morale and reduce the high cost to fleets of driver turnover caused by difficult working conditions. See "--The Industry." These driver amenities include "trucker-only" dining areas, lounges, showers, laundries and barbershops. In effect, by having an account with the Network, a fleet can outsource its ancillary needs which, the Company believes, is more cost effective for the fleet than developing its own network of truck and driver service terminals.

         The Company also markets itself to independent truck owners and operators. During 1996, independents accounted for approximately 25% and 40% of the diesel fuel sold by the TA Network and the National Network, respectively. Independents are attracted to the Company by (i) the location of its TravelCenters, (ii) the availability of both full service and fast food restaurants, (iii) the excellent driver amenities, (iv) the travel and convenience store, which sells products specially tailored for a truck driver's "on-the-road" lifestyle, (v) the on-site motel at certain facilities, which is more attractive to truck drivers than other lodging options because it includes secure truck parking facilities and (vi) the Company's, and in particular TA's, highly regarded truck maintenance and repair services. The Company markets its TravelCenters to independents through its "Loyal Fueler" program (similar to airlines' frequent flyer programs), which allocates points redeemable on nearly all Nonfuel purchases at TravelCenter stores, truck maintenance and repair shops and restaurants based on diesel fuel gallons purchased. The Company also sponsors trucking industry events.

         The Company also targets non-professional travelers. These travelers include motorists, bus passengers, owners of recreational vehicles and local area residents. The Company's market research indicates that these travelers are primarily concerned with quality, convenience, consistency as well as safety and cleanliness, rather than price. Nonprofessional travelers are attracted to the Company by (i) the proximity of its TravelCenters to interstate highways, (ii) the nationally branded gasoline and fast food offerings, (iii) clean restroom facilities, (iv) phone services, (v) the TravelCenter store and (vi) in certain locations, motels. The Company expects the Combination Plan and Capital Program to strengthen the Company's marketing efforts with non-trucking traffic by adding more high recognition fast food outlets and gasoline brands and by reimaging the owned National sites (and where needed, owned TA sites) to make them cleaner, better lit and generally more appealing.

         The Company has established an advertising, marketing and promotion fund for each of its Existing Networks. Franchised sites are required to contribute to the Company's advertising and marketing budget. The Company invests in advertising and promotional programs, including magazine advertisements,





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billboards and state logo signs, trade magazines, point of sale advertising, on-site promotions and limited local advertisements. In addition to direct advertising, the National Network publishes "Road King Magazine," a bi-monthly subscription publication for professional truck drivers and also distributes "Fleet Magazine Quarterly" to its fleet customers by mail.

         The Company has implemented a variety of customer service support programs and has a quality assurance program in place for nearly all of its TravelCenters. For example, TA employs a "Mystery Shopper" program, an independent quality assurance program that provides an evaluation of the overall performance of each TA TravelCenter and of its major Nonfuel profit centers, performed by independent shoppers approximately six to eight times a year. In connection with the Combination Plan, the Company intends to implement the Mystery Shopper program at those National TravelCenters that join the Network.

PAYMENT PROCEDURES

         The Existing Networks offer customers a variety of ways to monitor, control and facilitate their purchase transactions. The TA Network provides electronic credit and billing information systems to its customers through the Star Billing System, a proprietary, advanced electronic credit and billing system that the Company acquired from BP in connection with the TA Acquisition. The National Network provides more comprehensive services to its customers through ACCESS 76, a proprietary, advanced, on-line credit card and information retrieval system, which it licensed from Unocal as part of the National Acquisition. The Company will integrate its credit and billing information into a single, enhanced system as part of the Combination Plan. These and other improvements to and upgrades of the Company's management information systems are provided for under the Capital Program.

         Over the last decade, several third-party billing companies, such as Comdata, have developed systems which provide features comparable to those of the Star Billing System and ACCESS 76. These billing companies typically have relationships with fleet accounts. The companies issue cards to fleet drivers, electronically approve purchases, arrange customized programs of discounted diesel fuel at specified truckstops across the country and provide the fleet accounts with billing information and expenditure analysis reports. The Existing Networks have all necessary electronic interface capabilities to provide billing data to such third-party billing companies as their fleet customers require.

CENTRALIZED PURCHASING AND DISTRIBUTION

         The Distribution Center is the only dedicated purchasing, warehousing and distribution center in the travel center and truckstop industry. The Distribution Center is located in Nashville, Tennessee and has approximately 85,000 square feet of storage space. Approximately every two weeks, the Distribution Center delivers products to each of TA's 48 sites using TA's fleet of trucks and trailers. In 1996, the Distribution Center shipped approximately $30 million of products (at cost). The Distribution Center's cost savings allow the TA TravelCenters to offer products at reduced prices while maintaining higher profit margins than many industry competitors. The Company estimates that it purchases products for its restaurants, travel and convenience stores and truck maintenance and repair shops through the Distribution Center at a weighted average discount of approximately 15% to the prices paid by most of the Company's competitors. The Capital Program includes the funds necessary to expand the Distribution Center's operations to enable the Distribution Center to supply all of the National TravelCenters that join the Network.

         The Distribution Center provides the Company with cost savings by using its considerable consolidated purchasing power to negotiate volume discounts with third-party suppliers. The Distribution Center is able to obtain further price reductions from suppliers in the form of reduced shipping charges, as suppliers need only deliver their products to the Distribution Center warehouse (as opposed to each TA site individually). The Distribution Center's sophisticated inventory management system provides





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administrative cost savings to the Company. This system tracks inventory at each
TA site and attempts to individually tailor the Distribution Center's product distributions to match each particular site's needs. The system handles returns of defective or obsolete items and provides Company management with information regarding product sales volumes, allowing the Company to react quickly to changing market conditions. In addition, use of the system has reduced the time that site managers spend on inventory matters and has allowed them to focus on product merchandising.

SUPPLY

         The Company purchases Fuel from various suppliers at rates that fluctuate with market prices and reset daily, and resells fuel to National Operators and Franchisee-Owners and to the public at prices that the Company establishes daily. By contracting for only a portion of its monthly diesel fuel requirements and by establishing supply relationships with an average of four or five alternate suppliers per location, TA has been able effectively to create competition for the Company's business among the Company's various diesel fuel suppliers on a daily basis. This flexibility has improved TA's purchasing position and helped it partially to offset the decline in retail diesel fuel margins. In connection with the Combination Plan, the Company intends to extend this strategy to encompass National sites joining the Network. Purchases made by the Company are delivered directly from suppliers' terminals to the TravelCenters. The Company does not keep substantial quantities of Fuel in inventory and is therefore susceptible to price increases and interruptions in supply. The Company currently engages in only minimal hedging in connection with its diesel fuel purchases. The Company's hedging program is not anticipated to change significantly going forward. See "Risk Factors--Dependence on Motor Fuel Supply and Sales."

         The Company believes TA has used its purchasing power, particularly through the Distribution Center, to negotiate favorable Nonfuel supply arrangements. Management expects the combination of the Existing Networks to further enhance economies of scale in the Company's Nonfuel procurement.

JOINT VENTURE

         In 1995, the Company through TA entered into a joint venture with Burns Bros., Inc. ("Burns Brothers") to market jointly and bill fleets for products and services under the TABB(TM) name ("TABB"). Burns Brothers operates a chain of 19 travel centers and truckstops in nine Western states. The Company began this strategic alliance in 1996 to improve TA's coverage so that TA could meet greater fleet needs in the Western and Northwestern United States. TA has further initiated a program to operate "TA" branded truck maintenance and repair shops at Burns Brothers travel centers. In connection with the TABB joint venture, Burns Brothers agreed to construct and TA agreed to equip and operate "TA" branded shops on Burns Brothers sites. Two such stand-alone shops opened in 1996 and, in connection with the Capital Program, the Company intends to open an additional ten such shops over the next ten years, and three to five such shops by 2001. Although the Company derives direct revenues only from the two Burns Brothers sites that have TA truck maintenance and repair shops, the Company believes that the TABB alliance provides the Company with additional valuable marketing exposure. The Company believes that the TABB TravelCenters will continue to provide expanded coverage for the Network following implementation of the Combination Plan and the Company intends to continue this relationship.

COMPETITION

         The travel center and truckstop industry is highly competitive and fragmented. Fuel and Nonfuel products and services can be obtained by long-haul truck drivers from a wide variety of sources other than the Company, including regional full service travel center and pumper-only truckstop chains, independently owned and operated truckstops, some large service stations and fleet-operated fueling terminals.






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         The Company believes that it experiences substantial competition from pumper-only truckstop chains and that such competition is based principally on diesel fuel prices. In the pumper-only truckstop segment, the largest networks (based on number of facilities and gallons of diesel fuel sold) are Emro Marketing Company, a subsidiary of Marathon Oil Company selling primarily under the brand name Speedway, and Pilot Corporation. Additional substantial competition is experienced from major full service networks and independent chains and is based principally on diesel fuel prices and customer service. In the full service travel center segment, the largest networks (other than the Company) are operated by Flying J Inc. ("Flying J") and Petro Stopping Centers, L.P.; however, only some of Flying J's sites offer full service. The Company's vehicle products and truck maintenance and repair service operations compete with regional full service travel center and truckstop chains, full service independently owned and operated truckstops, independent garages and auto parts service centers. The Company's TravelCenters compete with a variety of establishments located within walking distance of its sites, including full service and fast food restaurants and electronics, drug, health and beauty aid and travel and convenience stores. The Company also competes with Comdata and other third-party integrated billing networks in marketing credit programs to fleets. See "--Payment Procedures."

         A significant portion of all intercity diesel fuel consumption by fleets and companies with their own trucking capability occurs through self-fueling at both dedicated terminals and at fuel depots strategically located across the country. Such terminals often provide facilities for truck maintenance and repair. The Company's pricing decisions for diesel fuel and repair services cannot be made without considering the existence of these operations and their capacity for expansion. However, the Company believes that a trucking industry trend has been to reduce the use of such terminals and to outsource fuel and repair services in order to maximize the benefits of competitive fuel pricing, superior driver amenities and reduced environmental compliance expenditures.

         Although the Company faces substantial competition in both its Fuel and Nonfuel offerings, the Company nonetheless believes it is well positioned to compete effectively in both areas because of the Company's size, locations, full service offerings and other competitive advantages. See "--Competitive Advantages." These factors enable the Company to compete effectively for large fleet accounts because it is the chain best able to provide service to fleets and to professional truck drivers on a nationwide basis.

RELATIONSHIPS WITH THE OPERATORS AND FRANCHISEE-OWNERS

         Pursuant to the Combination Plan, the Company is offering the new TA franchise agreement (the "Network Franchise Agreement") and the new TA lease agreement (the "Network Lease Agreement" or "Network Lease" and, together with the Network Franchise Agreement, the "Network Agreements") to certain of National's existing Operators and is offering the Network Franchise Agreement to certain National Franchisee-Owners, and in connection therewith, upon such franchisee's acceptance of such offer, will terminate the existing National lease (the "National Lease Agreement") and National franchise agreement (the "National Franchise Agreement," and, together with the National Lease Agreement, the "National Agreements") at those locations. The Company expects the replacement of all the National Agreements with the Network Agreements to occur within three to four years. Existing TA Franchisee-Owners will be allowed to continue their franchises under the Network Franchise Agreement upon expiration of their existing TA franchise agreements (the "Existing TA Franchise Agreements"), which have an average remaining term of approximately four years. The Network Agreements, the Existing TA Franchise Agreements and the National Agreements are summarized below.

         TA licenses its trademarks to TAFSI. TA enters into its franchise agreements with Franchisee-Owners of TravelCenters in the TA Network through TAFSI and TAFSI collects franchise fees and royalties under such agreements. As part of the Combination Plan and the Capital Program, TAFSI will enter into the Network Franchise Agreement with all Operators and Franchisee-Owners of TravelCenters in the





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integrated Network. TAFSI's assets consist primarily of the rights under the
Existing TA Franchise Agreements and its trademark licenses from TA. TAFSI has no significant tangible assets.

NETWORK FRANCHISE AGREEMENT

         INITIAL FRANCHISE FEE. If the franchisee has been continuously operating under a franchise agreement, license agreement or prescribed marketing plan or system of another travel center or truckstop company (including the National Network) during a one-year period before signing the Network Franchise Agreement and meets certain other conditions, the initial franchise fee would be $5,000; otherwise, the franchise fee would be $100,000.

         TERM OF AGREEMENT. The initial term of the Network Franchise Agreement is five years. The Network Franchise Agreement provides for five three-year renewals on the terms being offered to prospective franchisees at the time of such franchisee's renewal. The Company offers no assurance that the terms of such renewal will be the same as the initial Network Franchise Agreement, and the Company reserves the right to decline renewal under certain circumstances or if certain terms and conditions are not satisfied by the franchisee. Subject to certain exceptions (including existing operations by the Company), so long as the franchisee is not in default under the Network Franchise Agreement, the Company agrees not to operate, or allow another person to operate, a travel center or travel center business that uses the "TA" brand, within 75 miles in either direction along the primary interstate at which the Franchised Premises (as defined in the Network Franchise Agreement) is located.

         RESTRICTIVE COVENANTS. Except for the continued operation of certain businesses identified by the franchisee at the time of execution of the Network Franchise Agreement, the franchisee is prohibited, during the term of the agreement, from operating any travel center or truckstop-related business under a franchise agreement, licensing agreement or marketing plan or system of its own or another person or entity. If the franchisee owns the Franchised Premises, the franchisee may continue to operate a travel center at the Franchised Premises after termination of the Franchise Agreement, so long as such facility is not a branded facility.

         ROYALTY PAYMENTS. Franchisees are required to pay to the Company a Continuing Services and Royalty Fee equal to 3.75% of all Nonfuel Revenue (each term, as defined in the Network Franchise Agreement). In addition, as part of the Continuing Services and Royalty Fee, the franchisees are required to pay to the Company $0.03 per gallon on all sales of gasoline purchased from a supplier other than the Company or its affiliates. If branded fast food is sold from the Franchised Premises, the franchisee must pay the Company 3% of all net revenues earned directly or indirectly in connection with such sales after deduction of royalties paid to the fast food franchisor.

         ADVERTISING, PROMOTION AND IMAGE ENHANCEMENT. The Network Franchise Agreement establishes a system-wide advertising, marketing and promotional fund to which the franchisees are required to contribute 0.6% of their Nonfuel Revenue and net revenues from fast food sales. Franchisees are also required to spend certain minimum amounts on advertising.

         FUEL PURCHASES AND SALES. Pursuant to the Network Franchise Agreement, the Company agrees to sell to franchisees, and franchisees agree to buy from the Company, 100% of their requirements of diesel fuel. Franchisees agree to purchase gasoline from only those suppliers that have been approved by the Company in writing. Franchisees may not commingle any Fuel.

         MAINTENANCE. Franchisees are required to operate their sites in conformity with the Company's guidelines and offer any products and services the Company deems integral to the Network. The Company will offer franchisees the right to purchase products through the Company's Distribution Center, subject to a warehouse fee equal to 5% of the product's current average weighted cost. If franchisees do not





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purchase products through the Company's Distribution Center, the products to be purchased by franchisees must comply with the Company's standards and specifications and must be approved by the Company. The Company has the right to require a franchisee to discontinue any product or service that the Company concludes is harmful to the image or productivity of the Network.

         TRANSFER OR ASSIGNMENT OF NETWORK FRANCHISE AGREEMENT. Franchisees may not transfer or assign their rights or interests under the Network Franchise Agreement without the prior written consent of the Company. Except for transfers to immediate family members or principal operators which are approved by the Company, any such transfer or assignment is subject to the payment of a $25,000 transfer and training fee.

         RIGHT OF FIRST REFUSAL. If the Company does not renew the Network Franchise Agreement prior to its expiration because (i) the Company makes a good faith determination to withdraw from the marketing of Fuel in the area of the Franchised Premises, (ii) the Company and the Operator fail to agree to changes or additions to the Network Franchise Agreement, or (iii) the Company makes a good faith determination not to renew the Network Franchise Agreement because it would be uneconomical to the Company, the Company may not enter into another Network Franchise Agreement relating to the same Franchised Premises with another party within 180 days of such expiration date on terms materially different from those offered to the prior Franchisee, unless the prior Franchisee is offered the right, for a period of 30 days, to accept a renewal of the Network Franchise Agreement on such different terms.

NETWORK LEASE AGREEMENT

         TERM. Each Operator of a Leased Site that enters into a Network Franchise Agreement also must enter into a Network Lease. The term of the Network Lease is five years and contains five successive renewal options of three years each. The Operator may terminate the Network Lease without cause upon 180 days' prior written notice to the Company.

         LEASED SITE. The Leased Site consists only of the improved (buildings and improvements) land existing as of the date of the Network Lease. All of the Company's property not included in the Leased Site may be developed, improved, leased or sold by the Company in its sole discretion, provided that such surplus property is not used for or in connection with any business engaged principally in the sale of Fuel.

         RENT. Under the Network Lease, an Operator must pay annual fixed rent ("Fixed Rent") equal to the sum of (i) base rent agreed upon by the Operator and the Company, plus (ii) an amount equal to 14% of the cost of all capital improvements, agreed upon by the Company and the Operator to enhance the value of the Leased Premises, which cost in excess of $2,500 and are paid for by the Company, plus (iii) an annual inflator equal to the percentage increase in the consumer price index ("Inflator"). The base rent will not be increased if the Operator elects to pay for the capital improvements. If the Company and the Operator agree upon an amortization schedule for a capital improvement funded by the Operator, the Company will, upon termination of the Network Lease, reimburse the Operator for an amount equal to the unamortized portion of the cost of such capital improvement. The Fixed Rent, using the Inflator, may not increase more than 20% during the initial five-year term or 12% during any three-year renewal term of the Network Lease. The Operator is responsible for the payment of all charges and expenses in connection with the operation of the Leased Site, including maintenance costs. The Company is required to pay the cost of any alterations it requires, but only to the extent that the aggregate cost of such alterations exceeds $2,500.

         USE OF THE LEASED SITE. The Operator must operate the Leased Site as a travel center in compliance with all laws, including all Environmental Laws. The Operator must submit to quality inspections by the Company and appoint a manager, acceptable to the Company, who is responsible for the day-to-day operations at the Leased Site.





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         TRANSFERABILITY OF INTEREST. The Network Lease may be assigned freely by the Company. Transfer by the Operator is subject to the Company's consent.

         RIGHT OF FIRST REFUSAL. If the Company does not renew the Network Lease prior to its expiration because (i) the Company makes a good faith determination to withdraw from the marketing of Fuel in the area of the Franchised Premises,
(ii) the Company and the Operator fail to agree to changes or additions to the Network Lease, or (iii) the Company makes a good faith determination not to renew the Network Lease because it would be uneconomical to the Company, the Company will not sell, or enter into an agreement to sell, the Company's interest in the Leased Premises to another party within 180 days of such expiration date, unless the Operator is offered the right, for a period of 30 days, to meet the bona fide offer of such other party to purchase the Company's interest in the Leased Premises.

EXISTING TA FRANCHISE AGREEMENT

         INITIAL FRANCHISE FEE. If the franchisee converted an existing travel center facility to a TA franchise, the initial franchise fee was $100,000. If the franchisee built a new travel center facility to be operated as a TA franchise, the initial franchise fee was $150,000.

         TERM OF AGREEMENT. The initial term of the Existing TA Franchise Agreement is ten years. The Existing TA Franchise Agreement provides for one five-year renewal on the terms being offered to prospective franchisees at the time of the franchisee's renewal. The Existing TA Agreement offers no assurance that the terms of such renewal will be the same as those of the initial Existing TA Franchise Agreement, and the Company intends to offer the existing TA franchisees renewals in accordance with the terms of the Network Franchise Agreement. The Company reserves the right to decline renewal under certain circumstances or if certain terms and conditions are not satisfied by the franchisee. In addition, the Company may charge a renewal fee, which fee may equal but not exceed the amount of the current initial franchise fee being charged by the Company for new franchises. So long as the franchisee is not in default under the Existing TA Franchise Agreement, the Company agrees not to operate, or allow another person to operate, the travel center or travel center business that uses the "TA" brand, within the designated area in either direction along one or more interstates at which the Franchised Premises (as defined in the Franchise Agreement) is located, such area to be determined on a case-by-case basis. The Company may terminate the Existing TA Franchise Agreement upon the occurrence of certain defaults, upon notice and without affording the franchisee an opportunity to cure such defaults. Upon the occurrence of certain other defaults, the Company may terminate the Existing TA Franchise Agreement if, after receipt of such notice of default, the franchisee has not cured such default within the applicable grace period. The franchisee may terminate the Existing TA Franchise Agreement upon thirty days' notice if the Company is in material default under the Existing TA Franchise Agreement and fails to cure or attempt to cure such default within a reasonable period after notification.

         RESTRICTIVE COVENANTS. During the term of its Existing TA Franchise Agreement and for two years thereafter, if such agreement is terminated prior to its expiration date, the franchisee is prohibited from: (i) operating any other truckstop or travel center within its protected territory; (ii) operating at the franchise location under any national brand other than "TA"; (iii) operating a branded facility within 150 miles of any other TA facility; and (iv) operating any competitive business (or a business that trades upon the franchise) within the area adjacent to the franchise location.

         ROYALTY PAYMENTS. Franchisees are required to pay to the Company a continuing services and royalty fee equal to 4% of all revenues earned directly or indirectly by the franchisee from any business conducted at or from the Franchised Premises, excluding fuel sales and sales of branded fast food. As part of the continuing services and royalty fee, the franchisee must pay to the Company $0.004 per gallon on all sales of fuel. If branded fast food is sold from the Franchised Premises, the franchisee must pay the Company 2% of all revenues earned directly or indirectly in connection with such sales.





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         ADVERTISING, PROMOTION AND IMAGE ENHANCEMENT. The Existing TA Franchise
Agreement establishes a system-wide advertising, marketing and promotional fund to which franchisees are required to contribute 0.25% of all revenues (including revenues from fuel and fast food sales) and mandates certain minimum franchisee expenditures on advertising.

         FUEL PURCHASES AND SALES. Franchisees are not required to purchase gasoline or diesel fuel from the Company; however, all fuel sales at the Franchised Premises are subject to the Continuing Services and Royalty Fee (as defined in the Existing TA Franchise Agreement).

         MAINTENANCE. Franchisees are required to operate their travel centers in conformity with the Company's guidelines, participate in and comply with all programs prescribed by the Company as mandatory and offer any products and services the Company deems integral to the Network. The Company grants franchisees the right to purchase products from the Distribution Center. If a franchise does not purchase products through the Distribution Center, the products purchased by the franchisee must be approved by the Company in accordance with its standards and specifications. The Company has the right to require a franchisee to discontinue the sale of any product or service that the Company concludes is harmful to the image or productivity of the TA Network.

         TRANSFER OR ASSIGNMENT OF EXISTING TA FRANCHISE AGREEMENT. Franchisees may not transfer or assign their rights or interests under the Existing TA Franchise Agreement without the prior written consent of the Company. Any such transfer or assignment is subject to the payment of a transfer and training fee in an amount equal to 25% of the initial franchise fee originally charged to the franchisee by the Company.

NATIONAL FRANCHISE AGREEMENT

         TERM OF AGREEMENT. The term of the National Franchise Agreement is five years plus (i) for Operators, the amount of time remaining under the existing Unocal lease agreement, if applicable, but in no event longer than seven years from the next anniversary date of such Unocal lease agreement and (ii) for Franchisee-Owners, the amount of time remaining under their existing Unocal motor fuel purchase agreement, but in no event longer than seven years from the next anniversary date of that Unocal Fuel purchase agreement. The National Franchise Agreement provides for five three-year renewals on the terms being offered to prospective franchisees at the time of renewal. The Company offers no assurance that the terms of any renewal will be the same as the initial franchise agreement. The National Franchise Agreement provides no geographic exclusivity and the franchise grant applies only to the specific location on which the franchisee's travel center is located. The National Franchise Agreement contains termination and nonrenewal provisions that are substantially the same as those provided in the PMPA. Operators and Franchisees have similar rights to terminate the agreements, and the Franchisees have the right to terminate the National Lease Agreement upon 180 days, prior written notice to the Company.

         ROYALTY PAYMENTS. Franchisees are obligated to pay to the Company a 3% Non-Fuel Royalty (as defined in the National Franchise Agreement) in excess of a Base Year Amount (as defined in the National Franchise Agreement). Franchisees are also required to pay a one-time supplemental royalty fee in an aggregate amount of $80,000.

         FUEL PURCHASES AND SALES. Pursuant to the National Franchise Agreement, the Company agrees to sell to Franchisees, and Franchisees agree to buy, from the Company, 100% of their requirements for Fuel. The Agreement sets forth the terms and conditions under which the Company sells Fuel to the franchisees. Franchisees may be allowed to purchase gasoline from other suppliers, but from only those suppliers that have been approved by the Company in writing. Franchisees may not commingle any Fuel.

         CENTRALIZED BUYING PROGRAM. Pursuant to the National Franchise Agreement, the Company offers Franchisees the opportunity to participate in its buying program (the "Buying Program"), which is a





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centralized purchasing effort designed to maximize franchisees' buying power. At the time of signing the National Franchise Agreement, a franchisee had the option either to accept or reject the Buying Program. If the franchisee accepted the plan, it became obligated to purchase those products included in the Buying Program only from participating or approved suppliers. Franchisees who participate in the Buying Program must maintain a representative inventory of all products covered in the program.

         SITE OPERATION AND MAINTENANCE. Franchisees are required to operate their TravelCenters in conformity with the Company's guidelines, offer any products and services the Company deems to be integral to the National Network and pass two annual evaluations.

         ADVERTISING, PROMOTION AND IMAGE ENHANCEMENT. The National Franchise Agreement requires each Franchisee to participate in the ACCESS 76 system and all National Network promotional programs. The Company does not mandate a specified price with respect to such promotional programs but may suggest prices to be charged in any promotional program. The National Franchise Agreement establishes a system-wide advertising, marketing and promotional fund to which Franchisees are required to contribute 1% of their non-fuel revenues.

NATIONAL LEASE AGREEMENT

         Each Operator who has elected to enter into a National Franchise Agreement also must enter into a National Lease Agreement. The term of the lease is coterminous with the National Franchise Agreement and contains an identical renewal option. No assurance is given that the terms of any renewal lease agreement will be the same as the initial lease agreement.

         Under the current National Lease Agreement, an original Operator Franchisee pays annual fixed rent ("Fixed Rent"). Operators receive a rent rebate, payable monthly in arrears, equal to the sum of (i) 9% of the Fixed Rent that was paid by the Operator and (ii) unless the Operator participates in a special fuel pricing program, the product of $0.03 multiplied by the sum of the number of gallons of diesel fuel purchased by such Operator from the Company. A consumer price index inflator is applied to the Fixed Rent each year on the anniversary date of the Operator current National Lease Agreement.

AGREEMENTS WITH UNOCAL AND BP

         TRADEMARK AND SOFTWARE LICENSE AGREEMENTS. In conjunction with its purchase of the National Network, the Company entered into a trademark license agreement (the "Trademark License Agreement") with Unocal pursuant to which Unocal granted the Company a ten-year license, with two optional two-year extensions, to use certain registered or unregistered Unocal marks, including, "76," "Unocal" and "ACCESS 76" (collectively, the "Unocal Marks"), in connection with marketing approved petroleum and related products and approved services through the Network. The Company is obligated to pay Unocal an annual trademark license fee of $600,000, adjusted annually for inflation. The Company may terminate the Trademark License Agreement upon 180 days, prior written notice to Unocal and expects to discontinue the use of the Unocal Marks as soon as feasible.

         The Company also entered into a software license agreement with Unocal whereby Unocal provides to the Company a 99-year, royalty-free license to use the ACCESS 76 software program in connection with the ownership and operation of the Network. Under the terms of that license agreement, the Company is responsible for the costs of maintaining and upgrading the ACCESS 76 software system. In addition, the Company may sub-license certain portions of the ACCESS 76 software program to National Network members and to entities not associated with the National Network.

         In conjunction with its purchase of the TA Network, the Company acquired all of BP's right, title and interest in and to certain patents, copyrights, trademarks and service marks, including, "Truckstops of America," "TA" and "Country Pride."

         NON-COMPETITION AGREEMENTS. Pursuant to non-competition agreements, which are subject to certain exceptions specified therein, Unocal and BP have agreed not to compete with the Company in the interstate travel center business in the continental United States. Unocal has agreed not to compete with the Company for a ten-year period beginning April 14, 1993. BP has agreed not to compete with the Company for a seven-year period commencing December 10, 1993.

         ENVIRONMENTAL AGREEMENTS. For a description of the Environmental Agreements between the Company and each of Unocal and BP, see
"--Regulation--Environmental Regulation."

REGULATION

         FRANCHISE REGULATION. The relationship between the Company and the National Network franchisees is governed by the Petroleum Marketing Practices Act (the "PMPA"), 15 U.S.C. ss.ss. 2801 et seq. The relationship between the Company and the TA franchisees is not governed by the PMPA because TA does not license its franchisees to sell Fuel under a refiner's brand. The Network Franchise Agreement will not be subject to the PMPA. Among other things, the PMPA limits the circumstances under which franchisors such as the Company may terminate or fail to renew a franchise agreement, and it imposes notification and other requirements in those cases where termination or nonrenewal is permissible. Circumstances under which a franchisor is permitted to terminate or fail to renew include, among others, the following (in each case subject to certain conditions): violation by the franchisee of any provision of the franchise or lease agreement that is reasonable and of material significance to the franchise relationship; the franchisee's bankruptcy or insolvency; fraud by the franchisee; the franchisee's criminal misconduct or continuing disability; willful adulteration, mislabeling or misbranding of Fuel or other trademark violations by the franchisee; and loss of the franchisor's right to grant the right to use the trademarks that are the subject of the franchise. The PMPA also permits the franchisor to terminate or not to renew a franchise relationship if, subject to certain conditions, the franchisor makes a good faith determination to withdraw from the marketing of refiner's branded fuel in the relevant geographic market area. The Company intends to terminate certain franchisees on that basis if it is unable to reach a voluntary termination agreement with those franchisees.

         The PMPA also permits the franchisor not to renew the franchise under certain circumstances, including (in each case subject to certain conditions): the failure of the parties to agree upon good faith changes or additions to the provisions of the franchise agreement; numerous customer complaints or failure to operate the franchised premises in a safe and healthful manner; a good faith determination by the franchisor to convert the premises to another use, materially alter, add to, or replace the premises, sell the premises; or a good faith determination by the franchisor that renewal of the franchise would be uneconomical. The PMPA permits a franchisor and a franchisee to terminate their franchise relationship by written agreement. In certain circumstances the PMPA requires the franchisor upon termination or nonrenewal to make a bona fide offer to sell the premises to the franchisee or to provide the franchisee with a right of first refusal to purchase the premises. Finally, where the PMPA applies, it preempts any inconsistent state laws that purport to govern termination or nonrenewal of a franchise.

         The Company is also subject to state franchise laws, some of which require the Company to register with the state before it may offer a franchise, require the Company to deliver specified disclosure documentation to potential franchisees, and impose special regulations upon petroleum franchises. Some state franchise laws also impose restrictions on the Company's ability to terminate or not to renew its franchises, and impose other limitations on the terms of the franchise relationship or the conduct of the franchisor. With respect to National franchisees who do not consent to termination or nonrenewal of their existing National franchises, the PMPA preempts state laws with respect to termination or nonrenewal unless such laws are consistent with the PMPA. Finally, a number of states include, within the scope of their petroleum franchising statutes, prohibitions against price discrimination and other allegedly anticompetitive conduct. These provisions supplement applicable antitrust laws at the federal and state levels.

         The Company is subject to regulation under the Federal Trade Commission ("FTC") rule entitled "Disclosure Requirements and Prohibitions Concerning Franchising and Business Opportunity Ventures," and the FTC requires that franchisors make extensive disclosure to prospective franchisees but does not require registration.

         The Company cannot predict the effect of any future federal, state, or local legislation or regulation on its franchising operations.

         ENVIRONMENTAL REGULATION. The Company's operations and properties are subject to extensive regulation pursuant to Environmental Laws that (i) govern activities and operations that may have adverse environmental effects, such as discharges to air, soil and water, as well as handling, storage and disposal practices for Hazardous Substances or (ii) impose liability and damages for the costs of cleaning up sites affected by, and for damages resulting from, past spills and disposal or other releases of Hazardous Substances.

         The Company owns and uses underground storage tanks ("USTs") and aboveground storage tanks ("ASTs") at Company-operated and Leased Sites to store petroleum products and waste. These tanks must comply with requirements of Environmental Laws regarding tank construction, integrity testing, leak detection and monitoring, overfill and spill control, release reporting, financial assurance and corrective action in case of a release from a UST or AST into the environment. At certain locations, the Company also is subject to Environmental Laws relating to vapor recovery and discharges to water. The Company believes that all of its travel centers are in material compliance with applicable requirements of Environmental Laws. The Company is making necessary upgrades to USTs to comply with federal regulations which will take effect in 1998. These upgrades are expected to be completed by 1998 at a total estimated cost to the Company of approximately $15 to $20 million. The Company does not believe that such costs will have a material adverse effect on the Company and the Capital Program incorporates funds to complete such upgrades.

         The Company has received notices of alleged violations of Environmental Laws associated with wastewater discharges (relating to periods both before and after the Company acquired the Networks) from Company-owned travel centers in a number of jurisdictions. In 1996, the TA Network facility in Wadsworth, Illinois was assessed a $100,000 penalty in connection with a government Consent Order resolving alleged wastewater discharge violations. BP paid this penalty because the violations at issue occurred prior to the TA Acquisition or arose from conditions existing prior to such acquisition. The Company does not expect that any financial penalties associated with these alleged violations, or remedial costs incurred in connection therewith, will be material to the Company's results of operation or financial condition. The Company expects to spend a total of approximately $6 million in 1997 and 1998 for certain one-time projects relating to wastewater discharge controls and other matters. The Company is conducting investigatory and/or remedial actions with respect to releases and/or spills of Hazardous Substances that have occurred subsequent to the National Acquisition and the TA Acquisition, respectively, at fewer than 30 Network properties. While the Company cannot precisely estimate the ultimate costs it will incur in connection with the investigation and remediation of these properties, based on its current knowledge, the Company does not expect that the costs to be incurred at these properties, individually or in the aggregate, will be material to the Company's results of operation or financial condition. While the aforementioned matters are, to the best knowledge of the Company, the only proceedings for which the Company is currently exposed to potential liability (particularly given the Unocal and BP indemnities discussed below), there can be no assurance that additional contamination does not exist at these or additional Network properties, or that material liability will not be imposed in the future. If additional environmental problems arise or are discovered, or if additional environmental requirements are imposed by government agencies, increased environmental compliance or remediation expenditures may be required, which could have a material adverse effect on the Company.

         In connection with the National Acquisition, Phase I environmental assessments of the then 97 Company-owned National Network properties (now 95) were conducted. Pursuant to the Unocal Environmental Agreement, Phase II environmental assessments of all such National properties are required to be completed by the year 2000. As of December 31, 1996, 31 of the Phase II assessments were in progress and 46 had been completed. The Company contributed $500,000 toward the total cost of the Phase II environmental assessments, and Unocal is responsible for the remainder of the cost. The Unocal Environmental Agreement provides that Unocal is responsible for all costs incurred for remediation of environmental contamination (the remediation must achieve compliance with the Environmental Laws in effect on the date the remedial action is completed) and for otherwise bringing the properties into compliance with Environmental Laws (as in effect at the date of the National Acquisition) with respect to environmental contamination or non-compliance identified in the Phase I or Phase II environmental assessments, which environmental contamination or non-compliance existed on or prior to the date of the National Acquisition. Under the terms of the Unocal Environmental Agreement, Unocal also must indemnify the Company against any other environmental liabilities that arise out of conditions at, or ownership or operations of, the National Network prior to the date of the National Acquisition. Pursuant to the Unocal Environmental Agreement, Unocal is obligated to indemnify the Company for claims made before April 14, 2004. Except as described above, Unocal does not have any responsibility for any environmental liabilities arising out of the ownership or operations of the National Network after the date of the National Acquisition. There can be no assurance that, if additional environmental claims or liabilities were to arise under the Unocal Environmental Agreement, Unocal would not dispute the Company's claims for indemnification thereunder.

         Prior to the TA Acquisition, 38 TA locations (two locations were acquired after the TA Acquisition) were subject to Phase I and Phase II environmental assessments, undertaken at BP's expense. The BP Environmental Agreement provides that, with respect to environmental contamination or non-compliance with Environmental Laws identified in the Phase I or Phase II environmental assessments, BP is responsible for all costs incurred for remediation of such environmental contamination (the remediation must achieve compliance with the Environmental Laws in effect on the date the remedial action is completed) and for otherwise bringing the properties into compliance with Environmental Laws (as in effect at the date of the TA Acquisition). The BP Environmental Agreement further provides that BP must indemnify the Company against any other environmental liabilities that arise out of conditions at, or ownership or operations of, the TA locations prior to the date of the BP Acquisition. With respect to liabilities relating to the investigation and remediation of environmental contamination, BP is obligated to indemnify the Company for liabilities with respect to which claims are made before December 11, 2004. With respect to liabilities otherwise relating to non-compliance with Environmental Laws (for example, equipment), BP is obligated to indemnify the Company for liabilities with respect to which claims were made before December 11, 1996. Except as described above, BP does not have any responsibility for any environmental liabilities arising out of the ownership or operations of the TA locations after the date of the TA Acquisition. There can be no assurance that, if additional environmental claims or liabilities were to arise under the BP Environmental Agreement, BP would not dispute the Company's claims for indemnification thereunder.

         OTHER REGULATION. The Company, the Operators and the Franchisee-Owners are required to comply with federal, state and local government regulations applicable to service station and lubrication operations and consumer food services businesses generally, including those relating to the preparation and sale of food, minimum wage requirements, overtime, working, health, fire, safety and sanitation conditions, mandated health insurance coverage and citizenship requirements, as well as regulations relating to zoning, construction, business licensing and employment. The Company believes that it is in material compliance with the provisions applicable to it and has no knowledge of material violations of these provisions by its Operators and Franchisee-Owners.

LITIGATION

         The Company is party to several litigation matters, described below, involving certain of its franchisees. The Company does not expect any of these matters to have a material adverse effect on the Company. From time to time the Company is a party to litigation in the ordinary course of its business involving negligence and other similar claims which are covered by the Company's third party insurance policies. While claims for damages in such litigation may in certain instances be in excess of the Company's insurance coverage, the Company does not expect its existing litigation to have a material adverse effect on the Company.

         FORTY-NINER TRUCK PLAZA LITIGATION. This action was commenced in California Superior Court, Sacramento County, on January 28, 1993 by four Operators of National TravelCenters in California. The complaint asserts claims on behalf of each of the plaintiffs against the Company, Clipper and Unocal Corporation and its subsidiaries based upon alleged violations by Union Oil Company of California and Unocal Corporation (together the "Unocal Entities") of the California Business and Professions Code and of an alleged contract by failing to provide them with a bona fide offer or right of first refusal to purchase their truckstops in connection with the sale of the plaintiffs' truckstops by Unocal to the Company. Two of the plaintiffs settled their claims prior to commencement of the trial. The claims of two plaintiffs, who are franchisees of National in Sacramento and Santa Nella, California, were tried and the jury rendered a verdict awarding $4.0 million in compensatory damages jointly and severally against the Company, the Unocal Entities and Clipper, and assessing punitive damages against them in the amount of $1.5 million, $7.0 million and $1.6 million, respectively. On August 1, 1995, the court granted the defendants' motions for a new trial on all issues, although it denied defendants' motions for judgment notwithstanding the verdict. These orders are currently on appeal. The appeal has been fully briefed but not argued. Pursuant to the asset purchase and related agreements between the Company and the Unocal Entities, the Company believes that the Unocal Entities are required to indemnify it for attorneys' fees and compensatory damages. The Unocal Entities may, however, contest the Company's claim for indemnification. The indemnification agreement between the Unocal Entities and the Company does not by its terms cover punitive damages. The Company entered into an agreement indemnifying Clipper in connection with the Company's purchase of the properties in the National Network, and Clipper has asserted and the Company has concurred that this agreement obligates the Company to pay any compensatory and punitive damages assessed against Clipper.


         CHARLESTON WEST VIRGINIA LITIGATION. This action was commenced on April 17, 1996 in the Circuit Court of Berkeley County, West Virginia. The amended complaint, brought on behalf of eighteen National Operators, alleges that the Company's fuel pricing policies and practices violate the PMPA and the Uniform Commercial Code and constitute a breach of the contractual duty of good faith and fair dealing and unjust enrichment. The amended complaint also asserts claims of fraud and fraud in the inducement, apparently based on alleged representations made by the Company concerning fuel pricing. The amended complaint asserts claims against the Company, Clipper and certain present and former directors and officers of the Company, and seeks actual and punitive damages in an unspecified sum. The Company has removed the case to federal court, and the court has granted the Company's motion to transfer the case to federal court in Nashville, Tennessee.

         The Company has entered into settlement agreements with four of the plaintiffs pursuant to which the claims of those plaintiffs have been or will be dismissed with prejudice. One additional plaintiff has withdrawn its claims in the action without prejudice.

         On March 31, April 1 and April 7, 1997, three of the plaintiffs filed motions for a preliminary injunction. The motions sought an order requiring, among other things, that the Company sell to the movants all of the movants' requirements of diesel fuel at a price per gallon of not more than two cents above the Oil Price Information Service average price under the terms of the Company's existing lease and franchise agreements. In addition, on April 22, 1997, two of the movants filed a motion seeking a temporary restraining order for substantially the same relief. On May 21, 1997, the court denied the plaintiffs' motions.


         FOOD SYSTEMS LITIGATION. The Company filed this action on May 7, 1996, in the U.S. District Court for the Middle District of Tennessee seeking, among other things, a declaratory judgment that it was entitled to terminate the franchise of the defendant, one of the Company's TravelCenter Operators, for failure to pay rent and on other grounds. On June 11, 1996, the defendant filed counterclaims for violation of the PMPA, for breach of contract and for breach of implied contract, seeking actual and punitive damages in an unspecified amount. On November 12, 1996, the defendant filed for relief under Chapter 7 of the Bankruptcy Code, thereby staying all proceedings in this action. The Company has recovered possession of the Salt Lake City site through bankruptcy court proceedings.

EMPLOYEES


         As of June 15, 1997, the Company employed approximately 235 employees who performed managerial, operational or support services and approximately 7,450 employees at Company-operated locations. Approximately 50 employees staff the Distribution Center. Except for certain employees of two National Company-operated sites (both of which the Company intends to close or sell pursuant to the Combination Plan), all of the Company's employees are non-union. The Company believes its relationship with its employees is satisfactory.


PROPERTIES

         The Company's principal executive offices are leased and are located at 24601 Center Ridge Road, Suite 300, Westlake, Ohio 44145-5634. The Company also leases offices at 3100 West End Avenue, Suite 300, Nashville, Tennessee 37203. The Distribution Center is a leased facility located at 1450 Gould Boulevard, LaVergne, Tennessee 37086-3535.


         Of the Company's 134 owned sites, the improvements at three are leased, two are subject to ground leases of the entire site and seven are subject to ground leases of portions of such sites.


         The following charts set forth a list of each of the TA Network's locations (including locations of Burns Brothers, which is affiliated with TA through the TABB joint venture) and the National Network's locations, and also list certain of the products and services available at each TravelCenter as of December 31, 1996.

                                                       TravelCenter Directory
                                                TA Network & Burns Brothers Network


                                                  Full                  AT&T            Private        24    Truck   Permit  Cert-
                                                Service  Fast  Parking  Phone  Drivers'  Show-        Hour   Maint-   Serv-  ified
ST  City              Name/Interstate Location   Dining  Food  Spaces  Service  Lounge    ers   ATM  Garage  enance   ices   Scales
--  ----------------  -------------------------  ------  ----  ------  -------  ------  ------  ---  ------  ------  ------  -------
AL  Tuscaloosa        Exit 77, I-20/I-59            X     SUB    152      X       X       12     X     X       X         X       X
                       & Buttermilk Rd.
AZ  Eloy              Toltec Rd. Exit I-8/I-10      X     TB     222      X       X       12     X     X       X         X       X
AR  West Memphis      Earle Exit 260, I-40 &        X            140      X       X       10     X     X       X         X       X
                       S.R. 149
CA  Ontario           Exit Milliken Ave., I-10      X    SBA,    630      X       X       28     X     X       X         X       X
                       & Milliken Ave.                    BK
CA  Wheeler Ridge     I-5 at Lake Isabella          X     TB,    165      X       X       13     X     X       X         X       X
                       (Northbound)                      SUB,
                      I-5 at Laval Rd.                    BK
                       (Southbound)
CA  Barstow (BB)      West Main Exit, I-15          X             35      X                7     X
CA  Coachella (BB)    Dillon Road Exit, I-10        X    TCBY    300      X       X       16     X     X       X         X       X
CA  Corning (BB)      South Avenue Exit, I-5        X     SUB    300      X       X       20     X     X       X         X       X
CA  Lost Hills (BB)   Exit Hwy 45, I-5              X             65      X                6     X                       X
CT  Willington        Exit 71, I-84                 X     BK,    256      X       X       10     X     X       X         X       X
                                                          DQ
GA  Atlanta           Exit 39/Hwy. 160, I-285E      X            239      X       X       12     X     X       X         X       X
GA  Brunswick         Exit 6, I-95 at U.S. 17       X     DQ     120      X       X       12     X     X       X         X       X
IL  Chicago North     Illinois/Wisconsin Line,      X     PH     250      X       X       12     X     X       X         X       X
                       I-94 &  Russell
IL  Effingham         Exit 160, I-57/I-70 &         X            170      X       X       10     X     X       X         X       X
                       S.R. 32 & 33
IN  Gary              Burr St. Exit, I-80/I-94      X     PH,    339      X       X       22     X     X       X         X       X
                                                          TB,
                                                          KFC
IN  Seymour           Exit 50, I-65 & S.R. 50       X            145      X       X       11     X     X       X         X       X
ID  Boise (BB)        Exit 54, I-84                 X            130      X       X        8     X             X         X       X
IA  Minden (BB)       Exit 29, I-80                 X             30      X                2     X                       X       X
IA  Stockton (BB)     Exit 280, I-80                X             75      X                3     X                       X
IA  Walcott           I-80 at Exit 284              X     DQ,    620      X       X       24     X     X       X         X       X
                                                          BL,
                                                           W
KS  Beto Junction     Exit 155, U.S. 75 & I-35      X            180      X       X        6     X     X       X         X       X
KY  Cincinnati South  Exit 175, I-75/I-71           X             98      X       X        8     X     X       X         X       X
                       & S.R. 338
MD  Baltimore South   Jessup Exit 41A, Rt. 175      X     SUB    650      X       X       25     X     X       X         X       X
                       & I-95
MI  Monroe            Exit 15, I-75 & S.R. 50       X             82      X       X              X                       X
MO  Concordia         Exit 58, I-70 & Rt. 23        X     PH,    125      X       X       12     X     X       X         X       X
                                                          SUB
MO  Mt. Vernon        Exit 46, I-44 & S.R. 39       X            150      X       X       12     X     X       X         X       X
NJ  Carney's Point    Exit 2C, I-295                X             80      X       X        6     X     X       X         X       X
NJ  Columbia          Exit 4, I-80 at Rt. 94        X            200      X       X        7     X     X       X         X       X
NE  Overton (BB)      Exit 248, I-80                X             45      X                3     X                       X
                       58 Miles West of Grand
                       Island
NE  Waco (BB)         Exit 360, I-80                X             70      X                3     X                       X
NV  Mill City (BB)    Exit 151, I-80                X            120      X       X       10     X                       X
                       (heading West)
                      Exit 149, I-80
                       (heading East)
NV  Rye Patch (BB)    Exit 129, I-80                              40                       3     X                       X
                       25 Miles East of
                       Lovelock

    (BB) - Denotes Burns Brothers site

                                                        Express Dining Legend
            DQ    Dairy Queen                       SBA   Sbarro                        LC    Little Ceasar's
            TB    Taco Bell Express                 BK    Burger King                   HSP   Hot Stuff Pizza
            SUB   Subway                            LJS   Long John Silver's            TCBY  TCBY
            BL    Blimpie                           W     Wendy's                       PH    Pizza Hut
            KFC   Kentucky Fried Chicken            HD    Hardee's                      PY    Popeyes
                                                    OM    Oscar Meyer

                                                       TravelCenter Directory
                                                TA Network & Burns Brothers Network


                                                  Full                  AT&T            Private        24    Truck   Permit  Cert-
                                                Service  Fast  Parking  Phone  Drivers'  Show-        Hour   Maint-   Serv-  ified
ST  City              Name/Interstate Location   Dining  Food  Spaces  Service  Lounge    ers   ATM  Garage  enance   ices   Scales
--  ----------------  -------------------------  ------  ----  ------  -------  ------  ------  ---  ------  ------  ------  -------
NM  Gallup            Exit 16, I-40 & Hwy. 66       X            120      X       X       15     X     X       X         X       X
NM  Las Cruces        I-10 & Amador Exit,           X            150      X       X       15     X     X       X         X       X
                       Hwy. 292
NM  Santa Rosa        Exit 277, I-40 &              X     SUB    160      X       X       10     X     X       X         X       X
                       U.S. 66, 54 & 84
NC  Greensboro        Exit 138, I-85/I-40 &         X     BK     198      X       X       13     X     X       X         X       X
                       Hwy. 61
NC  Kenly             Exit 106, I-95                X     HSP    300      X       X       12     X     X       X         X       X
OH  Ashland           Exit 186, I-71 & U.S. 250     X             55      X       X        4     X     X       X         X       X
OH  Dayton            Exit 10, I-70 & U.S. 127      X     SUB    225      X       X        8     X     X       X         X       X
OH  Jeffersonville    Exit 65, I-71 & U.S. 35       X            101      X       X        4     X     X       X         X       X
OH  Lodi              Exit 209, I-71 & I-76 at      X            250      X       X       12     X     X       X         X       X
                       Rt. 224
OH  Stony Ridge       Ohio Turnpike Exit 5,         X     SBA    300      X       X       15     X     X       X         X       X
                       I-80 & I-280
OK  Oklahoma City     Council Rd. Exit, I-40        X     BK     200      X       X       12     X     X       X         X       X
OR  Eugene            Exit 199, I-5                 X            120      X       X        6     X     X       X         X       X
OR  Troutdale (BB)    Exit 17, I-84                 X     SUB    240      X       X       10     X             X         X       X
OR  Wilsonville (BB)  Exit 266, I-5                 X            300      X       X        7     X     X       X         X       X
PA  Barkeyville       Exit 3, I-80 & S.R. 8         X     SUB     86      X       X        9     X     X       X         X       X
PA  Breezewood        PA Turnpike Exit 12 &         X     DQ,    220      X       X       16     X     X       X         X       X
                       U.S. 30,                           LC
                       I-76/I-70
PA  Brookville        Exit 13, I-80 & Rt. 36        X     TB     220      X       X       16     X     X       X         X       X
PA  Harrisburg        Manada Hill Exit 27,          X            175      X       X       17     X     X       X         X       X
                       I-81 & S.R. 39
PA  Lamar             Exit 25, I-80 & S.R. 64       X     SUB     75      X       X       10     X     X       X         X       X
SC  Spartanburg       Exit 63, I-85 & S.R. 290      X     DQ     160      X       X       12     X     X       X         X       X
SD  Kadoka (BB)       Exit 152, I-90                X             75      X                4     X                       X
SD  Spencer (BB)      Exit 353, I-90                      SUB     20                       1     X                       X
                       45 Miles West of Sioux
                       Falls
TN  Knoxville         Exit 374, I-40 & I-75         X     TB     180      X       X       14     X     X       X         X       X
TN  Nashville         Exit 85, I-65                 X     SUB    205      X       X       11     X     X       X         X       X
TX  Amarillo          Exit 81, I-40 E &             X     SUB    156      X       X       12     X     X       X         X       X
                       FM 1912
TX  Baytown           Exit 789, I-10 &              X            200      X       X       10     X     X       X         X       X
                       Thompson Rd.
TX  Dallas            Exit Big Town Blvd.,          X            265      X       X       13     X     X       X         X       X
                       I-30 & U.S. 80
UT  Parowan (BB)      Exit 78, I-15                               40      X       X        3     X                       X
                       20 Miles North of Cedar
                       City
VA  Ashland           Exit 92, I-95 & Rt. 54        X            204      X       X       16     X     X       X         X       X
VA  Roanoke           Exit 150, I-81 &              X     BK     100      X       X       11     X     X       X         X       X
                       U.S. 220
WV  Wheeling          Exit 11, I-170 at             X            200      X       X       15     X     X       X         X       X
                       Dallas Pike
WI  Janesville        Exit 171-C, I-90 &                   W      52      X       X        4     X                       X       X
                       Hwy 14
WY  Sinclair (BB)     Exit 221, I-80                             150      X                4     X                       X
WY  Cheyenne (BB)     Exit 377, I-80                X            140      X       X       12     X             X         X       X
                      17 Miles East of
                       Cheyenne
WY  Ft. Bridger (BB)  Exit 30, I-80                 X            200      X       X        9     X             X         X       X
                       East of Evanston

    (BB) - Denotes Burns Brothers site

                                                        Express Dining Legend
            DQ    Dairy Queen                       SBA   Sbarro                        LC    Little Ceasar's
            TB    Taco Bell Express                 BK    Burger King                   HSP   Hot Stuff Pizza
            SUB   Subway                            LJS   Long John Silver's            TCBY  TCBY
            BL    Blimpie                           W     Wendy's                       PH    Pizza Hut
            KFC   Kentucky Fried Chicken            HD    Hardee's                      PY    Popeyes
                                                    OM    Oscar Meyer

                                                       TravelCenter Directory
                                                           National Network


                                                  Full                  AT&T            Private        24    Truck   Permit  Cert-
                                                Service  Fast  Parking  Phone  Drivers'  Show-        Hour   Maint-   Serv-  ified
ST  City              Name/Interstate Location   Dining  Food  Spaces  Service  Lounge    ers   ATM  Garage  enance   ices   Scales
--  ----------------  -------------------------  ------  ----  ------  -------  ------  ------  ---  ------  ------  ------  -------
AL  Mobile            Mobile 76 Auto/Truck          X            102      X       X       10     X     X       X         X       X
                       Plaza
                       I-10, Exit 4
AL  Montgomery        Montgomery 76                 X            100      X       X       14     X     X       X         X       X
                       Auto/Truck Plaza
                       I-65, Exit 168
AL  Tuscaloosa        Baggett's 76 Truck Plaza      X            110      X       X       11     X     X       X         X       X
                       I-59 & I-20, Exit 76
AR  North Little Rock Little Rock Auto-Truck        X            175      X       X        9     X     X       X         X       X
                       Stop
                       I-40 & Galloway, MM 161
AR  Van Buren         Van Buren Travel Center       X            120      X       X        6     X     X       X         X       X
                       I-40 & Highway 59,
                       Exit 5
AR  West Memphis      Memphis Gateway Truck         X     TB,    165      X       X       10     X     X       X         X       X
                       Center                            TCBY
                       I-40 & I-55, Exit 278
AZ  Kingman           Kingman 76 Auto/Truck         X            125      X       X       12     X     X       X         X       X
                       Plaza
                       I-40, Exit 48
CA  Buttonwillow      Bruce's 76 Travel Plaza       X            220      X       X       12     X     X       X         X       X
                       I-5, Highway 58
CA  Ontario           Ontario Auto/Truck Plaza      X            450      X       X       18     X     X       X         X       X
                       I-10 at Milliken Avenue
CA  Redding           Redding 76 Travel Center      X            250      X       X        9     X     X       X         X       X
                       I-5, Knighton Road
CA  Sacramento        Sacramento 49er               X            220      X       X       12     X     X       X         X       X
                       Auto/Truck Plaza
                       I-80 at West El Camino
CA  Santa Nella       Mid Cal Auto Truck Plaza      X            216      X       X       13     X     X       X         X       X
                       I-5 & Highway 33, Santa
                       Nella Exit
CO  Wheat Ridge       Denver West Travel            X            155      X       X       10     X     X       X         X       X
                       Center
                       I-70, Exit 266
CT  New Haven         New Haven 95 East Truck       X            120      X       X        7     X     X       X         X       X
                       Stop
                       I-95, CT Exit 56
CT  Southington       American Eagle 76             X             94      X       X       12     X     X       X         X       X
                       Auto/Truck Plaza
                       I-84, Exit 28,
                       HIGHWAY 322
FL  Jacksonville      Jacksonville I-10             X             90      X       X        6     X     X       X         X       X
                       Travel Center
                       Jct. I-10 & U.S. 301,
                       Exit 50, MM 345
FL  Jacksonville      Jacksonville South            X            137      X       X        6     X     X       X         X       X
                       Travel Center
                       I-95 & C.R. 210 West,
                       Exit 96, MM 329
FL  Marianna          Marianna 76 Auto/Truck        X            138      X       X       12     X     X       X         X       X
                       Stop
                       I-10 & State Route 71
FL  Vero Beach        Vero Beach Travel Center      X      W     180      X       X        9     X     X       X         X       X
                       I-95, Exit 68, MM 147
FL  Wildwood          Wildwood Travel Center        X     PH,    170      X       X       12     X     X       X         X       X
                       I-75 at Route 44,                  SUB
                       Exit 66, MM 330
GA  Commerce          North Georgia 85              X            151      X       X       14     X     X       X         X       X
                       Auto/Truck Plaza
                       I-85 & U.S. 441,
                       Exit 53, MM 151
GA  Jackson           Atlanta South 75 Travel       X     SUB    200      X       X       12     X     X       X         X       X
                       Plaza
                       I-75 & Georgia
                       Highway 36
GA  Lake Park         Lake Park Travel Center       X     TB      75      X       X        6     X     X       X         X       X
                       I-75, Exit 1
GA  Madison           Madison 20 Travel Center      X     TB      75      X       X       10     X     X       X         X       X
                       I-20, Exit 51
GA  Ringgold          Cochran's Auto Truckstop      X             82      X       X       12     X     X       X         X       X
                       I-75 & U.S. 41, Exit 139

    (BB) - Denotes Burns Brothers site

                                                        Express Dining Legend
            DQ    Dairy Queen                       SBA   Sbarro                        LC    Little Ceasar's
            TB    Taco Bell Express                 BK    Burger King                   HSP   Hot Stuff Pizza
            SUB   Subway                            LJS   Long John Silver's            TCBY  TCBY
            BL    Blimpie                           W     Wendy's                       PH    Pizza Hut
            KFC   Kentucky Fried Chicken            HD    Hardee's                      PY    Popeyes
                                                    OM    Oscar Meyer

                                                       TravelCenter Directory
                                                          National Network


                                                  Full                  AT&T            Private        24    Truck   Permit  Cert-
                                                Service  Fast  Parking  Phone  Drivers'  Show-        Hour   Maint-   Serv-  ified
ST  City              Name/Interstate Location   Dining  Food  Spaces  Service  Lounge    ers   ATM  Garage  enance   ices   Scales
--  ----------------  -------------------------  ------  ----  ------  -------  ------  ------  ---  ------  ------  ------  -------
GA  Savannah          Savannah Travel Center        X     PH,    107      X       X        9     X     X       X         X       X
                       I-95 & U.S. 17 South,              LJS
                       Exit 14
IA  Altoona           Mid-Iowa Travel Center        X            165      X       X       10     X     X       X         X       X
                       I-80, Exit 143
IA  Council Bluffs    Council Bluffs                X    TCBY    100      X       X        5     X     X       X         X       X
                       Auto/Truck Stop
                       I-80 & I-29, Exit 3
IL  Bloomington       Bloomington Auto/Truck        X            150      X       X       11     X     X       X         X       X
                       Plaza
                       I-55, I-74, I-39 at
                       Route 9, Exit 160A
IL  Chicago           New Lemont Auto/Truck         X            175      X       X        9     X     X       X                 X
                       Plaza
                       I-55, Exit 267
IL  Chicago           Calumet Auto/Truck Plaza      X            210      X       X       10     X     X       X         X       X
                       I-94, Exit 73B
IL  Elgin             Elgin West Truckstop          X            125      X       X       10     X     X       X         X       X
                       I-90 & U.S. Highway 20,
                       Maringo-Hampshire Exit
IL  Monee             Windy City South              X     PH     125      X       X        6     X     X       X         X       X
                       Auto/Truck Plaza
                       I-57, Exit 335
IL  Mt. Vernon        Big Chief Auto/Truck          X             85      X       X        8     X     X       X         X       X
                       Plaza
                       I-57 & I-64, MM 95
IL  Peru              Lasalle-Peru                  X            115      X       X        7     X     X       X         X       X
                       Auto/Truckstop
                       I-80, Exit 75
IL  Troy              St. Louis Easts Truck         X     HD     100      X       X        6     X     X       X         X       X
                       Plaza
                       I-55 & I-70, Exit 18
IN  Angola            Angola 76 Travelers Mall      X             75      X       X        6     X     X       X         X       X
                       I-80/90, Exit 144; I-69,
                       Exit 157
IN  Clayton           Indianapolis West 70          X     OM     100      X       X        7     X     X       X         X       X
                       Truck Plaza
                       I-70 & State Road 39,
                       Exit 59, MM 59
IN  New Lisbon        New Lisbon Travel Plaza       X            100      X       X        5     X     X       X                 X
                       I-70, Exit 131
IN  New Point         Ross Point Travel Plaza       X            100      X       X        5     X     X       X         X       X
                       I-74, New Point
                       Interchange, MM 143
IN  Remington         Remington Truck Plaza         X            150      X       X        7     X     X       X         X       X
                       I-65, Exit 201
IN  Whitestown        Indy 500 Auto/Truck           X            150      X       X        6     X     X       X         X       X
                       Plaza
                       I-65, State Road 334,
                       Exit 130
KS  Solomon           Mid Kansas Travel Center      X             80      X       X        6     X                       X       X
                       I-70, Exit 266
KY  Florence          Burns Bros. Truck Plaza       X     OM     200      X       X        8     X     X       X         X       X
                       I-75, Exit 181
KY  Waddy             Waddy Travel Center           X            175              X        4     X                       X       X
                       I-64 & KY 395, Exit 43
LA  Lafayette         Lafayette 76                  X            119      X       X       13     X     X       X         X       X
                       Auto/Truck Plaza
                       I-10 & State Road 182,
                       MM 101
LA  Slidell           Slidell 76 Travel Center      X            200      X       X       10     X     X       X         X       X
                       I-10, Exit 266
LA  Tallulah          Louisiana I-20 East           X            120      X       X        8     X     X       X         X       X
                       Travel Center
                       I-20 & U.S. 65,
                       Exit 171

    (BB) - Denotes Burns Brothers site

                                                        Express Dining Legend
            DQ    Dairy Queen                       SBA   Sbarro                        LC    Little Ceasar's
            TB    Taco Bell Express                 BK    Burger King                   HSP   Hot Stuff Pizza
            SUB   Subway                            LJS   Long John Silver's            TCBY  TCBY
            BL    Blimpie                           W     Wendy's                       PH    Pizza Hut
            KFC   Kentucky Fried Chicken            HD    Hardee's                      PY    Popeyes
                                                    OM    Oscar Meyer

                                                       TravelCenter Directory
                                                          National Network


                                                  Full                  AT&T            Private        24    Truck   Permit  Cert-
                                                Service  Fast  Parking  Phone  Drivers'  Show-        Hour   Maint-   Serv-  ified
ST  City              Name/Interstate Location   Dining  Food  Spaces  Service  Lounge    ers   ATM  Garage  enance   ices   Scales
--  ----------------  -------------------------  ------  ----  ------  -------  ------  ------  ---  ------  ------  ------  -------
MD  Elkton            Maryland's Liberty Bell       X     SUB    230      X       X       12     X     X       X         X       X
                       Auto/Truck Plaza
                       I-95, Exit 109B
MI  Ann Arbor         Wolverine Truck Plaza         X            200      X       X       10     X     X       X         X       X
                       I-94, Exit 167
MI  Saginaw           Alpine Auto/Truck Plaza       X            100      X       X        4     X     X       X         X       X
                       I-75, Exit 144
MI  Sawyer            Sawyer Truck Plaza            X            175      X       X        8     X     X       X         X       X
                       I-94, Exit 12
MN  Rogers            Twin City West                X            127      X       X        8     X     X       X         X       X
                       Auto/Truck Plaza
                       I-94 & Highway 101,
                       Exit 207
MO  Foristell         St. Louis West 70 Truck       X             86      X       X        8     X     X       X         X       X
                       Plaza
                       I-70 & Route W,
                       Exit 203, MM 204
MO  Matthews          Eagle Landing Travel          X     TB     100      X       X        6     X     X       X         X       X
                       Center
                      I-55 & Highway 80,
                       Exit 58
MO  Oak Grove         Kansas City East              X            130      X       X       10     X     X       X         X       X
                       National 76
                       I-70 & Route H, Exit 28
MO  Strafford         Springfield 44                X            130      X       X        8     X     X       X         X       X
                       Auto/Truck Stop
                       I-44, Exit 88
MS  Meridian          Kelley's Truck Plaza          X            115      X       X        6     X     X       X         X       X
                       I-20 & I-59, Exit 160
NC  Charlotte         Jake's Red Ball at Sunset     X            150      X       X       18     X     X       X         X       X
                       I-77, Exit 16
NC  Benson Dunn       Robin Hood Truck Plaza        X             75      X       X        7           X       X         X
                       I-95, Exit 77
NC  Mocksville        Horn's Auto Truck Plaza       X            150      X       X        7     X     X       X         X       X
                       I-40 & Highway 601,
                       Exit 170, MM 170
NC  Salisbury         Derrick 76                    X            120      X       X        8     X     X                 X       X
                       I-85, Exit 71
NC  Waynesville       McElroy, Inc.                 X             25      X       X        3     X     X       X         X       X
                       I-40, Exit 24
NC  Wilmington        Wilmington Auto/Truck         X            275      X                      X                       X       X
                       Stop
                       Highway 421 at Third
                       Street
NE  Grand Island      Grand Island West 76          X            125      X       X        7     X     X       X         X       X
                       Auto/Truck Plaza
                       I-80, Exit 305
NE  Ogallala          Ogallala 76 Auto/Truck        X            100      X       X       10     X     X       X         X       X
                       Plaza
                       I-80, Exit 126
NJ  Bloomsbury        Garden State Truck Plaza      X            175      X       X        7     X     X       X         X       X
                       I-78, Bloomsbury Exit 7
NM  Albuquerque       Albuquerque Travel            X            125      X       X       11     X     X       X         X       X
                       Center
                       I-25 & I-40, Exit 227A
NM  Gallup            Baggett's Gallup 76           X             90      X       X        9     X     X       X                 X
                       I-40, Exit 16
NV  Las Vegas         Blue Diamond Auto/Truck       X            135      X       X       14     X     X       X         X       X
                       Center
                       I-95, Blue Diamond
                       Exit 33
NV  Reno-Sparks       Sierra Sid's Auto/Truck       X            187      X       X       16     X     X       X         X       X
                       Plaza
                       I-80, Exit 19
NY  Buffalo           Buffalo I-90 East Auto        X            150      X       X        8     X     X       X         X       X
                       Truck Center
                       I-90 & SR 77, Exit 48A,
                       Pembroke
NY  Ripley            Ripley State Line             X            150      X       X        4     X     X       X         X       X
                       Truckstop
                       I-90 Shortman Road 61,
                       495

    (BB) - Denotes Burns Brothers site

                                                        Express Dining Legend
            DQ    Dairy Queen                       SBA   Sbarro                        LC    Little Ceasar's
            TB    Taco Bell Express                 BK    Burger King                   HSP   Hot Stuff Pizza
            SUB   Subway                            LJS   Long John Silver's            TCBY  TCBY
            BL    Blimpie                           W     Wendy's                       PH    Pizza Hut
            KFC   Kentucky Fried Chicken            HD    Hardee's                      PY    Popeyes
                                                    OM    Oscar Meyer

                                                       TravelCenter Directory
                                                           National Network


                                                  Full                  AT&T            Private        24    Truck   Permit  Cert-
                                                Service  Fast  Parking  Phone  Drivers'  Show-        Hour   Maint-   Serv-  ified
ST  City              Name/Interstate Location   Dining  Food  Spaces  Service  Lounge    ers   ATM  Garage  enance   ices   Scales
--  ----------------  -------------------------  ------  ----  ------  -------  ------  ------  ---  ------  ------  ------  -------
OH  Columbus          Ohio 70-37 Truck Stop         X            160      X       X        9     X     X       X         X       X
                       I-70 at Ohio 37, Exit 126
OH  Jeffersonville    Garner's Auto TruckStop       X            190              X        7     X     X       X         X       X
                       I-71, MM 65
OH  Kingsville        Kingsville 90                 X            150      X       X        8     X     X       X         X       X
                       Auto/Truckstop
                       I-90, Exit 255
OH  London            Columbus I-70 West            X     PH     200      X       X       13     X     X       X         X       X
                       Auto/Truck Stop
                       I-70 & U.S. 42, Exit 79
OH  North Canton      Akron/Canton Truck Plaza      X             90      X       X        5     X     X       X         X       X
                       I-77, Exit 111
OH  Seville           Akron West Travel Center      X            190      X       X        9     X     X       X         X       X
                       I-71, Exit 209, MM 209
OH  Toledo            Toledo-5 Travel Center        X            200      X       X       12     X     X       X         X       X
                       I-80/90 & I-280, Exit 5
OH  Youngstown        Youngstown 76 Auto/Truck      X            200      X       X       12     X     X       X         X       X
                       Plaza
                       I-80, Route 46, Exit 223,
                       Ohio Turnpike, Exit 15
OK  Oklahoma City     Oklahoma City Travel          X     OM     200      X       X        9     X     X       X         X       X
                       Center
                       I-40 West, Exit 140
OR  Portland          Portland Travel Center        X             90      X       X        8     X     X       X         X       X
                       I-5, Exit 278
PA  Bartonsville      American Falcon               X     PH,    120      X       X        9     X     X       X         X       X
                       Auto/Truck Stop                    TB,
                       I-80 & U.S. 611,                   SUB
                       Exit 46B
PA  Breezewood        All American 76               X            150      X       X       10     X     X                 X       X
                       Auto/Truck Plaza
                       PA Turnpike Exit 12,
                       I-70 & Route 30
PA  Claysville        Exit 2 Travel Center          X    SBA,    135      X       X        6     X     X       X         X       X
                       I-70, Exit 2                      TCBY
PA  Harrisburg        P & M 76 Plaza                X            180      X       X        8     X     X       X         X       X
                       I-81, Exit 27, MM 76
PA  North East        North East Service Plaza      X     PH,     90      X       X       10     X     X       X         X       X
                       I-90, Route 20, Exit 12,           TB
                       MM 44
PA  Smithton          New Stanton West Auto         X            130      X       X        7     X     X       X         X       X
                       Truck Plaza
                       I-70, Exit 23
PA  Strattanville     Keystone Shortway 76          X            140      X       X        9     X     X       X         X       X
                       I-80 & U.S. Route 322,
                       Exit 11, MM 70
SC  Manning           Jerry's Travel Center         X     TB,    114              X        7     X     X       X         X       X
                       I-95, MM 119                       BL,
                                                          SBA
TN  Antioch           Baggett's Music City          X            150      X       X        6     X     X       X         X       X
                       Auto/Truckstop
                       I-24, Exit 62, MM 62
TN  Franklin          Nashville South 76 Auto       X             86      X       X        6      X    X       X         X       X
                       Truck Plaza
                       I-65, Exit 61

    (BB) - Denotes Burns Brothers site

                                                        Express Dining Legend
            DQ    Dairy Queen                       SBA   Sbarro                        LC    Little Ceasar's
            TB    Taco Bell Express                 BK    Burger King                   HSP   Hot Stuff Pizza
            SUB   Subway                            LJS   Long John Silver's            TCBY  TCBY
            BL    Blimpie                           W     Wendy's                       PH    Pizza Hut
            KFC   Kentucky Fried Chicken            HD    Hardee's                      PY    Popeyes
                                                    OM    Oscar Meyer

                                                       TravelCenter Directory
                                                           National Network


                                                  Full                  AT&T            Private        24    Truck   Permit  Cert-
                                                Service  Fast  Parking  Phone  Drivers'  Show-        Hour   Maint-   Serv-  ified
ST  City              Name/Interstate Location   Dining  Food  Spaces  Service  Lounge    ers   ATM  Garage  enance   ices   Scales
--  ----------------  -------------------------  ------  ----  ------  -------  ------  ------  ---  ------  ------  ------  -------
TN  Jackson           Wilhite's Travel Center       X            100      X       X        6      X    X       X         X       X
                       I-40, Exit 68
TN  Knoxville         Knoxville Travel Center       X     PH,    176      X       X       13      X    X       X         X       X
                       I-40 & I-75, Exit 369              BK
TN  Lebanon           Nashville East 40 Truck       X            100      X       X        6      X    X       X         X       X
                       Stop
                       I-40 & Highway 109,
                       Exit 232
TN  Monteagle         Monteagle Truck Plaza         X            100      X       X        6      X    X       X         X       X
                       I-24, Exit 135,
                       U.S. 64 & 41A
TX  Amarillo          Amarillo Travel Center        X            114      X       X        8      X    X       X         X       X
                       I-40, Exit 74
TX  Brookshire        Houston West Travel           X            250      X       X        8      X    X       X         X       X
                       Center
                      I-10 & FM 359, Exit 732,
                       MM 732
TX  Dallas            Denton Travel Center          X            160              X        9      X    X       X         X       X
                       I-35 & U.S. 77,
                       Exit 471, MM 471
TX  Edinburg          Edinburg Auto/Truck Stop      X            175      X       X        4      X                      X       X
                       North Highway 281
                       at FM 2812
TX  El Paso           El Paso Travel Plaza          X            350      X       X       13      X    X       X         X       X
                       I-10, Exit 37, MM 37,
                       Horizon Blvd.
TX  Ozona             Circle Bar 76                 X            150      X       X        6      X    X       X         X       X
                       Auto/Truck Plaza
                       I-10 & Taylor Box Road,
                       Exit 372
TX  Rockwall          Rockwall 76 Auto/Truck        X            100      X       X        6      X    X       X         X       X
                       Plaza
                       I-30 at State Highway
                       205, Exit 68
TX  Sweetwater        Sweetwater 76 Auto/Truck      X     PH,    110      X       X        6      X    X       X         X       X
                       Stop                               OM
                       I-20, Exit 242
UT  Salt Lake City    Salt Lake City Auto           X            150      X       X       12      X    X       X         X       X
                       Truck Plaza
                       I-80, Exit 99
VA  Ashland           Speed & Briscoe               X     TB     158      X       X        8      X    X       X         X       X
                       I-95, Exit 89, MM 89
VA  Raphine           Whites Truckstop              X            260      X       X       10      X    X       X         X       X
                       I-81 & I-64, Exit 205
VA  Wytheville        Wilderness Road Travel        X     TB,    120      X       X       12      X    X       X         X       X
                       Center                             SUB
                       I-77, Exit 41, I-81,
                       Exit 72
WI  Hudson            Twin City East 76             X             90      X       X        6      X    X       X         X       X
                       Auto/Truck Plaza
                       I-94, Exit 4
WI  Madison           Madison Travel Center         X     SUB    150      X       X       10      X    X       X         X       X
                       I-90 & I-94, Exit 132
WI  New Lisbon        New Lisbon Travel Center      X             75      X       X        6      X    X       X         X       X
                       I-90/I-94, Exit 61
WI  Oak Creek         Milwaukee Travel Center       X     SUB    180      X       X       10      X    X       X         X       X
                       I-94 & Route 100, Ryan
                       Road, Exit 322, MM 23
WV  Hurricane         Charleston West 76            X             95      X       X        7      X    X       X         X       X
                       Auto/Truck Stop
                       I-64, Exit 39
WV  Martinsburg       Panhandle Travel Center       X            103      X       X        4      X    X       X         X       X
                       I-81 & Spring Mills
                       Road, WV Highway 901

    (BB) - Denotes Burns Brothers site

                                                        Express Dining Legend
            DQ    Dairy Queen                       SBA   Sbarro                        LC    Little Ceasar's
            TB    Taco Bell Express                 BK    Burger King                   HSP   Hot Stuff Pizza
            SUB   Subway                            LJS   Long John Silver's            TCBY  TCBY
            BL    Blimpie                           W     Wendy's                       PH    Pizza Hut
            KFC   Kentucky Fried Chicken            HD    Hardee's                      PY    Popeyes
                                                    OM    Oscar Meyer

                                   MANAGEMENT

EXECUTIVE OFFICERS AND MEMBERS OF BOARD OF DIRECTORS

         The executive officers and members of the Board of Directors of the Company and their ages, are as follows:




NAME                                        AGE                            POSITION
----                                        ---                            --------

Edwin P. Kuhn..........................       54   President, Chief Executive Officer and Director
James W. George........................       46   Senior Vice President, Chief Financial Officer
                                                     and Secretary
Timothy L. Doane.......................       40   Senior Vice President
Michael H. Hinderliter.................       48   Senior Vice President
Walter E. Smith, Jr....................       57   Director
Margaret M. Eisen......................       43   Director
Robert B. Calhoun, Jr..................       54   Chairman of the Board of Directors and Director
Eugene P. Lynch........................       35   Director
Louis J. Mischianti....................       38   Director
Rolf H. Towe...........................       58   Director



         Officers of the Company are appointed by the Board of Directors and serve at its discretion.

         Edwin P. Kuhn was named the President, Chief Executive Officer and Director of the Company and its subsidiaries in January 1997. Mr. Kuhn has served as the President and Chief Executive Officer of TA since the closing of the TA Acquisition in December 1993. Mr. Kuhn served as the General Manager (the most senior position and effective President) of TA under BP's ownership from April 1992 to December 1993. Prior to joining TA, Mr. Kuhn spent 25 years with Sohio and BP in a series of retail site operating positions, most recently as the Retail Marketing Regional Manager for all BP retail facilities in the states of Ohio, Pennsylvania and Kentucky.


         James W. George was named Senior Vice President and Chief Financial Officer of the Company and its subsidiaries in January 1997, and was named Secretary of the Company and its subsidiaries in June 1997. Mr. George has served as a Vice President and Chief Financial Officer of TA since the closing of the TA Acquisition in December 1993. From August 1990 to December 1993, Mr. George served as the Controller (the most senior financial position) of TA under BP's ownership. Prior to joining TA, Mr. George spent ten years with Sohio and BP in a series of accounting and finance positions.


         Timothy L. Doane was named Senior Vice President, Market Development of the Company and its subsidiaries in January 1997. Mr. Doane has served as a Vice President, Market Development of TA since 1995. Prior to joining TA, Mr. Doane spent 15 years with Sohio and BP in a series of positions including Director of Procurement (for all purchases except crude oil), Manager of BP's Procare Automotive Service (a chain of stand-alone automobile repair garages in three midwestern states), International Brand Manager (in the United Kingdom) and Division Manager in retail marketing.

         Michael H. Hinderliter was named Senior Vice President, Marketing of the Company and its subsidiaries in January 1997. Mr. Hinderliter has served as a Vice President, Marketing of TA since the closing of the TA Acquisition in December 1993. From August 1992 to December 1993, Mr. Hinderliter served as the Marketing Manager of TA under BP's ownership. From 1989 to August 1992, Mr. Hinderliter was the manager of BP Truckstops Limited, BP's truckstop network in the United Kingdom. Prior thereto, Mr. Hinderliter spent 14 years with TA under Ryder, Sohio and BP ownership in a series of positions which included serving as a Fleet Sales Manager, Division Manager and location General Manager.



         Walter E. Smith, Jr. has been a Director of the Company since July 1995. Mr. Smith has operated TravelCenters under franchises from National since 1993. Mr. Smith is a director of Citrus Financial Services, Inc., a bank holding company in Vero Beach, FL, and the chief executive officer of four separate private corporations which operate National TravelCenters.

         Margaret M. Eisen has been a director of the Company since April 1997. Ms. Eisen has served as Managing Director, North American Equities since June 1995 at General Motors Investment Management Corporation ("GMIMC"), the investment advisor to First Plaza Group Trust ("First Plaza"). From March 1993 to June 1995 and from March 1992 to March 1993, Ms. Eisen served as Director, Worldwide Pension Investments and as Director, Equity Portfolio Strategy, respectively, at Du Pont Pension Fund Investment, E. I. Du Pont de Nemours and Company.

         Robert B. Calhoun, Jr. has been a director of the Company since April 1993 and was elected Chairman of the Board of Directors in September 1996. Mr. Calhoun has been President of Clipper Asset Management Corporation, which is the sole general partner of Clipper, as well as certain of its affiliates, since 1991. Mr. Calhoun also serves as director of Avondale Mills, Inc., Hvide Marine Incorporated, Interstate Bakeries Corporation, Sterling Chemicals Holdings, Inc. and several private companies.

         Eugene P. Lynch has been a director of the Company since April 1993. Mr. Lynch has been employed by Clipper or its affiliates since 1991 and has served as a Managing Director since 1993. Mr. Lynch also serves as a director of Owosso Corporation and several private companies.

         Louis J. Mischianti has been a director of the Company since October 1992. Mr. Mischianti has been employed by Olympus Advisory Partners, Inc., an affiliate of Olympus Private Placement Fund, L.P. ("Olympus"), since May 1994. Mr. Mischianti was employed by Clipper or its affiliates from 1991 to April 1994. Mr. Mischianti serves as a director of several private companies.

         Rolf H. Towe has been a director of the Company since July 1996. Mr. Towe has served as a Senior Managing Director of Clipper and its affiliates since 1991. Mr. Towe also serves as a director of American Heritage Life Insurance Company, Sealy Corporation and several private companies.

EXECUTIVE COMPENSATION

         SUMMARY COMPENSATION TABLE. The following table sets forth the compensation awarded to, earned by or paid to the Chief Executive Officer and each of the five most highly compensated officers of the Company as of December 31, 1996 (the "Named Executive Officers") for services rendered to the Company and its subsidiaries for 1994, 1995 and 1996.


                                            SUMMARY COMPENSATION TABLE

                                                                                       Long-Term
                                                                                      Compensation
                                                                                      -----------
                                                                                       Securities      All Other
                                                             Annual Compensation       Underlying       Compen-
Name and Principal Position                       Year   Salary($)      Bonus($)(1)   Options(#)      sation($)(2)
---------------------------                       ----   ---------      -----------   -----------     ------------

C. William Osborne.............................   1996     264,452        26,445              --          1,235
   President, Chief Executive Officer and         1995     257,500        20,214              --          1,152
   Director (3)                                   1994     250,764        70,351              --          1,152

Edwin P. Kuhn..................................   1996     230,000        92,000              --          4,204
   President, Chief Executive Officer, TA         1995     220,000        88,000              --          2,165
   Subsidiary (4)                                 1994     210,000        84,000              --            528

James W. George................................   1996     144,000        57,600              --            360
   Vice President and Chief Financial Officer,    1995     136,500        54,600              --            348
   TA Subsidiary (5)                              1994     130,000        52,000              --            324

Michael H. Hinderliter.........................   1996     144,000        57,600              --            360
   Vice President, TA Subsidiary (5)              1995     136,500        54,600              --            348
                                                  1994     130,000        52,000              --            324

Kenneth W. Barrios.............................   1996     179,731        17,973              --            747
   Executive Vice President (3)                   1995     175,000        13,738              --            518
                                                  1994     139,213        46,013              --            313

Timothy L. Doane...............................   1996     138,000        55,200              --            348
   Vice President, TA Subsidiary (5)(6)           1995      86,666        34,666          23,400            216
                                                  1994          --            --              --             --


----------------------

(1)   Represents bonus for services rendered in the indicated year.

(2) Represents life insurance premiums paid by the Company. Mr. Kuhn's amount includes $1,613 in 1995 and $3,628 in 1996, reflecting his use of a Company automobile.

(3)   Resigned effective January 21, 1997.

(4) Elected as Chief Executive Officer and President of the Company and as a director, effective January 21, 1997.

(5)   Elected as Senior Vice President of the Company, effective
      January 21, 1997.

(6)   Mr. Doane has served as a Vice President of the TA Subsidiary since
      May 1995.

         OPTION GRANTS. No options were granted by the Company to any Named Executive Officer in 1996.


         1993 STOCK PLAN. Stock options to purchase shares of Common Stock have been granted to the Named Executive Officers prior to 1996 pursuant to the Company's 1993 Stock Incentive Plan (the "1993 Stock Plan") as Series I, Series II and Series III options, as follows: Mr. Osborne, 25,175, 26,573 and 28,252 options; Mr. Kuhn, 15,860, 16,721 and 17,799 options; both of Messrs. George and Hinderliter, 9,818, 10,364 and 11,018 options; Mr. Barrios, 14,161, 14,948, and
15,892 options; and Mr. Doane, 7,364, 7,773, and 8,263 options, respectively. The option exercise price for each Series I, Series II and Series III option is as follows: $10.00 per share, $17.49 per share and $28.56 per share, respectively. Fifty percent of each of the Series I, II and III options have vested with respect to Messrs. Osborne and Barrios; however, all of such options have been canceled. See "--Termination, Consulting and Release Agreements with
C. William Osborne, Kenneth W. Barrios and Daniel L. Tennant." Seventy-five percent of each series of options have vested with respect to Messrs. Kuhn, George and Hinderliter and 67% of each series of options have vested with respect to Mr. Doane. Options are currently exercisable to the extent vested as of December 31, 1996 and remain exercisable for limited periods following termination of employment of the Named Executive Officer. All such unvested options are expected to be canceled in connection with the adoption of a new stock incentive plan. See "--Certain Prospective Management Equity Participation." Common Stock acquired upon the exercise of options may not be transferred except to certain family members and is subject to call and put options upon termination of employment. It is expected that the call and put option pricing formula under the 1993 Stock Plan and option agreements will be modified. It is also expected that if a change of control occurs within six months after termination of employment for "good reason," death, "disability" or termination other than for "cause" (as defined), an adjustment will be made to the amount paid upon exercise of any call options or put options (but, in the case of put options, only to the extent the proceeds received by the former employee upon exercise of the put option are used to repay indebtedness to the Company) so that the former employee will be able to receive any amounts in excess of the call or put price payable in the change of control transaction. It is further expected that the option exercise price of the Series III options granted under the 1993 Stock Plan, other than those which were canceled, shall be reduced from $28.56 per share to $22.50 per share. See "Certain Transactions--Stockholders' Agreements--Supplemental Institutional and Management Stockholders' Agreement."


         The following table sets forth information concerning the value of unexercised options as of December 31, 1996 held by the Named Executive Officers.

                       AGGREGATED OPTION EXERCISES IN 1996
                         AND 1996 YEAR-END OPTION VALUES



                                    SHARES                   NUMBER OF SECURITIES           VALUE OF UNEXERCISED
                                   ACQUIRED     VALUE         UNDERLYING OPTIONS            IN-THE-MONEY OPTIONS
                                 ON EXERCISE  REALIZED       AT 1996 YEAR-END (#)           AT 1996 YEAR-END ($)
              NAME                 (#) (1)     ($) (1)   EXERCISABLE/UNEXERCISABLE(2)  EXERCISABLE/UNEXERCISABLE(2)(3)
              ----                ---------   ---------  ----------------------------  -------------------------------
C. William Osborne...............    --          --              40,000 / 40,000(4)       159,225 / 159,225(4)
Edwin P. Kuhn....................    --          --              37,800 / 12,600          134,382 /  66,188
James W. George..................    --          --              23,400 /  7,800           83,210 /  40,985
Michael H. Hinderliter...........    --          --              23,400 /  7,800           83,210 /  40,985
Kenneth W. Barrios...............    --          --              22,500 / 22,500(4)        89,570 /  89,570(4)
Timothy L. Doane.................    --          --              15,678 /  7,722           62,411 /  30,738
---------------------


(1)   No options were exercised by any Named Executive Officer in 1996.

(2) The portion of all options granted pursuant to the 1993 Stock Plan which are unexercisable as of December 31, 1996 are expected to be canceled in connection with the adoption of the 1997 Stock Plan
      (as defined). See "--Certain Prospective Management Equity Participation."

(3)   Based on a stock price of $20.00 per share.

(4) All options of Messrs. Osborne and Barrios, 50% vested at 1996 Year-End, have been canceled. See "--Termination, Consulting and Release Agreements with C. William Osborne, Kenneth W. Barrios and Daniel L. Tennant."



CERTAIN PROSPECTIVE MANAGEMENT EQUITY PARTICIPATION


         The Board of Directors has approved the adoption of a 1997 Stock Incentive Plan (the "1997 Stock Plan"). The principal terms and conditions of the plan are expected to be as follows: a maximum of 750,000 shares of Common Stock (subject to adjustment), reduced by (i) the number of shares subject to outstanding options and unrelated stock appreciation rights under the plan, (ii) the number of shares previously issued pursuant to option exercise under the plan and (iii) the number of shares in respect of which related and unrelated stock appreciation rights under the plan have previously been exercised, may be issued pursuant to options and stock appreciation rights granted to officers, directors and key employees of the Company designated by the 1997 Stock Plan Committee (the "Stock Plan Committee"). The Board of Directors has appointed the members of its Compensation Committee to serve as the members of the Stock Plan Committee. Except as otherwise determined by the Stock Plan Committee in the case of nonqualified options, the option exercise price for each option granted will be the fair market value of the stock on the respective grant date; the options will vest on the December 31 of the year of grant upon the attainment of performance targets (outstanding options and options with respect to shares reserved for future awards will vest upon a "change of control" or "initial public offering" of the Company (as such terms are defined in the plan)), and remain exercisable for limited periods following termination of employment. Shares of Common Stock acquired upon exercise of options are subject to call and put options upon termination of employment. If a change of control occurs within six months after termination of the employment of a former employee for "good reason," death, "disability" or termination other than for "cause" (as defined), an adjustment will be made to the amount paid upon exercise of any call options or put options (in the case of put options, only to the extent the proceeds received by the former employee upon exercise of the put option are used to repay indebtedness to the Company) so that the former employee will be able to receive any amounts in excess of the call or put price payable in the change of control transaction. No participant may be granted options and/or stock appreciation rights covering more than 150,000 shares in any calendar year.


         In addition, it is also expected that the Company will issue to Mr. Doane, for a subscription price of $15.00 per share, 7,727 shares of Common Stock.

COMPENSATION OF DIRECTORS

         In September 1996, the Company's Board of Directors unanimously agreed to waive all Board of Directors retainers and meeting fees. There is no assurance such an arrangement will continue in the future. Members of the Company's Board of Directors receive reasonable out-of-pocket expenses in connection with travel to and attendance at meetings.

EMPLOYMENT AGREEMENTS AND STOCKHOLDERS' AGREEMENTS WITH EDWIN P. KUHN, JAMES W.
  GEORGE, MICHAEL H. HINDERLITER AND TIMOTHY L. DOANE

         The Company plans to enter into an employment agreement, a stockholder's agreement and a Supplemental Institutional and Management Stockholders' Agreement with each of Edwin P. Kuhn, James W. George, Michael H. Hinderliter and Timothy L. Doane (the "Executives"). The principal terms and conditions of the Executives' employment agreements are expected to be as follows:

         The Executives shall be employed by the Company from January 1, 1997 through December 31, 2000 (unless terminated earlier). The employment agreements provide for annual base salaries of $325,000 for Mr. Kuhn and $210,000 for Messrs. George, Hinderliter and Doane, respectively; annual bonuses of up to 50% of annual base salary, minimum 25% of base salary for 1997 and 12.5% of base salary for 1998 (the "Guaranteed Bonuses"); participation in Company employee benefit plans; and certain fringe benefits.

         If an Executive's employment is terminated prior to December 31, 2000:
(i) by his resignation (other than for "good reason" (this term and each subsequent term in quotation marks referenced in this paragraph as defined in the employment agreements) or for "cause", he shall be entitled to only his accrued and unpaid base salary and any vested benefits under the Company's 1993 and 1997 Stock Plans; (ii) by reason of death or "permanent disability", then in addition to the foregoing, any annual or guaranteed bonus (whichever is greater), pro-rated, and Company-paid continued medical coverage; and (iii) by his resignation for good reason or by the Company for any other reason, base salary until December 31, 2000 (or if later, for one year) subject to offset, his guaranteed bonus, if any (or, if greater, any annual bonus, pro-rated), any vested benefits under the Company's 1993 and 1997 Stock Plans and subsidized medical coverage; provided that if the Executive engages in a "competitive activity," he shall instead only be entitled to his accrued and unpaid base salary, any vested benefits under the Company's 1993 and 1997 Stock Plans and subsidized medical coverage. If any payments and the value of benefits are "contingent on a change of control" within the meaning of section 280G of the Internal Revenue Code of 1986, as amended (which could include, for example and without limitation, the accelerated vesting of stock options upon a change of control), then the Company may be denied an income tax deduction for all or a portion of such payments, and the recipient thereof may be subject to a 20% excise tax in addition to income tax otherwise imposed. The Executives' employment agreements also include non-competition and non-solicitation covenants and confidentiality agreements.

         For a description of the stockholder's agreements and Supplemental Institutional and Management Stockholders' agreement to be entered into by the Executives, see "Certain Transactions--Stockholder Agreements."


EMPLOYMENT AGREEMENT WITH KENNETH E. DONNER

         The Company plans to enter into an employment agreement with Kenneth E. Donner ("Donner"). The principal terms and conditions of Donner's employment agreement are expected to be as follows:

         Donner shall be employed by the Company for two years (unless terminated earlier). The employment agreement provides for an annual base salary of $111,100 and participation in Company employee benefit plans. The other terms and conditions of Donner's agreement are expected to be similar to those found in the Executives' employment agreements. Donner's employment agreement also includes non-competition and non-solicitation covenants and confidentiality agreements.


TERMINATION, CONSULTING AND RELEASE AGREEMENTS WITH C. WILLIAM OSBORNE,
   KENNETH W. BARRIOS AND DANIEL L. TENNANT

         The Company has entered into a Termination, Consulting and Release Agreement with three of the National Subsidiary's former executive officers, C. William Osborne, President and Chief Executive Officer of the National Subsidiary, Kenneth W. Barrios, Executive Vice President of the National Subsidiary, and Daniel L. Tennant, Vice President of the National Subsidiary (the "National Executives") on the principal terms and conditions described below, as of January 17,1997 (the "Termination Agreements").

         Each National Executive resigned from all positions and directorships of the Company and its affiliates. The National Executives were entitled to continued base salaries through January 31, 1997,

1996 fiscal year bonuses (10% of annual base salary), any vested benefits under the Company's retirement or group health plans and reimbursement for up to six months of outplacement services.

         The National Executives have been retained as consultants from February 1, 1997 (the "Initial Payment Date") through January 31, 1998 (the "Final Payment Date"), in consideration for payment on or about February 28, 1997 of $176,300, $119,817 and $95,200 for Messrs. Osborne, Barrios and Tennant, respectively, continued medical coverage for up to one year, and severance of $88,150, $59,908 and $47,600 for Messrs. Osborne, Barrios and Tennant, respectively, on the Final Payment Date.

         Certain stock options held by the National Executives under the Company's 1993 Stock Plan were canceled without consideration. The Series I options were canceled for the right to receive (i) on or about the Initial Payment Date, (x) the product of $13.00 and the number of shares of Class B common stock into which the Series I options held by the National Executive could be converted minus (y) the option exercise price and (ii) on the Final Payment Date, the product of $2.69 and such number of shares. Shares of Class B common stock held by the National Executives or by their transferees were purchased by the Company for (i) an amount payable on or about the Initial Payment Date equal to the product of $10.00 and such number of shares and (ii) an amount payable on the Final Payment Date equal to the product of $5.69 and such number of shares.

         The outplacement service reimbursements and all deferred payments are conditioned upon the National Executive's service as a consultant not being terminated for "cause" (as defined in the Termination Agreements). The National Executives also executed a general release of claims and covenants regarding confidentiality, non-solicitation of employees or clients and non-disparagement.


EMPLOYMENT ARRANGEMENTS WITH A. BRUCE REYNOLDS

         A. Bruce Reynolds ("Reynolds"), the Company's former Vice President and Chief Financial Officer, was terminated as of May 15, 1997. Prior thereto, Reynolds and the Company had entered into an Employment, Termination, Consulting and Release Agreement under which Reynolds was to receive his former annual base salary of $148,914 through July 31, 1997, a bonus of 10% of his annual base salary and reimbursement for up to six months of outplacement services. In addition, Reynolds was to be retained as a consultant from May 16, 1997 through January 31, 1998 in consideration for the payment of a retainer fee of $74,457 payable in equal monthly installments, continued medical coverage and severance of $112,865 payable on January 31, 1998. As a result of Reynolds' termination, Reynolds is no longer entitled to the continued base salary payments, bonus payments, outplacement service reimbursements and all other deferred payments described above were terminated.

         Reynolds' Series I options were canceled in consideration for a payment on or about March 10, 1997 of $13.00 minus the option exercise price for each underlying share of common stock and, assuming certain conditions were met, a payment on January 31, 1998 of $2.69 for each such share. In addition, the Company agreed to purchase Reynolds' Class B shares of common stock for $10.00 per share payable on or about March 10, 1997 and, assuming certain conditions were met, an additional payment of $5.69 per share payable on January 31, 1998. As a result of Reynolds' termination, Reynolds is not entitled to either of the payments due on January 31, 1998 described above.


COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION


         Hugh D. Schmieder, Bruce D. Dorbeck, Walter M. Cain and Louis J. Mischianti served as members of the Compensation Committee of the Board of Directors during fiscal year 1996. Messrs. Schmieder, Dorbeck and Cain are former directors of the Company, each of whom resigned in April 1997. Mr. Schmieder is an Operator of three TravelCenters and is a Franchisee-Owner with respect to one TravelCenter. Mr. Dorbeck is an Operator of one TravelCenter and a lessee (but not a franchisee) of an additional TravelCenter. During fiscal 1996, Mr. Cain was employed by GMIMC, the investment advisor to First Plaza, but resigned as of April 1997. Mr. Mischianti is employed by an affiliate of Olympus. As of April 1997, the members of the Compensation Committee of the Board of Directors were Messrs. Calhoun, Mischianti and Towe.


                              CERTAIN TRANSACTIONS

VOTING TRUST AGREEMENT

         The following summary description of the Voting Trust Agreement does not purport to be complete and is qualified in its entirety by reference to such agreement.

         Voting and transfer of the shares of Common Stock beneficially owned by Operators and Franchisee-Owners ("Certificate Holders") are governed by a voting trust agreement dated as of April 14, 1993, as amended as of March 6, 1997, among the Certificate Holders, United States Trust Company of New York as the voting trustee (the "Voting Trustee") and the Company (the "Voting Trust Agreement"). The Operators' and Franchisee-Owners' beneficial ownership interest in such shares is evidenced by voting trust certificates (the "Voting Trust Certificates"). In connection with any matter which may be put to a vote of the Company's stockholders, the Voting Trustee will vote all of the shares subject to the Voting Trust Agreement in the manner determined by a vote by the Certificate Holders. Transfers of the Voting Trust Certificates or beneficial interests in shares of Common Stock represented thereby are only permitted in accordance with applicable securities laws and are also subject to certain restrictions. Certain provisions of the Voting Trust Agreement may only be amended by a vote of Certificate Holders holding a majority of the Voting Trust Certificates and a vote of the holders of a majority of the shares of Series I Preferred Stock (and the holders of Common Stock issued upon conversion of Series I Preferred Stock) together with the consent of the Company. The Voting Trust Agreement will terminate on the earlier of (i) April 14, 2003, unless Certificate Holders beneficially owning 65% of the shares subject to the Voting Trust Agreement elect to continue the Voting Trust or (ii) upon the consent of the Company and the vote of the holders of Voting Trust Certificates who beneficially own more than 75% of the shares subject to the Voting Trust Agreement.

STOCKHOLDERS' AGREEMENTS

         The following summary descriptions of the Stockholders' Agreements does not purport to be complete and is qualified in its entirety by reference to such agreements.

         GLOBAL STOCKHOLDERS' AGREEMENT. The Voting Trustee, Certificate Holders, certain members of the Investor Group (members of such group referred to individually as an "Investor") holding preferred stock, certain members of management (the "Management Stockholders") and the Company are parties to a stockholders' agreement, dated as of April 14, 1993, as amended as of March 6, 1997 (the "Global Stockholders' Agreement"). Pursuant to the Global Stockholders' Agreement, the Management Stockholders have agreed not to sell any shares of Common Stock except for certain family transfers, transfers pursuant to the laws of descent and distribution, and certain other exceptions. The Global Stockholders' Agreement provides that, in the event of any sale (whether by merger or sale of the stock) of the Company effected on the same terms for each holder of capital stock of the Company, a stockholder party to the Global Stockholders' Agreement has no right to dissent and be paid the appraised value of his or her shares and, in the event of a stock sale, is required to sell his or her shares to any purchaser in such sale. The Global Stockholders' Agreement will terminate on the earlier of April 14, 2003 or the consummation of a registered public offering of the Company's stock.

         SUPPLEMENTAL STOCKHOLDERS' AGREEMENT. The Company and certain Investors are parties to a supplemental stockholders' agreement, dated as of December 10, 1993, which the parties thereto expect to amend following completion of this Offering (the "Supplemental Stockholders' Agreement"). The Supplemental Stockholders' Agreement sets forth analogous provisions for the transfer of preferred stock as the Global Stockholders' Agreement sets forth for transfer of shares held by Management Stockholders.

         INSTITUTIONAL AND MANAGEMENT STOCKHOLDERS' AGREEMENT. The Company and the Investor Group are parties to a preferred and common stockholders' agreement, dated as of December 10, 1993 (the "Institutional and Management Stockholders' Agreement") to establish in part the composition of the Company's Board of Directors and to provide for certain participation rights related to the sale of stock by major stockholders. This agreement is expected to be amended and restated contemporaneously with or shortly following this Offering to add Management Stockholders as parties and provide for certain other changes.

         The parties to the Institutional and Management Stockholders' Agreement are required to vote their shares to elect to the Board of Directors two nominees of Clipper Capital Associates, L.P. ("CCA"), an affiliate of Clipper, one nominee of National Partners III, L.P. ("National III"), two nominees of National Partners, L.P. ("National I") and one nominee jointly chosen by National I and CCA. After the liquidation of National I, First Plaza will assume National I's rights and after the liquidation of National III, Olympus will assume National III's rights, with respect to nominating directors under the agreement. Under certain conditions, the rights of certain parties to nominate directors may increase or decrease. The right to nominate a director ceases when any party (together with its affiliates) sells any shares governed by the agreement unless such shares have been registered under the Securities Act or sold pursuant to Rule 144 under the Securities Act. The portion of the Institutional and Management Stockholders' Agreement pertaining to the Board of Directors terminates on December 10, 2003 unless extended. In the event that the Company becomes publicly held, the Institutional and Management Stockholders' Agreement will terminate except for that portion of the agreement pertaining to nomination of directors.

         The Institutional and Management Stockholders' Agreement provides for the right of such stockholders to participate in certain sales of stock of the Company by other parties. In addition, the agreement requires Management Stockholders to participate in any sale of the Company.

         Any transferee of a party to the Institutional and Management Stockholders' Agreement must become party to that agreement according to its terms.


         SUPPLEMENTAL INSTITUTIONAL AND MANAGEMENT STOCKHOLDERS' AGREEMENT. The Company plans to enter into a Supplemental Institutional and Management Stockholders Agreement with the Investor Group and the Management Stockholders effective contemporaneously with or shortly following this Offering, the principal terms and conditions of which are expected to be as follows: shares of Common Stock held by Management Stockholders will be subject to call and put options upon termination of employment of Management Stockholders; the call and put option pricing formula under the 1993 Stock Plan and option agreements will be modified; if a change of control occurs within six months after termination of the employment of a Management Stockholder for "good reason," death, "disability" or termination other than for "cause" (as defined), an adjustment will be made to the amount paid upon exercise of any call options or put options (but, in the case of put options, only to the extent the proceeds received by the Management Stockholder upon exercise of the put option are used to repay indebtedness to the Company) so that the Management Stockholders will be able to receive any amounts in excess of the call or put price payable in the change of control transaction; the option exercise price of vested and exercisable Series III options granted under the 1993 Stock Plan shall be reduced from $28.56 per share to $22.50 per share; and no participant may be granted options and/or stock appreciation rights covering more than 150,000 shares in any calendar year.

CERTAIN INDEBTEDNESS FORMERLY HELD BY STOCKHOLDERS AND RELATED TRANSACTIONS

         On the Closing Date, immediately prior to the consummation of the Refinancing, First Plaza, Olympus and Barclays Bank PLC (together with its affiliates, "Barclays") owned $19.6 million, $3.2 million and $2.1 million in principal amount, respectively, of the National Subsidiary's Old Subordinated Notes and each owned, individually (directly or through affiliates), more than 5% of at least one class of the Company's capital stock. In connection with the issuance of the National Subsidiary's Old Subordinated Notes, the Company issued a total of 128,206 warrants exercisable at $0.01 per warrant for an equal number of shares of Common Stock. First Plaza, Olympus and Barclays received 100,641, 16,539 and 11,026 warrants, respectively. Immediately prior to the Closing Date, Clipper/Merban, L.P. ("Clipper/Merban"), an affiliate of Clipper, Union Bank of Switzerland (together with its affiliates, "UBS") and Barclays held $6.0 million, $6.0 million and $3.0 million in principal amount, respectively, of the TA Subsidiary's Old Subordinated Notes and each owned, individually (directly or through affiliates), more than 5% of at least one class of the Company's capital stock. In connection with the issuance of the TA Subsidiary's Old Subordinated Notes, the Company issued a total of 80,520 shares of Common Stock, with 53,680 such shares issued to UBS and 26,840 such shares issued to Barclays. In lieu of receiving shares of Common Stock in connection with the issuance of the Old Subordinated Notes to it, Clipper/Merban received a right to a contingent payment upon early redemption of the Old Subordinated Notes held by it in the amount necessary to cause the yield on its Old Subordinated Notes to aggregate 14%. As part of the Refinancing, all outstanding indebtedness under the Old Subordinated Notes was repaid in full, Clipper/Merban received a payment equal to approximately $480,000 pursuant to its contingent payment right described above and the warrants and Common Stock referred to above remain outstanding. See "Use of Proceeds" and "The Refinancing, the Combination Plan and the Capital Program." In April 1993, the Company entered into an agreement (the "First Clipper Agreement") and related indemnity for financial advisory services to be provided, on an exclusive basis, by Clipper and Clipper Capital Partners, L.P. (together, the "Clipper Entities") to the Company and the National Subsidiary. In December 1993, the First Clipper Agreement was restated and amended in connection with the TA Acquisition and TA Holdings Corporation ("TA Holdings"), a former subsidiary of the Company that was merged with and into the Company in connection with the Restructuring, and the TA Subsidiary entered into an agreement (the "Second Clipper Agreement" and, together with the First Clipper Agreement, the "Clipper Agreements") and related indemnity for financial advisory services to be provided, on an exclusive basis, by the Clipper Entities to TA Holdings and the TA Subsidiary. In consideration for services provided pursuant to such agreements, the Company, the National Subsidiary, TA Holdings and the TA Subsidiary agreed to compensate the Clipper Entities at rates established by the Clipper Entities consistent with those rates customarily charged by nationally recognized investment firms. The terms of the Clipper Agreements continue until such time as Clipper and its affiliates no longer own, in the aggregate, 5% or more of the equity securities of the Company. To date, no fees have been paid or have become payable to the Clipper Entities pursuant to the First Clipper Agreement or the Second Clipper Agreement or the related indemnity other than fees paid to Clipper at the time of the National Acquisition and the time of the TA Acquisition. Clipper has also been reimbursed from time to time by the Company for out of pocket expenses, including legal fees. Upon the closing of the Transactions, the Company reimbursed Clipper for approximately $137,000 in connection with Clipper's payment for certain consulting services rendered to the Company and the reimbursement of out of pocket expenses incurred in connection therewith by Charles L. Dunlap, a former director of the Company. The Company anticipates amending and restating the First Clipper Agreement and the Second Clipper Agreement into one agreement in connection with the Refinancing. Margaret M. Eisen, who is employed by GMIMC, the investment advisor to First Plaza, and Louis J. Mischianti, who is employed by an affiliate of Olympus, are directors of the Company. Robert B. Calhoun, Jr., Rolf H. Towe and Eugene P. Lynch, each of whom are directors of the Company, are employed by Clipper or its affiliates.

         On the Closing Date, immediately prior to the consummation of the Refinancing, the Travelers Insurance Company (together with its affiliates, "Travelers") owned, in the aggregate, $7.0 million and

$20.0 million in principal amount of the TA Subsidiary's and the National Subsidiary's Old Senior Notes, respectively, and owned, in the aggregate, more than 5% of at least one class of the Company's capital stock. The Old Senior Notes held by Travelers were exchanged by the Company for Senior Notes as part of the Refinancing. See "The Refinancing, the Combination Plan and the Capital Program" and "Use of Proceeds."

TRANSACTIONS WITH OPERATOR SHAREHOLDERS AND DIRECTORS


         As of June 15, 1997, Operators and Franchisee-Owners controlling 51 TravelCenters owned an aggregate of 704,600 shares of the Company's Common Stock, which represents approximately 11.2% of the issued and outstanding Common Stock giving effect to the conversion of preferred stock and the exercise of warrants. The Company's transactions with these Operators are at prices and on terms that are the same as similar transactions with non-stockholder Operators. Such Operator stockholders have entered into the Voting Trust Agreement with the Company and the Voting Trustee.


         Walter E. Smith, Jr., a director of the Company, is an Operator of four TravelCenters. See "Business--Relationships with the Operators and Franchisee-Owners--The National Agreements."

TRANSACTIONS WITH OFFICERS


         As of March 31, 1997, the Company had issued or agreed to issue or sell to Edwin P. Kuhn, James W. George, Timothy L. Doane, Michael H. Hinderliter and Kenneth E. Donner, 15,452, 11,590, 7,727, 11,590 and 10,000 shares of Common
Stock (the "Management Shares"), respectively, pursuant to certain management subscription agreements (together, the "Management Subscription Agreement"). Each Management Subscription Agreement provides for a purchase price of the Management Shares of $10 per share. As described below, the Company financed a portion of the purchase price of the Management Shares.


         The Management Subscription Agreement gives the Company the right, but not the obligation, for 60 days following the employee's cessation of employment with the Company, for any reason whatsoever, to repurchase the Management Shares at a formula price and gives the employee the right, but not the obligation, for an additional 60 days to sell the Management Shares to the Company at a second formula price. Pursuant to either of the foregoing formulas, the purchase price per share is equal to the product of (a) a specified multiple of EBITDA (as defined in the Management Subscription Agreement) of the Company for the most recent four consecutive full fiscal quarters less the aggregate amount of consolidated indebtedness of the Company and (b) a fraction, the numerator of which is equal to the number of Management Shares being repurchased by the Company and the denominator of which equals the number of fully diluted shares of capital stock of the Company. The Credit Facilities, the Senior Notes and the Indenture limits the Company's ability to repurchase the Management Shares. See "Description of Senior Indebtedness" and "Description of the New Notes."


         In connection with the purchase of the Management Shares, each of the members of senior management who entered into the Management Subscription Agreement also received financing from the Company with respect to no more than one half of the purchase price of such manager's stock purchases. In connection with such financing, each such manager executed a note in favor of the Company (each, a "Management Note") and a pledge agreement (each a "Management Pledge Agreement"). The Management Notes total $349,862.50 in principal amount, and are payable by the following members of senior management in the indicated principal amount as follows: Edwin P. Kuhn, $77,260; James W. George, $57,950; Timothy L. Doane, $57,950; Michael H. Hinderliter, $57,950; and Kenneth E. Donner $50,000. With respect to the Management Notes, interest accrues at an annual rate of 4.76% for Messrs. Kuhn, George and Hinderliter, 7% for Mr. Doane and 6.42% for Mr. Donner, in each case, compounded semi-annually. Accrued and unpaid interest, together with unpaid principal, if not sooner paid, is due and payable on the earliest of (i) the date of cessation of employment of such employee, (ii) the date such employee is no longer the owner of the particular Management Shares and (iii) the tenth anniversary of the Management Note.

         During 1996, Mr. Reynolds was indebted to the Company in the principal amount of $67,001 respecting certain demand relocation loans, which currently bear interest at the rate of 6.51% per annum. As of June 15, 1997, the total amount outstanding was $54,699.30. Mr Reynolds was terminated by the Company as of May 15, 1997. See "Management--Employment Arrangements with A. Bruce Reynolds."


                               SECURITY OWNERSHIP

         Prior to March 6, 1997 the Company had two classes of common stock. However, pursuant to the amendment and restatement of the Company's Certificate of Incorporation effected on March 6, 1997, the Company currently has only one class of common stock ("Common Stock"). For a description of this Recapitalization, see "Description of Capital Stock--Recapitalization."

         The Company has one class of Common Stock outstanding and four classes of convertible preferred stock outstanding: Series I and Series II Convertible Preferred Stock, par value $0.01 per share ("Series I Preferred" and "Series II Preferred," respectively), and Series I and Series II Senior Convertible Participating Preferred Stock, par value $0.01 per share ("Series I Senior" and "Series II Senior," respectively).


         At the option of the holder thereof, Series I Preferred and Series I Senior may be converted to Common Stock at any time on a one for one basis. Series II Preferred and Series II Senior also may be converted to Common Stock on a one for one basis; however, the total number of shares that may be converted at any one time is limited to a percentage determined by reference to a formula reflecting the number of outstanding shares of Common Stock at the time of conversion. Pursuant to this formula, as of June 15, 1997, Clipper/Merchant I, L.P. ("Clipper/Merchant"), which holds of record all outstanding shares of Series II Preferred and Series II Senior, could have elected to convert a combined total of 429,608 shares of Series II Preferred and Series II Senior (out of a total of 2,171,718 shares) to an equal number of shares of Common Stock.

         The following table sets forth the number of shares of capital stock of the Company beneficially owned, as of June 15, 1997, by each person known by the Company to beneficially own more than 5% of any class of capital stock of the Company (other than directors and officers, see "--Directors and Officers").




                                                     Amount and                                 PERCENT OF
                                                      Nature of                                   STATED
NAME OF BENEFICIAL OWNER                            Ownership (1)         CLASS                  CLASS (1)
------------------------                            -------------         -----                 ----------

United States Trust Company of New York........       1,086,250 (2)   Common                       84.3%
   770 Broadway
   New York, NY 10003

Clipper Capital Associates, L.P. (3)...........       4,880,140       Common (4)                   79.1
   650 Madison Avenue                                 2,594,876       Series I Preferred (5)      100.0
   New York, NY 10022                                 1,237,374       Series II Preferred (5)     100.0
                                                      1,855,656       Series I Senior (5)          69.2
                                                        934,344       Series II Senior (5)        100.0

UBS Capital Corporation........................         478,680       Common (6)                   27.9
   299 Park Avenue                                      425,000       Series I Senior              15.9
   New York, NY 10171

First Plaza Group Trust........................       3,945,391       Common (7)                   75.4
   c/o Mellon Bank, N.A.                              2,044,750       Series I Preferred (8)       78.8
   One Mellon Bank Center                             1,800,000       Series I Senior (8)          67.1
   Pittsburgh, PA 15258

Olympus Private Placement Fund, L.P............         494,039       Common (9)                   27.7
   Metro Center                                         277,500       Series I Preferred (10)      10.7
   One Station Place                                    200,000       Series I Senior               7.5
   Stamford, CT 06902

The Travelers Indemnity Company................         200,000       Common (11)                  13.5
   One Tower Square                                     200,000       Series I Senior               7.5
   Hartford, CT 06183

Barclays U.S.A., Inc...........................         222,866       Common (12)                  14.7
   222 Broadway                                         185,000       Series I Preferred (13)       7.1
   New York, NY 10038

Merchant Truckstops, L.P. (14).................         429,608       Common (15)                  25.0
   650 Madison Avenue                                 1,225,000       Series II Preferred          99.0
   New York, NY 10022


-----------

(1) With respect to Common Stock, reflects beneficial ownership of Common Stock, assuming the conversion into Common Stock by the listed shareholder of any preferred stock and the exercise by the listed shareholder of any warrants to purchase Common Stock owned by such shareholder to the extent currently convertible or exercisable.

(2) United States Trust Company of New York holds these shares in its capacity as Voting Trustee under the Voting Trust Agreement.
       See "Certain Transactions."

(3) CCA directly owns 62,298 shares of Series I Preferred and 37,474 shares of Series I Senior and is the general partner of four limited partnerships which are the record owners of the remainder of these shares: (i) National I, (ii) National Partners II, L.P. ("National II"),
       (iii) National III and (iv) Clipper/Merchant. CCA thus may be said to beneficially own all such shares owned by these four limited partnerships. Clipper Capital Associates, Inc. ("CCI") is the general partner of CCA, and the sole shareholder of CCI is Robert B. Calhoun, Jr., a director of the Company. By virtue of such relationship, CCI and Mr. Calhoun may be deemed to beneficially own these shares. CCI and Mr. Calhoun disclaim beneficial ownership of all such shares except to the extent of any pecuniary interest they may have therein. See footnote 3 to the following security ownership table.


(4) Includes shares of Common Stock that could be issued upon conversion of all outstanding shares of preferred stock of the Company held of record by the following: (i) CCA: 62,298 shares of Series I Preferred and 37,474 shares of Series I Senior, (ii) National I: 2,065,405 shares of Series I Preferred and 1,818,182 shares of Series I Senior, (iii) National II:
       186,869 shares of Series I Preferred, (iv) National III: 280,304 shares of Series I Preferred and (v) Clipper Merchant: 1,237,374 shares of Series II Preferred and 934,344 shares of Series II Senior. As of June 15, 1997, a combined total of only 429,608 shares of the two Series II classes held by Clipper/Merchant were convertible, as described above. For further discussion of National I, National II, National III and Clipper/Merchant see footnotes 8, 10, 13 and 14 below.


(5)    See footnote 4 above.

(6) Includes 53,680 shares of Common Stock held of record and 425,000 shares of Common Stock that could be issued upon conversion of Series I Senior.

(7) Includes 100,641 shares of Common Stock that could be issued upon exercise of warrants, 2,044,750 shares of Common Stock that could be issued upon conversion of Series I Preferred and 1,800,000 shares of Common Stock that could be issued upon conversion of Series I Senior. For further discussion of First Plaza's share ownership, see footnote 8 below.

(8) First Plaza, as limited partner of National I and under National I's partnership agreement, may be deemed to beneficially own 2,044,750 shares of Series I Preferred and 1,800,000 shares of Series I Senior held of record by National I.

(9) Includes 16,539 shares of Common Stock that could be issued upon exercise of warrants, 277,500 shares of Common Stock that could be issued upon conversion of Series I Preferred and 200,000 shares of Common Stock that could be issued upon conversion of Series I Senior. For further discussion of Olympus' share ownership, see footnote 10 below.

(10) Olympus, as limited partner of National III and under National III's partnership agreement, may be deemed to beneficially own 277,500 shares of Series I Preferred held of record by National III. Olympus disclaims beneficial ownership of all such shares, except to the extent of any pecuniary interest it may have therein.

(11) Includes 200,000 shares of Common Stock of Travelers that could be issued upon conversion of Series I Senior.

(12) Includes 26,840 shares of Common Stock, 11,026 shares of Common Stock that could be issued upon exercise of warrants held by an affiliate, and 185,000 shares of Common Stock that could be issued upon conversion of Series I Preferred. For further discussion of Barclays' share ownership, see footnote 13 below.

(13) Barclays, as limited partner of National II and under National II's partnership agreement, may be deemed to beneficially own 185,000 shares of Series I Preferred held of record by National II. Barclays disclaims beneficial ownership of all such shares, except to the extent of any pecuniary interest it may have therein.

(14) Merchant Truckstops, L.P. ("Merchant"), as the limited partner of Clipper/Merchant and under Clipper/Merchant's partnership agreement, may be deemed to beneficially own 1,225,000 shares of Series II Preferred held of record by Clipper/Merchant. Merchant is a limited partnership of which Merchant Truckstops, Inc. ("Merchant Inc.") is the general partner, and Merchant Inc. is an indirect wholly-owned subsidiary of Credit Suisse Group ("CS"). By virtue of such relationship, Merchant Truckstops and CS may be deemed to beneficially own these shares. Merchant, Merchant Inc. and CS disclaim beneficial ownership of all such shares, except to the extent of any pecuniary interest they may have therein.


(15) Includes 429,608 shares of Common Stock that could be issued upon conversion of shares of Series II Preferred that were eligible for conversion as of June 15, 1997, as described above.

DIRECTORS AND OFFICERS


         The following table sets forth the number of shares of capital stock of the Company beneficially owned, as of June 15, 1997, by each of the Company's executive officers and directors, and all executive officers and directors of the Company as a group.




                                          Amount and                              PERCENT OF
                                          Nature of                                 STATED
NAME                                    Ownership (1)          CLASS              CLASS (1)
----                                    -------------          -----              ----------

Edwin P. Kuhn.........................       53,237     Common                       4.0%
James W. George.......................       34,990     Common                       2.7
Timothy L. Doane......................       23,405     Common                       1.8
Michael H. Hinderliter................       34,990     Common                       2.7
Walter E. Smith, Jr. (2)..............       50,000     Common                       3.9
Margaret M. Eisen.....................          --         --                        --
Robert B. Calhoun, Jr.................    4,880,140     Common (3)                  79.1
                                          2,594,876     Series I Preferred (3)     100.0
                                          1,237,374     Series II Preferred (3)    100.0
                                          1,855,656     Series I Senior (3)         69.2
                                            934,344     Series II Senior (3)       100.0
Eugene P. Lynch.......................          --        --                         --
Louis J. Mischianti...................          --        --                         --
Rolf H. Towe..........................          --        --                         --
All directors and officers as a group
   (10 persons) (2)...................    5,076,762     Common                      81.1
                                          2,594,876     Series I Preferred         100.0
                                          1,237,374     Series II Preferred        100.0
                                          1,855,656     Series I Senior             69.2
                                            934,344     Series II Senior           100.0
C. William Osborne (4)................          --        --                         --
Kenneth W. Barrios (4)................          --        --                         --

-----------

(1) In the case of Common Stock, reflects beneficial ownership of Common Stock, assuming the exercise by the listed shareholder of options to purchase Common Stock owned by such shareholder to the extent currently exercisable.

(2) Walter E. Smith, Jr., a director of the Company, owns 50,000 shares of Common Stock which are held pursuant to the Voting Trust Agreement. See footnote 2 to the previous table and "Certain Transactions."

(3) CCA, National I, National II, National III and Clipper/Merchant are the record owners of these shares. Mr. Calhoun is the sole shareholder of CCI, which is the general partner of CCA. CCA is the general partner of each of National I, National II, National III and Clipper/Merchant. By virtue of such relationships, Mr. Calhoun may be deemed to beneficially own all of such shares. Mr. Calhoun disclaims beneficial ownership of such shares, except to the extent of any pecuniary interest he may have therein. See footnotes 3, 4, and 5 to the previous security ownership table.

(4) Messrs. Osborne and Barrios resigned from all of their positions with the Company effective January 21, 1997. All shares of Common Stock beneficially owned by Messrs. Osborne and Barrios were repurchased on February 28, 1997, pursuant to the terms of the Termination Agreements between the Company and each of Messrs. Osborne and Barrios, respectively. See "Management--Termination, Consulting and Release Agreements with C. William Osborne, Kenneth W. Barrios and Daniel L. Tennant."

                          DESCRIPTION OF CAPITAL STOCK

THE RECAPITALIZATION

         As of March 6, 1997 the Amended and Restated Certificate of Incorporation (the "Restated Certificate of Incorporation") and by-laws of the Company and the by-laws of the National Subsidiary, as the case may be, were amended to: (i) eliminate the supermajority voting requirements of the Company's stockholders and the Company's and the National Subsidiary's board of directors that were applicable to certain actions taken with respect to the Company or the National Subsidiary, (ii) eliminate all designations of classes of common stock, the convertibility of one class of common stock into another and all class votes of holders of common stock, (iii) change the names of the Class A Common Stock and the Class B Common Stock to Common Stock, (iv) provide that all of the outstanding shares of preferred stock of the Company be convertible into shares of Common Stock on the same basis as shares of preferred stock are currently convertible into Class B Common Stock, (v) eliminate class votes for Directors of the Company and to provide that Directors will be elected by holders of Common Stock and Series I Preferred Stock voting together as a single class (the actions in items (i) through (v) being referred to as the "Recapitalization") and (vi) change the Company's name to "TravelCenters of America, Inc."

THE CAPITAL STOCK


         As of June 15, 1997, the authorized capital stock of the Company consisted of (i) 30,000,000 shares of Common Stock, par value $.01 per share, of which 1,276,672 shares were issued and outstanding and (ii) 20,000,000 shares of Preferred Stock, par value $.01 per share, of which (a) 6,000,000 shares were designated shares of Series I Preferred, 2,594,876 shares of which were issued and outstanding, (b) 2,500,000 shares were designated shares of Series II Preferred, 1,237,374 shares of which were issued and outstanding, (together with the Series I Preferred, the "Junior Preferred Stock"), (c) 3,000,000 were designated Series I Senior, 2,680,656 shares of which were issued and outstanding and (d) 1,000,000 shares were designated shares of Series II Senior, 934,344 shares of which were issued and outstanding (together with the Series I Senior, the "Senior Preferred Stock").


         The following are summaries of the terms of the Common Stock, the Junior Preferred Stock and the Senior Preferred Stock. Such summaries do not purport to be complete and are subject to, and qualified in their entirety by, reference to the terms thereof which are set forth in the Restated Certificate of Incorporation, as amended, of the Company.

COMMON STOCK

         VOTING. Each share of Common Stock entitles the holder thereof to one vote on all matters submitted to a vote of the Company's stockholders. Holders of Common Stock vote together with holders of Series I Preferred and Series I Senior as a single class on all matters submitted to a vote of the Company's stockholders, except as to the election of directors, upon which the Series I Senior may not vote, or as otherwise required by law.

         DIVIDENDS. The holders of the Common Stock and Junior Preferred Stock are entitled to receive dividends, if, as and when declared by the Board of Directors of the Company out of funds legally available therefor, except that no dividends may be paid on Common Stock or Junior Preferred Stock before the payment or provision for payment of all amounts required to be paid to the holders of shares of Senior Preferred Stock. Pursuant to the Company's Restated Certificate of Incorporation, the Company is precluded from paying dividends on Common Stock and Series I Preferred, except for the distribution of capital stock of the Company, so long as any shares of Series II Preferred remain outstanding. In addition, the Company is precluded from paying dividends or making distributions to the holders of Common Stock or Junior Preferred Stock while any shares of Senior Preferred Stock are outstanding, except for dividends





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or distributions of capital stock of the Company, unless (i) in any fiscal year the dividends and distributions do not exceed fifty percent of the Company's net income for the prior fiscal year and (ii) if immediately after payment of such dividend or the making of any such distribution, the value of the Company's stockholder equity would exceed the value of the aggregate liquidation preference of the outstanding shares of Junior Preferred Stock and Senior Preferred Stock and the analogous amount payable to holders of Junior Preferred Stock by at least one dollar.

         LIQUIDATION RIGHTS AND OTHER RIGHTS. For a description of the amounts to be received by holders of Common Stock in the event of the dissolution, liquidation or winding up of the Company, see "--Senior Preferred
Stock--Liquidation Preference." The holders of the Common Stock do not have any conversion, redemption or preemptive rights.

JUNIOR PREFERRED STOCK

         GENERAL. Except with respect to voting rights and conversion rights, shares of Series I Preferred and shares of Series II Preferred Stock are substantially identical in all respects.

         VOTING. Holders of the Series I Preferred vote together with holders of Common Stock and the Series I Senior as a single class on all matters submitted to a vote of the Company's stockholders, except as to the election of directors, upon which the Series I Senior may not vote, or as otherwise required by law. Notwithstanding the previous sentence, a supermajority vote of one or both series of Junior Preferred Stock is required to change the rights of either of the series of Junior Preferred Stock, to authorize the issuance of additional shares of Junior Preferred Stock or to authorize a new class of stock ranking prior to or on parity with the Junior Preferred Stock. Except as outlined above or required by applicable law, the Series II Preferred is non-voting.

         DIVIDENDS. Shares of Junior Preferred Stock do not have any preferential right to receive dividends. For a description of restrictions on payment of dividends on Junior Preferred Stock, see "--Common Stock--Dividends."

         CONVERSION. Each share of Series I Preferred is convertible into a share of Common Stock at any time at the option of the holder. Each share of Series II Preferred is convertible at any time at the option of the holder into one share of Common Stock, provided that, after giving effect to such conversion, the total number of Series II Preferred and Series II Senior converted into Common Stock account for 25% or less of the total number of shares of Common Stock outstanding.

         MERGERS AND CONSOLIDATIONS. Upon merger or consolidation of the Company with another entity, if the consideration to be received is capital stock of the surviving or resulting corporation, the holders of Common Stock, Junior Preferred Stock and Senior Preferred Stock all must receive capital stock having the same or as near equivalent as practicable powers, preferences, participating, optional or other special rights, qualifications and restrictions as apply to such series of stock pursuant to the provisions of the Company's Certificate of Incorporation. If the consideration to be received upon merger or consolidation is cash or property, the holders of Common Stock, Junior Preferred Stock and Senior Preferred Stock all are entitled to receive cash or property in the same amount that such holders would otherwise be entitled to receive if all such cash or property were distributed upon any liquidation, dissolution or winding up of the corporation pursuant to the applicable provisions in the Company's Certificate of Incorporation.

         LIQUIDATION PREFERENCE. For a description of the amounts to be received by the holders of Junior Preferred Stock in the event of a dissolution, liquidation or winding up of the Company, see "--Senior Preferred
Stock--Liquidation Preference."






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SENIOR PREFERRED STOCK

         GENERAL. Except with respect to voting rights and conversion rights, shares of Series I Senior and shares of Series II Senior are substantially identical in all respects.

         VOTING RIGHTS. Holders of the Series I Senior vote together with holders of Common Stock and Series I Preferred on all matters submitted to a vote of the Company's stockholders, except as to the election of directors or as otherwise required by law. Shares of Senior Preferred Stock do not have any vote with respect to the election of directors. Notwithstanding the previous sentence, a supermajority vote of one or both series of Senior Preferred Stock is required to change the rights of either series of Senior Preferred Stock, to authorize the issuance of additional shares of Senior Preferred Stock or to authorize a new class of stock ranking prior to or on parity with the Senior Preferred Stock. Except as outlined above or pursuant to applicable law, the Series II Senior is non-voting.

         DIVIDENDS. Dividends accumulate on the original $10.00 per share purchase price for Senior Preferred Stock at a rate of 13.50% per annum, compounded semi-annually. Such dividends are not payable currently but are cumulated and increase the liquidation preference of the Senior Preferred Stock. Such dividends accrue whether or not declared by the Board of Directors. The Senior Preferred Stock also participate pro rata (on a share for share basis) with the outstanding Junior Preferred Stock and Common Stock, in dividends and distributions (other than liquidating distributions).

         CONVERSION. Each share of Series I Senior is convertible into a share of Common Stock at any time at the option of the holder. Each share of Series II Senior is convertible at any time at the option of the holder into one share of Common Stock, provided that, after giving effect to such conversion, the total number of Series II Senior and Series II Preferred converted into Common Stock account for 25% or less of the total number of shares of Common Stock outstanding. Following the conversion of at least 75% of the outstanding Senior Preferred Stock into Common Stock, the Company shall be entitled to convert each remaining share of Senior Preferred Stock into a share of Common Stock. In addition, if the Company consummates an underwritten public offering of Common Stock pursuant to which the net offering price per share is equal to or greater than the Trigger Price (as defined below) and the net proceeds raised in the offering are at least $50 million, the Company will have the right to require that each share of Series I Senior be converted into one share of Series I Preferred and that each share of Series II Senior be converted into one share of Series II Preferred. The "Trigger Price" will be an amount equal to $10.00 plus interest thereon at a rate of 13.50% per annum, compounded semi-annually, from April 14, 1993 to the date of such public offering.

         LIQUIDATION PREFERENCE. In the event of any liquidation, dissolution or winding-up of the Company, after payment or provision for payment of the debts and liabilities of the Corporation and before any payment or provision for payment shall be made to the holders of Junior Preferred Stock or Common Stock, the holders of Senior Preferred Stock shall be entitled to receive out of the assets of the Corporation available for distribution to stockholders an amount per share in cash equal to the "Senior Liquidation Preference," which is equal to $10.00 per share and accrued Accretion Dividends (as defined in the Company's Certificate of Incorporation). The aggregate Senior Liquidation Preference applicable to the Series II Senior Preferred Stock may not exceed the greater of
(x) $10 per share or (y) 25% of the aggregate amount available for distribution to the holders of all of the Company's capital stock. If, after payment of the Senior Liquidation Preference, any amount remains for distribution to stockholders, such remaining amount shall be distributed, as follows: (i) first, to the holders of Junior Preferred Stock ratably in the amount of $10.00 per outstanding share; (ii) second, to the holders of Common Stock ratably in the amount of $10.00 per outstanding share; (iii) third, to the holders of Common Stock and Junior Preferred Stock ratably in an amount per outstanding share equal to the excess of the Senior Liquidation Preference per share over $10.00; and (iv) last, to the holders of Senior Preferred Stock, Junior Preferred Stock, Common Stock such that the amount distributed per outstanding share of Senior Preferred Stock equals





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50% of the amount distributed per outstanding share of Junior Preferred Stock,
Common Stock, with each holder of Senior Preferred Stock to receive the same amount per share, and each holder of Junior Preferred Stock and Common Stock to receive the same amount per share.

         REPURCHASE OFFER. If the Company proposes to declare and pay any dividends or other distributions (other than stock dividends or distributions) in respect of Common Stock or Junior Preferred Stock, the Company must offer to utilize the amount of such proposed dividend or distribution (including the pro rata share of such dividend or distribution that would otherwise be distributable to the holders of the Senior Preferred Stock) to redeem shares of Senior Preferred Stock at a redemption price per share equal to the Senior Liquidation Preference. Any portion of the proposed dividend amount not used to redeem shares of Senior Preferred Stock may be utilized by the Company to pay dividends pari passu to the holders of outstanding shares of Senior Preferred Stock, Junior Preferred Stock and Common Stock.

         OPTIONAL REDEMPTION. The Company may, at its option and at any time, redeem all (but not less than all) of the outstanding shares of Senior Preferred Stock at a price per share equal to the Senior Liquidation Preference; provided, that the holders thereof must be provided an opportunity to convert such shares of Senior Preferred Stock into shares of Common Stock prior to the effectiveness of such redemption.

         MANDATORY REDEMPTION. The Company is required to redeem all of the then outstanding shares of Senior Preferred Stock on December 10, 2008, at a redemption price per share equal to the Senior Liquidation Preference.

OTHER PREFERRED STOCK

         In addition, the Board of Directors has the authority to issue preferred stock in one or more classes or series and to fix the designations, powers, preferences and dividend rates, conversion rights, voting rights, terms of redemption and liquidation preferences and the number of shares constituting each such class or series, subject, in the case of the authorization of, or the increase in the amount of, any class or series of shares ranking prior to or on a parity with the shares of Junior Preferred Stock or Senior Preferred Stock, to certain required votes of holders of the Junior Preferred Stock and/or the Senior Preferred Stock.






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                       DESCRIPTION OF SENIOR INDEBTEDNESS

         The description set forth below does not purport to be complete and is qualified in its entirety by reference to certain agreements setting forth the principal terms and conditions of the Credit Facilities and the Senior Notes.

         As part of the Refinancing, Chase, together with the Lenders, provided the Company with senior secured Credit Facilities in an aggregate principal amount of $120.0 million comprised of the Term Facility in an aggregate principal amount of $80.0 million and the Revolving Credit Facility in an aggregate principal amount of up to $40.0 million, of which up to $20.0 million is available in the form of letters of credit. Chase syndicated the Term Facility and a portion of its obligations under the Revolving Credit Facility to the Lenders.

         The Company issued $85.5 million aggregate principal amount of its Senior Notes in exchange for (i) all of the National Subsidiary's Old Senior Notes and (ii) all of the TA Subsidiary's Old Senior Notes other than the Redeemed Notes. The Senior Notes and the Credit Facilities are secured by the same collateral (see "--Credit Facilities--Guarantees; Security" below) and the Senior Notes will rank PARI PASSU with the Credit Facilities. The relationship between the Lenders and the holders of the Senior Notes is governed by an intercreditor agreement, with Chase as Collateral Agent. For a description of the Senior Notes, see "--Senior Notes."

CREDIT FACILITIES

         AVAILABILITY. The availability of the Revolving Credit Facility is subject to various conditions precedent customary for bank loans of this type. The full amount of the Term Facility was drawn in a single drawing on the Closing Date and amounts repaid or prepaid under the Term Facility may not be reborrowed. Loans and letters of credit under the Revolving Credit Facility are available at any time prior to, in the case of loans, the final maturity of the Revolving Credit Facility and, in the case of letters of credit, the fifth business day prior to the final maturity of the Revolving Credit Facility. Amounts repaid under the Revolving Credit Facility may be reborrowed. Letters of credit under the Revolving Credit Facility are issued by Chase or one of its affiliates (the "Issuing Bank"). Each letter of credit shall expire no later than the earlier of (i) 12 months after its date of issuance and (ii) the fifth business day prior to the final maturity of the Revolving Credit Facility.

         GUARANTEES; SECURITY. The obligations of the Company under the Credit Facilities and any interest rate protection agreements entered into with a Lender (or any affiliate thereof) are unconditionally guaranteed (the "Credit Facility Guarantees") by each existing or subsequently acquired or organized subsidiary of the Company, other than TAFSI and other than any foreign subsidiary if such guarantee would result in adverse tax consequences to the Company (collectively, the "Subsidiary Senior Guarantors"). The Senior Notes are also guaranteed (the "Senior Note Guarantees"), on a PARI PASSU basis with the Credit Facilities, by the Subsidiary Senior Guarantors.

         The Credit Facilities, any interest rate protection agreement entered into with a Lender (or any affiliate thereof) and the Credit Facility Guarantees are secured by substantially all the assets of the Company and each existing or subsequently acquired or organized subsidiary of the Company, including but not limited to (i) a first-priority pledge of 100% (or, in the case of any foreign subsidiary, 65%) of the capital stock of each such subsidiary of the Company and
(ii) perfected first-priority security interests in, and mortgages on (subject to certain exceptions), substantially all tangible and intangible assets of the Company and each such subsidiary, including but not limited to accounts receivable, inventory, trademarks, trade names, real property, contractual rights, cash and proceeds of the foregoing (the property referred to in clause
(i) and (ii) collectively, the "Collateral"). The Senior Notes and the Senior Note Guarantees will also be secured, on a PARI PASSU basis with the Credit Facilities, by the Collateral.

         Certain matters relating to the Collateral will require approval of the Lenders and the holders of Senior Notes, voting as a single class, holding a majority of the aggregate amount of loans and commitments outstanding under the Credit Facilities and the aggregate amount of outstanding Senior Notes, which majority shall include, subject to certain exceptions, (i) Lenders holding at least one-third of the aggregate amount of loans and commitments outstanding under the Credit Facilities and (ii) holders of Senior Notes holding at least one-third of the aggregate amount of outstanding Senior Notes.

         FINAL MATURITY AND AMORTIZATION. The Term Facility will mature on the date that is eight years after the Closing Date. Loans made under the Term Facility will amortize in nominal quarterly installments during the first six years of such facility and in quarterly installments thereafter in an aggregate amount equal to $30.0 million in year seven and $47.0 million in year eight. The Revolving Credit Facility will mature on the date that is seven years after the Closing Date.

         INTEREST; REDUCTIONS. The interest rate under Term Facility is equal to, at the option of the Company, (i) the Alternate Base Rate ("ABR") (which is the highest of (a) Chase's Prime Rate, (b) the Federal Funds Effective Rate plus 0.50% and (c) the Base CD Rate plus 1%) plus 2.00% per annum or (ii) the adjusted London interbank offered rate ("Adjusted LIBOR") plus 3.00% per annum. The Company may elect interest periods of one, two, three, or six months for Adjusted LIBOR borrowings. The interest rates under the Revolving Credit Facility are, at the option of the Company, equal to ABR plus 1.50% per annum or Adjusted LIBOR plus 2.50% per annum. Amounts under the Credit Facilities not paid when due bear interest at a default rate equal to 2.00% above the otherwise applicable rate. The interest rates in respect of the Term Facility and, after the first anniversary of the closing date, the Revolving Credit Facility will be reduced by 0.25% at any time that the Credit Facilities or the Series II Senior Notes are rated at least Ba2 by Moody's Investors Service, Inc. ("Moody's") or BB by Standard & Poor's Rating Group ("S&P") so long as the Credit Facilities or the Series II Senior Notes are rated at least Ba3 by Moody's and BB- by S&P at such time.

    MANDATORY PREPAYMENTS; VOLUNTARY PREPAYMENTS. The Company is required to make mandatory prepayments, PRO RATA, under the Credit Facilities and the Senior Notes in each fiscal year with (i) 50% of Excess Cash Flow (as defined in the credit agreement providing for the Credit Facilities (the "Credit Agreement")) for the immediately preceding fiscal year and (ii) 100% of the net cash proceeds (net of selling expenses and taxes, including, in the case of income taxes, estimated income taxes) of (a) all asset sales or other dispositions of property by the Company and its subsidiaries (including insurance proceeds in excess of an agreed-upon amount), (b) any sale and leaseback of any asset or the mortgaging of any real property and (c) all issuances of debt obligations of the Company and its subsidiaries, subject in each case to certain exceptions. When there are no longer outstanding loans under the Term Facility, mandatory prepayments will be allocated PRO RATA between the Senior Notes and the Revolving Credit Facility and will be applied permanently to reduce loans (and simultaneously to reduce commitments) under the Revolving Credit Facility. The holders of the Senior Notes may decline to accept any mandatory prepayment and, under such circumstances and subject to certain limitations described below, all amounts that would otherwise be used to prepay Series I Senior Notes shall be used to prepay loans under the Term Facility and the Series II Senior Notes, pro rata. The Lenders holding loans under the Term Facility and holders of the Series II Senior Notes may, subject to the following sentence, decline to accept any mandatory prepayment (including any mandatory prepayments declined by the holders of the Series I Senior Notes) and, under such circumstances, the Company shall retain all amounts (the "Declined Amounts") that would otherwise be used to repay loans under the Term Facility and amounts outstanding under the Series II Senior Notes. In the event that any portion of the Declined Amounts has not been invested in assets used in the principal lines of business of the Company's subsidiaries or used to make a voluntary prepayment of Senior Notes or loans under the Credit Facilities during the one-year period after such Declined Amounts were so declined, the Company shall be required, on the last day of such one-year period, to make mandatory prepayment of Senior Notes and loans under the Term Facility in an amount equal to such remaining portion of the Declined Amounts, provided that (i) any amounts declined by the holders of





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Series I Senior Notes shall be allocated pro rata between the holders of loans under the Term Facility and the holders of the Series II Senior Notes and (ii) no holder of loans under the Term Facility and no holder of the Series II Senior Notes shall be entitled to decline any such mandatory prepayment.

         Voluntary prepayments of loans under the Credit Facilities and the Senior Notes are permitted in whole or in part, at the option of the Company, in minimum principal amounts set forth in the Credit Agreement and in the Senior Note Agreement, respectively, and (a) in the case of loans under the Credit Facilities and the Series II Senior Notes, without premium or penalty and (b) in the case of the Series I Senior Notes, subject to the payment of a make-whole premium set forth in the Series I Senior Notes. Any voluntary prepayment of loans under the Credit Facilities shall be subject to reimbursement of the Lender's redeployment costs in the case of a prepayment of Adjusted LIBOR borrowings other than on the last day of the relevant interest period. Neither the holders of the Senior Notes nor the lenders holding loans under the Credit Facilities may decline any voluntary prepayment.

         FEES. The Company has agreed to pay certain fees with respect to the Credit Facilities, including (i) fees on the unused commitments of the Lenders equal to 0.50% per annum of the undrawn portion of the commitments in respect of the Credit Facilities; (ii) a per annum letter of credit fee equal to the spread over Adjusted LIBOR in effect under the Revolving Credit Facility on the aggregate face amount of outstanding letters of credit plus a per annum fronting bank fee for the Issuing Bank; and (iii) annual administration fees.

         COVENANTS. The Credit Agreement contains a number of covenants that, among other things, restrict the ability of the Company and its subsidiaries to dispose of assets, incur additional indebtedness, incur guarantee obligations, prepay, redeem or repurchase other indebtedness or amend certain other debt instruments, pay dividends, create liens on assets, enter into sale and leaseback transactions, make investments, loans or advances, make acquisitions, engage in mergers or consolidations, change the business conducted by the Company or its subsidiaries, make capital expenditures or engage in certain transactions with affiliates and otherwise restrict certain corporate activities. In addition, the Credit Agreement requires the Company to maintain specified financial ratios and tests, including minimum interest coverage ratios, maximum leverage ratios, a minimum working capital requirement and a minimum net worth requirement.

         EVENTS OF DEFAULT. The Credit Agreement contains customary events of default, including, but not limited to, nonpayment of principal or interest; violation of covenants; incorrectness of representations and warranties in any material respect; cross default and cross acceleration; bankruptcy; material judgments; ERISA; actual or asserted invalidity of security documents; and Change in Control (as defined in the Credit Agreement).

SENIOR NOTES

         GUARANTEES; SECURITY; RANKING. Pursuant to the Senior Note Guarantees, the obligations of the Company under the Senior Notes are unconditionally guaranteed by the Subsidiary Senior Guarantors. The Credit Facilities are also be guaranteed, on a PARI PASSU basis, with the Senior Notes by the Subsidiary Senior Guarantors.

         The Senior Notes and the Senior Note Guarantees are secured by the Collateral. The Credit Facilities and the Credit Facility Guarantees also secured, on a PARI PASSU basis with the Senior Notes, by the Collateral.

         Certain matters relating to the Collateral will require approval of the Lenders and the holders of the Senior Notes, voting as a single class, holding a majority of the aggregate amount of loans and commitments outstanding under the Credit Facilities and the aggregate amount of outstanding Senior





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Notes, which majority shall include, subject to certain exceptions, (i) Lenders holding at least one-third of the aggregate amount of loans and commitments outstanding under the Credit Facilities and (ii) holders of the Senior Notes holding at least one-third of the aggregate amount of outstanding Senior Notes.

         AMORTIZATION. The Series I Senior Notes are due on December 31, 2002 and will amortize in the fourth and fifth years after the Closing Date in an amount equal to $17.75 million in each of years four and five.

         The Series II Senior Notes are due on March 31, 2005, and will amortize in quarterly installments in the seventh and eighth years after the Closing Date in an amount equal to $20.0 million in year seven and $30.0 million in year eight.

         INTEREST. Interest on the Series I Senior Notes is payable semi-annually in arrears at 8.94%.

         The interest rate under Series II Senior Notes is LIBOR plus 3.00% per annum, for interest periods of six months. Amounts under the Series I Senior Notes and the Series II Senior Notes not paid when due bear interest at a default rate equal to 2.00% above the otherwise applicable rate. The interest rates in respect of the Series II Senior Notes will be reduced by 0.25% at any time after the end of the second six month interest period that the Series II Senior Notes or the Credit Facilities are rated at least Ba2 by Moody's or BB by S&P so long as the Series II Senior Notes or the Credit Facilities are rated at least Ba3 by Moody's and BB- by S&P at such time.

         MANDATORY PREPAYMENTS; VOLUNTARY PREPAYMENTS. The Company is required to make mandatory prepayments, pro rata, under the Credit Facilities and the Senior Notes in each fiscal year with (i) 50% of Excess Cash Flow (as defined in the Senior Secured Note Exchange Agreement providing for the Senior Notes (the "Senior Note Agreement")) for the immediately preceding fiscal year and (ii) 100% of the net cash proceeds (net of selling expenses and taxes, including, in the case of income taxes, estimated income taxes) of (a) all asset sales or other dispositions of property by the Company and its subsidiaries (including insurance proceeds in excess of an agreed-upon amount), (b) any sale and leaseback of any asset or the mortgaging of any real property (other than mortgages securing the loans under the Credit Agreement and permitted sale and leaseback transactions) and (c) all issuances of debt obligations of the Company and its subsidiaries, subject in each case to certain exceptions. When there are no longer outstanding loans under the Term Facility, mandatory prepayments will be allocated pro rata between the Senior Notes and the Revolving Credit Facility and will be applied permanently to reduce loans (and simultaneously to reduce commitments) under the Revolving Credit Facility. The holders of the Senior Notes may decline to accept any mandatory prepayment and, under such circumstances and subject to certain limitations described below, all amounts that would otherwise be used to prepay the Series I Senior Notes shall be used to prepay loans under the Term Facility and the Series II Senior Notes, pro rata. The Lenders holding loans under the Term Facility and holders of the Series II Senior Notes may, subject to the following sentence, decline to accept any mandatory prepayment (including any mandatory prepayments declined by the holders of the Series I Senior Notes) and, under such circumstances, the Company shall retain all Declined Amounts that would otherwise be used to repay loans under the Term Facility and amounts outstanding under the Series II Senior Notes. In the event that any portion of the Declined Amounts has not been invested in assets used in the principal lines of business of the Company's subsidiaries or used to make a voluntary prepayment of the Senior Notes or loans under the Credit Facilities during the one-year period after such Declined Amounts were so declined, the Company shall be required, on the last day of such one-year period, to make mandatory prepayment of Senior Notes and loans under the Term Facility in an amount equal to such remaining portion of the Declined Amounts, provided (i) any amounts declined by the Series I Senior Notes shall be allocated pro rata between the holders of loans under the Term Facility and the holders of the Series II Senior Notes and (ii) no holder of loans under the Term Facility and no holder of the Series II Senior Notes shall be entitled to decline any such mandatory prepayment.






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         Voluntary prepayments of loans under the Credit Facilities and the
Senior Notes are permitted in whole or in part, at the option of the Company, in minimum principal amounts set forth in the Credit Agreement and in the Senior Note Agreement, respectively, and, (a) in the case of the Series I Senior Notes, subject to the payment of a make-whole premium set forth in the Series I Senior Notes and (b) in the case of the Series II Senior Notes and loans under the Credit Facilities, without premium or penalty. Any voluntary prepayment (other than on the last day of the relevant interest period) of amounts outstanding under the Series II Senior Notes shall be subject to reimbursement of the holders of Series II Senior Notes' redeployment costs. Neither the holders of the Senior Notes nor the lenders holdings loans under the Term Facility may decline to accept any voluntary prepayment.

         COVENANTS. The Senior Note Agreement contains a number of covenants that, among other things, restrict the ability of the Company and its subsidiaries to dispose of assets, incur additional indebtedness, incur guarantee obligations, prepay, redeem or repurchase other indebtedness or amend certain other debt instruments, pay dividends, create liens on assets, enter into sale and leaseback transactions, make investments, loans or advances, make acquisitions, engage in mergers or consolidations, change the business conducted by the Company or its subsidiaries, make capital expenditures or engage in certain transactions with affiliates and otherwise restrict certain corporate activities. In addition, the Senior Note Agreement requires the Company to maintain specified financial ratios and tests, including minimum interest coverage ratios, maximum leverage ratios, minimum working capital requirement and a minimum net worth requirement.

         FEES. The Company has agreed to pay each holder of Series II Senior Notes a fee in cash on the closing date in the amount set forth in the Senior Note Agreement.

         EVENTS OF DEFAULT. The Senior Note Agreement contains customary events of default, including, but not limited to, nonpayment of principal or interest; violation of covenants; incorrectness of representations and warranties in any material respect; cross default and cross acceleration; bankruptcy; material judgments; ERISA; actual or asserted invalidity of security documents; and Change in Control (as defined in the Senior Note Agreement).







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                            DESCRIPTION OF NEW NOTES

GENERAL


         The Company issued $125.0 million aggregate principal amount of Existing Notes on March 27, 1997 (the "Issue Date") pursuant to an Indenture dated as of the Issue Date among the Company, the TA Subsidiary and the National Subsidiary (the Subsidiary Guarantors as of the Issue Date) and State Street Bank and Trust Company, the successor trustee to Fleet National Bank, as Trustee (in such capacity, the "Trustee"). The New Notes will also be issued under the Indenture which will be qualified under the TIA upon effectiveness of the Registration Statement of which this Prospectus is a part. The form and terms of the New Notes are the same as the form and terms of the Existing Notes except that the New Notes will have been registered under the Securities Act and, therefore, will not bear legends restricting their transfer pursuant to the Securities Act. The New Notes and the Existing Notes are collectively referred to as the "Notes." The terms of the New Notes include those stated in the Indenture and those made part of the Indenture by reference to the TIA as in effect on the date of the Indenture. The New Notes are subject to all such terms, and holders of New Notes are referred to the Indenture and the TIA for a statement thereof. Certain capitalized terms used herein and not otherwise defined have the meanings set forth under "--Certain Definitions."


         The following summary of certain provisions of the Indenture and the Notes does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all provisions of the Indenture, including the definitions of certain terms therein and those terms made a part thereof by the TIA. A copy of the Indenture has been filed with the Commission as an exhibit to the Registration Statement of which this Prospectus is a part and is incorporated herein by reference.

         Principal of, premium, if any, and interest on the Notes are and will be payable, and the Notes may be exchanged or transferred, at the office or agency of the Company in the Borough of Manhattan, The City of New York (which initially shall be the corporate trust office of the Trustee, in New York, New
York), except that, at the option of the Company, payment of interest may be made by check mailed to the registered holders of the Notes at their registered addresses.

         The New Notes will be issued only in fully registered form, without coupons, in denominations of $1,000 and any integral multiple of $1,000. No service charge will be made for any registration of transfer or exchange of Notes, but the Company may require payment of a sum sufficient to cover any transfer tax or other similar governmental charge payable in connection therewith.

TERMS OF THE NOTES

         The Notes are and will be unsecured senior subordinated obligations of the Company, limited to $125.0 million aggregate principal amount, and will mature on April 1, 2007. Each Note will bear interest at a rate per annum shown on the front cover of this Prospectus from the Issue Date or from the most recent date to which interest has been paid or provided for, payable semiannually to Holders of record at the close of business on the March 15 or September 15 immediately preceding the interest payment date on April 1 and October 1 of each year, commencing October 1, 1997.

OPTIONAL REDEMPTION

         The Notes will be redeemable, at the Company's option, in whole or in part, at any time on or after April 1, 2002, and prior to maturity, upon not less than 30 nor more than 60 days' prior notice mailed by first-class mail to each Holder's registered address, at the following redemption prices (expressed as a percentage of principal amount), plus accrued interest, if any, to the redemption date (subject to the right





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of Holders of record on the relevant record date to receive interest due on the relevant interest payment date), if redeemed during the 12-month period commencing on April 1 of the years set forth below:

                                                          REDEMPTION
     PERIOD                                                 PRICE
     ------                                               ----------

     2002.........................................         105.125%
     2003.........................................         103.417%
     2004.........................................         101.708%
     2005 and thereafter..........................         100.000%


         In addition, at any time and from time to time prior to April 1, 2000, the Company may redeem in the aggregate up to 35% of the original aggregate principal amount of the Notes with the proceeds of one or more Public Equity Offerings by the Company, at a redemption price (expressed as a percentage of principal amount thereof) of 110.25% plus accrued interest, if any, to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date); PROVIDED, HOWEVER, that at least 65% of the original aggregate principal amount of the Notes must remain outstanding after each such redemption.

         At any time on or prior to April 1, 2002, the Notes may also be redeemed as a whole at the option of the Company upon the occurrence of a Change of Control, upon not less than 30 or more than 60 days' prior notice (but in no event more than 180 days after the occurrence of such Change of Control) mailed by first-class mail to each Holder's registered address, at a redemption price equal to 100% of the principal amount thereof plus the Applicable Premium as of, and accrued but unpaid interest, if any, to, the date of redemption (the "Redemption Date") (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date).

SELECTION

         In the case of any partial redemption, selection of the Notes for redemption will be made by the Trustee on a pro rata basis, by lot or by such other method as the Trustee in its sole discretion shall deem to be fair and appropriate, although no Note of $1,000 in original principal amount or less will be redeemed in part. If any Note is to be redeemed in part only, the notice of redemption relating to such Note shall state the portion of the principal amount thereof to be redeemed. A new Note in principal amount equal to the unredeemed portion thereof will be issued in the name of the Holder thereof upon cancellation of the original Note.

RANKING

         The indebtedness evidenced by the Notes is unsecured Senior Subordinated Indebtedness of the Company. The payment of the principal of, premium (if any) and interest (including any liquidated damages payable in respect of Existing Notes under the Exchange and Registration Rights Agreement ("Additional Interest")) on the Notes is subordinate in right of payment, as set forth in the Indenture, to all existing and future Senior Indebtedness of the Company, ranks PARI PASSU in right of payment with all existing and future Senior Subordinated Indebtedness of the Company and is senior in right of payment to all existing and future Subordinated Obligations of the Company. The Notes are also be effectively subordinated to any Secured Indebtedness of the Company to the extent of the value of the assets securing such Indebtedness. However, payment from the money or the proceeds of U.S. Government Obligations held in any defeasance trust described under "Defeasance" below is not subordinated to any Senior Indebtedness or subject to the restrictions described herein.






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         All the operations of the Company are conducted through its
Subsidiaries. The indebtedness evidenced by a Subsidiary Guarantee is unsecured Senior Subordinated Indebtedness of such Subsidiary Guarantor. The payment of a Subsidiary Guarantee is subordinate in right of payment, as set forth in the Indenture, to all existing and future Senior Indebtedness of such Subsidiary Guarantor, ranks PARI PASSU in right of payment with all existing and future Senior Subordinated Indebtedness of such Subsidiary Guarantor and is senior in right of payment to all existing and future Subordinated Obligations of such Subsidiary Guarantor. Each Subsidiary Guarantee is also effectively subordinated to any Secured Indebtedness of the Subsidiary Guarantor to the extent of the value of the assets securing such Indebtedness.


         At March 31, 1997, (i) the aggregate amount of the Company's outstanding Senior Indebtedness was $165.5 million (exclusive of unused commitments), all of which was Secured Indebtedness, (ii) the Company had no Senior Subordinated Indebtedness outstanding other than the Existing Notes and no indebtedness that was subordinate or junior in right of repayment to the indebtedness represented by the Existing Notes, (iii) the outstanding Senior Indebtedness of the Subsidiary Guarantors, consisting entirely of Guarantees of the Senior Indebtedness of the Company Incurred under the Credit Facilities and the Senior Notes, was $165.5 million and (iv) all liabilities of the Subsidiaries (including Senior Indebtedness and trade payables, but excluding the Subsidiary Guarantees and other intercompany liabilities) was approximately $77.3 million. Although the Indenture contains restrictions on the Incurrence of additional Indebtedness by the Company and its Subsidiary Guarantors, under certain circumstances the amount of such Indebtedness could be substantial and, in any case, such Indebtedness may be Senior Indebtedness of the Company or a Subsidiary Guarantor, as the case may be. See "Certain Covenants--Limitation on Indebtedness" below.


         "Senior Indebtedness" means the principal of, premium (if any) and interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization of the Company regardless of whether postfiling interest is allowed in such proceeding) on, and fees and other amounts owing in respect of, the Bank Indebtedness, the Senior Note Indebtedness and all other Indebtedness of the Company, whether outstanding on the Issue Date or thereafter issued, unless in the instrument creating or evidencing the same or pursuant to which the same is outstanding it is provided that such obligations are not superior in right of payment to the Notes; PROVIDED, HOWEVER, that Senior Indebtedness shall not include (i) any obligation of the Company to any Subsidiary, (ii) any liability for Federal, state, local or other taxes owed or owing by the Company, (iii) any accounts payable or other liability to trade creditors arising in the ordinary course of business (including Guarantees thereof or instruments evidencing such liabilities), (iv) any Indebtedness or obligation of the Company that by its terms is subordinate or junior in any respect to any other Indebtedness or obligation of the Company, including any Senior Subordinated Indebtedness and any Subordinated Obligations, (v) any Capital Stock or (vi) any Indebtedness Incurred in violation of the Indenture. If any Designated Senior Indebtedness is disallowed, avoided or subordinated pursuant to the provisions of Section 548 of Title 11 of the United States Code or any applicable state fraudulent conveyance law, such Designated Senior Indebtedness nevertheless will constitute Senior Indebtedness.
"Senior Indebtedness" of any Subsidiary Guarantor has a correlative meaning.

         Only Indebtedness of the Company or a Subsidiary Guarantor that is Senior Indebtedness will rank senior to the Notes and the relevant Subsidiary Guarantee, respectively, in accordance with the provisions of the Indenture. The Notes and each Subsidiary Guarantee in all respects rank PARI PASSU with all other Senior Subordinated Indebtedness of the Company and the relevant Subsidiary Guarantor, respectively. Each of the Company and the Subsidiary Guarantors has agreed in the Indenture that it will not Incur, directly or indirectly, any Indebtedness that by its terms is subordinate or junior in ranking in any respect to Senior Indebtedness unless such Indebtedness is Senior Subordinated Indebtedness or is expressly subordinated in right of payment to Senior Subordinated Indebtedness. Unsecured Indebtedness of the Company or a Subsidiary Guarantor is not deemed to be subordinate or junior to Secured Indebtedness, as the case may be, merely because it is unsecured.





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         The Company may not pay principal of, premium (if any) or interest
(including any Additional Interest) on, the Notes or make any deposit pursuant to the provisions described under "Defeasance" below and may not otherwise purchase, redeem or otherwise retire any Notes (collectively, "pay the Notes") if (i) any Senior Indebtedness is not paid when due in cash or (ii) any other default on Senior Indebtedness occurs and the maturity of such Senior Indebtedness is accelerated in accordance with its terms unless, in either case, the default has been cured or waived and any such acceleration has been rescinded in writing or such Senior Indebtedness has been paid in full in cash. However, the Company may pay the Notes without regard to the foregoing if the Company and the Trustee receive written notice approving such payment from the Representative of the Senior Indebtedness with respect to which either of the events set forth in clause (i) or (ii) of the immediately preceding sentence has occurred and is continuing. During the continuance of any default (other than a default described in clause (i) or (ii) of the second preceding sentence) with respect to any Designated Senior Indebtedness pursuant to which the maturity thereof may be accelerated immediately without further notice (except such notice as may be required to effect such acceleration) or the expiration of any applicable grace periods, the Company may not pay the Notes for a period (a "Payment Blockage Period") commencing upon the receipt by the Trustee (with a copy to the Company) of written notice (a "Blockage Notice") of such default from the Representative of the Designated Senior Indebtedness specifying an election to effect a Payment Blockage Period and ending 179 days thereafter (or earlier if such Payment Blockage Period is terminated (i) by written notice to the Trustee and the Company from the Person or Persons who gave such Blockage Notice, (ii) by repayment in full in cash of such Designated Senior Indebtedness or (iii) because the default giving rise to such Blockage Notice is no longer continuing). Notwithstanding the provisions described in the immediately preceding sentence (but subject to the provisions contained in the first sentence of this paragraph), unless the holders of such Designated Senior Indebtedness or the Representative of such holders have accelerated the maturity of such Designated Senior Indebtedness, the Company may resume payments on the Notes after the end of such Payment Blockage Period. Not more than one Blockage Notice may be given in any consecutive 360-day period, irrespective of the number of defaults with respect to Designated Senior Indebtedness during such period. However, if any Blockage Notice within such 360-day period is given by or on behalf of any holders of Designated Senior Indebtedness other than the Bank Indebtedness and the Senior Note Indebtedness, the Representative of the Bank Indebtedness and the Senior Note Indebtedness may give another Blockage Notice within such period. In no event, however, may the total number of days during which any Payment Blockage Period or Periods is in effect exceed 179 days in the aggregate during any 360 consecutive day period.

         Upon any payment or distribution of the assets of the Company upon a total or partial liquidation or dissolution or reorganization of or similar proceeding relating to the Company or its property, the holders of Senior Indebtedness will be entitled to receive payment in full in cash of the Senior Indebtedness before the Noteholders are entitled to receive any payment and until the Senior Indebtedness is paid in full in cash, any payment or distribution to which Noteholders would be entitled but for the subordination provisions of the Indenture will be made to holders of the Senior Indebtedness as their interest may appear. If a distribution is made to Noteholders that due to the subordination provisions of the Indenture should not have been made to them, such Noteholders are required to hold it in trust for the holders of Senior Indebtedness and pay it over to them as their interests may appear.

         If payment of the Notes is accelerated because of an Event of Default, the Company or the Trustee shall promptly notify the holders of the Designated Senior Indebtedness (or their Representatives) of the acceleration. If any Designated Senior Indebtedness is outstanding, the Company may not pay the Notes until five Business Days after such holders or the Representative of the Designated Senior Indebtedness receive notice of such acceleration and, thereafter, may pay the Notes only if the subordination provisions of the Indenture otherwise permit payment at that time.






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



         The Indebtedness evidenced by each Subsidiary Guarantee (including the payment of principal of, premium, if any, and interest (including any Additional Interest) on the Notes) is subordinated to Senior Indebtedness on the same basis as the Notes are subordinated to Senior Indebtedness.

         By reason of such subordination provisions contained in the Indenture, in the event of insolvency, creditors of the Company or a Subsidiary Guarantor who are holders of Senior Indebtedness of the Company or a Subsidiary Guarantor, as the case may be, may recover more, ratably, than the Noteholders, and creditors of the Company who are not holders of Senior Indebtedness or of Senior Subordinated Indebtedness (including the Notes) may recover less, ratably, than holders of Senior Indebtedness of the Company.

SUBSIDIARY GUARANTEES

         The Subsidiary Guarantors, as primary obligors and not merely as sureties, have irrevocably and unconditionally Guaranteed on an unsecured senior subordinated basis the performance and punctual payment when due, whether at Stated Maturity, by acceleration or otherwise, of all obligations of the Company under the Indenture and the Existing Notes (and upon their issuance will do so with respect to the New Notes), whether for payment of principal of or interest on the Notes, expenses, indemnification or otherwise (all such obligations guaranteed by the Subsidiary Guarantors being herein called the "Guaranteed Obligations") by executing a Subsidiary Guarantee. The Subsidiary Guarantors have agreed to pay, in addition to the amount stated above, any and all expenses (including reasonable counsel fees and expenses) incurred by the Trustee or the Holders in enforcing any rights under the Subsidiary Guarantee. Each Subsidiary Guarantee is limited in amount to an amount not to exceed the maximum amount that can be Guaranteed by the applicable Subsidiary Guarantor without rendering the Subsidiary Guarantee, as it relates to such Subsidiary Guarantor, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally. As of the date of this Prospectus, the Subsidiary Guarantors are the TA Subsidiary and the National Subsidiary. After such date, the Company will cause each Restricted Subsidiary that is not a Foreign Subsidiary and that Incurs Indebtedness to execute and deliver to the Trustee a Subsidiary Guarantee pursuant to which such Restricted Subsidiary will Guarantee payment of the Notes. See "Certain Covenants--Future Subsidiary Guarantors" below.

         Each Subsidiary Guarantee is a continuing guarantee and shall (a) remain in full force and effect until payment in full of all the Guaranteed Obligations, (b) be binding upon each Subsidiary Guarantor and (c) enure to the benefit of and be enforceable by the Trustee, the Holders and their successors, transferees and assigns.

         A Subsidiary Guarantee will be automatically released (a) upon the sale (including through merger or consolidation) of the Capital Stock, or all or substantially all of the assets, of the applicable Subsidiary Guarantor if such sale is made in compliance with the Indenture or (b) to the extent, but only to the extent, that all obligations of such Subsidiary Guarantor under the Credit Agreement and the Senior Note Agreement, and all its Guarantees of, and under all its pledges of assets or other security interests that secure, any other Indebtedness of the Company, shall also terminate.

CHANGE OF CONTROL

         Upon the occurrence of any of the following events (each a "Change of Control"), each Holder will have the right to require the Company to repurchase all or any part of such Holder's Notes at a purchase price in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of repurchase (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date); PROVIDED, HOWEVER, that notwithstanding the occurrence of a Change in Control, the Company shall not be obligated to purchase the Notes pursuant to





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this covenant in the event that it has exercised its right to redeem all the
Notes pursuant to the provisions under "--Optional Redemption":

                  (i) prior to the first public offering of Voting Stock of the Company, the Permitted Holders cease to be the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of a majority in the aggregate of the total voting power of the Voting Stock of the Company, whether as a result of issuance of securities of the Company, any merger, consolidation, liquidation or dissolution of the Company, any direct or indirect transfer of securities by any Permitted Holder or otherwise (for purposes of this clause (i), the Permitted Holders shall be deemed to own beneficially any Voting Stock of an entity (the "specified entity") held by any other entity (the "parent entity") so long as the Permitted Holders beneficially own (as so defined), directly or indirectly, in the aggregate a majority of the voting power of the Voting Stock of the parent entity);

                  (ii) any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than one or more Permitted Holders, is or becomes the beneficial owner (as defined in clause (i) above, except that such person shall be deemed to have "beneficial ownership" of all shares that any such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 50% of the total voting power of the Voting Stock of the Company (including any successor by merger, consolidation or the sale of all or substantially all assets); or

                  (iii) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors of the Company (together with any new directors whose election by such Board of Directors or whose nomination for election by the shareholders of the Company was approved by a vote of a majority of the directors of the Company then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of the Company then in office.

         In the event that at the time of such Change of Control the terms of the Bank Indebtedness or the Senior Note Indebtedness restrict or prohibit the repurchase of Notes pursuant to this covenant, then prior to the mailing of the notice to Holders provided for in the immediately following paragraph but in any event within 30 days following any Change of Control, the Company shall (i) repay in full all Bank Indebtedness or Senior Note Indebtedness, as the case may be, or offer to repay in full all Bank Indebtedness or Senior Note Indebtedness, as the case may be, and repay the Bank Indebtedness of each lender or Senior
Note Indebtedness of each holder, as the case may be, who has accepted such offer or (ii) obtain the requisite consent under the agreements governing the Bank Indebtedness or the Senior Note Indebtedness, as the case may be, to permit the repurchase of the Notes as provided for in the immediately following paragraph.

         Within 30 days following any Change of Control, unless the Company has mailed a notice of redemption in connection with such Change of Control, the Company shall mail a notice to each Holder with a copy to the Trustee stating:
(a) that a Change of Control has occurred and that such Holder has the right to require the Company to purchase such Holder's Notes at a purchase price in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of repurchase (subject to the right of Holders of record on a record date to receive interest on the relevant interest payment date); (b) the circumstances and relevant facts and financial information regarding such Change of Control; (c) the repurchase date (which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed); and (d) the instructions determined by the Company, consistent with this covenant, that a Holder must follow in order to have its Notes purchased.






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         The Company will comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Notes pursuant to this covenant. To the extent that the provisions of any securities laws or regulations conflict with provisions of this covenant, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this covenant by virtue thereof.

         The Change of Control purchase feature is a result of negotiations between the Company and the Initial Purchasers. Subject to the limitations discussed below, the Company could, in the future, enter into certain transactions, including acquisitions, refinancings or other recapitalizations, that would not constitute a Change of Control under the Indenture, but that could increase the amount of indebtedness outstanding at such time or otherwise affect the Company's capital structure or credit ratings.

         The occurrence of certain of the events which would constitute a Change of Control would constitute a default under the Credit Agreement and the Senior Note Agreement. Future Senior Indebtedness of the Company may contain prohibitions of certain events which would constitute a Change of Control or require such Senior Indebtedness to be repurchased upon a Change of Control. Moreover, the exercise by the Holders of their right to require the Company to repurchase the Notes could cause a default under such Senior Indebtedness, even if the Change of Control itself does not, due to the financial effect of such repurchase on the Company. Finally, the Company's ability to pay cash to the Holders upon a repurchase may be limited by the Company's then existing financial resources. There can be no assurance that sufficient funds will be available when necessary to make any required repurchases.

CERTAIN COVENANTS

         The Indenture contains covenants including, among others, the following:

         LIMITATION ON INDEBTEDNESS. (a) The Company will not, and will not permit any Restricted Subsidiary to, Incur any Indebtedness; PROVIDED, HOWEVER, that the Company or any Restricted Subsidiary may Incur Indebtedness if on the date thereof the Consolidated Coverage Ratio would be greater than 2.0:1, if such Indebtedness is Incurred on or prior to March 31, 2000, and 2.25:1 if such Indebtedness is Incurred thereafter.

         (b) Notwithstanding the foregoing paragraph (a), the Company and its Restricted Subsidiaries may Incur the following Indebtedness: (i) Bank Indebtedness and Senior Note Indebtedness collectively not in excess of $225.0 million less the aggregate amount of all payments of principal applied to permanently reduce any such Indebtedness actually made since the Issue Date (excluding any payments to the extent refinanced at the time of payment under replacement Bank Indebtedness or Senior Note Indebtedness); (ii) Indebtedness of the Company owing to and held by any Subsidiary or Indebtedness of a Restricted Subsidiary owing to and held by the Company or any Subsidiary; PROVIDED, HOWEVER, that any subsequent issuance or transfer of any Capital Stock or any other event that results in any such Subsidiary ceasing to be a Subsidiary or any subsequent transfer of any such Indebtedness (except to the Company or a Restricted Subsidiary) will be deemed, in each case, to constitute the Incurrence of such Indebtedness by the issuer thereof; (iii) Indebtedness represented by the Notes, the Subsidiary Guarantees, any Indebtedness (other than the Indebtedness described in clause (i) above) outstanding on the Issue Date and any Refinancing Indebtedness Incurred in respect of any Indebtedness described in clause (i), this clause (iii) or paragraph (a); (iv) (A) Indebtedness of a Restricted Subsidiary Incurred and outstanding on or prior to the date on which such Restricted Subsidiary was acquired by the Company (other than Indebtedness Incurred as consideration in, in contemplation of, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of related transactions pursuant to which such Restricted Subsidiary became a Subsidiary or was otherwise acquired by the Company); PROVIDED, HOWEVER, that at the time such Restricted Subsidiary is acquired by the Company, the Company would have been able to Incur $1.00 of additional Indebtedness pursuant to paragraph (a) after giving effect to the





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Incurrence of such Indebtedness pursuant to this clause (iv) and (B) Refinancing
Indebtedness Incurred by a Restricted Subsidiary in respect of Indebtedness Incurred by such Restricted Subsidiary pursuant to this clause (iv); (v) Indebtedness (A) in respect of performance bonds, bankers' acceptances, letters of credit and surety or appeal bonds provided by the Company and the Restricted Subsidiaries in the ordinary course of their business and which do not secure other Indebtedness of the Company or any Restricted Subsidiary (except Indebtedness permitted under the Indenture), and (B) under Currency Agreements and Interest Rate Agreements, in each case entered into for bona fide hedging purposes of the Company in the ordinary course of business and not for the purposes of speculation; PROVIDED, HOWEVER, that, in the case of Currency Agreements and Interest Rate Agreements, such Currency Agreements and Interest Rate Agreements do not increase the Indebtedness of the Company outstanding at any time other than as a result of fluctuations in foreign currency exchange rates or interest rates or by reason of fees, indemnities and compensation payable thereunder; and (vi) Indebtedness (which may constitute Bank
Indebtedness or Senior Note Indebtedness) of the Company or any Restricted Subsidiary (other than Indebtedness permitted to be Incurred pursuant to paragraph (a) or any other clause of this paragraph (b)) in an aggregate principal amount on the date of Incurrence which, when added to the principal amount of all other Indebtedness Incurred pursuant to this clause (vi) and then outstanding, will not exceed $20.0 million.

         (c) Notwithstanding the foregoing, neither the Company nor any Subsidiary may Incur any Indebtedness pursuant to paragraph (b) above if the proceeds thereof are used, directly or indirectly, to repay, prepay, redeem, defease, retire, refund or refinance any Subordinated Obligations unless such Indebtedness will be subordinated to the Notes to at least the same extent as such Subordinated Obligations. The Company may not Incur any Indebtedness if such Indebtedness is by its terms expressly subordinate or junior in ranking in any respect to any Senior Indebtedness of the Company unless such Indebtedness is Senior Subordinated Indebtedness or is expressly subordinated in right of payment to Senior Subordinated Indebtedness of the Company. In addition, the Company may not Incur any Secured Indebtedness which is not Senior Indebtedness of the Company unless contemporaneously therewith effective provision is made to secure the Notes equally and ratably with (or on a senior basis to, in the case of Indebtedness subordinated in right of payment to the Notes) such Secured Indebtedness for so long as such Secured Indebtedness is secured by a Lien. A Subsidiary Guarantor may not Incur any Indebtedness if such Indebtedness is by its terms expressly subordinate or junior in ranking in any respect to any Senior Indebtedness of the Subsidiary Guarantor unless such Indebtedness is Senior Subordinated Indebtedness of such Subsidiary Guarantor or is expressly subordinated in right of payment to Senior Subordinated Indebtedness of such Subsidiary Guarantor. In addition, a Subsidiary Guarantor may not Incur any Secured Indebtedness which is not Senior Indebtedness of such Subsidiary Guarantor unless contemporaneously therewith effective provision is made to secure the Subsidiary Guarantee equally and ratably with (or on a senior basis to, in the case of Indebtedness subordinated in right of payment to such Subsidiary Guarantee) such Secured Indebtedness for as long as such Secured Indebtedness is secured by a Lien.

         LIMITATION ON RESTRICTED PAYMENTS. (a) The Company will not, and will not permit any Restricted Subsidiary, directly or indirectly, to (i) declare or pay any dividend or make any distribution on or in respect of its Capital Stock (including any payment in connection with any merger or consolidation involving the Company) except dividends or distributions payable solely in its Capital Stock (other than Disqualified Stock) and except dividends or distributions payable to the Company or another Restricted Subsidiary (and, if such Restricted Subsidiary is not wholly owned, to its other shareholders on a pro rata basis in accordance with their respective ownership of the class of Capital Stock affected thereby), (ii) purchase, redeem, retire or otherwise acquire for value any Capital Stock of the Company or any Restricted Subsidiary held by Persons other than the Company or another Restricted Subsidiary, (iii) purchase, repurchase, redeem, defease or otherwise acquire or retire for value, prior to scheduled maturity, scheduled repayment or scheduled sinking fund payment any Subordinated Obligations (other than the purchase, repurchase or other acquisition of Subordinated Obligations purchased in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of acquisition) or (iv) make any Investment (other than a Permitted Investment) in any Person (any such





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dividend, distribution, purchase, redemption, repurchase, defeasance, other acquisition, retirement or Investment being herein referred to as a "Restricted Payment") if at the time the Company or such Restricted Subsidiary makes such Restricted Payment: (1) a Default will have occurred and be continuing (or would result therefrom); (2) the Company could not Incur at least $1.00 of additional Indebtedness under paragraph (a) of the covenant described under "--Limitation on Indebtedness"; or (3) the aggregate amount of such Restricted Payment and all other Restricted Payments (the amount so expended, if other than in cash, to be determined in good faith by the Board of Directors, whose determination will be conclusive and evidenced by a resolution of the Board of Directors) declared or made subsequent to the Issue Date would exceed the sum of: (A) 50% of the Consolidated Net Income accrued during the period (treated as one accounting period) from the Issue Date to the end of the most recent fiscal quarter for which financial statements are then available but ending not more than 60 days prior to the date of such Restricted Payment (or, in case such Consolidated Net Income will be a deficit, minus 100% of such deficit); (B) the aggregate Net Cash Proceeds received by the Company from the issue or sale of its Capital Stock (other than Disqualified Stock) or other cash contribution subsequent to the Issue Date (other than an issuance or sale to a Subsidiary of the Company or an employee stock ownership plan or other trust established by the Company or any of its Subsidiaries); (C) the amount by which Indebtedness of the Company or its Restricted Subsidiaries is reduced on the Company's balance sheet upon the conversion or exchange (other than by a Subsidiary) of any Indebtedness issued subsequent to the Issue Date of the Company or its Restricted Subsidiaries convertible or exchangeable for Capital Stock (other than Disqualified Stock) of the Company (less the amount of any cash or other assets of the Company or any Subsidiary distributed to holders of such Indebtedness by the Company or any Restricted Subsidiary upon such conversion or exchange); (D) the amount equal to the net reduction in Investments in Unrestricted Subsidiaries resulting from (i) payments of dividends, repayments of the principal of loans or advances or other transfers of assets to the Company or any Restricted Subsidiary from Unrestricted Subsidiaries or (ii) the redesignation of Unrestricted Subsidiaries as Restricted Subsidiaries (valued in each case as provided in the definition of "Investment") not to exceed, in the case of any Unrestricted Subsidiary, the amount of Investments previously made by the Company or any Restricted Subsidiary in such Unrestricted Subsidiary, which amount was included in the calculation of the amount of Restricted Payments and (E) to the extent that any Investment (other than a Permitted Investment or Investment referred to in clause (D)) that was made after the Issue Date is sold for cash or otherwise liquidated or repaid for cash, the lesser of (x) the cash received with respect to such sale, liquidation or repayment of such Investment (less the cost of such sale, liquidation or repayment, if any) and (y) the amount of such Investment that was included in calculating the amount of Restricted Payments.

         (b) The provisions of the foregoing paragraph (a) will not prohibit:
(i) any purchase or redemption of Capital Stock of the Company or Subordinated Obligations made by exchange for, or out of the proceeds of the substantially concurrent sale of, Capital Stock of the Company (other than Disqualified Stock (unless otherwise permitted to be Incurred under the Indenture) and other than Capital Stock issued or sold to a Subsidiary or an employee stock ownership plan or other trust established by the Company or any of its Subsidiaries); PROVIDED, HOWEVER, that (A) such purchase or redemption will be excluded in the calculation of the amount of Restricted Payments and (B) the Net Cash Proceeds applied to make such purchase or redemption from such sale will be excluded from clause (3)(B) of paragraph (a) above; (ii) any purchase or redemption of Subordinated Obligations made by exchange for, or out of the proceeds of the substantially concurrent sale of, Indebtedness of the Company that is permitted to be Incurred pursuant to the covenant described under "--Limitation on Indebtedness"; provided, however, that such purchase or redemption will be excluded in the calculation of the amount of Restricted Payments; (iii) any purchase or redemption of Subordinated Obligations from Net Available Cash to the extent permitted by the covenant described under "--Limitation on Sales of Assets and Subsidiary Stock"; PROVIDED, HOWEVER, that such purchase or redemption will be excluded in the calculation of the amount of Restricted Payments; (iv) dividends paid within 60 days after the date of declaration thereof if at such date of declaration such dividend would have complied with this covenant; PROVIDED, HOWEVER, that such dividend will be included in the calculation of the amount of Restricted Payments; (v) the repurchase of shares of, or options to purchase shares of, or





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the payment of the stock appreciation on any options to purchase, common stock of the Company or any of its Subsidiaries from employees, former employees, directors or former directors of the Company or any of its Subsidiaries (or permitted transferees of such employees, former employees, directors or former directors), pursuant to the terms of agreements (including employment agreements), plans (or amendments thereto) or other arrangements approved by the Board of Directors or the board of directors of the applicable Subsidiary, as the case may be; PROVIDED, HOWEVER, that the aggregate amount of such repurchases shall not exceed $2.0 million in any calendar year and $5.0 million in the aggregate (which amount shall be increased by the amount of any cash proceeds to the Company from sales of its Capital Stock to employees, former employees, directors or former directors subsequent to the Issue Date); PROVIDED FURTHER, HOWEVER, that such repurchases shall be included in the calculation of the amount of Restricted Payments; and (vi) the repurchase of shares of Capital Stock of the Company in an aggregate amount not in excess of $15.0 million from Lessee Operators or their Affiliates in connection with the termination of one or more lease agreements and one or more franchise agreements in respect of one or more TravelCenters operated directly or indirectly by such Lessee Operator or its Affiliates.

         LIMITATION ON RESTRICTIONS ON DISTRIBUTIONS FROM RESTRICTED SUBSIDIARIES. The Company will not, and will not permit any Subsidiary to, create or otherwise cause or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to (i) pay dividends or make any other distributions on its Capital Stock or pay any Indebtedness owed to the Company, (ii) make any loans or advances to the Company or (iii) transfer any of its property or assets to the Company, except: (A) any encumbrance or restriction pursuant to an agreement in effect at or entered into on the Issue Date, including the Credit Agreement and the Senior Note Agreement;
(B) any encumbrance or restriction with respect to a Restricted Subsidiary pursuant to an agreement relating to any Indebtedness Incurred by such Restricted Subsidiary prior to the date on which such Restricted Subsidiary was acquired by the Company (other than Indebtedness Incurred as consideration in, in contemplation of, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of related transactions pursuant to which such Restricted Subsidiary became a Restricted Subsidiary or was otherwise acquired by the Company) and outstanding on such date; (C) any encumbrance or restriction assumed pursuant to an agreement constituting Bank Indebtedness, Senior Note Indebtedness or Refinancing Indebtedness Incurred in compliance with the Indenture; provided, however, that the encumbrances and restrictions contained in such Senior Bank Documents, Senior Note Documents or any other agreement providing for Refinancing Indebtedness are no less favorable to the Noteholders than encumbrances and restrictions contained in the agreements relating to the Indebtedness being replaced; (D) any encumbrance or restriction assumed pursuant to an agreement relating to an acquisition of property, so long as the encumbrances or restrictions in any such agreement relate solely to the property so acquired (and are not or were not created in anticipation of or in connection with the acquisition thereof); (E) in the case of clause (iii), any encumbrance or restriction (1) that restricts in a customary manner the subletting, assignment or transfer of any property or asset that is a lease, license, conveyance or contract or similar property or asset, (2) contained in security agreements or mortgages securing Indebtedness of a Subsidiary to the extent such encumbrance or restrictions restrict the transfer or the property subject to such security agreements or mortgages or (3) arising or agreed to in the ordinary course of business and that does not, individually or in the aggregate, detract from the value of property or assets of the Company or any of its Subsidiaries in any manner material to the Company or any such Restricted Subsidiary; (F) restrictions on the transfer of assets subject to any Lien permitted under the Indenture imposed by the holder of such Lien; and (G) any restriction with respect to a Restricted Subsidiary imposed pursuant to an agreement entered into for the sale or disposition of all or substantially all the Capital Stock or assets of such Restricted Subsidiary pending the closing of such sale or disposition.

         LIMITATION ON SALES OF ASSETS AND SUBSIDIARY STOCK. (a) The Company will not, and will not permit any Restricted Subsidiary to, make any Asset Disposition unless (i) the Company or such Restricted Subsidiary receives consideration (including by way of relief from, or by any other Person assuming sole responsibility for, any liabilities, contingent or otherwise) at the time of such Asset Disposition at least





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equal to the fair market value as determined in good faith by the Board of
Directors, whose determination will be conclusive and evidenced by a resolution of the Board of Directors (including as to the value of all noncash consideration) of the shares and assets disposed of by the Company or such Restricted Subsidiary pursuant to such Asset Disposition, (ii) at least 75% of the consideration thereof received by the Company or such Restricted Subsidiary is in the form of cash or Designated Consideration and (iii) an amount equal to 100% of the Net Available Cash from such Asset Disposition is applied by the Company (or such Restricted Subsidiary, as the case may be) (A) FIRST, to the extent the Company elects or is required to prepay, repay or purchase Senior Indebtedness (in each case other than Indebtedness owed to the Company or an Affiliate of the Company) within 180 days after the later of the date of such Asset Disposition or the receipt of such Net Available Cash; (B) SECOND, to the extent of the balance of Net Available Cash after application in accordance with clause (A), to the extent the Company or such Restricted Subsidiary elects, to reinvest in Additional Assets (including by means of an Investment in Additional Assets by a Restricted Subsidiary with Net Available Cash received by the Company or another Restricted Subsidiary) by the later of (x) December 31, 1999, or (y) 365 days from the later of such Asset Disposition or the receipt of such Net Available Cash; (C) THIRD, to the extent of the balance of such Net Available Cash after application in accordance with clauses (A) and (B), to make an Offer (as defined below) to purchase Notes pursuant to and subject to the conditions set forth in section (b) of this covenant, and (D) FOURTH, to the extent of the balance of such Net Available Cash after application in accordance with clauses (A), (B) and (C), to fund (to the extent consistent with any other applicable provision of the Indenture) any corporate purpose; PROVIDED, HOWEVER, that in connection with any prepayment, repayment or purchase of Indebtedness pursuant to clause (A) or (C) above, the Company or such Restricted Subsidiary will retire such Indebtedness and will cause the related loan commitment (if any) to be permanently reduced in an amount equal to the principal amount so prepaid, repaid or purchased. Notwithstanding the foregoing provisions of this covenant, the Company and the Restricted Subsidiaries will not be required to apply any Net Available Cash in accordance with this covenant except to the extent that the aggregate Net Available Cash from all Asset Dispositions that is not applied in accordance with this covenant exceeds $2.0 million.

         For the purposes of this covenant, the following are deemed to be cash:
(x) the assumption of Indebtedness of the Company (other than Disqualified Stock of the Company) or any Restricted Subsidiary and the release of the Company or such Restricted Subsidiary from all liability on such Indebtedness in connection with such Asset Disposition (in which case the Company shall, without further action, be deemed to have applied such assumed Indebtedness in accordance with clause (A) of the preceding paragraph) and (y) securities or instruments received by the Company or any Restricted Subsidiary from the transferee that are promptly converted by the Company or such Restricted Subsidiary into cash.

         Notwithstanding the foregoing, the Company and its Restricted Subsidiaries will be permitted to consummate any Asset Swap if (i) at the time of entering into such Asset Swap or immediately after giving effect to such Asset Swap, no Default or Event of Default shall have occurred or be continuing or would occur as a consequence thereof, (ii) in the event such Asset Swap involves an aggregate amount in excess of $2.0 million, the terms of such Asset Swap have been approved by a majority of the members of the Board of Directors and (iii) in the event such Asset Swap involves an aggregate amount in excess of $10.0 million, the Company has received a written opinion from an independent investment banking firm of nationally recognized standing that such Asset Swap is fair to the Company or such Restricted Subsidiary, as the case may be, from a financial point of view.

         The proceeds of any sale of Capital Stock of a Subsidiary will be treated as Net Available Cash from an Asset Disposition and must be applied in accordance with the terms of this covenant.

         (b) In the event of an Asset Disposition that requires an Offer pursuant to clause (a)(iii)(C) of this covenant, the Company will be required to purchase Notes tendered pursuant to an offer by the Company for the Notes (the "Offer") at a purchase price of 100% of their principal amount plus accrued interest to





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the date of purchase in accordance with the procedures (including prorationing in the event of oversubscription) set forth in the Indenture. If the aggregate purchase price of Notes tendered pursuant to the Offer is less than the Net Available Cash allotted to the purchase of the Notes, the Company will apply the remaining Net Available Cash in accordance with clause (a)(iii)(D) of this covenant. The Company will not be required to make an Offer for Notes pursuant to this covenant if the Net Available Cash available therefor (after application of the proceeds as provided in clauses (A) and (B) of this covenant section
(a)(iii)) is less than $10.0 million (which lesser amount will be carried forward for purposes of determining whether an Offer is required with respect to the Net Available Cash from any subsequent Asset Disposition).

         (c) The Company will comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Notes pursuant to this covenant. To the extent that the provisions of any securities laws or regulations conflict with provisions of this covenant, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this covenant by virtue thereof.

         LIMITATION ON TRANSACTIONS WITH AFFILIATES. (a) The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, enter into or conduct any transaction (including, the purchase, sale, lease or exchange of any property or the rendering of any service) with any Affiliate of the Company (an "Affiliate Transaction") on terms (i) that are less favorable to the Company or such Restricted Subsidiary, as the case may be, than those that could be obtained at the time of such transaction in arm's-length dealings with a Person who is not such an Affiliate and (ii) that, in the event such Affiliate Transaction involves an aggregate amount in excess of $5.0 million, are not in writing and have not been approved by a majority of the members of the Board of Directors having no personal stake in such Affiliate Transaction. In addition, if such Affiliate Transaction involves an amount in excess of $10.0 million (other than fees to investment banking firms constituting customary underwriting discounts for offerings of securities or customary advisory fees for merger and acquisition or recapitalization transactions), a fairness opinion must be provided by a nationally recognized appraisal or investment banking firm.

         (b) The provisions of the foregoing paragraph (a) will not prohibit (i) any Restricted Payment permitted to be paid pursuant to the covenant described under "--Limitation on Restricted Payments," (ii) any issuance of securities, or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment arrangements, stock options, stock appreciation rights and stock ownership plans approved by the Board of Directors, (iii) loans or advances for the purposes set forth under clauses (vi) and (viii) of the definition of Permitted Investments, (iv) indemnification agreements with, and the payment of fees and indemnities to, directors, officers and employees of the Company and its Restricted Subsidiaries, in each case in the ordinary course of business, (v) any employment, noncompetition or confidentiality agreements entered into by the Company or any of its Restricted Subsidiaries with its employees in the ordinary course of business or (vi) any transaction between the Company and a Wholly Owned Subsidiary or between Wholly Owned Subsidiaries.

         SEC REPORTS. Notwithstanding that the Company may not be required to be or remain subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Company will file with the SEC (if then permitted to do so) and provide (whether or not so filed with the SEC) the Trustee and Noteholders and prospective Noteholders (upon request) within 15 days after it files (or would be obligated to file, if subject to Section 13 or 15(d) of the Exchange
Act) them with the SEC, copies of its annual report and the information, documents and other reports that are specified in Sections 13 and 15(d) of the Exchange Act. In addition, following a Public Equity Offering, the Company shall furnish to the Trustee and the Noteholders, promptly upon their becoming available, copies of the annual report to shareholders and any other information provided by the Company to its public shareholders generally. The Company also will comply with the other provisions of Section 314(a) of the TIA.






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         FUTURE SUBSIDIARY GUARANTORS. The Company will cause each Restricted
Subsidiary that is not a Foreign Subsidiary and that Incurs Indebtedness to execute and deliver to the Trustee a Subsidiary Guarantee pursuant to which such Subsidiary will Guarantee payment of the Notes. Each Subsidiary Guarantee will be limited to an amount not to exceed the maximum amount that can be Guaranteed by such Subsidiary without rendering the Subsidiary Guarantee, as it relates to such Subsidiary, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally.

         LIMITATION ON LINES OF BUSINESS. The Company will not, and will not permit any Restricted Subsidiary to, engage in any business, other than a Related Business; provided, however, that the foregoing limitation shall not prohibit the acquisition of Additional Assets otherwise permitted hereunder.

         LIMITATION ON SALE/LEASEBACK TRANSACTIONS. The Company will not, and will not permit any Restricted Subsidiary to, enter into any Sale/Leaseback Transaction with respect to any property unless (a) the Company or such Subsidiary would be entitled to (i) Incur Indebtedness in an amount equal to the Attributable Debt with respect to such Sale/Leaseback Transaction pursuant to the covenant described under "--Limitation on Indebtedness" and (ii) create a Lien on such property securing such Attributable Debt without equally and ratably securing the Notes pursuant to the covenant described under "--Limitation on Indebtedness", (b) the net cash proceeds received by the Company or any Subsidiary in connection with such Sale/Leaseback Transaction are at least equal to the fair value (as determined in good faith by the Board of Directors) of such property and (c) the transfer of such property is permitted by, and the Company applies the proceeds of such transaction in compliance with, the covenant described under "--Limitation on Sale of Assets and Subsidiary Stock".

MERGER AND CONSOLIDATION

         The Company will not consolidate with or merge with or into, or convey, transfer or lease all or substantially all its assets to, any Person, unless:
(i) the resulting, surviving or transferee Person (the "Successor Company") will be a corporation, partnership, limited liability company or business trust organized and existing under the laws of the United States of America, any State thereof or the District of Columbia and the Successor Company (if not the Company) will expressly assume, by an indenture supplemental to the Indenture, executed and delivered to the Trustee, in form satisfactory to the Trustee, all the obligations of the Company under the Notes and the Indenture; (ii) immediately after giving effect to such transaction (and treating any Indebtedness which becomes an obligation of the Successor Company or any Restricted Subsidiary as a result of such transaction as having been Incurred by the Successor Company or such Restricted Subsidiary at the time of such transaction), no Default will have occurred and be continuing; (iii) immediately after giving effect to such transaction, the Successor Company would be able to Incur an additional $1.00 of Indebtedness under paragraph (a) of the covenant described under "--Limitation on Indebtedness"; and (iv) the Company will have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with the Indenture.

         The Successor Company will succeed to, and be substituted for, and may exercise every right and power of, the Company under the Indenture.

         Notwithstanding the foregoing clauses (ii) and (iii), (a) any Restricted Subsidiary may consolidate with, merge into or transfer all or part of its properties and assets to the Company and (b) the Company may merge with an Affiliate incorporated for the purpose of reincorporating the Company in another jurisdiction.






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DEFAULTS

         An Event of Default is defined in the Indenture as (i) a default in any payment of interest on any Note when due, whether or not prohibited by the provisions described under "Ranking" above, continued for 30 days, (ii) a default in the payment of principal of any Note when due at its Stated Maturity, upon redemption, upon required repurchase, upon declaration or otherwise, whether or not such payment is prohibited by the provisions described under "Ranking" above, (iii) the failure by the Company to comply with its obligations under the covenant described under "Merger and Consolidation" above, (iv) the failure by the Company to comply for 30 days after notice with any of its obligations under the covenants described under "Change of Control" or "Certain Covenants" above (in each case, other than a failure to purchase Notes), (v) the failure by any of the Company or the Subsidiary Guarantors to comply for 60 days after notice with its other agreements contained in the Securities, the Indenture or the Subsidiary Guarantees, (vi) the failure by the Company or any Significant Subsidiary to pay any Indebtedness within any applicable grace period after final maturity or the acceleration of any such Indebtedness by the holders thereof because of a default if the total amount of such Indebtedness unpaid or accelerated exceeds $5.0 million or its foreign currency equivalent (the "cross acceleration provision"), (vii) certain events of bankruptcy, insolvency or reorganization of the Company or a Significant Subsidiary (the "bankruptcy provisions"), (viii) the rendering of any judgment or decree for the payment of money in excess of $5.0 million or its foreign currency equivalent against the Company or a Significant Subsidiary if (A) an enforcement proceeding thereon is commenced and is not promptly stayed or (B) such judgment or decree remains outstanding for a period of 60 days following such judgment and is not discharged, waived or stayed (the "judgment default provision") or (ix) any Subsidiary Guarantee ceases to be in full force and effect or any Subsidiary Guarantor denies or disaffirms its obligations under the Indenture or any Subsidiary Guarantee and such Default continues for 10 days (in each case other than by reason of release of such Subsidiary Guarantee in accordance with the terms of the Indenture).

         The foregoing will constitute Events of Default whatever the reason for any such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.

         However, a default under clause (iv) or (v) will not constitute an Event of Default until the Trustee or the Holders of at least 25% in principal amount of the outstanding Notes notify the Company of the default and the Company does not cure such default within the time specified in clauses (iv) and
(v) hereof after receipt of such notice.

         If an Event of Default (other than an Event of Default relating to certain events of bankruptcy, insolvency or reorganization of the Company) occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the outstanding Notes by notice to the Company may declare the principal of and accrued but unpaid interest on all the Notes to be due and payable. Upon such a declaration, such principal and interest will be due and payable immediately. If an Event of Default relating to certain events of bankruptcy, insolvency or reorganization of the Company occurs, the principal of and interest on all the Notes will become immediately due and payable without any declaration or other act on the part of the Trustee or any Holders. Under certain circumstances, the Holders of a majority in principal amount of the outstanding Notes may rescind any such acceleration with respect to the Notes and its consequences.

         Subject to the provisions of the Indenture relating to the duties of the Trustee, in case an Event of Default occurs and is continuing, the Trustee will be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the Holders unless such Holders have offered to the Trustee reasonable indemnity or security against any loss, liability or expense. Except to enforce the right to receive payment of principal, premium (if any) or interest when due, no Holder may pursue any remedy with respect to the Indenture or the Notes unless (i) such Holder has previously given the Trustee notice that an Event of Default is continuing, (ii) Holders of at least 25% in principal amount





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of the outstanding Notes have requested the Trustee to pursue the remedy, (iii)
such Holders have offered the Trustee reasonable security or indemnity against any loss, liability or expense, (iv) the Trustee has not complied with such request within 60 days after the receipt of the request and the offer of security or indemnity and (v) the Holders of a majority in principal amount of the outstanding Notes have not given the Trustee a direction inconsistent with such request within such 60-day period. Subject to certain restrictions, the Holders of a majority in principal amount of the outstanding Notes are given the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. The Trustee, however, may refuse to follow any direction that conflicts with law or the Indenture or that the Trustee determines is unduly prejudicial to the rights of any other Holder or that would involve the Trustee in personal liability. Prior to taking any action under the Indenture, the Trustee will be entitled to indemnification satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action.

         The Indenture provides that if a Default occurs and is continuing and is known to the Trustee, the Trustee must mail to each Holder notice of the Default within the earlier of 90 days after it occurs or 30 days after it is known to a Trust Officer or written notice of it is received by the Trustee. Except in the case of a Default in the payment of principal of, premium (if any) or interest on any Note, the Trustee may withhold notice if and so long as a committee of its Trust Officers in good faith determines that withholding notice is in the interests of the Noteholders. In addition, the Company is required to deliver to the Trustee, within 120 days after the end of each fiscal year, a certificate indicating whether the signers thereof know of any Default that occurred during the previous year. The Company also is required to deliver to the Trustee, within 30 days after the occurrence thereof, written notice of any event which would constitute certain Defaults, their status and what action the Company is taking or proposes to take in respect thereof.

AMENDMENTS AND WAIVERS

         Subject to certain exceptions, the Indenture may be amended with the consent of the Holders of a majority in principal amount of the Notes then outstanding and any past default or compliance with any provisions may be waived with the consent of the Holders of a majority in principal amount of the Notes then outstanding. However, without the consent of each Holder of an outstanding Note affected, no amendment may, among other things, (i) reduce the amount of Notes whose Holders must consent to an amendment, (ii) reduce the rate of or extend the time for payment of interest on any Note, (iii) reduce the principal of or extend the Stated Maturity of any Note, (iv) reduce the premium payable upon the redemption of any Note or change the time at which any Note may be redeemed as described under "Optional Redemption" above, (v) make any Note payable in money other than that stated in the Note, (vi) make any change to the subordination provisions of the Indenture that adversely affects the rights of any Holder, (vii) impair the right of any Holder to receive payment of principal of and interest on such Holder's Notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such Holder's Notes, (viii) make any change in the amendment provisions which require each Holder's consent or in the waiver provisions or (ix) modify the Subsidiary Guarantees in any manner adverse to the Holders.

         Without the consent of any Holder, the Company and Trustee may amend the Indenture to cure any ambiguity, omission, defect or inconsistency, to provide for the assumption by a successor corporation of the obligations of the Company under the Indenture, to provide for uncertificated Notes in addition to or in place of certificated Notes (provided that the uncertificated Notes are issued in registered form for purposes of Section 163(f) of the Code, or in a manner such that the uncertificated Notes are described in Section 163(f)(2)(B) of the Code), to change the subordination provisions to limit or terminate the benefits to any holder of Senior Indebtedness, to add further Guarantees with respect to the Notes, to secure the Notes, to add to the covenants of the Company for the benefit of the Noteholders or to surrender any right or power conferred upon the Company, to make any change that does not adversely





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affect the rights of any Holder, to provide for the issuance and authorization of Exchange Notes or to comply with any requirement of the SEC in connection with the qualification of the Indenture under the TIA. However, no amendment may be made to the subordination provisions of the Indenture that adversely affects the rights of any holder of Senior Indebtedness of the Company or of a Subsidiary Guarantor then outstanding unless the holders of such Senior Indebtedness (or any group or representative thereof authorized to give a consent) consent to such change.

         The consent of the Noteholders is not necessary under the Indenture to approve the particular form of any proposed amendment. It is sufficient if such consent approves the substance of the proposed amendment.

         After an amendment under the Indenture becomes effective, the Company is required to mail to Noteholders a notice briefly describing such amendment. However, the failure to give such notice to all Noteholders, or any defect therein, will not impair or affect the validity of the amendment.

TRANSFER AND EXCHANGE

         A Noteholder may transfer or exchange Notes in accordance with the Indenture. Upon any transfer or exchange, the registrar and the Trustee may require a Noteholder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Noteholder to pay any taxes required by law or permitted by the Indenture. The Company is not required to transfer or exchange any Note selected for redemption or to transfer or exchange any Note for a period of 15 days prior to a selection of Notes to be redeemed. The Notes will be issued in registered form and the registered holder of a Note will be treated as the owner of such Note for all purposes.

DEFEASANCE

         The Company at any time may terminate all its obligations under the Notes and the Indenture ("legal defeasance"), except for certain obligations, including those respecting the defeasance trust and obligations to register the transfer or exchange of the Notes, to replace mutilated, destroyed, lost or stolen Notes and to maintain a registrar and paying agent in respect of the Notes. The Company at any time may terminate its obligations under the covenants described under "Certain Covenants" and the provisions described under "Change of Control", the operation of the cross acceleration provision, the bankruptcy provisions with respect to Subsidiaries and the judgment default provision described under "Defaults" above and the limitations contained in clauses (iii) and (iv) under "Merger and Consolidation" above ("covenant defeasance"). If the Company exercises its legal defeasance option or its covenant defeasance option, each Subsidiary Guarantor will be released from all of its obligations with respect to its Subsidiary Guarantee.

         The Company may exercise its legal defeasance option notwithstanding its prior exercise of its covenant defeasance option. If the Company exercises its legal defeasance option, payment of the Notes may not be accelerated because of an Event of Default with respect thereto. If the Company exercises its covenant defeasance option, payment of the Notes may not be accelerated because of an Event of Default specified in clause (iv), (vi), (vii) with respect only to Subsidiaries, (viii) or (ix) under "Defaults" above or because of the failure of the Company to comply with clause (iii) under "Merger and Consolidation" above.

         In order to exercise either defeasance option, the Company must irrevocably deposit in trust (the "defeasance trust") with the Trustee money or U.S. Government Obligations for the payment of principal, premium (if any) and interest on the Notes to redemption or maturity, as the case may be, and must comply with certain other conditions, including delivery to the Trustee of an Opinion of Counsel to the effect that holders of the Notes will not recognize income, gain or loss for Federal income tax purposes as a result of such deposit and defeasance and will be subject to Federal income tax on the same amount and in the





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same manner and at the same times as would have been the case if such deposit and defeasance had not occurred (and, in the case of legal defeasance only, such Opinion of Counsel must be based on a ruling of the Internal Revenue Service or other change in applicable Federal income tax law).

CONCERNING THE TRUSTEE


         State Street Bank and Trust Company is the Trustee under the Indenture and has been appointed by the Company as Registrar and Paying Agent with regard to the Notes.


GOVERNING LAW

         The Indenture provides that it and the Notes will be governed by, and construed in accordance with, the laws of the State of New York without giving effect to applicable principles of conflicts of law to the extent that the application of the law of another jurisdiction would be required thereby.

CERTAIN DEFINITIONS

         "Additional Assets" means (i) any property or assets (other than Indebtedness and Capital Stock) to be used by the Company or a Restricted Subsidiary in a Related Business; (ii) the Capital Stock of a Person that becomes a Restricted Subsidiary as a result of the acquisition of such Capital Stock by the Company or another Restricted Subsidiary; or (iii) Capital Stock constituting a minority interest in any Person that at such time is a Restricted Subsidiary; PROVIDED, HOWEVER, that any such Restricted Subsidiary described in clauses (ii) or (iii) above is, or following such acquisition will be, in the good faith judgment of the Company's management, primarily engaged in a Related Business.

         "Affiliate" of any specified Person means any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

         "Applicable Premium" means, with respect to a Note at any Redemption Date, the greater of (i) 1.0% of the principal amount of such Note and (ii) the excess of (A) the present value of all remaining required interest and principal payments due on such Note, computed using a discount rate equal to the Treasury Rate plus 75 basis points, over (B) the then-outstanding principal amount of such Note.

         "Asset Disposition" means any sale, lease, transfer or other disposition of shares of Capital Stock of a Restricted Subsidiary (other than directors' qualifying shares), property or other assets (each referred to for the purposes of this definition as a "disposition") by the Company or any of its Restricted Subsidiaries (including any disposition by means of a merger, consolidation or similar transaction) in one transaction or in a series of related transactions other than (i) a disposition by a Restricted Subsidiary to the Company or by the Company or a Restricted Subsidiary to a Subsidiary, (ii) a disposition of inventory in the ordinary course of business, (iii) dispositions with a fair market value of less than $500,000 in the aggregate in any fiscal year, (iv) for purposes of the provisions described under "--Certain Covenants--Limitation on Sales of Assets and Subsidiary Stock" only, a disposition subject to the covenant described under "--Certain Covenants--Limitation on Restricted Payments" and (v) the disposition of all or substantially all the assets of the Company permitted by the covenant described under "Merger and Consolidation".

         "Asset Swap" means the execution of a definitive agreement, subject only to customary closing conditions that the Company's management in good faith believes will be satisfied, for a substantially





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concurrent purchase and sale, or exchange, of Productive Assets between the
Company or any of its Restricted Subsidiaries and another Person or group of affiliated Persons; PROVIDED, HOWEVER, that any amendment to or waiver of any closing condition that individually or in the aggregate is material to the Asset Swap shall be deemed to be a new Asset Swap.

         "Attributable Debt" in respect of a Sale/Leaseback Transaction means, as at the time of determination, the present value (discounted at the interest rate borne by the Notes, compounded annually) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale/Leaseback Transaction (including any period for which such lease has been extended).

         "Average Life" means, as of the date of determination, with respect to any Indebtedness or Preferred Stock, the quotient obtained by dividing (i) the sum of the products of the numbers of years from the date of determination to the dates of each successive scheduled principal payment of such Indebtedness or redemption or similar payment with respect to such Preferred Stock multiplied by the amount of such payment by (ii) the sum of all such payments.

         "Bank Indebtedness" means any and all amounts payable under or in respect of the Senior Bank Documents and any Indebtedness that is Incurred to refund, refinance, replace, renew, repay or extend (including pursuant to any defeasance or discharge mechanism), in whole or in part, Indebtedness under such Senior Bank Documents including Indebtedness that refinances such Indebtedness, as amended from time to time, including principal, premium (if any), interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Company whether or not a claim for postfiling interest is allowed in such proceedings), fees, charges, expenses, reimbursement obligations, guarantees and all other amounts payable thereunder or in respect thereof (including, without limitation, cash collateralization of letters of credit).

         "Board of Directors" means the Board of Directors of the Company or any committee thereof duly authorized to act on behalf of such Board.

         "Business Day" means a day other than a Saturday, Sunday or other day on which banking institutions in a place of payment, or receipt are authorized or required by law to close.

         "Capital Stock" of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, including any Preferred Stock, but excluding any debt securities convertible into such equity.

         "Capitalized Lease Obligations" means an obligation that is required to be classified and accounted for as a capitalized lease for financial reporting purposes in accordance with GAAP, and the amount of Indebtedness represented by such obligation shall be the capitalized amount of such obligation determined in accordance with GAAP; and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the Lessee without payment of a penalty.

         "Chase" means The Chase Manhattan Bank, a New York banking corporation.

         "Code" means the Internal Revenue Code of 1986, as amended.

         "Consolidated Coverage Ratio" as of any date of determination means the ratio of (i) the aggregate amount of EBITDA for the period of the most recent four consecutive fiscal quarters for which financial statements are then available but ending at least 60 days prior to the date of such determination to
(ii) Consolidated Interest Expense for such four fiscal quarters; PROVIDED, HOWEVER, that (A) if the Company or any Restricted Subsidiary has Incurred any Indebtedness since the beginning of such period that remains





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outstanding on such date of determination or if the transaction giving rise to the need to calculate the Consolidated Coverage Ratio is an Incurrence of Indebtedness, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving effect on a pro forma basis to such Indebtedness as if such Indebtedness had been Incurred on the first day of such period and the discharge of any other Indebtedness repaid, repurchased, defeased or otherwise discharged with the proceeds of such new Indebtedness as if such discharge had occurred on the first day of such period, (B) if since the beginning of such period the Company or any Restricted Subsidiary shall have made any Asset Disposition, the EBITDA for such period shall be reduced by an amount equal to the EBITDA (if positive) directly attributable to the assets that are the subject of such Asset Disposition for such period or increased by an amount equal to the EBITDA (if negative) directly attributable thereto for such period and Consolidated Interest Expense for such period shall be reduced by an amount equal to the Consolidated Interest Expense directly attributable to any Indebtedness of the Company or any Restricted Subsidiary repaid, repurchased, defeased or otherwise discharged with respect to the Company or its continuing Restricted Subsidiaries in connection with such Asset Disposition for such period (or, if the Capital Stock of any Restricted Subsidiary is sold, the Consolidated Interest Expense for such period directly attributable to the Indebtedness of such Restricted Subsidiary to the extent the Company and its continuing Restricted Subsidiaries are no longer liable for such Indebtedness after such sale), (C) if since the beginning of such period the Company or any Restricted Subsidiary (by merger or otherwise) shall have made an Investment in any Restricted Subsidiary (or any Person that becomes a Restricted Subsidiary) or an acquisition of assets, including any acquisition of assets occurring in connection with a transaction causing a calculation to be made under the Indenture, which constitutes all or substantially all of an operating unit of a business (it being understood that a TravelCenter constitutes such an operating unit), EBITDA and Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto (including the Incurrence of any Indebtedness) as if such Investment or acquisition occurred on the first day of such period and (D) if since the beginning of such period any Person (that subsequently became a Restricted Subsidiary or was merged with or into the Company or any Restricted Subsidiary since the beginning of such period) shall have made any Asset Disposition or any Investment or acquisition of assets that would have required an adjustment pursuant to clause (B) or (C) above if made by the Company or a Restricted Subsidiary during such period, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto as if such Asset Disposition, Investment or acquisition of assets occurred on the first day of such period. For purposes of this definition, whenever pro forma effect is to be given to an acquisition of assets, the amount of Consolidated Net Income relating thereto and the amount of Consolidated Interest Expense associated with any Indebtedness Incurred in connection therewith, the pro forma calculations shall be determined in good faith by a responsible financial or accounting Officer of the Company. If any Indebtedness bears a floating or adjustable rate of interest and is being given pro forma effect, the interest expense on such Indebtedness shall be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period (taking into account any Interest Rate Agreement applicable to such Indebtedness if such Interest Rate Agreement has a remaining term as at the date of determination in excess of 12 months).

         "Consolidated Interest Expense" means, for any period, the total consolidated interest expense of the Company and its Restricted Subsidiaries, plus, to the extent Incurred by the Company and its Restricted Subsidiaries in such period but not included in such interest expense, (i) interest expense attributable to Capitalized Lease Obligations and Attributable Debt, (ii) amortization of debt discount, (iii) capitalized interest, (iv) noncash interest expense, (v) commissions, discounts and other fees and charges attributable to letters of credit and bankers' acceptance financing, (vi) net costs associated with Hedging Obligations (including amortization of fees), (vii) Preferred Stock dividends in respect of all Preferred Stock of Subsidiaries and Disqualified Stock of the Company held by Persons other than the Company or a Wholly Owned Subsidiary, (viii) the interest portion of any deferred payment obligation, (ix) interest actually paid on any Indebtedness of any other Person and (x) the cash contributions to any employee stock ownership plan or similar trust to the extent such contributions are used by such plan or trust to pay interest or fees to any Person (other than the Company) in connection with Indebtedness Incurred by such plan or trust,





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but in no event shall Consolidated Interest Expense include the amortization of fees Incurred on or prior to the Issue Date in respect of the Credit Agreement, the Senior Notes or the Notes.

         "Consolidated Net Income" means, for any period, the net income (loss) of the Company and its consolidated Subsidiaries; PROVIDED, HOWEVER, that there shall not be included in such Consolidated Net Income: (i) any net income (loss) of any Person if such Person is not a Restricted Subsidiary, except that (A) subject to the limitations contained in clause (iv) below, the Company's equity in the net income of any such Person for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash actually distributed by such Person during such period to the Company or a Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution to a Restricted Subsidiary, to the limitations contained in clause
(iii) below) and (B) the Company's equity in a net loss of any such Person (other than an Unrestricted Subsidiary) for such period shall be included in determining such Consolidated Net Income; (ii) any net income (loss) of any person acquired by the Company or a Subsidiary in a pooling of interests transaction for any period prior to the date of such acquisition; (iii) any net income (loss) of any Restricted Subsidiary if such Restricted Subsidiary is subject to restrictions, directly or indirectly, on the payment of dividends or the making of distributions by such Restricted Subsidiary, directly or indirectly, to the Company, except that (A) subject to the limitations contained in clause (iv) below, the Company's equity in the net income of any such Restricted Subsidiary for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash that could have been distributed by such Restricted Subsidiary during such period to the Company or another Restricted Subsidiary as a dividend (subject, in the case of a dividend that could have been made to another Restricted Subsidiary, to the limitation contained in this clause) and (B) the Company's equity in a net loss of any such Restricted Subsidiary for such period shall be included in determining such Consolidated Net Income; (iv) any gain or loss realized upon the sale or other disposition of any asset of the Company or its consolidated Subsidiaries (including pursuant to any Sale/Leaseback Transaction) that is not sold or otherwise disposed of in the ordinary course of business and any gain or loss realized upon the sale or other disposition of any Capital Stock of any Person;
(v) any extraordinary gain or loss; and (vi) the cumulative effect of a change in accounting principles. Notwithstanding the foregoing, for the purpose of the covenant described under "Certain Covenants--Limitation on Restricted Payments" only, there shall be excluded from Consolidated Net Income any dividends, repayments of loans or advances or other transfers of assets from Unrestricted Subsidiaries to the Company or a Restricted Subsidiary to the extent such dividends, repayments or transfers increase the amount of Restricted Payments permitted under such covenant pursuant to clause (a)(3)(D) thereof.

         "Consolidation" means the consolidation of the amounts of each of the Restricted Subsidiaries with those of the Company in accordance with GAAP consistently applied; PROVIDED, HOWEVER, that "Consolidation" will not include consolidation of the accounts of any Unrestricted Subsidiary, but the interest of the Company or any Restricted Subsidiary in an Unrestricted Subsidiary will be accounted for as an investment. The term "Consolidated" has a correlative meaning.

         "Credit Agreement" means the credit agreement dated as of March 21, 1997, as amended, waived or otherwise modified from time to time, among the Company, Chase, as administrative agent, and the several lenders party thereto.

         "Currency Agreement" means in respect of a Person any foreign exchange contract, currency swap agreement or other similar agreement as to which such Person is a party or a beneficiary.

         "Designated Consideration" means a purchase money note or other noncash consideration received in connection with the sale by the Company of a TravelCenter (including any related personal or real property) or any portion thereof; provided that the aggregate amount of Designated Consideration that the Company or any Restricted Subsidiary may receive from Asset Dispositions shall not exceed $10.0 million





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in fair market value as determined in good faith by the Board of Directors plus the amount of cash received pursuant to the terms or from the disposition of Designated Consideration.

         "Default" means any event which is, or after notice or passage of time or both would be, an Event of Default.

         "Designated Senior Indebtedness" means (i) the Bank Indebtedness, (ii) the Senior Note Indebtedness and (iii) any other Senior Indebtedness which, at the date of determination, has an aggregate principal amount outstanding of, or under which, at the date of determination, the holders thereof, are committed to lend up to, at least $25.0 million and is specifically designated by the Company in the instrument evidencing or governing such Senior Indebtedness as "Designated Senior Indebtedness" for purposes of the Indenture.

         "Disqualified Stock" means, with respect to any Person, any Capital Stock which by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable or exercisable) or upon the happening of any event (i) matures or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise, (ii) is convertible or exchangeable for Indebtedness or Disqualified Stock or (iii) is redeemable at the option of the holder thereof, in whole or in part, in each case on or prior to the first anniversary of the Stated Maturity of the Notes.

         "Domestic Subsidiary" means any Restricted Subsidiary of the Company other than a Foreign Subsidiary.

         "EBITDA" for any period means the Consolidated Net Income for such period, plus the following to the extent deducted in calculating such Consolidated Net Income: (i) income tax expense, (ii) Consolidated Interest Expense; (iii) any payments made in respect of Attributable Debt in excess of the amount of such payments included in Consolidated Interest Expense; (iv) Transition Expenses not in excess of $7.0 million in any year and $11.0 million in the aggregate; (v) depreciation expense; (vi) amortization expense; and (vii) any other noncash charge, in each case for such period, but excluding any other noncash charge to the extent it represents an accrual or reserve for a cash charge for any future period. Notwithstanding the foregoing, the provision for taxes based on the income or profits of, and the depreciation and amortization of, a Subsidiary of the Company shall be added to Consolidated Net Income to compute EBITDA only to the extent (and in the same proportion) that the net income of such Subsidiary was included in calculating Consolidated Net Income and only if a corresponding amount would be permitted at the date of determination to be dividended to the Company by such Subsidiary without prior approval (that has not been obtained), pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to such Subsidiary or its stockholders.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         "Exchange and Registration Rights Agreement" means the Exchange and Registration Rights Agreement dated as of the Issue Date between the Company and the Initial Purchaser.

         "Foreign Subsidiary" means any Restricted Subsidiary of the Company that is not organized under the laws of the United States of America or any State thereof or the District of Columbia.

         "GAAP" means generally accepted accounting principles in the United States of America as in effect as of the Issue Date, including those set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other





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entity as approved by a significant segment of the accounting profession. All ratios and computations based on GAAP contained in the Indenture shall be computed in conformity with GAAP.

         "Guarantee" means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness of any other Person and any obligation, direct or indirect, contingent or otherwise, of such Person
(i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness of such other Person (whether arising by virtue of partnership arrangements, or by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or (ii) entered into for purposes of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); PROVIDED, HOWEVER, that the term "Guarantee" shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

         "Hedging Obligations" of any Person means the obligations of such Person pursuant to any Interest Rate Agreement or Currency Agreement.

         "Holder" or "Noteholder" means the Person in whose name a Note is registered on the Registrar's books.

         "Incur" means issue, assume, Guarantee, incur or otherwise become liable for; PROVIDED, HOWEVER, that any Indebtedness or Capital Stock of a Person existing at the time such person becomes a Subsidiary (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be Incurred by such Person at the time it becomes a Subsidiary. With respect to Indebtedness to be borrowed under a binding commitment previously entered into that provides for the Company to Incur Indebtedness on a revolving basis, the Company shall be deemed to have Incurred the greater of (a) the Indebtedness actually Incurred or
(b) all or a portion of the amount of such commitment, if the Company shall have so designated such amount of Indebtedness to be Incurred in an Officers' Certificate delivered to the Trustee. If such an Officers' Certificate is so delivered and the amount specified therein is then permitted to be Incurred pursuant to the covenant described under "--Certain Covenants--Limitation on Indebtedness", any subsequent Incurrence of Indebtedness pursuant to such commitment, as in existence on the date of such Officers' Certificate, shall be permitted pursuant to the covenant described under "--Certain Covenants--Limitation on Indebtedness". A change in GAAP that results in an obligation of such Person that exists at such time becoming Indebtedness shall not be deemed an Incurrence of such Indebtedness.

         "Indebtedness" means, with respect to any Person on any date of determination (without duplication), (i) the principal of and premium (if any) in respect of indebtedness of such Person for borrowed money; (ii) the principal of and premium (if any) in respect of obligations of such Person evidenced by bonds, debentures, notes or other similar instruments; (iii) all obligations of such Person in respect of letters of credit or other similar instruments (including reimbursement obligations with respect thereto); (iv) all obligations of such Person to pay the deferred and unpaid purchase price of property or services (except Trade Payables), which purchase price is due more than six months after the date of placing such property in service or taking delivery and title thereto or the completion of such services; (v) all Capitalized Lease Obligations and all Attributable Debt of such Person; (vi) the amount of all obligations of such Person with respect to the redemption, repayment or other repurchase of any Disqualified Stock or, with respect to any Subsidiary of the Company, any Preferred Stock (but excluding, in each case, any accrued dividends); (vii) all Indebtedness of other Persons secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person; PROVIDED, HOWEVER, that the amount of Indebtedness of such Person shall be the lesser of (A) the fair market value of such asset at such date of determination and (B) the amount of such Indebtedness of such other Persons;
(viii) all Indebtedness of other Persons to the extent Guaranteed by such Person; and (ix) to the extent not otherwise included in this definition, Hedging Obligations of such Person. Notwithstanding the foregoing, Indebtedness shall not include any liability for





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Federal, state, local or other taxes owed or owing by the Company to any governmental entity or obligations arising from agreements of the Company or any Restricted Subsidiary providing for indemnification, adjustment of purchase price, earn out or other obligations, in each case, incurred or assumed in connection with the disposition of any business, assets or Restricted Subsidiary, other than Guarantees of Indebtedness incurred by any Person acquiring all or a portion of such business, assets or Restricted Subsidiary.

         "Initial Purchaser" means Chase Securities Inc.

         "Interest Rate Agreement" means with respect to any Person any interest rate protection agreement, interest rate future agreement, interest rate option agreement, interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedge agreement or other similar agreement or arrangement as to which such Person is party or a beneficiary.

         "Investment" in any Person means any direct or indirect advance, loan (other than advances to customers in the ordinary course of business that are recorded as accounts receivable on the balance sheet of such Person) or other extension of credit (including by way of Guarantee or similar arrangement) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition of Capital Stock, Indebtedness or other similar instruments issued by such Person. For purposes of the definition of "Unrestricted Subsidiary" and the covenant described under "Certain Covenants--Limitation on Restricted Payments," (i) "Investment" shall include the portion (proportionate to the Company's equity interest in such Subsidiary) of the fair market value of the net assets of any Subsidiary of the Company at the time that such Subsidiary is designated an Unrestricted Subsidiary; PROVIDED, HOWEVER, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, the Company shall be deemed to continue to have a permanent "Investment" in an Unrestricted Subsidiary in an amount (if positive) equal to
(x) the Company's "Investment" in such Subsidiary at the time of such redesignation less (y) the portion (proportionate to the Company's equity interest in such Subsidiary) of the fair market value of the net assets of such Subsidiary at the time of such redesignation; and (ii) any property transferred to or from an Unrestricted Subsidiary shall be valued at its fair market value at the time of such transfer, in each case as determined in good faith by the Board of Directors.

         "Issue Date" means the date on which the Notes are originally issued.

         "Lessee Operator" means a Person who operates a TravelCenter pursuant to a lease agreement and a franchise agreement, in each case with the Company or a Restricted Subsidiary, with respect to such TravelCenter.

         "Lien" means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any conditional sale or other title retention agreement or lease in the nature thereof).

         "Net Available Cash" from an Asset Disposition means cash payments received (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise (other than amounts constituting interest thereon), but only as and when received, but excluding any other consideration received in the form of assumption by the acquiring person of Indebtedness or other obligations relating to the properties or assets that are the subject of such Asset Disposition or received in any other noncash form) therefrom, in each case net of (i) all legal, title and recording tax expenses, commissions and other fees and expenses incurred, and all Federal, state, provincial, foreign and local taxes required to be paid or accrued as a liability under GAAP, as a consequence of such Asset Disposition,
(ii) all payments made on any Indebtedness which is secured by any assets subject to such Asset Disposition, in accordance with the terms of any Lien upon such assets, or which must by its terms, or in order to obtain a necessary consent to such Asset Disposition, or by





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applicable law be repaid out of the proceeds from such Asset Disposition, (iii)
all distributions and other payments required to be made to minority interest holders in Subsidiaries or joint ventures as a result of such Asset Disposition and (iv) appropriate amounts to be provided by the seller as a reserve, in accordance with GAAP, against any liabilities associated with the assets disposed of in such Asset Disposition and retained by the Company or any Restricted Subsidiary after such Asset Disposition (including without limitation amounts reserved for the cost of any indemnification payments (fixed or contingent) attributable to the seller's indemnities to the purchaser in respect of such Asset Disposition).

         "Net Cash Proceeds", with respect to any issuance or sale of Capital Stock, means the cash proceeds of such issuance or sale net of attorneys' fees, accountants' fees, underwriters' or placement agents' fees, discounts or commissions and brokerage, consultant and other fees actually incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof.

        "Officer" means the Chairman of the Board, the Chief Executive Officer, the Chief Financial Officer, the President, any Vice President, the Treasurer, the Secretary, any Assistant Treasurer or Assistant Secretary of the Company.

         "Officers' Certificate" means a certificate signed by two Officers.

         "Opinion of Counsel" means a written opinion from legal counsel who is reasonably acceptable to the Trustee. The counsel may be an employee of or counsel to the Company or the Trustee.

         "Permitted Holders" means: (i) U.S. Trust; (ii) Clipper Capital Associates, L.P., UBS Capital Corporation, First Plaza Group Trust, Olympus Private Placement Fund, L.P., The Travelers Indemnity Company, Barclays U.S.A., Inc., Credit Suisse Group, Phoenix Insurance Company and their respective Affiliates; and (iii) any Person acting in the capacity of an underwriter in connection with a public or private offering of the Company's Capital Stock.

         "Permitted Investment" means an Investment by the Company or any Restricted Subsidiary in (i) a Restricted Subsidiary or a Person that will, upon the making of such Investment, become a Restricted Subsidiary; PROVIDED, HOWEVER, that the primary business of such Restricted Subsidiary is a Related Business; (ii) another Person if as a result of such Investment such other Person is merged or consolidated with or into, or transfers or conveys all or substantially all its assets to, the Company or a Restricted Subsidiary; PROVIDED, HOWEVER, that such Person's primary business is a Related Business;
(iii) Temporary Cash Investments; (iv) receivables owing to the Company or any Restricted Subsidiary, if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; PROVIDED, HOWEVER, that such trade terms may include such concessionary trade terms as the Company or any such Restricted Subsidiary deems reasonable under the circumstances; (v) payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business;
(vi) loans or advances to employees of the Company or such Restricted Subsidiary and not exceeding $1.0 million in the aggregate outstanding at any one time;
(vii) stock, obligations or securities received in settlement of debts (including payment obligations of customers) created in the ordinary course of business and owing to the Company or any Restricted Subsidiary or in satisfaction of judgments; (viii) loans to employees for the purchase of Capital Stock or the payment of the exercise price of options to purchase Capital Stock of the Company or loans to satisfy Federal or state income tax withholding requirements relating to the issuance of Capital Stock of the Company pursuant to the Company's employee stock plans, in an aggregate amount with respect to all loans described in this clause (viii) not to exceed $2.0 million outstanding at any one time; (ix) a Person to the extent such Investment represents the noncash consideration otherwise permitted to be received by the Company or its Restricted Subsidiaries in connection with an Asset Disposition; (x) prepayments and other credits to suppliers made in the ordinary course of business consistent with the past practices of the Company and its Restricted Subsidiaries; (xi)





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payments to customers in consideration for such customers' agreements with the
Company to purchase goods and inventory made in the ordinary course of business consistent with past practices of the Company and its Restricted Subsidiaries; and (xii) performance bonds or similar Investments in connection with pledges, deposits or payments made or given in the ordinary course of business in connection with or to secure statutory, regulatory or similar obligations, including obligations under health, safety or environmental regulations.

         "Person" means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

         "Preferred Stock", as applied to the Capital Stock of any corporation, means Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such corporation, over shares of Capital Stock of any other class of such corporation.

         "principal" of a Note means the principal of the Note plus the premium, if any, payable on the Note which is due or overdue or is to become due at the relevant time.

         "Productive Assets" means assets of a kind used or usable by the Company and its Restricted Subsidiaries in the Company's business or any Related Business.

         "Public Equity Offering" means an underwritten primary public offering of common stock of the Company pursuant to an effective registration statement under the Securities Act (or the equivalent if the current registration system of the Securities Act is changed).

         "Refinancing Indebtedness" means Indebtedness that refunds, refinances, renews, replaces or extends any Indebtedness permitted to be Incurred by the Company or any Restricted Subsidiary pursuant to the terms of the Indenture, whether involving the same or any other lender or creditor or group of lenders or creditors, but only to the extent that (i) the Refinancing Indebtedness is subordinated to the Notes to at least the same extent as the Indebtedness being refunded, refinanced or extended, if at all, (ii) the Refinancing Indebtedness is scheduled to mature either (a) no earlier than the Indebtedness being refunded, refinanced or extended or (b) at least 91 days after the maturity date of the Notes, (iii) the Refinancing Indebtedness has a weighted average life to maturity at the time such Refinancing Indebtedness is Incurred that is equal to or greater than the weighted average life to maturity of the Indebtedness being refunded, refinanced or extended, (iv) such Refinancing Indebtedness is in an aggregate principal amount that is less than or equal to the sum of (a) the aggregate principal or accreted amount (in the case of any Indebtedness issued with original issue discount, as such) then outstanding under the Indebtedness being refunded, refinanced or extended, (b) the amount of accrued and unpaid interest, if any, and premiums owed, if any, not in excess of preexisting prepayment provisions on such Indebtedness being refunded, refinanced or extended and (c) the amount of customary fees, expenses and costs related to the incurrence of such Refinancing Indebtedness and (v) such Refinancing Indebtedness is Incurred by the same Person (or its successor) that initially Incurred the Indebtedness being refunded, refinanced or extended, except that the Company may Incur Refinancing Indebtedness to refund, refinance or extend Indebtedness of any Restricted Subsidiary of the Company.

         "Related Business" means any business in which the Company engages on the Issue Date and any business related, ancillary or complementary (in the good faith judgment of the Board of Directors) to any of the businesses of the Company or any of its Restricted Subsidiaries on the Issue Date.

         "Representative" means the trustee, agent or representative (if any) for an issue of Senior Indebtedness. In the case of the Bank Indebtedness and Senior Note Indebtedness, the term





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"Representative" includes any Person designated to act in such capacity pursuant to the procedures set forth in the intercreditor agreement dated as of the Issue Date, among the Company, Chase, as collateral agent, the lenders party to the Credit Agreement and the holders of Senior Note Indebtedness. In the case of other Senior Indebtedness that does not by its terms designate a representative, the term "Representative" means any Person designated to act in such capacity by the holders of a majority in principal amount of such Indebtedness.

         "Restricted Subsidiary" means any Subsidiary of the Company other than an Unrestricted Subsidiary.

         "Sale/Leaseback Transaction" means an arrangement relating to property whether owned as of the Issue Date or thereafter acquired, whereby the Company or a Restricted Subsidiary transfers such property to a Person and the Company or a Restricted Subsidiary leases it from such Person, other than leases between the Company and a Restricted Subsidiary or between Restricted Subsidiaries.

         "SEC" means the Securities and Exchange Commission.

         "Secured Indebtedness" means any Indebtedness of the Company secured by a Lien.

         "Senior Bank Documents" means the collective reference to the Credit Agreement, any notes issued pursuant thereto and the Guarantee thereof, and the Security Agreement, the Mortgages and the Pledge Agreement (each as defined in the Credit Agreement).

         "Senior Credit Documents" means the collective reference to the Senior Bank Documents and the Senior Note Documents.

         "Senior Note Agreement" means each of the Senior Secured Note Exchange Agreements, dated as of the Issue Date, as amended, waived or otherwise modified from time to time, between the Company and the several purchasers party thereto.

         "Senior Note Documents" means the collective reference to the Senior Note Agreement, the Senior Notes issued pursuant thereto and the Guarantees thereof, and the Security Agreement, the Mortgages and the Pledge Agreement (each as defined in the Senior Note Agreement).

         "Senior Note Indebtedness" means any and all amounts payable under and in respect of the Senior Note Documents and any Indebtedness that is incurred to refund, refinance, replace, renew, repay or extend (including pursuant to any defeasance or discharge mechanism) Indebtedness under such Senior Note Documents including Indebtedness that refinances such Indebtedness, as amended from time to time, including principal, premium (if any), interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Company whether or not a claim for postfiling interest is allowed in such proceedings), fees, charges, expenses, reimbursement obligations, Guarantees and all other amounts payable thereunder or in respect thereof (including, without limitation, cash collateralization of letters of credit).

         "Senior Notes" means the fixed rate and floating rate Senior Secured Notes of the Company due 2002 and 2005, respectively, issued pursuant to the Senior Note Agreement in exchange for certain other Indebtedness of Subsidiaries.

         "Senior Subordinated Indebtedness" means the Notes and any other Indebtedness of the Company that specifically provides that such Indebtedness is to rank PARI PASSU with the Notes and is not subordinated by its terms to any Indebtedness or other obligation of the Company which is not Senior Indebtedness.





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         "Significant Subsidiary" means any Restricted Subsidiary that would be a "Significant Subsidiary" of the Company within the meaning of Rule 1-02 under Regulation S-X promulgated by the SEC.

         "Stated Maturity" means, with respect to any security, the date specified in such security as the fixed date on which the payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the holder thereof upon the happening of any contingency beyond the control of the issuer unless such contingency has occurred).

         "Subordinated Obligation" means any Indebtedness of the Company (whether outstanding on the Issue Date or thereafter Incurred) that by its terms is subordinate or junior in right of payment to the Notes pursuant to a written agreement.

         "Subsidiaries" means subsidiaries of the Company, whether now existing or hereafter organized or acquired.

         "Subsidiary" of any Person means any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of Capital Stock or other interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by (i) such Person or (ii) one or more Subsidiaries of such Person.

         "Subsidiary Guarantee" means the Guarantee of the Notes by TA and National and any Guarantee of the Notes that may from time to time be executed and delivered by a Subsidiary pursuant to the terms of the Indenture. Each such future Subsidiary Guarantee will be substantially in the form prescribed in the Indenture.

         "Subsidiary Guarantors" means TA Operating Corporation, a Delaware corporation, and National Auto/Truckstops, Inc., a Delaware corporation, and each Subsidiary acquired or organized after the Issue Date that becomes a Subsidiary Guarantor in accordance with the terms of the Indenture.

         "Temporary Cash Investments" means any of the following: (i) any investment in direct obligations of the United States of America or any agency thereof or obligations Guaranteed by the United States of America or any agency thereof or in the shares of a money market mutual fund registered under the Investment Company Act of 1940, the principal of which is invested only in such obligations, (ii) investments in time deposit accounts, certificates of deposit and money market deposits maturing within 365 days of the date of acquisition thereof issued by a bank or trust company which is organized under the laws of the United States of America, any state thereof or any foreign country recognized by the United States of America having capital, surplus and undivided profits aggregating in excess of $250,000,000 (or the foreign currency equivalent thereof) and whose long-term debt is rated "A" (or such similar equivalent rating) or higher by at least one nationally recognized statistical rating organization (as defined in Rule 436 under the Securities Act), (iii) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clause (i) above entered into with a bank meeting the qualifications described in clause (ii) above, (iv) investments in commercial paper, maturing not more than 90 days after the date of acquisition, issued by a corporation (other than an Affiliate of the Company) organized and in existence under the laws of the United States of America or any foreign country recognized by the United States of America with a rating at the time as of which any investment therein is made of "P-1" (or higher) according to Moody's Investors Service, Inc. or "A-1" (or higher) according to Standard and Poor's Ratings Service, currently a division of The McGraw-Hill Companies, Inc. ("S&P"), and (v) investments in securities with maturities of 365 days or fewer from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States of America, or by any





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political subdivision or taxing authority thereof, and rated at least "A" by S&P or "A" by Moody's Investors Service, Inc.

         "TIA" means the Trust Indenture Act of 1939 (15 U.S.C. ss.ss. 77aaa-77bbbb) as in effect on the date of the Indenture.

         "Trade Payables" means, with respect to any Person, any accounts payable or any indebtedness or monetary obligation to trade creditors created, assumed or Guaranteed by such Person arising in the ordinary course of business in connection with the acquisition of goods or services.

         "Transition Expenses" means to the extent deducted in determining Consolidated Net Income, transition costs in connection with effecting the Company's conversion of owned or franchised TravelCenters from the National network to the TA network, disposition of TravelCenters or termination of lease or franchise agreements and consolidation of the management and operation of its Subsidiaries' two TravelCenter networks into a single network, including but not limited to any severance or relocation expenses related thereto.

         "TravelCenter" means a facility owned, operated or franchised by the Company or a Restricted Subsidiary that provides fuel and nonfuel products, services and amenities primarily to the trucking industry.

         "Trustee" means the party named as such in the Indenture until a successor replaces it and, thereafter, means the successor.

         "Trust Officer" means any officer in the corporate trust administration department of the Trustee or any other officer of the Trustee assigned by the Trustee to administer its corporate trust matters.

         "U.S. Trust" means United States Trust Company of New York, as trustee under the voting trust agreement dated as of April 14, 1993, as amended as of March 6, 1997, among the Company, the United States Trust Company of New York and certain beneficial holders of common stock of the Company, and as the same may be further amended without allowing any beneficial owners thereunder other than current or future Lessee Operators, franchisees of the Company or their permitted transferees (as defined in such voting trust agreement).

         "Unrestricted Subsidiary" means (i) any Subsidiary of the Company that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors in the manner provided below and (ii) any Subsidiary of an Unrestricted Subsidiary. The Board of Directors may designate any Subsidiary of the Company (including any newly acquired or newly formed Subsidiary of the Company) to be an Unrestricted Subsidiary unless such Subsidiary or any of its Subsidiaries owns any Capital Stock or Indebtedness of, or owns or holds any Lien on any property of, the Company or any other Restricted Subsidiary of the Company; PROVIDED, HOWEVER, that either (A) the Subsidiary to be so designated has total consolidated assets of $10,000 or less or (B) if such Subsidiary has consolidated assets greater than $10,000, then such designation would be permitted under the covenant entitled "Limitation on Restricted Payments." The Board of Directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; PROVIDED, HOWEVER, that immediately after giving effect to such designation (x) the Company could Incur $1.00 of additional Indebtedness under paragraph (a) of the covenant described under "Limitation on Indebtedness" and
(y) no Default shall have occurred and be continuing. Any such designation shall be evidenced to the Trustee by promptly filing with the Trustee a copy of the resolution of the Board of Directors giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing provisions.






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         "U.S. Government Obligations" means direct obligations (or certificates representing an ownership interest in such obligations) of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America is pledged and which are not callable or redeemable at the issuer's option.

         "Voting Stock" of a corporation means all classes of Capital Stock of such corporation then outstanding and normally entitled to vote in the election of directors.

         "Wholly Owned Subsidiary" means a Restricted Subsidiary of the Company all the Capital Stock of which (other than directors' qualifying shares) is owned by the Company or another Wholly Owned Subsidiary.






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                          BOOK-ENTRY; DELIVERY AND FORM

         Except as set forth below, the New Notes will initially be issued in the form of one or more registered New Notes in global form without coupons (each a "Global Note"). Each Global Note will be deposited on the date of the closing of the exchange of the New Notes for Existing Notes (the "Exchange Offer Closing Date") with, or on behalf of, DTC and registered in the name of Cede & Co., as nominee of DTC, or will remain in the custody of the Trustee pursuant to the FAST Balance Certificate Agreement between DTC and the Trustee.

         DTC has advised the Company that it is (i) a limited purpose trust company organized under the laws of the State of New York, (ii) a member of the Federal Reserve system, (iii) a "clearing corporation" within the meaning of the Uniform Commercial Code, as amended, and (iv) a "Clearing Agency" registered pursuant to Section 17A of the Exchange Act. DTC was created to hold securities for its participants (collectively, the "Participants") and facilitates the clearance and settlement of securities transactions between Participants through electronic book-entry changes to the accounts of its Participants, thereby eliminating the need for physical transfer and delivery of certificates. DTC's Participants include securities brokers and dealers (including the Initial Purchaser), banks and trust companies, clearing corporations and certain other organizations. Access to DTC's system is also available to other entities such as banks, brokers, dealers and trust companies (collectively, the "Indirect Participants") that clear through or maintain a custodial relationship with a Participant, either directly or indirectly. Holders who are not Participants may beneficially own securities held by or on behalf of the Depository only through Participants or Indirect Participants.

         The Company expects that pursuant to procedures established by DTC (i) upon deposit of the Global Notes, DTC will credit the accounts of Participants with an interest in the Global Note and (ii) ownership of the New Notes will be shown on, and the transfer of ownership thereof will be effected only through, records maintained by DTC (with respect to the interest of Participants), the Participants and the Indirect Participants. The laws of some states require that certain persons take physical delivery in definitive form of securities that they own and that security interests in negotiable instruments can only be perfected by delivery of certificates representing the instruments. Consequently, the ability to transfer New Notes or to pledge the New Notes as collateral will be limited to such extent.

         So long as DTC or its nominee is the registered owner of a Global Note, DTC or such nominee, as the case may be, will be considered the sole owner or holder of the New Notes represented by the Global Note for all purposes under the Indenture. Except as provided below, owners of beneficial interests in a Global Note will not be entitled to have New Notes represented by such Global Note registered in their names, will not receive or be entitled to receive physical delivery of certificated securities (the "Certificated Securities"), and will not be considered the owners or Holders thereof under the Indenture for any purpose, including with respect to the giving of any directions, instruction or approval to the Trustee thereunder. As a result, the ability of a person having a beneficial interest in New Notes represented by a Global Note to pledge or transfer such interest to persons or entities that do not participate in DTC's system or to otherwise take action with respect to such interest, may be affected by the lack of a physical certificate evidencing such interest.

         Accordingly, each holder owning a beneficial interest in a Global Note must rely on the procedures of DTC and, if such holder is not a Participant or an Indirect Participant, on the procedures of the Participant through which such holder owns its interest, to exercise any rights of a holder of Notes under the Indenture or such Global Note. The Company understands that under existing industry practice, in the event the Company requests any action of holders of Notes or a holder that is an owner of a beneficial interest in a Global Note desires to take any action that DTC, as the holder of such Global Note, is entitled to take, DTC would authorize the Participants to take such action and the Participant would authorize holders owning through such Participants to take such action or would otherwise act upon the instruction





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of such holders. Neither the Company nor the Trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of Notes by DTC, or for maintaining, supervising or reviewing any records of DTC relating to such Notes.

         Payments with respect to the principal of, premium, if any, and interest on, any New Notes represented by a Global Note registered in the name of DTC or its nominee on the applicable record date will be payable by the Trustee to or at the direction of DTC or its nominee in its capacity as the registered holder of the Global Note representing such New Notes under the Indenture. Under the terms of the Indenture, the Company and the Trustee may treat the persons in whose names the New Notes, including the Global Notes, are registered as the owners thereof for the purpose of receiving such payment and for any and all other purposes whatsoever. Consequently, neither the Issuer nor the Trustee has or will have any responsibility or liability for the payment of such amounts to beneficial owners of interest in the Global Note (including principal, premium, if any, and interest), or to immediately credit the accounts of the relevant Participants with such payment, in amounts proportionate to their respective holdings in principal amount of beneficial interest in the Global Note as shown on the records of DTC. Payments by the Participants and the Indirect Participants to the beneficial owners of interests in the Global Note will be governed by standing instructions and customary practice and will be the responsibility of the Participants or the Indirect Participants and DTC.

CERTIFICATED SECURITIES

         If (i) the Company notifies the Trustee in writing that DTC is no longer willing or able to act as a depositary or DTC ceases to be registered as a clearing agency under the Exchange Act and the Company is unable to locate a qualified successor within 90 days, (ii) the Issuer, at its option, notifies the Trustee in writing that it elects to cause the issuance of New Notes in definitive form under the Indenture or (iii) upon the occurrence of certain other events, then, upon surrender by DTC of its Global Notes, Certificated Securities will be issued to each person that DTC identifies as the beneficial owner of the New Notes represented by the Global Notes. Upon any such issuance, the Trustee is required to register such Certificated Securities in the name of such person or persons (or the nominee of any thereof), and cease the same to be delivered thereto.

         Neither the Company nor the Trustee shall be liable for any delay by DTC or any Participant or Indirect Participant in identifying the beneficial owners of the related New Notes and each such person may conclusively rely on, and shall be protected in relying on, instructions from DTC for all purposes (including with respect to the registration and delivery, and the respective principal amounts, of the New Notes to be issued).







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                          DESCRIPTION OF EXISTING NOTES

         On March 27, 1997, the Company issued and sold $125.0 million aggregate principal amount of the Existing Notes. The form and terms of the Existing Notes are the same as the form and terms of the New Notes except that the Existing Notes are not registered under the Securities Act and bear legends restricting the transfer thereof. See "Description of New Notes."

         In connection with the issuance of the Existing Notes, the Company, the Subsidiary Guarantors and the Initial Purchasers entered into the Registration Rights Agreement to provide for the Exchange Offer. The Registration Rights Agreement also obligates the Company and each of the Subsidiary Guarantors under certain circumstances to file with the Commission a Shelf Registration Statement. The Registration Rights Agreement further provides that if the Company or the Subsidiary Guarantors fail to complete the Exchange Offer or have a Shelf Registration Statement become effective under the Securities Act, within and for certain specified time periods, the Company and each of the Subsidiary Guarantors would become obligated to pay to the holders of affected Existing Notes liquidated damages in an amount equal to $0.192 per week per $1,000 principal amount of the affected Existing Notes. Except as described under "Plan of Distribution," completion of the Exchange Offer with respect to tendered Existing Notes on or before September 8, 1997 will satisfy the Company's and the Subsidiary Guarantors' obligations under the Registration Rights Agreement with respect to the Exchange Offer. Following completion of the Exchange Offer, the Company and each of the Subsidiary Guarantors will be obligated to file and cause to become effective under the Securities Act a Shelf Registration Statement only if (i) any holder of Existing Notes is not permitted by applicable law to participate in the Exchange Offer or (ii) a participant in the Exchange Offer does not receive a freely tradable New Note in exchange for such Holder's Existing Note.






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                    CERTAIN UNITED STATES TAX CONSIDERATIONS


         The following discussion is the opinion of Paul, Weiss, Rifkind, Wharton & Garrison, counsel to the Company, with respect to certain of the anticipated United States federal income tax consequences of an exchange of Existing Notes for New Notes and of the purchase, ownership, and disposition of the New Notes, and is based upon the provisions of the Internal Revenue Code of 1986, as amended (the "Code"), the final, temporary, and proposed regulations promulgated thereunder, and administrative rulings and judicial decisions now in effect, all of which are subject to change (possibly with retroactive effect) or different interpretations. This summary does not purport to deal with all aspects of federal income taxation that may be relevant to a particular investor, nor any tax consequences arising under the laws of any state, locality, or foreign jurisdiction, and it is not intended to be applicable to all categories of investors, some of which, such as dealers in securities, banks, insurance companies, tax-exempt organizations, foreign persons, persons that hold New Notes as part of a straddle or conversion transaction, or holders subject to the alternative minimum tax, may be subject to special rules. In addition, the summary is limited to persons that will hold the New Notes as "capital assets" (generally, property held for investment) within the meaning of
Section 1221 of the Code. ALL INVESTORS ARE ADVISED TO CONSULT THEIR OWN TAX ADVISORS REGARDING THE FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES OF THE EXCHANGE AND THE OWNERSHIP AND DISPOSITION OF NEW NOTES.


TAXATION OF HOLDERS ON EXCHANGE

         Although the matter is not free from doubt, an exchange of Existing Notes for New Notes should not be a taxable event to holders of Existing Notes and holders should not recognize any taxable gain or loss as a result of such an exchange. Accordingly, a holder would have the same adjusted basis and holding period in the New Notes as it had in the Existing Notes immediately before the exchange. Further, the tax consequences of ownership and disposition of any New Notes should be the same as the tax consequences of ownership and disposition of Existing Notes.

MARKET DISCOUNT

         If a holder purchases a Note for an amount that is less than its principal amount, the amount of the difference will be treated as "market discount" for federal income tax purposes, unless such difference is less than a specified de minimis amount. Under the market discount rules, a holder will be required to treat any principal payment on, or any gain on the sale, exchange, retirement or other disposition of, a Note as ordinary income to the extent of the market discount which has not previously been included in income and is treated as having accrued on such a Note at the time of such payment or disposition. In addition, the holder may be required to defer, until the maturity of the Note or its earlier disposition in a taxable transaction, the deduction of all or a portion of the interest expense on any indebtedness incurred or continued to purchase or carry such Note.

         Any market discount will be considered to accrue ratably during the period from the date of acquisition to the maturity date of the Note, unless the holder elects to accrue on a constant interest method. A holder of a Note may elect to include market discount in income currently as it accrues (on either a ratable or constant interest method), in which case the rule described above regarding deferral of interest deductions will not apply. This election to include market discount in income currently, once made, applies to all market discount obligations acquired on or after the first taxable year to which the election applies and may not be revoked without the consent of the Internal Revenue Service (the "IRS").

AMORTIZABLE BOND PREMIUM

         A holder that purchases a Note for an amount in excess of the sum of its principal amount will be considered to have purchased the Note at a "premium." A holder generally may elect to amortize the premium over the remaining term of the Note on a constant yield method. The amount amortized in any year will be treated as a reduction of the holder's interest income from the Note. Bond premium on a Note held by a holder that does not make such an election will decrease the gain or increase the loss otherwise recognized on disposition of the Note. The election to amortize premium on a constant yield method once made applies to all debt obligations held or subsequently acquired by the electing holder on or after the first day of the first taxable year to which the election applies and may not be revoked without the consent of the IRS.

SALE, EXCHANGE AND RETIREMENT OF NOTES

         A holder's tax basis in a Note will, in general, be the holder's cost therefor, increased by market discount previously included in income by the holder and reduced by any amortized premium. Upon the sale, exchange or retirement of a Note, a holder will recognize gain or loss equal to the difference between the amount realized upon the sale, exchange or retirement (less any accrued interest, which will be taxable as such) and the adjusted tax basis of the Note. Except as described above with respect to market discount, such gain or loss will be capital gain or loss and will be long-term capital gain or loss if at the time of sale, exchange or retirement the Note has been held for more than one year. Under current law, long-term capital gains of individuals are, under certain circumstances, taxed at lower rates than items of ordinary income. The deductibility of capital losses is subject to limitations.

BACKUP WITHHOLDING

         In general, information reporting requirements will apply to certain payments of principal, interest and premium paid on Notes and to the proceeds of sale of a Note made to holders other than certain exempt recipients (such as corporations). A 31% backup withholding tax will apply to such payments if the holder fails to provide a taxpayer identification number or certification of foreign or other exempt status or fails to report in full dividend and interest income.

         Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against such holder's U.S. federal income tax liability provided the required information is furnished to the IRS.

         THE FOREGOING SUMMARY OF THE PRINCIPAL FEDERAL INCOME TAX CONSEQUENCES TO HOLDERS DOES NOT DISCUSS ALL ASPECTS OF FEDERAL INCOME TAXATION THAT MAY BE RELEVANT TO A PARTICULAR HOLDER OF NOTES IN LIGHT OF HIS PARTICULAR CIRCUMSTANCES AND INCOME TAX SITUATION. EACH HOLDER OF NOTES SHOULD CONSULT SUCH HOLDER'S TAX ADVISOR AS TO THE SPECIFIC TAX CONSEQUENCES TO SUCH HOLDER OF THE OWNERSHIP AND DISPOSITION OF THE NOTES, INCLUDING THE APPLICATION AND EFFECT OF STATE, LOCAL, FOREIGN AND OTHER TAX LAWS, OR SUBSEQUENT VERSIONS THEREOF.

                              ERISA CONSIDERATIONS

         Sections 406 and 407 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and Section 4975 of the Code prohibit certain employee benefit plans, individual retirement accounts, individual retirement annuities, and employee annuity plans ("Plans") from engaging in certain transactions with persons who, with respect to such Plan, are "parties in interest" under ERISA or "disqualified persons" under the Code. A violation of these "prohibited transaction" rules may generate excise taxes under the Code and other liabilities under ERISA for such persons. Possible violations of the prohibited transaction rules could occur if the Notes are purchased with the assets of any Plan if the Company or any of its affiliates is a party in interest or disqualified person with respect to such Plan, unless such acquisition is subject to a statutory or administrative exemption.

         The foregoing discussion is general in nature and is not intended to be all-inclusive. Any fiduciary of a Plan considering the purchase of the Notes should consult its legal advisors regarding the consequences of such purchases under ERISA and the Code. If the Plan is not subject to ERISA, the fiduciary should consult its legal advisors regarding the consequences of any state law or Code considerations.

                              PLAN OF DISTRIBUTION

         Each broker-dealer that receives New Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such New Notes. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of New Notes received in exchange for Existing Notes where such Existing Notes were acquired as a result of market-making activities or other trading activities. The Company has agreed that, for a period of 180 days after the Expiration Date, it will make this Prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale. In addition, until
               , 1997, all dealers effecting transactions in the New Notes may be required to deliver a prospectus.

         The Company will not receive any proceeds from any sale of New Notes by broker-dealers. New Notes received by broker-dealers for their own account pursuant to the Exchange Offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the New Notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer or the purchasers of any such New Notes. Any broker-dealer that resells New Notes that were received by it for its own account pursuant to the Exchange Offer and any broker or dealer that participates in a distribution of such New Notes may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit on any such resale of New Notes and any commission or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The Letter of Transmittal states that, by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

         For a period of 180 days after the close of the Exchange Offer the Company will promptly send additional copies of this Prospectus and any amendment or supplement to this Prospectus to any broker-dealer that requests such documents in the Letter of Transmittal. The Company has agreed to pay all expenses incident to the Exchange Offer (including the expenses of one counsel for the holders of the Existing Notes) other than commissions or concessions of any brokers or dealers and will indemnify the holders of the Existing Notes (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.

                                  LEGAL MATTERS


         The validity of the Notes offered hereby and certain federal income tax matters will be passed upon for the Company by Paul, Weiss, Rifkind, Wharton & Garrison, New York, New York.


                                     EXPERTS

         The financial statements of the Company, the National Subsidiary and the TA Subsidiary as of December 31, 1995 and 1996 and for each of the three years in the period ended December 31, 1996 included in this Prospectus have been so included in reliance on the reports of Price Waterhouse LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

                                           INDEX TO FINANCIAL STATEMENTS



                                                                                                               PAGE
Audited Financial Statements:
-----------------------------
   TravelCenters of America, Inc.
      Report of Independent Accountants....................................................................     F-2
      Consolidated Balance Sheet at December 31, 1995 and 1996.............................................     F-3
      Consolidated Statement of Income and Retained Earnings for the years ended
        December 31, 1994, 1995 and 1996...................................................................     F-4
      Consolidated Statement of Cash Flows for the years ended December 31, 1994,
        1995 and 1996......................................................................................     F-5
      Notes to the Consolidated Financial Statements.......................................................     F-6

   TA Operating Corporation
      Report of Independent Accountants....................................................................    F-41
      Consolidated Balance Sheet at December 31, 1995 and 1996.............................................    F-42
      Consolidated Statement of Income and Retained Earnings for the years ended
        December 31, 1994, 1995 and 1996...................................................................    F-43
      Consolidated Statement of Cash Flows for the years ended December 31, 1994,
        1995 and 1996......................................................................................    F-44
      Notes to the Consolidated Financial Statements.......................................................    F-45

   NATIONAL Auto/Truckstops, Inc.
      Report of Independent Accountants....................................................................    F-56
      Balance Sheet at December 31, 1995 and 1996..........................................................    F-57
      Statement of Income and Retained Earnings for the years ended December 31,
        1994, 1995 and 1996................................................................................    F-58
      Statement of Cash Flows for the years ended December 31, 1994, 1995 and 1996.........................    F-59
      Notes to the Financial Statements....................................................................    F-60

Unaudited Financial Statements:
-------------------------------
   TravelCenters of America, Inc.
      Consolidated Balance Sheet at December 31, 1996 and March 31, 1997...................................    F-75
      Consolidated Statement of Income and Retained Earnings for the three months
        ended March 31, 1996 and 1997......................................................................    F-76
      Consolidated Statement of Cash Flows for the three months ended March 31, 1996
        and 1997...........................................................................................    F-77
      Selected Notes to Consolidated Financial Statements..................................................    F-78

                        REPORT OF INDEPENDENT ACCOUNTANTS



To the Board of Directors
and Shareholders of
TravelCenters of America, Inc.

   In our opinion, the accompanying consolidated balance sheet and the related consolidated statements of income and retained earnings and of cash flows present fairly, in all material respects, the financial position of TravelCenters of America, Inc. and its subsidiaries at December 31, 1995 and 1996, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1996, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

/s/ PRICE WATERHOUSE LLP

PRICE WATERHOUSE LLP
Pittsburgh, Pennsylvania
March 6, 1997

                         TRAVELCENTERS OF AMERICA, INC.

                           CONSOLIDATED BALANCE SHEET


                                                                                    DECEMBER 31,
                                                                               ----------------------
                                                                                  1995         1996
                                                                               --------      --------
                                                                              (IN THOUSANDS OF DOLLARS)
                                                       ASSETS
Current assets:
   Cash ....................................................................   $  3,191      $ 23,779
   Accounts receivable (less allowance for doubtful accounts of
      $2,920 for 1995 and $3,502 for 1996) .................................     36,966        54,371
   Inventories .............................................................      2,116        29,082
   Deferred income taxes ...................................................      2,792         3,877
   Other current assets ....................................................      6,989        10,530
                                                                               --------      --------

        Total current assets ...............................................     52,054       121,639
Notes receivable, net ......................................................       --           1,835
Property and equipment, net ................................................    183,079       269,366
Intangible assets ..........................................................     12,542        19,657
Deferred financing costs ...................................................      6,904         8,379
Net assets of subsidiary held for disposition (Note 2) .....................     41,484          --
Other assets ...............................................................      1,168         5,013
                                                                               --------      --------

        Total assets .......................................................   $297,231      $425,889
                                                                               ========      ========

                                        LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
   Revolving loans .........................................................   $   --        $ 14,000
   Current maturities of long-term debt ....................................     11,125        17,250
   Accounts payable ........................................................     22,366        37,201
   Other accrued liabilities ...............................................      8,691        29,422
                                                                               --------      --------

        Total current liabilities ..........................................     42,182        97,873
Commitments and contingencies (Note 15)
Long-term debt (net of unamortized discount) ...............................    128,866       193,185
Deferred income taxes ......................................................      8,406         9,452
Other long-term liabilities ................................................      3,133         5,914
                                                                               --------      --------

        Total liabilities ..................................................    182,587       306,424

Mandatorily redeemable senior convertible participating preferred stock ....     46,195        51,075

Other preferred stock, common stock and other shareholders' equity .........     51,455        50,743
Retained earnings ..........................................................     16,994        17,647
                                                                               --------      --------

        Total shareholders' equity .........................................     68,449        68,390
                                                                               --------      --------

        Total liabilities and shareholders' equity .........................   $297,231      $425,889
                                                                               ========      ========



              The accompanying notes are an integral part of these consolidated financial statements.

                         TRAVELCENTERS OF AMERICA, INC.

             CONSOLIDATED STATEMENT OF INCOME AND RETAINED EARNINGS

                                                               YEARS ENDED DECEMBER 31,
                                                       ---------------------------------------
                                                         1994           1995            1996
                                                       ---------      ---------      ---------
                                                            (In Thousands of Dollars except
                                                                   per share amounts)
Revenues:
   Fuel ..........................................     $ 396,748      $ 376,148      $ 550,212
   Nonfuel .......................................        19,882         29,332        101,278
   Rent ..........................................        48,424         47,840         41,762
                                                       ---------      ---------      ---------

   Total revenues ................................       465,054        453,320        693,252
Cost of revenues (excluding depreciation) ........       391,148        376,823        568,226
                                                       ---------      ---------      ---------

Gross profit (excluding depreciation) ............        73,906         76,497        125,026

Operating expenses ...............................         7,711          9,521         54,001
Selling, general and administrative expenses .....        22,322         30,885         30,803
Refinancing, transition and development costs ....         4,117            831          2,197
Depreciation and amortization ....................        10,398         11,379         17,838
Other (income) expense, net ......................          (138)           196          1,324
Income of subsidiary held for disposition ........          --           (6,199)        (5,255)
                                                       ---------      ---------      ---------

Income from operations ...........................        29,496         29,884         24,118
Interest (expense), net ..........................       (13,243)       (13,344)       (15,236)
                                                       ---------      ---------      ---------

Income before provision for income taxes .........        16,253         16,540          8,882
Provision for income taxes .......................         6,561          6,614          3,349

Net income .......................................         9,692          9,926          5,533
   Less: preferred dividends .....................        (4,880)        (4,880)        (4,880)
Retained earnings-beginning of the year ..........         7,136         11,948         16,994
                                                       ---------      ---------      ---------

Retained earnings-end of the year ................     $  11,948      $  16,994      $  17,647
                                                       =========      =========      =========

Net income per common share and common share
   equivalent (Note 2) ...........................     $    0.54      $    0.56      $    0.07
                                                       =========      =========      =========
Weighted average number of shares and common share
   equivalents (in thousands) ....................         8,934          8,948          8,929
                                                       =========      =========      =========

              The accompanying notes are an integral part of these consolidated financial statements.

                         TRAVELCENTERS OF AMERICA, INC.

                      CONSOLIDATED STATEMENT OF CASH FLOWS


                                                                                       YEAR ENDED DECEMBER 31,
                                                                                ------------------------------------
                                                                                  1994          1995          1996
                                                                                --------      --------      --------
                                                                                      (IN THOUSANDS OF DOLLARS)
CASH FLOWS FROM OPERATING ACTIVITIES:
   Net income .............................................................     $  9,692      $  9,926      $  5,533
   Adjustments to reconcile net income to net cash provided
      by operating activities:
      Net income of subsidiary held for disposition .......................         --          (3,754)       (3,153)
      Depreciation and amortization .......................................       10,398        11,379        17,838
      Deferred income taxes ...............................................        2,502         1,693           394
      Provision for doubtful accounts .....................................        1,169         2,089         2,545
      Loss on sale of property and equipment ..............................         --             351         1,459
      Changes in assets and liabilities, adjusted for the effects of acquisitions of network assets and the
        reconsolidation of a subsidiary previously held for
        disposition:
        Accounts receivable ...............................................        2,354        (3,256)        5,822
        Inventories .......................................................         (332)          284        (1,588)
        Other current assets ..............................................        1,250        (4,537)       (3,617)
        Accounts payable ..................................................        6,608         5,043         1,719
        Other current liabilities .........................................       (7,284)          218         2,203
      Other, net...........................................................         --            --          (1,535)
                                                                                --------      --------      --------

      Net cash provided by operating activities ...........................       26,357        19,436        27,620
                                                                                --------      --------      --------

CASH FLOWS FROM INVESTING ACTIVITIES:
   Acquisitions of network assets .........................................         --            (575)       (2,352)
   Proceeds from sales of property and equipment ..........................         --           1,404           643
   Capital expenditures ...................................................      (10,993)      (19,930)      (20,545)
   Refund of purchase price................................................         --           1,500          --
                                                                                --------      --------      --------

      Net cash used in investing activities ...............................      (10,993)      (17,601)      (22,254)
                                                                                --------      --------      --------

CASH FLOWS FROM FINANCING ACTIVITIES:
   Revolving loan borrowings ..............................................        1,000          --          14,000
   Revolving loan repayments ..............................................       (1,000)         --            --
   Long-term debt repayments ..............................................       (3,500)      (14,075)      (12,375)
   Proceeds from issuance of stock ........................................          195          --              39
   Repurchase of common stock .............................................         (141)          (66)         (751)
   Reconsolidation of subsidiary previously held for
      disposition..........................................................         --            --          14,309
                                                                                --------      --------      --------

      Net cash (used in) provided by financing activities .................       (3,446)      (14,141)       15,222
                                                                                --------      --------      --------

        Net increase (decrease) in cash ...................................       11,918       (12,306)       20,588

Cash at the beginning of the year .........................................        3,579        15,497         3,191
                                                                                --------      --------      --------

Cash at the end of the year ...............................................     $ 15,497      $  3,191      $ 23,779
                                                                                ========      ========      ========

              The accompanying notes are an integral part of these consolidated financial statements.

                         TRAVELCENTERS OF AMERICA, INC.

                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                  YEARS ENDED DECEMBER 31, 1994, 1995 AND 1996


1.   BUSINESS DESCRIPTION AND SUMMARY OF OPERATING STRUCTURE

     TravelCenters of America, Inc., formerly National Auto/Truckstops Holdings Corporation (collectively with its subsidiaries, the "Company"), was incorporated on December 2, 1992, to raise equity and to function as the holding company of its wholly-owned operating subsidiary, National Auto/Truckstops, Inc. ("National"). National was incorporated to acquire the travel center network ("the National Network") of Unocal Corporation ("Unocal") ("the National Acquisition"). On December 10, 1993, the Company capitalized a second wholly-owned subsidiary, TA Holdings Corporation ("TAHC"), which in turn capitalized a wholly-owned subsidiary, TA Operating Corporation ("TA"). TA was incorporated to acquire the truckstop network assets ("the TA Network") of BP Exploration and Oil Company ("BP") (the "TA Acquisition"), and has a wholly-owned subsidiary, TA Franchise Systems Inc. ("TAFSI"), which holds all of the TA franchise agreements. The National Acquisition was consummated on April 13, 1993 and the TA Acquisition was consummated on December 10, 1993.

     The Company, through its operating subsidiaries, is a nationwide marketer of truck and auto fuel and related products and services through a network of 170 full-service travel centers (122 operated under the "Unocal 76" trademark and 48 operated under the "TA" and "Truckstops of America" trademark) in 36 states. Of the 170 network locations at December 31, 1996, the Company owns or leases 135 locations, 77 of which are leased to independent operators, and 58 of which are operated by the Company. During 1996, the Company took over the operations of 11 locations from independent operators. The remaining 35 locations are owned and operated by independent franchisees with whom the Company has contractual arrangements to supply motor fuels to a majority of the franchisees, as well as related products and services. The Company purchases and resells diesel fuel, gasoline and other truckstop products and services to consumers, commercial fleets, operators and independent franchisees; provides fleet credit card and customer information services through its proprietary ACCESS 76 system and STAR Billing system; conducts centralized purchasing programs; creates promotional programs; and, as a franchisor, assists the operators and independent franchisees in providing service to commercial fleets and the motoring public.

     The Company grants credit to its customers and may require letters of credit or other collateral.

     As of December 31, 1996, 71 of the operators and 20 of the independent franchisees operating under the Unocal 76 trademark had entered into new franchise agreements with the Company. The remaining operators and independent franchisees operating under the Unocal 76 trademark continue to operate under fuel supply and lease agreements transferred and assigned to the Company by Unocal as part of the National Acquisition.

2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

BASIS OF PRESENTATION

     The TA Acquisition required the consent of the operators and independent franchisees who are holders of the Company's Class A Common Stock (the "Operator Shareholders"). The Operator Shareholders consented to the TA Acquisition and, in connection therewith, the Company was granted an option to repurchase, for cash and its stock in TAHC, all of its equity securities, including its mandatorily redeemable preferred stock, and warrants not held by the Operator Shareholders and senior management of National. Accordingly, the financial statements presented the net assets of TAHC as held for disposition. The carrying value thereof represented the purchase price paid to acquire TAHC plus TAHC's results of operations subsequent to December 31, 1994. The results of operations of TAHC

                         TRAVELCENTERS OF AMERICA, INC.
           NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                  YEARS ENDED DECEMBER 31, 1994, 1995 AND 1996


2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)


were excluded from the Company's consolidated results of operations until December 31, 1994, but subsequently have been included therein, as a single amount, through September 30, 1996. Effective September 30, 1996, a decision was made to retain TAHC and, subsequently, the Company chose to pursue the combination of the operations of the TA and National Networks. Accordingly, at that date, the carrying value of the Company's investment in TAHC of $44,637,000 was allocated to the identifiable assets and liabilities based on the current fair values as of that date. In addition, the results of operations and cash flows of TAHC are included in the consolidated results of operations and cash flows of the Company from October 1, 1996. TAHC had net income of $3,989,000, $3,754,000 and $3,153,000 in the years ended December 31, 1994 and 1995 and the nine months ended September 30, 1996, respectively. The statement of cash flows for the year ended December 31, 1996, includes an increase in cash resulting from the reconsolidation of TAHC as cash provided by financing activities. The original 1993 financing of TAHC had never been reflected as cash flows from a financing activity in the consolidated financial statements of the Company. See
Note 19 for the condensed financial statements of TAHC.


     For a pro forma presentation of the Company's consolidated financial position and results of operations as of December 31, 1995 and 1996 and for each of the three years ended December 31, 1996, as though TAHC had not been held for disposition for the period January 1, 1994 through September 30, 1996, see Note 20.

     See Note 21 for a discussion of the planned combination of the National and TA Networks.

USE OF ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

REVENUE RECOGNITION

     Fuel sales and related costs are recognized at the time of delivery of motor fuel and other products to customers at either the terminal or the leased and independent franchisee locations and at the time of final sale to consumers at the owned and operated location and at those locations that operate under fuel consignment agreements.

     Franchise and royalty revenues are recognized at the point such revenues are earned, typically when collectible and when the Company has fulfilled substantially all of its obligations under the related agreements.

INVENTORIES

     Inventories are stated at cost, which approximates market value, cost being determined on the first in, first out basis for petroleum products and principally as the weighted average costs for nonfuel merchandise.

                         TRAVELCENTERS OF AMERICA, INC.
           NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                  YEARS ENDED DECEMBER 31, 1994, 1995 AND 1996


2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

PROPERTY AND EQUIPMENT

     Property and equipment are stated at cost, initially determined in accordance with purchase accounting principles and based largely on independent professional appraisals. Depreciation is computed on a straight-line basis over the following estimated useful lives of the assets:


  Buildings and site improvements...............................  15-25 years
  Pumps and underground storage tanks...........................   5-10 years
  Machinery and equipment.......................................   3-10 years
  Furniture and fixtures........................................   5-10 years

     Repair and maintenance costs are charged to expense as incurred, while major renewals and betterments are capitalized. The cost and related accumulated depreciation of property and equipment sold, replaced or otherwise disposed are removed from the accounts. Any resulting gains or losses are recognized in operations.

DEFERRED FINANCING COSTS AND INTANGIBLE ASSETS

     Deferred financing costs were recorded in conjunction with the National and TA Acquisitions and are being amortized on a basis approximating the interest method over the lives of the related debt instruments, ranging from five to ten years. The intangible assets are being amortized on a straight-line basis over their estimated lives, principally the terms of the related contractual agreements giving rise to them (see Note 6).

ADVERTISING COSTS

     Costs of advertising are expensed as incurred.


MOTOR FUEL TAXES

     Certain motor fuel taxes are collected from customers and remitted to governmental agencies by the Company. Such taxes are excluded from the reported amounts of fuel revenues and costs of revenues.


CLASSIFICATION OF COSTS AND EXPENSES

     Cost of revenues represents the costs of fuels and other products sold, including freight. Operating expenses consist primarily of labor, maintenance, supplies, utilities, warehousing, purchasing and occupancy costs. Development expenses represent costs incurred to primarily acquire and establish new Network locations. Refinancing expenses represent nonrecurring costs incurred in attempts to refinance the Company's indebtedness. Transition expenses represent the nonrecurring costs incurred by the Company in establishing TAHC as an entity separate from BP, consisting primarily of costs to implement computerized information systems previously provided by BP.

ENVIRONMENTAL REMEDIATION

     The Company provides for remediation costs and penalties when the responsibility to remediate is probable and the amount of associated costs is reasonably determinable. Generally, the timing of remediation accruals coincides with completion of a feasibility study or the commitment to a formal plan

                         TRAVELCENTERS OF AMERICA, INC.
           NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                  YEARS ENDED DECEMBER 31, 1994, 1995 AND 1996


2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

of action. If recoveries of remediation costs from third parties are probable, a receivable is recorded.Accruals are not recorded for the costs of remediation activities undertaken on behalf of the Company by Unocal and BP, at Unocal's and BP's sole expense (see Note 15).

INCOME TAXES

     Deferred income tax assets and liabilities are established to reflect the future tax consequences of differences between the tax bases and financial statement bases of assets and liabilities.

CASH AND CASH EQUIVALENTS

     For purposes of the statement of cash flows, the Company considers all highly liquid investments with an initial maturity of three months or less to be cash equivalents.

DERIVATIVE INSTRUMENTS

     On a limited basis, the Company engages in commodity risk management activities within the normal course of its business as an end-user of derivative instruments. These commodity-based instru ments are used to manage exposure to price fluctuations related to the anticipated purchase of diesel fuel.

     Changes in market value of derivative instruments are deferred and are subsequently recognized in income in the same period as the underlying transaction. Recorded deferred gains or losses are reflected within other current assets or other current liabilities.

     At December 31, 1995 and 1996 the amount of open derivative contracts and the related fair market value and deferred gains and losses were immaterial.

FAIR VALUE OF FINANCIAL INSTRUMENTS

     The following methods and assumptions were used to estimate the fair value of each class of financial instruments for which estimation is practicable:

         CASH AND SHORT-TERM INVESTMENTS, ACCOUNTS RECEIVABLE AND ACCOUNTS
         PAYABLE: The fair values of financial instruments classified as current assets or liabilities approximate the carrying values due to the short-term maturity of the instruments.

         LONG-TERM DEBT: The fair value of the Company's long-term debt is estimated based on the current borrowing rates available to the Company for financings with similar terms and maturities (see Note 9).

EARNINGS PER SHARE

     Earnings per common share and common share equivalent were computed by subtracting preferred dividends from net income and dividing the resulting amount by the weighted average number of shares of common stock and common stock equivalents outstanding during the year. The Mandatorily Redeemable Senior Participating Preferred Stock Series I and II and Convertible Preferred Stock Series I and II are considered to be equivalents of common stock. The number of shares issuable on conversion of the preferred stock was added to the number of common shares. The number of shares

                         TRAVELCENTERS OF AMERICA, INC.
           NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                  YEARS ENDED DECEMBER 31, 1994, 1995 AND 1996


2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

was also increased by the number of shares issuable on the exercise of vested stock options when the formula price of the common stock exceeds the exercise price of the options and by the number of outstanding common stock warrants. The increase in the number of common shares was reduced by the number of common shares which are assumed to have been purchased with the proceeds from the exercise of the options.

     The weighted average number of shares of common stock and common share equivalents outstanding during the years ended December 31, 1994, 1995 and 1996 were 8,934,000, 8,948,000 and 8,929,000, respectively.


RECLASSIFICATIONS

     Certain reclassifications of prior years' data have been made to conform with the current year presentation.

3.   INVENTORIES

     Inventories consist of the following:


                                                             DECEMBER 31,
                                                          -------------------
                                                            1995        1996
                                                          -------     -------
                                                            (IN THOUSANDS)
  Nonfuel merchandise ................................    $ 1,628     $26,090
  Petroleum products .................................        488       2,992
                                                          -------     -------

        Total inventories ............................    $ 2,116     $29,082
                                                          =======     =======

4.   NOTES RECEIVABLE

     During 1996, the Company entered into notes receivable agreements with certain operator and franchisee customers to finance on a long-term basis past due accounts receivable owed by those customers. Certain of these customers are related parties (See Note 14). The notes have terms ranging from six months to six years and principally accrue interest at a variable rate of the prime lending rate plus 2 percent. Notes receivable consists of the following:



                                                             DECEMBER 31, 1996
                                                             -----------------
                                                               (IN THOUSANDS)
  Principal amount of notes outstanding ...................       $  4,652
  Less: amounts due within one year .......................          1,501
                                                                  --------
                                                                     3,151
  Less: allowance for doubtful accounts ...................          1,316
                                                                  --------

  Notes receivable, net ...................................       $  1,835
                                                                  ========

     The amount due within one year is included within other current assets on the balance sheet.

                         TRAVELCENTERS OF AMERICA, INC.
           NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                  YEARS ENDED DECEMBER 31, 1994, 1995 AND 1996


5.   PROPERTY AND EQUIPMENT

     Property and equipment consist of the following:


                                                             DECEMBER 31,
                                                        ----------------------
                                                          1995          1996
                                                        --------      --------
                                                            (IN THOUSANDS)
  Land and land improvements .....................      $ 42,462      $ 52,028
  Buildings and improvements .....................       136,729       213,573
  Machinery, equipment and furniture .............        16,500        52,225
  Construction in progress .......................         7,538         8,647
                                                        --------      --------
  Total cost .....................................       203,229       326,473
  Less: accumulated depreciation .................        20,150        57,107
                                                        --------      --------
  Property and equipment, net ....................      $183,079      $269,366
                                                        ========      ========


      During 1995, the Company received from Unocal a refund of $1,500,000 of the purchase price paid in 1993 in consideration of property improvements required by the asset purchase agreement but not yet completed by Unocal. This amount was recorded as a reduction to property and equipment.


6.    INTANGIBLE ASSETS

      Intangible assets consist of the following:



                                                             December 31,
                                                         ---------------------
                                                           1995         1996
                                                         -------       -------
                                                            (in Thousands)

  Noncompetition agreements ......................       $17,200       $26,200
  Leasehold interest .............................          --           1,724
  Trademarks .....................................          --           2,313
  Franchise goodwill .............................          --             994
                                                         -------       -------

  Total cost .....................................        17,200        31,231
  Less: accumulated amortization .................         4,658        11,574
                                                         -------       -------

  Intangible assets, net .........................       $12,542       $19,657
                                                         =======       =======

     As part of the National and the TA Acquisitions, the Company entered into noncompetition agree ments with Unocal and BP pursuant to which Unocal and BP agreed to refrain from re-entering the truckstop business for periods of 10 and 7 years, respectively, from the acquisition dates. The intangible assets related to these noncompetition agreements represent the present values of the estimated cash flows the Company would lose due to competition resulting from re-entry of Unocal or BP into the travel center market were they not constrained from doing so. The intangible assets are being amortized over the 10 and 7 year periods.

     Leasehold interest represents the value, obtained through the TA Acquisition, of favorable lease provisions at one TA Network location, the lease for which extended 11 1/2 years from the TA Acquisition. The leasehold interest is being amortized over the 11 1/2 year period. Trademarks relates primarily to the Company's purchase of the "Truckstops of America" and "Country Pride" trademarks, service marks, trade names and commercial symbols. The trademarks are being amortized over their estimated economic life of 15 years.

     Franchise goodwill results from the acquisitions during 1996 of the businesses and operating assets related to seven Company-owned travel centers previously leased to independent operators, and represents the excess of amounts paid to those operators over the fair values of the tangible assets acquired. This goodwill is being amortized on a straight-line basis over fifteen years.

                         TRAVELCENTERS OF AMERICA, INC.
           NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                  YEARS ENDED DECEMBER 31, 1994, 1995 AND 1996



7.   OTHER ACCRUED LIABILITIES

     Other accrued liabilities consist of the following:



                                                               December 31,
                                                           -------------------
                                                             1995        1996
                                                           -------     -------
                                                              (in Thousands)
  Taxes payable, other than income taxes .............     $ 6,110     $ 8,305
  Accrued wages and benefits .........................        --         4,872
  Interest payable ...................................       2,191       2,525
  Other accrued liabilities ..........................         390      13,720
                                                           -------     -------

  Total other accrued liabilities ....................     $ 8,691     $29,442
                                                           =======     =======

8.   REVOLVING LOAN

     The Company has available revolving loan facilities of $45,000,000 (See
Note 9). The interest rate for borrowings under these revolving loan facilities are based on the bank's prime lending rate and LIBOR rates, and was 8.3 percent at December 31, 1996. The average effective interest rate for the year ended December 31, 1996 was 8.2 percent. There were no outstanding borrowings at December 31, 1995. The borrowings outstanding under these revolving loan facilities were $14,000,000 at December 31, 1996.

9.   LONG-TERM DEBT

     Long-term debt consists of the following:



                                                              DECEMBER 31,
                                                          -------------------
                                     INTEREST
                                       RATE    MATURITY     1995       1996
                                     --------  --------   --------   --------
                                                             (IN THOUSANDS)
  Senior secured term loans (a) ...      (b)       1999   $ 50,925   $ 39,800
  Senior secured term loans (c) ...      (d)       2000       --       42,000
  Senior secured notes (e) ........     8.76%      2002     65,000     65,000
  Senior secured notes (f) ........     8.63%      2002       --       25,000
  Subordinated notes (g) ..........    12.50%      2003     25,000     25,000
  Subordinated notes (h) ..........    12.00%      2003       --       15,000
                                                          --------   --------

          Total ...................                        140,925    211,800
  Less: amounts due within one year                         11,125     17,250
  Less: unamortized discount ......                            934      1,365
                                                          --------   --------

          Total ...................                       $128,866   $193,185
                                                          ========   ========

--------
(a) On April 13, 1993, the Company entered into a $100,000,000 Credit Agreement with a group of banks. This Credit Agreement consists of three components: term loans of a maximum $70,000,000, swingline loans not to exceed $3,000,000, and revolving loans (See Note 8) not to exceed $30,000,000 (including any swingline loans outstanding). On November 5, 1993, the Company

                         TRAVELCENTERS OF AMERICA, INC.
           NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                  YEARS ENDED DECEMBER 31, 1994, 1995 AND 1996


9.   LONG-TERM DEBT (CONTINUED)

     reduced the revolving portion of the Credit Agreement to $25,000,000. No borrowings under the swingline loan were outstanding at December 31, 1995 or 1996. Payments of principal, interest and commitment fees related to the Credit Agreement are due quarterly on March 31, June 30, September 30 and December 31 in installments of principal ranging from $500,000 to $5,500,000, with the last payment due on December 31, 1999. In addition, annual prepayments of principal may be required based on excess cash flows generated by the Company. At December 31, 1996, no prepayment of principal was required as a result of 1996 cash flows. Commitment fees are calculated as 1 1/2 of 1 percent on the average daily unused amount of the revolving loan commitment.

(b)  Interest accrues at variable rates based on either an alternate base rate
     (ABR) or an adjusted London Interbank Offered Rate (LIBOR). The rate at which interest accrues is calculated as either the ABR rate (8.25% at December 31, 1996) plus 1 3/4 percent or the LIBOR rate (5.625% at December 31, 1996) plus 2 3/4 percent. Management has the option of selecting which rate is to be applied at the beginning of each loan period, the term of which varies from one day to six months. The average effective interest rates for the years ended December 31, 1995 and 1996 were 9.4 percent and
     9.5 percent, respectively.

(c) On December 9, 1993, the Company entered into a $73,000,000 Credit Agreement with a group of banks. This Credit Agreement consists of three components: term loans of a maximum $53,000,000 swingline loans not to exceed $3,000,000, and revolving loans (See Note 8) not to exceed $20,000,000 (including any swingline loans outstanding and letters of credit issued). There have been no borrowings under the swingline loan or revolving loan commitments to date. Payments of principal, interest and commitment fees related to the Credit Agreement are scheduled at each quarter end in installments of principal ranging from $500,000 to $4,000,000, with the first payment made on March 31, 1994, and the last payment due on December 9, 2000; in addition, annual prepayments of principal may be required based on excess cash flows generated by the Company. At December 31, 1996, no prepayment of principal was required as a result of 1996 cash flows. Commitment fees are calculated as 1/2 of 1 percent on the average daily unused amount of the revolving loan commitment. There were $1,529,000 of outstanding letters of credit under the Credit Agreement at December 31, 1996 (see Notes 2 and 19).

(d)  Interest accrues at variable rates based on either an alternate base rate
     (ABR) or an adjusted London Interbank Offered Rate (LIBOR). The rate at which interest accrues is calculated as either the ABR rate plus 1 3/4 percent or the LIBOR rate plus 2 3/4 percent. Management has the option to select which rate is to be applied at the beginning of each loan period, the term of which varies from 1 day to 6 months. Upon meeting certain conditions, the spread added to the baseline rates can be reduced to 1 1/2 percent and 2 1/2 percent, respectively. The average effective interest rates for the years ended December 31, 1995 and 1996 were 9.1 percent and
     8.9 percent, respectively.

(e) On April 13, 1993, the Company issued $65,000,000 of Senior Secured Notes. Interest payments on these notes are due semiannually on April 14 and October 14. Optional prepayments are allowed under the note purchase agreement, and required payments are due on April 14, 2001 and 2002, in the amount of $32,500,000 each, such amounts to be reduced by certain other prepayments. In the event of prepayments, the Company may be subject to the make-whole provision of the note agreement, which requires payment of a prepayment premium to the noteholders.

(f) On December 9, 1993, the Company issued $25,000,000 of Senior Secured Notes. Interest payments on these notes are due semiannually on June 10 and December 10. Optional

                         TRAVELCENTERS OF AMERICA, INC.
           NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                  YEARS ENDED DECEMBER 31, 1994, 1995 AND 1996


9.   LONG-TERM DEBT (CONTINUED)

     prepayments are allowed under the note purchase agreement and required payments are due on December 10, 2001 and 2002 in the amount of $12,500,000 each, such amounts to be reduced by certain other prepayments. In the event of prepayments, the Company may be subject to the make-whole provision of the note agreement, which requires payment of a prepayment premium to the noteholders (see Notes 2 and 19).

(g) On April 13, 1993, the Company issued $25,000,000 of Subordinated Notes. Interest payments on these notes are due semiannually on April 14 and October 14. Optional prepayments are allowed under certain circumstances, under the note purchase agreement, any such payments reducing the required repayment due April 14, 2003. The holders of the Subordinated Notes also received warrants to purchase 128,206 shares of the Company's common stock, resulting in a discount of $1,282,000 to the principal balance of these Subordinated Notes.

(h) On December 10, 1993, the Company issued $15,000,000 of Subordinated Notes. Interest pay ments on these notes are due semiannually on June 10 and December 10. Optional prepayments are allowed, under certain circumstances, under the note purchase agreement, any such payments reducing the required payment due December 10, 2003. The holders of the Subordinated Notes also received 80,520 shares of the Company's common stock, resulting in a discount of $805,000 to the principal balance of these Subordinated Notes (see Notes 2 and 19).

     The borrowings under the Credit Agreements and Senior Secured Notes are secured by mortgages on all of the property and equipment acquired by the Company as a result of the National and TA Acquisitions in the manner described in the Master Collateral and Intercreditor Agreements negotiated between the lending banks under the Credit Agreements and the Senior Secured Note purchasers. In the event of a change in control of the Company, the total amount outstanding under the debt agreements described above may be declared immediately due and payable.

     Under the terms of the Credit Agreements and the Senior Note Purchase Agreements, the Company is required to maintain certain financial covenants, including minimum interest coverage, minimum debt service coverage, minimum consolidated net worth, minimum current ratio, maximum leverage ratio and maximum amounts of capital expenditures. On May 24, 1996 and December 31, 1996, the Credit Agreement of April 13, 1993 was amended to revise certain of these covenants and the Senior Note Purchase Agreement of April 13, 1997 was similarly amended. The Company was in compliance with the amended covenants at December 31, 1996, and was also in compliance with the covenants set forth in the Credit Agreement of December 9, 1993.

     Under the terms of the Subordinated Note Purchase Agreements, the Company is required to maintain financial covenants that provide for minimum net worth and maximum amounts of capital expenditures. These covenants have been met as of and for the year ended December 31, 1996.

     Scheduled payments of long-term debt in the next five years are $17,250,000 in 1997; $19,625,000 in 1998; $28,925,000 in 1999; $16,000,000 in 2000 and
$45,000,000 in 2001.

     Based on the borrowing rates currently available to the Company for bank loans and other indebtedness with similar terms and average maturities, the fair values of long-term debt at December 31, 1995 and 1996 approximated the recorded values.

                         TRAVELCENTERS OF AMERICA, INC.
           NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                  YEARS ENDED DECEMBER 31, 1994, 1995 AND 1996


10.   LEASE COMMITMENTS

      The Company has entered into lease agreements covering certain of its travel center locations, warehouse and office space, computer and office equipment and vehicles. Most long-term leases include renewal options and, in certain cases, purchase options. Future minimum lease payments required under operating leases that have remaining noncancelable lease terms in excess of one year, as of December 31, 1996, were as follows:



  YEAR ENDING
  DECEMBER 31,                                               (in Thousands)
  ------------
  1997  ...................................................     $ 4,087
  1998  ...................................................       4,105
  1999  ...................................................       4,001
  2000  ...................................................       3,748
  2001  ...................................................       3,541
  Thereafter...............................................      31,790
                                                                -------
                                                                $51,272
                                                                =======

      Total rental expenses on all operating leases were approximately $596,000, $676,000 and $3,456,000 for the years ended December 31, 1994, 1995 and 1996, respectively.

11.   MANDATORILY REDEEMABLE SENIOR CONVERTIBLE PARTICIPATING PREFERRED STOCK



                                                                  December 31,
                                                               -----------------
                                                                 1995      1996
                                                               -------   -------
                                                                 (in Thousands)
Series I--3,000,000 shares authorized, $0.01 par value;
    2,680,656 shares issued and outstanding, shown at
    redemption value .......................................   $34,255   $37,874
Series II--1,000,000 shares authorized, $0.01 par value;
   934,344 shares issued and outstanding, shown at
   redemption value ........................................    11,940    13,201
                                                               -------   -------

        Total ..............................................   $46,195   $51,075
                                                               =======   =======

     VOTING RIGHTS. Holders of Series I Mandatorily Redeemable Senior Convertible Preferred Stock are entitled to vote on all matters, other than the election of directors (see Note 12--Common Stock-Voting Rights below), submitted to a vote of the Company's shareholders. Series II Mandatorily Redeemable Senior Convertible Preferred Stock is non-voting.

     DIVIDENDS. Dividends accumulate on the original $10.00 per share purchase price at a rate of 13.5 percent per annum, compounded semi-annually, and are not paid currently but accumulate and increase the liquidation preference. Such dividends accrue whether or not declared by the Board of Directors. Accrued dividends totaled $10,045,000 and $14,925,000 at December 31, 1995 and 1996,
respectively.

                         TRAVELCENTERS OF AMERICA, INC.
           NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                  YEARS ENDED DECEMBER 31, 1994, 1995 AND 1996


11. MANDATORILY REDEEMABLE SENIOR CONVERTIBLE PARTICIPATING PREFERRED STOCK (CONTINUED)

Holders also participate pro rata, on a share for share basis, with the outstanding Convertible Preferred Stock and Common Stock, in dividends and distributions, other than liquidating distributions.

     CONVERSION. The conversion rights of the holders are the same as those for holders of the Series I and Series II Convertible Preferred Stock, respectively, (see Note 12-Convertible Preferred Stock-Conversion below) except, if the Company consummates an underwritten public offering of Class B Common Stock pursuant to which the net offering price per share is equal to or greater than the Trigger Price (defined as an amount equal to $10.00 plus interest at a rate of 13.5 percent per annum, compounded semi-annually, from the closing date of the TA Acquisition to the date of such public offering) and the net proceeds raised in the offering are at least $50 million, the Company will have the right to require that each share of Series I Mandatorily Redeemable Senior Convertible Participating Preferred Stock be converted into one share of Series I Convertible Preferred Stock and that each share of Series II Mandatorily Redeemable Senior Convertible Participating Preferred Stock be converted into one share of Series II Convertible Preferred Stock.

     LIQUIDATION PREFERENCE. Upon liquidation, holders are entitled to receive the Senior Liquidation Preference, defined as $10.00 plus the amount of all accrued and unpaid dividends to the liquidation date, before any payment is made to holders of Convertible Preferred Stock or Common Stock. Any remaining amounts available for distribution to the Company's equity holders will be distributed in the following order of priority:

            (i) holders of Convertible Preferred Stock shall be entitled to receive $10.00 for each outstanding share,

           (ii) holders of Common Stock shall be entitled to receive $10.00 for each outstanding share of Common Stock,

          (iii) holders of Convertible Preferred Stock and Common Stock shall be entitled to receive an amount such that, including such amounts distributed in (i) and (ii) above, they have each received an amount equal to the Senior Liquidation Preference,

           (iv) holders of Mandatorily Redeemable Senior Convertible Participating Preferred Stock, Convertible Preferred Stock and Common Stock shall be entitled to receive amounts such that the amount distributed in respect of each outstanding share of Mandatorily Redeemable Senior Convertible Participating Preferred Stock pursuant to this clause shall equal 50 percent of the amount distributed in respect of each outstanding share of Convertible Preferred Stock and Common Stock pursuant to this clause.

     OPTIONAL REDEMPTION. If the Company proposes to declare and pay any dividends or other distributions in respect of Convertible Preferred Stock or Common Stock, the Company shall first offer to utilize such proceeds to redeem shares of the Mandatorily Redeemable Senior Convertible Participating Preferred Stock at a redemption price per share equal to the Senior Liquidation Preference. Any portion not used to redeem shares of Mandatorily Redeemable Senior Convertible Participating Preferred Stock may be utilized by the Company to pay dividends pari passu to the holders of outstanding shares of Mandatorily Redeemable Senior Convertible Participating Preferred Stock, Convertible Preferred Stock and Common Stock.

     CALL OPTION. The Company may, at its option and at any time, call for redemption all (but not less than all) of the outstanding shares at a price per share equal to the Senior Liquidation Preference. The

                         TRAVELCENTERS OF AMERICA, INC.
           NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                  YEARS ENDED DECEMBER 31, 1994, 1995 AND 1996


11. MANDATORILY REDEEMABLE SENIOR CONVERTIBLE PARTICIPATING PREFERRED STOCK (CONTINUED)

holders will be provided an opportunity to convert such shares into shares of Class B Common Stock prior to the redemption.

     MANDATORY REDEMPTION. The Company shall redeem all of the then outstanding shares on December 10, 2008, at a redemption price per share equal to the Senior Liquidation Preference.

12.   OTHER PREFERRED STOCK, COMMON STOCK AND OTHER SHAREHOLDERS' EQUITY


                                                                   DECEMBER 31,
                                                               --------------------
                                                                 1995        1996
                                                               --------    --------
                                                                  (IN THOUSANDS)
Convertible Preferred Stock:
Series I--3,000,000 shares authorized, $0.01 par value;
   2,594,876 shares outstanding ............................   $     26    $     26
Series II--1,500,000 shares authorized, $0.01 par value;
   1,237,374 shares outstanding ............................         12          12
Common Stock: Class A--5,000,000 shares authorized, $0.01
   par value; 1,111,250 and 1,036,250 shares outstanding at
    December 31, 1995 and 1996, respectively ...............         11          11
Class B-25,000,000 shares authorized, $0.01 par value;
   248,770 and 256,198 shares outstanding at December 31,
   1995 and 1996, respectively .............................          3           3
Additional paid-in capital .................................     51,610      51,649
Treasury stock--at cost; 13,200 and 88,200 shares at
   December 31, 1995 and 1996, respectively ................       (207)       (958)
                                                               --------    --------
        Total ..............................................   $ 51,455    $ 50,743
                                                               ========    ========

     In April 1993, the Company issued 1,111,250 shares of Class A Common Stock, 56,500 shares of Class B Common Stock and 3,832,250 shares of Convertible Preferred Stock, which consists of 2,594,876 shares of Series I Convertible Preferred Stock and 1,237,374 shares of Series II Convertible Preferred Stock.

     In December 1993, the Company issued 165,520 shares of Class B Common Stock and 3,615,000 shares of Mandatorily Redeemable Senior Convertible Participating Preferred Stock, which consists of 2,680,656 shares of Series I Mandatorily Redeemable Senior Convertible Participating Preferred Stock and 934,344 shares of Series II Mandatorily Redeemable Senior Convertible Participating Preferred Stock (see Note 11).

CONVERTIBLE PREFERRED STOCK

     VOTING RIGHTS. Each share of Series I Convertible Preferred Stock entitles the holder to one vote on all matters, other than the election of directors, submitted to a vote of the Company's shareholders.
Series II Convertible Preferred Stock is non-voting.

     DIVIDENDS.  See Common Stock--Dividends below.

                         TRAVELCENTERS OF AMERICA, INC.
           NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                  YEARS ENDED DECEMBER 31, 1994, 1995 AND 1996


12.  OTHER PREFERRED STOCK, COMMON STOCK AND OTHER SHAREHOLDERS' EQUITY
(CONTINUED)

     CONVERSION. Each share of Series I Convertible Preferred Stock is convertible into a share of Class B Common Stock at any time at the option of the holder. See Note 21 for a discussion of changes to the Company's Common Stock that were made subsequent to December 31, 1996.

     Each share of Series II Convertible Preferred Stock is convertible at any time at the option of the holder into such number of shares of Class B Common Stock that in the aggregate do not exceed the lesser of (i) one share of Class B Common Stock for each share of Series II Convertible Preferred Stock converted or (ii) the number that equals 25% of the outstanding shares of Class B Common Stock immediately following such conversion. Following the conversion of at least 75% of the outstanding Convertible Preferred Stock into Class B Common Stock, the Company is entitled to convert each remaining share of Convertible Preferred Stock into a share of Class B Common Stock.

     LIQUIDATION PREFERENCE. See Note 11--Mandatorily Redeemable Senior Convertible Participating Preferred Stock-Liquidation Preference above.

COMMON STOCK

     VOTING RIGHTS. The Class A and Class B Common Stock are identical in all respects for purposes of voting other than for the election of directors. Each share of Class A and Class B Common Stock entitles the holder to one vote on all matters, other than election of directors, submitted to a vote of the Company's shareholders. See Note 21 for a discussion of changes to the Company's Common Stock that were made subsequent to December 31, 1996.

     The Board of Directors of the Company consists of eleven members, four of whom are elected by the holders of the Class A Common Stock, voting separately as a class, six of whom are elected by the holders of the Series I Convertible Preferred Stock and the Class B Common Stock (the Investor Stockholders), voting together as a single class, and one of whom is the Chief Executive Officer of the Company, as elected from time to time by majority vote of the other directors.

     The holders of Class A Common Stock will no longer be entitled to vote separately as a class if either the number of outstanding shares of Class A Common Stock owned by the Operator Shareholders falls below 722,313, or the Voting Trust Agreement is terminated pursuant to a vote of 75% of the shares in the voting trust or the expiration of its initial ten year term, unless 65% of the then remaining Operator Shareholders elect to continue the voting trust.

     DIVIDENDS. Holders of Common Stock are entitled to receive dividends if, and when, declared by the Board of Directors of the Company. The Company is precluded from paying dividends or making distributions to the holders of any of its equity securities while any shares of Convertible Preferred Stock or Mandatorily Redeemable Senior Convertible Participating Preferred Stock are outstanding except for dividends and distributions of capital stock of the Company; unless (i) in any fiscal year the dividends and distributions do not exceed 50% of the Company's net income for the prior fiscal year and (ii) if immediately after payment of such dividends or the making of any such distributions, the value of the Company's shareholder equity would exceed the value of the aggregate liquidation preference of the outstanding shares of Convertible Preferred Stock and Mandatorily Redeemable Senior Convertible Participating Preferred Stock by at least one dollar.

     LIQUIDATION PREFERENCE. See Note 11--Mandatorily Redeemable Senior Convertible Participating Preferred Stock--Liquidation Preference above.

                         TRAVELCENTERS OF AMERICA, INC.
           NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                  YEARS ENDED DECEMBER 31, 1994, 1995 AND 1996


12.  OTHER PREFERRED STOCK, COMMON STOCK AND OTHER SHAREHOLDERS' EQUITY
(CONTINUED)

     WARRANTS. The purchasers of the $25,000,000 Subordinated Notes received warrants with an exercise price of $0.01 per share which are exercisable for 128,206 shares of Class B Common Stock, resulting in a discount of $1,282,000 to the principal balance of the Subordinated Notes.

     REPURCHASE RIGHTS. Certain members of the Company's senior management have purchased shares of the Company's Class B Common Stock pursuant to individual management subscription agreements. The Company has the right to repurchase, and the employees have the right to require the Company to repurchase, at formula prices, the common stock upon termination of employment. The formula prices are based on the consolidated operating results and indebtedness of the Company. At December 31, 1996, the relevant price was $15.69 per share. Compensation expense recognized with regard to these shares during the year ended December 31, 1996 was $336,000. No compensation expense was recognized with regard to these shares in 1994 and 1995 as the formula prices in those years did not exceed the purchase price of the shares.

STOCK AWARD AND OPTION PLAN

     The 1993 Stock Incentive Plan (the "Plan") was approved by the Company's Board of Directors and was effective as of December 10, 1993. The Plan provides for the granting of stock options and other stock-based awards to employees and directors of the Company. Stock awards granted under the Plan may be in the form of (i) stock options, (ii) stock appreciation rights related to an option ("SAR"), and (iii) unrelated SAR's. Stock options granted under the Plan allow the purchase of Class B Common Stock at prices generally not less than fair market value as determined by the Compensation Committee of the Company's Board of Directors. The total number of shares of Common Stock with respect to which awards may be granted is 572,000. Common stock obtained as a result of the exercise of the options is subject to call and put rights at formula prices upon termination of employment. The formula prices are based on the consolidated operating results and indebtedness of the Company. A portion of the options vest at the end of each year in the five year period ending December 31, 1997, based on attainment of certain specified financial objectives at the end of each year, but no more quickly than ratably from the date of grant through December 31, 1996. Options that fail to vest by December 31, 1997 shall be forfeited. Vested options must be exercised within 10 years of the date of grant. The purchase prices at December 31, 1994, 1995 and 1996 used to determine compensation expense related to these options were $13.59, $11.69 and $15.69, respectively. Based on these prices and the number of vested options in each year, compensation expense recognized in relation to these options for the years ended December 31, 1994 and 1996 were $149,000, and $331,000, respectively. No compensation expense was recognized for the year ended December 31, 1995.

                         TRAVELCENTERS OF AMERICA, INC.
           NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                  YEARS ENDED DECEMBER 31, 1994, 1995 AND 1996


12.  OTHER PREFERRED STOCK, COMMON STOCK AND OTHER SHAREHOLDERS' EQUITY
(CONTINUED)

     The following table reflects the status and activity of options under the
Plan:

                                                          Year Ended
                                                          December 31,
                                                --------------------------------
                                                  1994        1995        1996
                                                --------    --------    --------
Options outstanding, beginning of year ......       --       493,280     520,181
   Granted ..................................    523,280      69,900      11,000
   Exercised ................................       --          --          --
   Canceled .................................    (30,000)    (42,999)       --
                                                --------    --------    --------

Options outstanding, end of year ............    493,280     520,181     531,181
                                                ========    ========    ========

Options exercisable, end of year ............    189,820     213,440     330,436
Options available for grant, end of year ....     78,720      51,819      40,819


     The weighted-average exercise price was $19.04 for all years presented. The following table summarizes information about options outstanding at December 31, 1996:


  EXERCISE                                               Options      Options
   PRICE                                               Outstanding  Exercisable
  --------                                             -----------  -----------


  $10.00............................................     167,156      101,821
  $17.49............................................     176,442      107,477
  $28.56............................................     187,583      114,263
                                                         -------      -------

                                                         531,181      323,561
                                                         =======      =======


     The weighted-average remaining contractual life of all options outstanding at December 31, 1996 was seven years.


     The Company applies Accounting Principles Board Opinion 25 and related Interpretations in accounting for its stock-based compensation. Had compensation cost for the Company's stock award and option plan been determined based on the method set forth in Financial Accounting Standards Board Statement No. 123 there would have been no difference in the reported amounts of net income or income per common share and common share equivalent.

                         TRAVELCENTERS OF AMERICA, INC.
           NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                  YEARS ENDED DECEMBER 31, 1994, 1995 AND 1996


13.   INCOME TAXES

 The provision for income taxes is as follows:

                                                                      Year Ended
                                                                     December 31,
                                                             ---------------------------
                                                               1994      1995      1996
                                                             -------   -------   -------
                                                                    (in Thousands)
Current:
   Federal ...............................................   $ 3,463    $4,106    $2,557
   State .................................................       596       815       398
                                                             -------   -------   -------

                                                               4,059     4,921     2,955
                                                             -------   -------   -------
Deferred:
   Federal ...............................................     2,108     1,297        74
   State .................................................       394       396       320
                                                             -------   -------   -------

                                                               2,502     1,693       394
                                                             -------   -------   -------

        Total ............................................   $ 6,561   $ 6,614   $ 3,349
                                                             =======   =======   =======

     The difference between taxes calculated at the U. S. federal statutory tax rate of 35 percent and the Company's total income tax provision is as follows:



                                                                      Year Ended
                                                                     December 31,
                                                             ---------------------------
                                                               1994      1995      1996
                                                             -------   -------   -------
                                                                    (in Thousands)
U.S. Federal statutory rate applied to income before tax..   $ 5,689   $ 5,789   $ 3,109
State income taxes, net of federal income tax benefit ....       644       787       467
Other--net ...............................................       228        38      (227)
                                                             -------   -------   -------

        Total ............................................   $ 6,561   $ 6,614   $ 3,349
                                                             =======   =======   =======

                         TRAVELCENTERS OF AMERICA, INC.
           NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                  YEARS ENDED DECEMBER 31, 1994, 1995 AND 1996



13.  INCOME TAXES (CONTINUED)

     Deferred income tax assets and liabilities resulted from the following:

                                                                 DECEMBER 31,
                                                              ------------------
                                                                1995       1996
                                                              -------    -------
                                                                (IN THOUSANDS)
Deferred tax assets:
   Accounts receivable ...................................    $ 1,812    $ 2,252
   Inventory .............................................        317        254
   Organization and start-up costs .......................        284        156
   Federal benefit of state deferred tax liabilities .....        416        515
   Intangible assets .....................................     11,123     10,582
   Deferred revenues .....................................      1,020        710
   Minimum tax credit ....................................      1,429      2,647
   General business credits (expiring 2009-2011) .........        538        769
   Other accrued liabilities .............................        725      1,106
                                                              -------    -------

        Total deferred tax assets ........................     17,664     18,991
                                                              -------    -------
Deferred tax liabilities:
   Property and equipment ................................     22,845     24,566
                                                              -------    -------

        Total deferred tax liabilities ...................     22,845     24,566
                                                              -------    -------

        Net deferred tax liabilities .....................    $ 5,181    $ 5,575
                                                              =======    =======


     The tax returns of the Company for 1993 through 1996 are subject to examination by the Internal Revenue Service and state tax authorities. The Company believes it has made adequate provision for income taxes and interest that may become payable for years not yet examined.

                         TRAVELCENTERS OF AMERICA, INC.
           NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                  YEARS ENDED DECEMBER 31, 1994, 1995 AND 1996


14. RELATED PARTY TRANSACTIONS

     The Company conducts a significant amount of its business with related parties. Certain share holders of the Company have an ownership interest in one or more of the franchisee customers to whom the Company sells fuel and from whom the Company receives rental income and/or royalty income. The transactions with affiliates are at prices and terms that are the same as for similar transactions with unrelated entities.

     The following table is a summary of balances and transactions with related parties at December 31, 1996 and 1995, and for each of the three years December 31, 1996:


                                DECEMBER 31,          YEAR ENDED DECEMBER 31,
                            -------------------   ------------------------------
                              1995       1996       1994       1995       1996
                            --------   --------   --------   --------   --------
                                               (in Thousands)

Accounts receivable .....   $ 18,398   $ 15,052
Notes receivable ........   $   --     $  2,307
Fuel revenue ............                         $237,541   $238,343   $269,179
Rent revenue ............                         $ 34,233   $ 35,543   $ 32,266
Other revenues ..........                         $  9,948   $  7,264   $  5,534
Cost of revenues ........                         $231,670   $239,651   $268,343


     During 1995 and 1996, the Company acquired the travel center businesses and operating assets of four and five independent operators who are related parties, respectively. Total consideration of $2,140,285 in 1995 and $3,185,000 in 1996 was paid to these operators.

     At December 31, 1995 and 1996, certain of the Company's convertible preferred shareholders are owed all of the $25,000,000 of debt related to the Company's issuance of Senior Subordinated Notes and certain mandatorily redeemable preferred shareholders are owed $20,000,000 of debt relating to the Company's issuance of Senior Secured Notes. Interest expense incurred related to debt owed to these shareholders was $4,877,000 in each of 1994, 1995 and 1996.

     Certain members of the Company's senior management have purchased common stock of the Company pursuant to management subscription agreements. (See Note 12--Other Preferred Stock, Common Stock and Other Shareholder's Equity--Repurchase Rights). As a result of such purchases, the Company has notes receivable from the management shareholders totaling $421,000 and $909,000 at December 31, 1995 and 1996, respectively.

15.  COMMITMENTS AND CONTINGENCIES

CAPITAL COMMITMENTS

     At December 31, 1996, commitments for capital expenditures for property and equipment totaled approximately $2,461,000.

ENVIRONMENTAL MATTERS

     The Company's operations and properties are subject to extensive federal, state and local laws, regulations and ordinances relating to environmental matters that (i) govern activities and operations that may have adverse environmental effects, such as discharges to air, soil and water, as well as handling,

                         TRAVELCENTERS OF AMERICA, INC.
           NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                  YEARS ENDED DECEMBER 31, 1994, 1995 AND 1996


15.  COMMITMENTS AND CONTINGENCIES (CONTINUED)

storage and disposal practices for petroleum products and solid and hazardous substances or (ii) impose liability and damages for the cost of remediating sites affected by, and damage resulting from, past spills and disposal or other releases of petroleum products and hazardous substances.

     The Company owns and uses underground storage tanks (USTs) and above-ground storage tanks (ASTs) at company-operated and operator locations to store petroleum products and waste oils. These tanks must comply with statutory and regulatory requirements regarding tank construction, integrity testing, leak detection and monitoring, overfilling and spill control, release reporting, financial assurance and corrective action in case of a release from a UST or AST into the environment. To meet minimum federal requirements, all existing USTs owned by the Company must conform to certain construction requirements, have installed tank leak detection systems, and have installed corrosion protection and spill-overfill prevention equipment by December 22, 1998. The Company has established a program of tank replacement and equipment installation to meet the requirements by that time.

     While the costs of compliance for these matters have not had a material adverse impact on the Company, it is impossible to predict accurately the ultimate effect these changing laws and regulations may have on the Company in the future. The Company incurred capital expenditures, maintenance, remediation and other environmental related costs of approximately $2,224,000, $3,968,000 and $7,172,000 in 1994, 1995 and 1996, respectively.

     As part of each of the National and TA Acquisitions, the Company negotiated environmental agreements with the sellers, pursuant to which Unocal and BP each indemnified the Company for a period of eleven years from the acquisition dates for the remediation of any environmental contamination present at any of the acquired locations as of the acquisition dates and which required Unocal and BP to directly pay any required remediation costs. The environmental agreements with Unocal and BP expire on April 14, 2004 and December 11, 2004 respectively.

     In connection with the acquisitions, Phase I investigations were conducted at all of the acquired travel centers. Pursuant to the environmental agreements, Phase II investigations on all sites are required to be completed by the year 2000. As of December 31, 1996, 31 Phase II investigations were in progress and 84 had been completed. The Company is now evaluating the results of these investigations to establish what, if any, remedial actions will be required and are notifying federal, state and local authorities regarding any contamination that is discovered. The Company expects that the remaining 18 investigations will be completed by 1998. Unocal and the Company agreed to share the costs of the Phase II environmental investigations to be conducted at the National Network locations, with the Company's share of such costs limited to $500,000, which has been fully paid, for all of such investigations. The environmental agreements further provide that Unocal and BP are directly responsible for all such costs and expenses incurred for remediation of environmental contamination (based on the standards in effect on the date the remedial action is completed), for bringing the facilities into compliance with environmental laws (based on requirements in effect as of the respective acquisition dates) and for any other environmental liabilities that arise out of conditions at, or ownership or operations of, the Network prior to the respective acquisition dates. In addition, Unocal and BP are continuing remedial actions regarding conditions identified at certain travel centers prior to the acquisitions by the Company. Unocal and BP do not have any responsibility for any environmental liabilities arising out of the ownership and operations of the Network after April 14, 1993 and December 9, 1993 respectively, unless such liabilities are a result of conditions existing at the time of the National and TA Acquisitions. There can be no assurance that, if additional environmental claims or liabilities arise under the environmental agreements, Unocal or BP would not dispute the Company's claims for indemnification thereunder.

                         TRAVELCENTERS OF AMERICA, INC.
           NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                  YEARS ENDED DECEMBER 31, 1994, 1995 AND 1996


15.  COMMITMENTS AND CONTINGENCIES (CONTINUED)

     The Company is in the process of resolving alleged violations of wastewater discharge permits in several states relating to travel center operations and is conducting investigatory and/or remedial actions with respect to petroleum product releases that have occurred subsequent to the acquisition at 21 travel centers. Remediation activities have been completed at other travel centers and the Company anticipates no further actions to be required by the respective state agencies in regard to those matters at those locations. Most of the wastewater discharge notices have been resolved by the Company without penalty. However, given the status of the proceedings with respect to matters still pending, ultimate investigative and remediation costs cannot accurately be predicted. The Company expects that some or all of any fines paid or costs incurred in connection with the wastewater discharge violations noted above will be paid by Unocal and BP pursuant to the environmental agreements.

     The Company has estimated the current ranges of remediation costs at currently active sites and what it believes will be its ultimate share for such costs after required indemnification and remediation is performed by Unocal and BP under the environmental agreements and has recorded a reserve of $745,000, for such matters. While it is not possible to quantify with certainty the environmental exposure, in the opinion of management, the potential liability, beyond that considered in the reserve, for all environmental proceedings, based on information known to date, will not have a material adverse effect on the financial condition, results of operations or liquidity of the Company.

PENDING LITIGATION

     In connection with the acquisition of the Network, the Company acquired six travel centers located in California that are currently members of the Network. In January 1993, the operators of four of these travel centers (the "California Plaintiffs") commenced litigation against Unocal and the Company in California state court seeking, among other things, specific performance by Unocal of their alleged rights, either under the California Business and Professions Code (the "California Statute") or, in the alternative, pursuant to alleged statements made by Unocal, to purchase their travel centers at a fair market price and seeking compensatory and punitive damages against the Company and others for both tortious interference with the California Plaintiffs' alleged rights and civil conspiracy. The operator of a fifth California travel center also asserted a purchase right, but never filed suit. This property, together with the four properties operated by the California Plaintiffs, are referred to herein as the "California Properties".

     Under the asset purchase agreements pursuant to which the Company acquired the California Properties from Unocal, and related agreements, (i) the Company purchased the California Properties for $39 million and (ii) Unocal agreed to indemnify the Company for, among other things, claims arising under the California Statute arising out of or resulting from the sale of the California Properties, including any amounts ("Excess Amounts") by which the original purchase price paid by the Company for the California Properties exceeds the price at which the Company might be ordered by a court to resell such properties. Pursuant to such agreements, Unocal is not required to indemnify the Company for awards of punitive damages. The Company cannot predict whether it ultimately will be required to resell any or all of the California Properties to the California operators. However, in such event, the Company would seek indemnification from Unocal for any Excess Amounts. The Company believes that the claims asserted by the operators of the California Properties against the Company are without merit and has engaged in a vigorous defense.

     During 1995, the trial commenced and two of the California Plaintiffs elected to settle their portion of the litigation with Unocal and the Company. In resolution, the Company entered into an agreement whereby the Company acquired the assets and operations of one of the related travel centers and paid

                         TRAVELCENTERS OF AMERICA, INC.
           NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                  YEARS ENDED DECEMBER 31, 1994, 1995 AND 1996


15.  COMMITMENTS AND CONTINGENCIES (CONTINUED)

approximately $900,000 for the operations and certain assets used in the operations. The other operator's issues were resolved at no cost to the Company and that operator continues to operate the travel center under the existing lease agreement.

     On May 1, 1995, the jury rendered a verdict in favor of the two remaining California Plaintiffs and against Unocal and the Company. The jury determined that the two remaining California Plaintiffs were entitled to total compensatory damages of $4,012,000, all payable by Unocal. On May 3, 1995, the jury rendered a verdict assessing punitive damages against Unocal and the Company in the amounts of $7,000,000 and $3,100,000, respectively. Also on May 3, 1995, the California State Court rendered a tentative decision in favor of Unocal and the Company on the equitable claims asserted by the California Plaintiffs and denying Plaintiffs' request for rescission of the asset purchase agreements for the related California Properties. The Company then filed motions with the trial court to enter judgement in its favor on plaintiff's damages claims notwithstanding the verdict, or in the alternative, to order a new trial. On August 1, 1995, the California Court denied the motion for judgement notwithstanding the verdict, but granted the Company's motion for a new trial on all issues. Unocal and the Company have appealed the court's denial of their motions for judgement notwithstanding the verdict, and the California Plaintiffs have appealed the court's granting of a new trial and its ruling on the equitable claims. Decisions on the pending appeals are expected by late 1997. The Company's ultimate liability in the disposition of this matter is difficult to estimate. However, it is management's belief that the outcome, while potentially material to the Company's results of operations, is not likely to have a material adverse effect on the Company's financial position.

     The Company believes all compensatory damages ultimately awarded and legal fees incurred in this matter are covered under the indemnification agreement with Unocal. Legal costs incurred by the Company through December 31, 1996 total $5,189,000, of which Unocal has paid $1,000,000 to the Company to date. Unocal has stated, however, that it may contest portions of the Company's claims for such indemnification. However, the Company believes that the effect on the financial statements of any amounts not ultimately collected from Unocal will not be material.

     In April 1996, a group of 11 operators filed a complaint which was styled as a class action lawsuit alleging that the Company or its representatives had engaged in certain inappropriate practices or activities including breach of contract and fraud in connection with acquiring and operating the Network. No specific dollar damages are claimed in the complaint, but the plaintiffs generally seek compensatory and punitive damages. In January 1997, the complaint was amended to include an additional six operators as plaintiffs and to assert the additional claims of tortious interference with contractual relations and of civil conspiracy. In 1997, settlement agreements were reached with three of the plaintiffs at an immaterial cost to the Company. The Company believes that the claims made in the complaint are baseless and intends to defend this litigation vigorously. It is management's belief that the outcome is not likely to have a material adverse effect on the Company's results of operations, financial position or liquidity.

     In addition to the above matters, the Company is the subject of, or party to, a number of pending or threatened legal actions, contingencies and commitments involving a variety of matters, including laws and regulations relating to the environment. The ultimate resolution of these contingencies could, individually or in the aggregate, be material to the Company's results of operations, but is not expected to be material to the Company's financial position or liquidity.

                         TRAVELCENTERS OF AMERICA, INC.
           NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                  YEARS ENDED DECEMBER 31, 1994, 1995 AND 1996


16.  OPERATING LEASE COMMITMENTS

     Of the 135 travel centers owned by the Company as of December 31, 1996, 77 locations are leased to independent operators, several of whom are related parties of the Company, under operating lease arrangements. These cancelable lease arrangements generally are for terms of three to five years. Rent revenue from such operating lease arrangements totaled $48,424,000, $47,840,000 and $41,762,000 for 1994, 1995 and 1996, respectively.

17.  OTHER INFORMATION

                                                                             YEAR ENDED DECEMBER 31,
                                                                         --------------------------------
                                                                           1994        1995        1996
                                                                         --------    --------    --------
                                                                                  (IN THOUSANDS)
Operating and Selling, general and administrative expenses include the following:
   Repairs and maintenance expenses ..................................   $  2,225    $  1,264    $  7,689
   Advertising expenses (net of franchisee payments) .................   $    561    $    504    $  3,110
   Taxes other than payroll and income taxes .........................   $  2,974    $  3,391    $  2,429

Interest income (expense):
   Interest expense ..................................................   $(13,918)   $(14,190)   $(15,965)
   Interest income ...................................................        675         846         729
                                                                         --------    --------    --------
                                                                         $(13,243)   $(13,344)   $(15,236)
                                                                         ========    ========    ========

18. SUPPLEMENTAL CASH FLOW INFORMATION

                                                                             YEAR ENDED DECEMBER 31,
                                                                         --------------------------------
                                                                           1994        1995        1996
                                                                         --------    --------    --------
                                                                                  (IN THOUSANDS)
Cash paid during the year for:
   Interest ..........................................................   $ 13,383    $ 14,055    $ 16,597
   Income Taxes ......................................................   $  5,987    $    482    $  1,321

     During 1995 and 1996, the Company received $3,201,000 and $3,207,000, respectively, of inventory and property and equipment in liquidation of trade accounts receivable (See Notes 2 and 19).

                         TRAVELCENTERS OF AMERICA, INC.
           NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                  YEARS ENDED DECEMBER 31, 1994, 1995 AND 1996


19. CONDENSED FINANCIAL STATEMENTS OF TAHC

     The Company's consolidated financial statements presented TAHC as held for disposition until September 30, 1996 (see Note 2). The following sets forth the condensed financial statement schedules of TAHC on a stand-alone basis.

CONDENSED BALANCE SHEET SCHEDULE:


                                                                DECEMBER 31,
                                                            --------------------
                                                              1995        1996
                                                            --------    --------
                                                               (IN THOUSANDS)
                                     ASSETS

Cash and short term investments ........................    $ 12,426    $ 13,838
Accounts receivable, net ...............................      19,622      22,532
Inventories ............................................      24,149      24,619
Other current assets ...................................       2,652       5,673
                                                            --------    --------
        Total current assets ...........................      58,849      66,662
Property and equipment, net ............................      84,150      85,015
Other noncurrent assets ................................      13,926      12,385
                                                            --------    --------

        Total assets ...................................    $156,925    $164,062
                                                            ========    ========


                      LIABILITIES AND SHAREHOLDERS' EQUITY


Accounts payable .......................................    $ 11,313    $ 10,499
Accrued liabilities ....................................      18,528      26,628
                                                            --------    --------

        Total current liabilities ......................      29,841      37,127
Long-term debt, net ....................................      81,360      74,441
Other noncurrent liabilities ...........................         387       3,431
                                                            --------    --------

        Total liabilities ..............................     111,588     114,999
Paid-in capital ........................................      37,730      37,730
Retained earnings ......................................       7,607      11,333

        Total shareholders' equity .....................      45,337      49,063
                                                            --------    --------

        Total liabilities and shareholders' equity .....    $156,925    $164,062
                                                            ========    ========

                         TRAVELCENTERS OF AMERICA, INC.
           NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                  YEARS ENDED DECEMBER 31, 1994, 1995 AND 1996


19.  CONDENSED FINANCIAL STATEMENTS OF TAHC (CONTINUED)

CONDENSED STATEMENT OF INCOME SCHEDULE:

                                                           DECEMBER 31,
                                               -----------------------------------
                                                  1994        1995         1996
                                               ---------    ---------    ---------
                                                         (IN THOUSANDS)
Revenues:
   Fuel ....................................   $ 206,971    $ 214,250    $ 284,378
   Non-fuel ................................     167,830      172,201      182,488
                                               ---------    ---------    ---------
        Total revenues .....................     374,801      386,451      466,866
Cost of sales (excluding depreciation) .....     243,447      255,999      323,636
                                               ---------    ---------    ---------

Gross profit (excluding depreciation) ......     131,354      130,452      143,230
Operating expenses .........................      93,279       92,099      100,085
Selling, general and administrative expenses      13,039       12,313       15,839
Transition and development costs ...........       1,412        1,035        1,303
Depreciation and amortization ..............       9,950       11,232       12,663
Other (income) expense, net ................         (77)          51           21
                                               ---------    ---------    ---------

   Operating income ........................      13,751       13,722       13,319
Interest expense ...........................      (7,294)      (7,523)      (7,381)
                                               ---------    ---------    ---------

   Income before income taxes ..............       6,457        6,199        5,938
Income tax expense .........................       2,468        2,445        2,212
                                               ---------    ---------    ---------

Net income .................................   $   3,989    $   3,754    $   3,726
                                               =========    =========    =========

                         TRAVELCENTERS OF AMERICA, INC.
           NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                  YEARS ENDED DECEMBER 31, 1994, 1995 AND 1996


20.  UNAUDITED PRO FORMA PRESENTATION

     The following schedules set forth the consolidated financial position and results of operations of the Company as though TAHC had not been held for disposition and instead been fully consolidated since January 1, 1994.

UNAUDITED PRO FORMA BALANCE SHEET SCHEDULE:

                                                                       DECEMBER 31,
                                                                    -------------------
                                                                      1995       1996
                                                                    --------   --------
                                                                      (IN THOUSANDS)
ASSETS
Current assets:
   Cash and short term investments ..............................   $ 15,617   $ 23,779
   Accounts receivable, net .....................................     56,858     54,371
   Inventories ..................................................     26,265     29,082
   Deferred income taxes ........................................      3,561      3,877
   Other current assets .........................................      8,939     10,530
                                                                    --------   --------
      Total current assets ......................................    111,240    121,639

Notes receivable ................................................       --        1,835
Property and equipment, net .....................................    267,229    273,219
Intangible assets ...............................................     22,265     19,657
Deferred financing costs ........................................     10,518      8,379
Other assets ....................................................      2,114      5,013
                                                                    --------   --------

      Total assets ..............................................   $413,366   $429,742
                                                                    ========   ========

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
   Revolving loans ..............................................   $   --     $ 14,000
   Current maturities of long-term debt: ........................     16,125     17,250
   Accounts payable .............................................     34,373     37,201
   Other accrued liabilities ....................................     22,230     29,422
                                                                    --------   --------

      Total current liabilities .................................     72,728     97,873

Long-term debt, net .............................................    210,226    193,185
Deferred income taxes ...........................................      9,872      9,452
Other long-term liabilities .....................................      3,133      5,914
                                                                    --------   --------

      Total liabilities .........................................    295,959    306,424
Mandatorily redeemable senior convertible participating preferred
   stock ........................................................     46,195     51,075
Other preferred stock, common stock and other shareholders'
   equity .......................................................     51,455     50,743
Retained earnings ...............................................     19,757     21,500
                                                                    --------   --------

   Total stockholders' equity ...................................     71,212     72,243
                                                                    --------   --------

      Total liabilities and shareholders' equity ................   $413,366   $429,742
                                                                    ========   ========

                         TRAVELCENTERS OF AMERICA, INC.
           NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                  YEARS ENDED DECEMBER 31, 1994, 1995 AND 1996


20.  UNAUDITED PRO FORMA PRESENTATION (CONTINUED)

UNAUDITED PRO FORMA STATEMENT OF INCOME SCHEDULE:


                                                           YEAR ENDED DECEMBER 31,
                                                   -----------------------------------------
                                                       1994          1995           1996
                                                   -----------    -----------    -----------
                                                                (IN THOUSANDS)
Revenues:
   Fuel ........................................   $   603,719    $   590,398    $   752,266
   Nonfuel .....................................       187,712        201,533        239,449
   Rent ........................................        48,424         47,840         41,762
                                                   -----------    -----------    -----------

      Total revenues ...........................       839,855        839,771      1,033,477
   Cost of revenues (excluding depreciation) ...       634,595        632,822        801,665
                                                   -----------    -----------    -----------

   Gross profit (excluding depreciation) .......       205,260        206,949        231,812
   Operating expenses ..........................       100,990        101,620        128,773
   Selling, general and administrative expenses         35,361         43,198         42,349
   Refinancing, transition and development costs         5,529          1,866          2,687
   Depreciation and amortization ...............        20,348         22,611         26,970
   Other (income) expense, net .................          (215)           247          1,324
                                                   -----------    -----------    -----------

      Income from operations ...................        43,247         37,407         29,709
   Interest income (expense), net ..............       (20,537)       (20,867)       (20,827)
                                                   -----------    -----------    -----------

      Income before provision for income taxes .        22,710         16,540          8,882
   Provision for income taxes ..................         9,029          6,614          3,349
                                                   -----------    -----------    -----------

      Net income ...............................   $    13,681    $     9,926    $     5,533
                                                   ===========    ===========    ===========


21.   SUBSEQUENT EVENTS

   On January 21, 1997, the Company's Board of Directors approved a plan to combine the operations of its National and TA Networks under the existing TA Network management. This plan provides for the divesting of certain National Network locations, the transfer of operations of all National Network company-operated locations to the TA Network and rebranding of certain National Network locations to TA . Related to this combination plan, the Company is pursuing a recapitalization. The recapitalization will, if consummated, refinance the Company's indebtedness of $225,800,000 at December 31, 1996, which will require the write-off of the remaining unamortized balance of the deferred financing costs and unamortized debt discount of $8,379,000 and $1,365,000, respectively, at December 31, 1996. Certain elements of the combination plan are dependent upon the successful recapitalization of the Company.

   As of March 6, 1997, the Company's certificate of incorporation and by-laws were amended: (i) to eliminate the supermajority voting requirements that were applicable to certain actions, (ii) to eliminate all designations of classes of common stock, the convertibility of one class of common stock into another and all class votes of holders of common stock, (iii) to change the names of the Class A Common Stock and the Class B Common Stock to Common Stock, (iv) to provide that all of the outstanding shares of preferred stock of the Company be convertible into shares of Common Stock on the same basis as they previously had been convertible into Class B Common Stock, (v) to eliminate class votes for directors and to provide that directors shall be elected by holders of common stock and voting preferred stock voting together as a class and (vi) to change the Company's name to "TravelCenters of America, Inc.". These actions did not change the numbers of shares of various classes of stock that are authorized or outstanding, nor did they alter the par value or dividend or other rights of the various classes of stock.

                         TRAVELCENTERS OF AMERICA, INC.
           NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                  YEARS ENDED DECEMBER 31, 1994, 1995 AND 1996




22.   CONDENSED CONSOLIDATING FINANCIAL STATEMENT SCHEDULES

   The following schedules set forth the consolidated balance sheets of the Company as of December 31, 1995 and 1996 and the statements of income and retained earnings and statements of cash flows of the Company for the years ended December 31, 1994, 1995 and 1996. In the following schedules, "Parent Company" refers to the unconsolidated balances of TravelCenters of America, Inc., "Guarantor Subsidiaries" refers to the combined unconsolidated balances of TA and National, and "Nonguarantor Subsidiary" refers to the balances of TAFSI. "Eliminations" represent the adjustments necessary to (a) eliminate intercompany transactions, (b) eliminate the Company's investments in its subsidiaries and
(c) present TAHC as a subsidiary held for disposition until September 30, 1996 (see Note 2).

                         TRAVELCENTERS OF AMERICA, INC.
           NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                  YEARS ENDED DECEMBER 31, 1994, 1995 AND 1996


22.   CONDENSED CONSOLIDATING FINANCIAL STATEMENT SCHEDULES (CONTINUED)



                 CONDENSED CONSOLIDATING BALANCE SHEET SCHEDULES


                                                                              DECEMBER 31, 1995
                                                -------------------------------------------------------------------------------
                                                   PARENT         GUARANTOR      NONGUARANTOR
                                                   COMPANY       SUBSIDIARIES     SUBSIDIARY      ELIMINATIONS    CONSOLIDATED
                                                -------------    -------------   -------------   -------------    -------------
                                                                           (IN THOUSANDS OF DOLLARS)

        ASSETS
Current assets:
   Cash .....................................   $        --      $      15,617   $        --     $     (12,426)   $       3,191
   Accounts receivable, net .................            --             56,475             915         (20,424)          36,966
   Inventories ..............................            --             26,265            --           (24,149)           2,116
   Deferred income taxes ....................            --              3,561            --              (769)           2,792
   Other current assets .....................            --              8,861               5          (1,877)           6,989
                                                -------------    -------------   -------------   -------------    -------------

        Total current assets ................            --            110,779             920         (59,645)          52,054
Notes receivable, net .......................            --               --              --              --               --
Property and equipment, net .................            --            267,229            --           (84,150)         183,079
Intangible assets ...........................            --             22,265            --            (9,723)          12,542
Deferred financing costs ....................            --             10,518            --            (3,614)           6,904
Investment in subsidiary held for
   disposition ..............................            --               --              --            41,484           41,484
Other assets ................................           2,500            2,114            --            (3,446)           1,168
Investment in subsidiaries ..................          82,434             --              --           (82,434)            --
                                                -------------    -------------   -------------   -------------    -------------

        Total assets ........................   $      84,934    $     412,905   $         920   $    (201,528)   $     297,231
                                                =============    =============   =============   =============    =============
        LIABILIITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
   Revolving loans ..........................   $        --      $        --     $        --     $        --      $        --
   Current maturities of long-term
      debt ..................................            --             16,125            --            (5,000)          11,125
   Accounts payable .........................             350           34,270            --           (12,254)          22,366
   Other accrued liabilities ................            --             22,214             216         (13,739)           8,691
                                                -------------    -------------   -------------   -------------    -------------

        Total current liabilities ...........             350           72,609             216         (30,993)          42,182
Long-term debt (net of unamortized
   discount) ................................            --            210,226            --           (81,360)         128,866
Deferred income taxes .......................            --              8,783            --              (377)           8,406
Other liabilities ...........................            --              5,644            --            (2,511)           3,133
                                                -------------    -------------   -------------   -------------    -------------

        Total liabilities ...................             350          297,262             216        (115,241)         182,587

Mandatorily redeemable senior
   convertible participating
   preferred stock ..........................          46,195             --              --              --             46,195

Other preferred stock, common
   stock and other shareholders'
   equity ...................................          52,709           85,033            --           (86,287)          51,455
Retained earnings ...........................         (14,320)          30,610             704            --             16,994
                                                -------------    -------------   -------------   -------------    -------------

        Total shareholders' equity ..........          38,389          115,643             704         (86,287)          68,449
                                                -------------    -------------   -------------   -------------    -------------

        Total liabilities and
           shareholders' equity .............   $      84,934    $     412,905   $         920   $    (201,528)   $     297,231
                                                =============    =============   =============   =============    =============

                         TRAVELCENTERS OF AMERICA, INC.
           NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                  YEARS ENDED DECEMBER 31, 1994, 1995 AND 1996


22.   CONDENSED CONSOLIDATING FINANCIAL STATEMENT SCHEDULES (CONTINUED)



                                                                              DECEMBER 31, 1996
                                               -------------------------------------------------------------------------------
                                                  PARENT          GUARANTOR     NONGUARANTOR
                                                  COMPANY       SUBSIDIARIES     SUBSIDIARY      ELIMINATIONS    CONSOLIDATED
                                               -------------    -------------   -------------   -------------    -------------
                                                                           (IN THOUSANDS OF DOLLARS)
        ASSETS
Current assets:
   Cash ....................................   $        --      $      23,779   $        --     $        --      $      23,779
   Accounts receivable, net ................            --             54,294           1,051            (974)          54,371
   Inventories .............................            --             29,082            --              --             29,082
   Deferred income taxes ...................            --              3,877            --              --              3,877
   Other current assets ....................             499           10,236               2            (207)          10,530
                                               -------------    -------------   -------------   -------------    -------------

        Total current assets ...............             499          121,268           1,053          (1,181)         121,639
Notes receivable, net ......................            --              1,835            --              --              1,835
Property and equipment, net ................            --            273,219            --            (3,853)         269,366
Intangible assets ..........................            --             19,657            --              --             19,657
Deferred financing costs ...................            --              8,379            --              --              8,379
Other assets ...............................           2,500            7,348            --            (4,835)           5,013
Investment in subsidiaries .................          82,434             --              --           (82,434)            --
                                               -------------    -------------   -------------   -------------    -------------

        Total assets .......................   $      85,433    $     431,706   $       1,053   $     (92,303)   $     425,889
                                               =============    =============   =============   =============    =============
        LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
   Revolving loans .........................   $        --      $      14,000   $        --     $        --      $      14,000
   Current maturities of long-term
      debt .................................            --             17,250            --              --             17,250
   Accounts payable ........................           1,555           37,945            --            (2,299)          37,201
   Other accrued liabilities ...............             450           29,553             105            (686)          29,422
                                               -------------    -------------   -------------   -------------    -------------

        Total current liabilities ..........           2,005           98,748             105          (2,985)          97,873
Long-term debt (net of unamortized
   discount) ...............................            --            193,185            --              --            193,185
Deferred income taxes ......................              92            9,891            --              (531)           9,452
Other liabilities ..........................               1            8,413            --            (2,500)           5,914
                                               -------------    -------------   -------------   -------------    -------------

        Total liabilities ..................           2,098          310,237             105          (6,016)         306,424

Mandatorily redeemable senior
   convertible participating
   preferred stock .........................          51,075             --              --              --             51,075

Other preferred stock, common
   stock and other shareholders'
   equity ..................................          51,997           85,033            --           (86,287)          50,743
Retained earnings ..........................         (19,737)          36,436             948            --             17,647
                                               -------------    -------------   -------------   -------------    -------------

        Total shareholders' equity .........          32,260          121,469             948         (86,287)          68,390
                                               -------------    -------------   -------------   -------------    -------------

        Total liabilities and
           shareholders' equity ............   $      85,433    $     431,706   $       1,053   $     (92,303)   $     425,889
                                               =============    =============   =============   =============    =============

                         TRAVELCENTERS OF AMERICA, INC.
           NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                  YEARS ENDED DECEMBER 31, 1994, 1995 AND 1996

22.   CONDENSED CONSOLIDATING FINANCIAL STATEMENT SCHEDULES (CONTINUED)




   CONDENSED CONSOLIDATING STATEMENT OF INCOME AND RETAINED EARNINGS SCHEDULES


                                                                   YEAR ENDED DECEMBER 31, 1994
                                       ---------------------------------------------------------------------------------
                                          PARENT          GUARANTOR      NONGUARANTOR
                                          COMPANY       SUBSIDIARIES       SUBSIDIARY     ELIMINATIONS      CONSOLIDATED
                                       -------------    -------------    -------------    -------------    -------------
                                                                     (In Thousands of Dollars)
Revenues:
   Fuel ............................   $        --      $     603,719             --      $    (206,971)   $     396,748
   Nonfuel .........................            --            186,292            1,420         (167,830)          19,882
   Rent ............................            --             48,424             --               --             48,424
                                       -------------    -------------    -------------    -------------    -------------

   Total revenues ..................            --            838,435            1,420         (374,801)         465,054
Cost of revenues (excluding
   depreciation) ...................            --            634,595             --           (243,447)         391,148
                                       -------------    -------------    -------------    -------------    -------------

Gross profit (excluding
   depreciation) ...................            --            203,840            1,420         (131,354)          73,906

Operating expenses .................            --            100,990             --            (93,279)           7,711
Selling, general and
    administrative .................             526           33,896              939          (13,039)          22,322
Refinancing, transition and
   development costs ...............            --              5,529             --             (1,412)           4,117
Depreciation and amortization ......            --             20,348             --             (9,950)          10,398
Other (income) expense, net ........            --               (215)            --                 77             (138)
                                       -------------    -------------    -------------    -------------    -------------

Income from operations .............            (526)          43,292              481          (13,751)          29,496
Interest (expense), net ............            --            (20,537)            --              7,294          (13,243)
                                       -------------    -------------    -------------    -------------    -------------

Income before provision for income
   taxes ...........................            (526)          22,755              481           (6,457)          16,253
Provision for income taxes .........            (205)           9,065              169           (2,468)           6,561
                                       -------------    -------------    -------------    -------------    -------------

Net income .........................            (321)          13,690              312           (3,989)           9,692
   Less: preferred dividends .......          (4,880)            --               --               --             (4,880)
Retained earnings (deficit) -
   beginning of the year ...........          (4,138)           7,281                4            3,989            7,136
                                       -------------    -------------    -------------    -------------    -------------

Retained earnings (deficit) - end of
   the year ........................   $      (9,339)   $      20,971    $         316    $        --      $      11,948
                                       =============    =============    =============    =============    =============

                         TRAVELCENTERS OF AMERICA, INC.
           NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                  YEARS ENDED DECEMBER 31, 1994, 1995 AND 1996


22.   CONDENSED CONSOLIDATING FINANCIAL STATEMENT SCHEDULES (CONTINUED)




                                                                   YEAR ENDED DECEMBER 31, 1995
                                        --------------------------------------------------------------------------------
                                           PARENT          GUARANTOR      NONGUARANTOR
                                           COMPANY       SUBSIDIARIES       SUBSIDIARY    ELIMINATIONS     CONSOLIDATED
                                        -------------    -------------    -------------   -------------    -------------
                                                                     (In Thousands of Dollars)
Revenues:
   Fuel .............................   $        --      $     590,398             --     $    (214,250)   $     376,148
   Nonfuel ..........................            --            199,968            1,565        (172,201)          29,332
   Rent .............................            --             47,840             --              --             47,840
                                        -------------    -------------    -------------   -------------    -------------

   Total revenues ...................            --            838,206            1,565        (386,451)         453,320
Cost of revenues (excluding
   depreciation) ....................            --            632,822             --          (255,999)         376,823
                                        -------------    -------------    -------------   -------------    -------------

Gross profit (excluding
   depreciation) ....................            --            205,384            1,565        (130,452)          76,497

Operating expenses ..................            --            101,620             --           (92,099)           9,521
Selling, general and
   administrative ...................             168           42,080              950         (12,313)          30,885
Refinancing, transition and
   development costs ................            --              1,866             --            (1,035)             831
Depreciation and amortization .......            --             22,611             --           (11,232)          11,379
Other (income) expense, net .........            --                247             --               (51)             196
Income of subsidiary held for
   disposition ......................            --               --               --            (6,199)          (6,199)
                                        -------------    -------------    -------------   -------------    -------------

Income from operations ..............            (168)          36,960              615          (7,523)          29,884
Interest (expense), net .............            --            (20,867)            --             7,523          (13,344)
                                        -------------    -------------    -------------   -------------    -------------

Income before provision for income
   taxes ............................            (168)          16,093              615            --             16,540
Provision for income taxes ..........             (67)           6,454              227            --              6,614
                                        -------------    -------------    -------------   -------------    -------------

Net income ..........................            (101)           9,639              388            --              9,926
   Less: preferred dividends ........          (4,880)            --               --              --             (4,880)
Retained earnings (deficits) -
   beginning of the year ............          (9,339)          20,971              316            --             11,948
                                        -------------    -------------    -------------   -------------    -------------

Retained earnings (deficits) - end of
   the year .........................   $     (14,320)   $      30,610    $         704   $        --      $      16,994
                                        =============    =============    =============   =============    =============

                         TRAVELCENTERS OF AMERICA, INC.
           NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                  YEARS ENDED DECEMBER 31, 1994, 1995 AND 1996

22.   CONDENSED CONSOLIDATING FINANCIAL STATEMENT SCHEDULES (CONTINUED)



                                                              YEAR ENDED DECEMBER 31, 1996
                                    --------------------------------------------------------------------------------
                                       PARENT          GUARANTOR       NONGUARANTOR
                                       COMPANY       SUBSIDIARIES       SUBSIDIARY    ELIMINATIONS      CONSOLIDATED
                                    -------------    -------------    -------------   -------------    -------------
                                                               (In Thousands of Dollars)
Revenues:
   Fuel .........................   $        --      $     752,266             --     $    (202,054)   $     550,212
   Nonfuel ......................            --            238,067            1,382        (138,171)         101,278
   Rent .........................            --             41,762             --              --             41,762
                                    -------------    -------------    -------------   -------------    -------------

   Total revenues ...............            --          1,032,095            1,382        (340,225)         693,252
Cost of revenues (excluding
   depreciation) ................            --            801,665             --          (233,439)         568,226
                                    -------------    -------------    -------------   -------------    -------------

Gross profit (excluding
   depreciation) ................            --            230,430            1,382        (106,786)         125,026

Operating expenses ..............            --            128,773             --           (74,772)          54,001
Selling, general and
   administrative ...............             736           40,613            1,000         (11,546)          30,803
Refinancing, transition and
   development costs ............            --              2,687             --              (490)           2,197
Depreciation and amortization ...            --             26,970             --            (9,132)          17,838
Other (income) expense, net .....            --              1,324             --              --              1,324
Income of subsidiary held for
   disposition ..................            --               --               --            (5,255)          (5,255)
                                    -------------    -------------    -------------   -------------    -------------

Income from operations ..........            (736)          30,063              382          (5,591)          24,118
Interest (expense), net .........            --            (20,827)            --             5,591          (15,236)
                                    -------------    -------------    -------------   -------------    -------------

Income before provision for
   income taxes .................            (736)           9,236              382            --              8,882
Provision for income taxes ......            (199)           3,410              138            --              3,349
                                    -------------    -------------    -------------   -------------    -------------

Net income ......................            (537)           5,826              244            --              5,533
   Less: preferred dividends ....          (4,880)            --               --              --             (4,880)
Retained earnings (deficit) -
   beginning of the year ........         (14,320)          30,610              704            --             16,994
                                    -------------    -------------    -------------   -------------    -------------

Retained earnings (deficit) - end
   of the year ..................   $     (19,737)   $      36,436    $         948   $        --      $      17,647
                                    =============    =============    =============   =============    =============

                         TRAVELCENTERS OF AMERICA, INC.
           NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                  YEARS ENDED DECEMBER 31, 1994, 1995 AND 1996

22.   CONDENSED CONSOLIDATING FINANCIAL STATEMENT SCHEDULES (CONTINUED)



                 CONSOLIDATED STATEMENT OF CASH FLOWS SCHEDULES

                                                                YEAR ENDED DECEMBER 31, 1994
                                     --------------------------------------------------------------------------------
                                        PARENT          GUARANTOR      NONGUARANTOR
                                        COMPANY        SUBSIDIARIES     SUBSIDIARY     ELIMINATIONS      CONSOLIDATED
                                     -------------    -------------    -------------   -------------    -------------
                                                                (IN THOUSANDS OF DOLLARS)
CASH FLOWS (USED IN) PROVIDED
   BY OPERATING ACTIVITIES:          $         (54)   $      32,376    $        --     $      (5,965)   $      26,357
                                     -------------    -------------    -------------   -------------    -------------

CASH FLOWS FROM INVESTING
   ACTIVITIES:
   Proceeds from sales of property
      and equipment ..............            --              1,277             --            (1,277)            --
   Capital expenditures ..........            --            (20,841)            --             9,848          (10,993)
                                     -------------    -------------    -------------   -------------    -------------

      Net cash used in investing
        activities ...............            --            (19,564)            --             8,571          (10,993)
                                     -------------    -------------    -------------   -------------    -------------

CASH FLOWS FROM FINANCING
   ACTIVITIES:
   Revolving loan borrowings .....            --              1,000             --              --              1,000
   Revolving loan repayments .....            --             (1,000)            --              --             (1,000)
   Long-term debt repayments .....            --             (5,500)            --             2,000           (3,500)
   Other .........................              54             --               --              --                 54
                                     -------------    -------------    -------------   -------------    -------------

      Net cash (used in) provided
        by financing activities ..              54           (5,500)            --             2,000           (3,446)
                                     -------------    -------------    -------------   -------------    -------------

        Net increase in cash .....            --              7,312             --             4,606           11,918

Cash at the beginning of the year             --             28,527             --           (24,948)           3,579
                                     -------------    -------------    -------------   -------------    -------------

Cash at the end of the year ......   $        --      $      35,839    $        --     $     (20,342)   $      15,497
                                     =============    =============    =============   =============    =============

                         TRAVELCENTERS OF AMERICA, INC.
           NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                  YEARS ENDED DECEMBER 31, 1994, 1995 AND 1996

22.   CONDENSED CONSOLIDATING FINANCIAL STATEMENT SCHEDULES (CONTINUED)



                                                                YEAR ENDED DECEMBER 31, 1995
                                     ---------------------------------------------------------------------------------
                                        PARENT          GUARANTOR      NONGUARANTOR
                                        COMPANY        SUBSIDIARIES     SUBSIDIARY      ELIMINATIONS      CONSOLIDATED
                                     -------------    -------------    -------------    -------------    -------------
                                                                (IN THOUSANDS OF DOLLARS)
CASH FLOWS (USED IN) PROVIDED
   BY OPERATING ACTIVITIES:          $          66    $      27,341    $        --      $      (7,971)   $      19,436
                                     -------------    -------------    -------------    -------------    -------------


CASH FLOWS FROM INVESTING
   ACTIVITIES:
   Acquisitions of network assets             --               (575)            --               --               (575)
   Proceeds from sales of property
      and equipment ..............            --              1,770             --               (366)           1,404
   Capital expenditures ..........            --            (32,183)          12,253             --            (19,930)
   Refund of purchase price ......            --              1,500             --               --              1,500
                                     -------------    -------------    -------------    -------------    -------------

      Net cash used in investing
        activities ...............            --            (29,488)            --             11,887          (17,601)
                                     -------------    -------------    -------------    -------------    -------------

CASH FLOWS FROM FINANCING
   ACTIVITIES:
   Long-term debt repayments .....            --            (18,075)            --              4,000          (14,075)
   Other .........................             (66)            --               --               --                (66)
                                     -------------    -------------    -------------    -------------    -------------

      Net cash (used in) provided
        by financing activities ..             (66)         (18,075)            --              4,000          (14,141)
                                     -------------    -------------    -------------    -------------    -------------

        Net increase (decrease) in
           cash ..................            --            (20,222)            --              7,916          (12,306)

Cash at the beginning of the year             --             35,839             --            (20,342)          15,497
                                     -------------    -------------    -------------    -------------    -------------

Cash at the end of the year ......   $        --      $      15,617    $        --      $     (12,426)   $       3,191
                                     =============    =============    =============    =============    =============

                         TRAVELCENTERS OF AMERICA, INC.
           NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                  YEARS ENDED DECEMBER 31, 1994, 1995 AND 1996

22.   CONDENSED CONSOLIDATING FINANCIAL STATEMENT SCHEDULES (CONTINUED)







                                                                   YEAR ENDED DECEMBER 31, 1996
                                        --------------------------------------------------------------------------------
                                           PARENT          GUARANTOR      NONGUARANTOR
                                           COMPANY        SUBSIDIARIES     SUBSIDIARY     ELIMINATIONS      CONSOLIDATED
                                        -------------    -------------    -------------   -------------    -------------
                                                                   (IN THOUSANDS OF DOLLARS)
CASH FLOWS (USED IN) PROVIDED
   BY OPERATING ACTIVITIES:             $         712    $      38,763    $        --     $     (11,855)   $      27,620
                                        -------------    -------------    -------------   -------------    -------------

CASH FLOWS FROM INVESTING
   ACTIVITIES:
   Acquisitions of network assets ...            --             (2,352)            --              --             (2,352)
   Proceeds from sales of property
      and equipment .................            --                965             --              (322)             643
   Capital expenditures .............            --            (27,089)            --             6,544          (20,545)
                                        -------------    -------------    -------------   -------------    -------------

      Net cash used in investing
        activities ..................            --            (28,476)            --             6,222          (22,254)
                                        -------------    -------------    -------------   -------------    -------------

CASH FLOWS FROM FINANCING
   ACTIVITIES:
   Revolving loan borrowings ........            --             14,000             --              --             14,000
   Long-term debt repayments ........            --            (16,125)            --             3,750          (12,375)
   Reconsolidation of subsidiary
      previously held for disposition            --               --               --            14,309           14,309
   Other ............................            (712)            --               --              --               (712)
                                        -------------    -------------    -------------   -------------    -------------

      Net cash (used in) provided
        by financing activities .....            (712)          (2,125)            --            18,059           15,222
                                        -------------    -------------    -------------   -------------    -------------

        Net increase in cash ........            --              8,162             --            12,426           20,588

Cash at the beginning of the year ...            --             15,617             --           (12,426)           3,191
                                        -------------    -------------    -------------   -------------    -------------

Cash at the end of the year .........   $        --      $      23,779    $        --     $        --      $      23,779
                                        =============    =============    =============   =============    =============

                        REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors
and Shareholder of
TA Operating Corporation

   In our opinion, the accompanying consolidated balance sheet and the related consolidated statements of income and retained earnings and of cash flows present fairly, in all material respects, the financial position of TA Operating Corporation and its subsidiary at December 31, 1995 and 1996, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1996, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

/s/ PRICE WATERHOUSE LLP

PRICE WATERHOUSE LLP

Pittsburgh, Pennsylvania
March 6, 1997

                            TA OPERATING CORPORATION

                           CONSOLIDATED BALANCE SHEET



                                                                                   DECEMBER 31,
                                                                               -------------------
                                                                                 1995       1996
                                                                               --------   --------
                                                                            (IN THOUSANDS OF DOLLARS)
                                                       ASSETS
Current assets:
   Cash and short term investments .........................................   $ 12,426   $ 13,838
   Accounts receivable (less allowance for doubtful accounts of
      $341 for 1995 and $393 for 1996) .....................................     19,622     22,532
   Inventories .............................................................     24,149     24,619
   Deferred income taxes ...................................................        769        600
   Other current assets ....................................................      1,883      5,073
                                                                               --------   --------

        Total current assets ...............................................     58,849     66,662
   Property and equipment, net .............................................     84,150     85,015
   Intangible assets .......................................................      9,723      8,133
   Deferred financing costs ................................................      3,614      3,084
   Deferred income taxes ...................................................         41        534
   Other assets ............................................................        548        634
                                                                               --------   --------

        Total assets .......................................................   $156,925   $164,062
                                                                               ========   ========

                                        LIABILITIES AND SHAREHOLDER'S EQUITY
Current liabilities:
   Accounts payable ........................................................   $ 11,313   $ 10,499
   Other accrued liabilities ...............................................     13,388     19,129
   Taxes payable to parent .................................................        140        499
   Long-term debt due within one year ......................................      5,000      7,000
                                                                               --------   --------

        Total current liabilities ..........................................     29,841     37,127
   Commitments and contingencies (Note 10)
   Long-term debt, less unamortized discount ...............................     81,360     74,441
   Other long-term liabilities .............................................         11      3,122
   Deferred income taxes ...................................................        376        309
                                                                               --------   --------

        Total liabilities ..................................................    111,588    114,999
   Shareholder's equity
      Common stock (1,000 shares authorized, $0.01 par value; 100
        shares issued) .....................................................       --         --
      Additional paid-in capital ...........................................     37,730     37,730
      Retained earnings ....................................................      7,607     11,333
                                                                               --------   --------

        Total shareholder's equity .........................................     45,337     49,063
                                                                               --------   --------

        Total liabilities and shareholder's equity .........................   $156,925   $164,062
                                                                               ========   ========


              The accompanying notes are an integral part of these consolidated financial statements.

                            TA OPERATING CORPORATION

             CONSOLIDATED STATEMENT OF INCOME AND RETAINED EARNINGS


                                                           YEAR ENDED DECEMBER 31,
                                                     -----------------------------------
                                                       1994          1995         1996
                                                     ---------    ---------    ---------
                                                           (IN THOUSANDS OF DOLLARS)
Revenues:
   Fuel ..........................................   $ 206,971    $ 214,250    $ 284,378
   Food offerings ................................      50,007       51,753       55,596
   Merchandise ...................................      28,186       27,909       27,663
   Service sales .................................      53,718       53,598       58,280
   Other .........................................      35,919       38,941       40,949
                                                     ---------    ---------    ---------
   Total revenues ................................     374,801      386,451      466,866
Cost of revenues (excluding depreciation) ........     243,447      255,999      323,636
                                                     ---------    ---------    ---------
Gross profit (excluding depreciation) ............     131,354      130,452      143,230
Operating expenses ...............................      93,279       92,099      100,085
Selling, general and administrative expenses .....      13,039       12,313       15,839
Refinancing, transition and development costs ....       1,412        1,035        1,303
Depreciation and amortization ....................       9,950       11,232       12,663
Other (income) expense, net ......................         (77)          51           21
                                                     ---------    ---------    ---------

Income from operations ...........................      13,751       13,722       13,319
Interest (expense), net ..........................      (7,294)      (7,523)      (7,381)
                                                     ---------    ---------    ---------

Income before provision for income taxes .........       6,457        6,199        5,938
Provision for income taxes .......................       2,468        2,445        2,212
                                                     ---------    ---------    ---------

Net income .......................................       3,989        3,754        3,726
                                                     ---------    ---------    ---------

Retained earnings (deficit) at beginning of period        (136)       3,853        7,607
                                                     ---------    ---------    ---------

Retained earnings at end of period ...............   $   3,853    $   7,607    $  11,333
                                                     =========    =========    =========

              The accompanying notes are an integral part of these consolidated financial statements.

                            TA OPERATING CORPORATION

                      CONSOLIDATED STATEMENT OF CASH FLOWS


                                                                    YEAR ENDED DECEMBER 31,
                                                                --------------------------------
                                                                  1994        1995        1996
                                                                --------    --------    --------
                                                                   (IN THOUSANDS OF DOLLARS)
CASH FLOW FROM OPERATING ACTIVITIES:
     Net income .............................................   $  3,989    $  3,754    $  3,726
     Adjustments to reconcile net income to net cash provided
         by operating activities:
         Depreciation and amortization ......................      9,950      11,232      12,663
         Deferred income taxes ..............................        (38)       (107)       (391)
         (Gain) loss on sales of property and equipment .....        (77)         51          21
         Changes in assets and liabilities:
              Accounts receivable ...........................     (1,954)       (221)     (2,910)
              Inventories ...................................     (2,956)     (1,085)       (470)
              Other current assets ..........................       (473)         97      (3,190)
              Accounts payable and accrued liabilities ......     (2,441)     (5,895)      5,287
              Other long-term liabilities ...................       --          --         3,111
              Other--net ....................................        (35)        145        (160)
                                                                --------    --------    --------

              Net cash provided by operating activities .....      5,965       7,971      17,687
                                                                --------    --------    --------

CASH FLOWS FROM INVESTING ACTIVITIES:
     Proceeds from sales of property and equipment ..........      1,277         366         325
     Capital expenditures ...................................     (9,848)    (12,253)    (11,600)
                                                                --------    --------    --------

              Net cash used in investing activities .........     (8,571)    (11,887)    (11,275)
                                                                --------    --------    --------

CASH FLOWS FROM FINANCING ACTIVITIES:
     Repayments of long-term debt ...........................     (2,000)     (4,000)     (5,000)
                                                                --------    --------    --------

              Net cash used in financing activities .........     (2,000)     (4,000)     (5,000)
                                                                --------    --------    --------

Net increase (decrease) in cash .............................     (4,606)     (7,916)      1,412
Cash at beginning of year ...................................     24,948      20,342      12,426
                                                                --------    --------    --------

Cash at end of year .........................................   $ 20,342    $ 12,426    $ 13,838
                                                                ========    ========    ========

Cash paid during the year for interest ......................   $  7,971    $  8,272    $  8,030
Cash paid during the year for income taxes ..................   $  2,302    $  2,789    $  1,961

              The accompanying notes are an integral part of these consolidated financial statements.

                            TA OPERATING CORPORATION

                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                  YEARS ENDED DECEMBER 31, 1994, 1995 AND 1996


1.   BUSINESS DESCRIPTION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     TA Operating Corporation (the Company) is a wholly-owned subsidiary of TA Holdings Corporation ("TAHC"), itself a wholly-owned subsidiary of TravelCenters of America, Inc., formerly National Auto/Truckstops Holdings Corporation (TravelCenters), that was incorporated on December 10, 1993 to acquire ("the Acquisition") the travel center network assets ("the Network") of BP Exploration and Oil Company ("BP"). The Company is a nationwide marketer of truck and auto fuels and related products and services through a network of 48 full-service travel centers and two stand-alone repair shops operated under the "TA" and "Truckstops of America" trademarks in 27 states, primarily concentrated in the Midwest and Southeast. Of the 48 network locations at December 31, 1996, the Company owns or leases and operates 40 locations. The remaining 8 locations are owned and operated by independent franchisees of the Company. The Company participates (50% interest) in a joint venture called TABB, which markets the Company's products and services, as well as those of the Company's partner, to trucking fleets as though the two networks were one. TABB provides the fleets with expanded network coverage through the addition of 19 truckstops in 9 states and centralized billing services. The Company also operates a centralized distribution center (the "Packaged Products Services Center" or "PPSC"). The Company includes in its consolidated statements the accounts of its wholly-owned subsidiary, TA Franchise Systems Inc.

USE OF ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent and other liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

REVENUE RECOGNITION

     Revenue from and related costs of sales of fuel, services and non-fuel products are recognized at the time of sale to consumers.

     Initial franchise fees are recognized as revenue when the Company has substantially performed its obligations. Continuing franchise and royalty revenues are recognized as the fees are earned and become receivable from the franchisee.

     The Company, through a strategic alliance, includes in both revenues and cost of sales amounts resulting from consignment sales of the strategic alliance partner's diesel fuel. The strategic alliance partner delivers diesel fuel to the Company and it is re-sold pursuant to joint marketing arrangements with fleets. The consignment sales accounted for less than 1 percent, 8 percent and 13 percent of fuel revenues for the years ended December 31, 1994, 1995 and 1996, respectively.

INVENTORIES

     Inventories are stated at cost, which approximates market value, cost being determined on the first in, first out basis for petroleum products and principally as the weighted average costs for non-fuel merchandise.

                            TA OPERATING CORPORATION

                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                  YEARS ENDED DECEMBER 31, 1994, 1995 AND 1996


1.   BUSINESS DESCRIPTION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
(CONTINUED)

PROPERTY AND EQUIPMENT

     Property and equipment are stated at cost, initially determined in accordance with purchase accounting principles and based largely on independent professional appraisals.

     Depreciation is computed on a straight-line basis over the following estimated useful lives of the assets:


  Buildings and site improvements.................................    15 years
  Pumps and underground storage tanks.............................     5 years
  Machinery and equipment.........................................   3-5 years
  Furniture and fixtures..........................................   5-7 years


     Repair and maintenance costs are charged to expense as incurred, while major renewals and betterments are capitalized. The cost and related accumulated depreciation of property and equipment sold, replaced or otherwise disposed of are removed from the accounts. Any resulting gains or losses are recognized in operations.

DEFERRED FINANCING COSTS AND INTANGIBLE ASSETS

     Deferred financing costs were recorded in conjunction with the acquisition and are being amortized on a basis approximating the interest method over the lives of the related debt instruments, ranging from 7 years to 10 years. The intangible assets are being amortized on a straight-line basis over the lives of the contractual agreements giving rise to them (see Note 4).

ADVERTISING COSTS

     Costs of advertising are expensed as incurred.

CLASSIFICATION OF COSTS AND EXPENSES

     Costs of sales represent the costs of fuels and other products sold, including freight. Operating expenses consist primarily of labor, maintenance, supplies, utilities, warehousing, purchasing and occupancy costs. Development expenses represent nonrecurring costs incurred to primarily acquire and establish new Network locations. Transition expenses represent the nonrecurring costs incurred by the Company in establishing itself as an entity separate from BP, consisting primarily of costs to implement computerized information systems for functions previously provided by BP.

INCOME TAXES

     Deferred income tax assets and liabilities are established to reflect the future tax consequences of carryforwards and differences between the tax bases and financial bases of assets and liabilities.

     All members of the TravelCenters affiliated group are included in the consolidated U. S. income tax return filed by TravelCenters. The Company determines its provision for federal and state income taxes, and its current and deferred tax assets and liabilities, on a separate return basis with the benefit of deductions and credits limited to amounts actually utilized by TravelCenters in the consolidated tax

                            TA OPERATING CORPORATION

                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                  YEARS ENDED DECEMBER 31, 1994, 1995 AND 1996


1.   BUSINESS DESCRIPTION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
(CONTINUED)

return filings. As a result, income taxes payable are not necessarily comparable to those that would have resulted had the Company filed separate tax returns. Current U.S. tax liabilities, as determined under the tax allocation agreement, are payable to TravelCenters while state tax liabilities are generally payable directly to the states.

CASH AND CASH EQUIVALENTS

     For purposes of the statement of cash flows, the Company considers all highly liquid investments with an initial maturity of 3 months or less to be cash equivalents.

DERIVATIVE INSTRUMENTS

     On a limited basis, the Company engages in commodity risk management activities within the normal course of its business as an end-user of derivative instruments. These commodity-based instruments are used to manage exposure to price fluctuations related to the anticipated purchase of diesel fuel.

     Changes in market value of derivative instruments are deferred and are subsequently recognized in income in the same period as the underlying transaction. Recorded deferred gains or losses are reflected within other current assets or other current liabilities.

     At December 31, 1995 and 1996 the amount of open derivative contracts and the related fair market value and deferred gains and losses were immaterial.

FAIR VALUE OF FINANCIAL INSTRUMENTS

     The following methods and assumptions were used to estimate the fair value of each class of financial instruments for which it is practicable to estimate that value:

         Cash and short term investments, accounts receivable and accounts payable: The fair value of financial instruments classified as current assets or liabilities approximates carrying value due to the short-term maturity of the instruments.

         Long-term debt: The fair value of the Company's long-term debt is estimated based on the current borrowing rates available to the Company for financings with similar terms and maturities.
     (See Note 6.)

EARNINGS PER SHARE

     Because the Company is a wholly-owned subsidiary of TravelCenters, earnings per share is meaningless and, accordingly, has not been presented.

                            TA OPERATING CORPORATION

                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                  YEARS ENDED DECEMBER 31, 1994, 1995 AND 1996


2.   INVENTORIES

     Inventories consist of the following:

                                                              DECEMBER 31,
                                                        ------------------------
                                                          1995            1996
                                                        --------        --------
                                                             (IN THOUSANDS)

Nonfuel merchandise ............................        $ 22,638        $ 22,677
Petroleum products .............................           1,511           1,942
                                                        --------        --------

   Total inventories ...........................        $ 24,149        $ 24,619
                                                        ========        ========

3.   PROPERTY AND EQUIPMENT

     Property and equipment consist of the following:

                                                              DECEMBER 31,
                                                        ------------------------
                                                          1995            1996
                                                        --------        --------
                                                             (IN THOUSANDS)

Land and land improvements .....................        $ 11,744        $ 11,449
Buildings and improvements .....................          56,367          61,489
Machinery, equipment and furniture .............          25,818          31,218
Construction in progress .......................           6,561           7,317
                                                        --------        --------

   Total cost ..................................         100,490         111,473
   Less-accumulated depreciation ...............          16,340          26,458
                                                        --------        --------

      Property and equipment, net ..............        $ 84,150        $ 85,015
                                                        ========        ========
4.  INTANGIBLE ASSETS

     Intangible assets consist of the following:


                                                              DECEMBER 31,
                                                        ------------------------
                                                          1995            1996
                                                        --------        --------
                                                             (IN THOUSANDS)

Noncompetition agreement .......................        $  9,000        $  9,000
Leasehold interest .............................           1,724           1,724
Trademarks .....................................           2,313           2,313
                                                        --------        --------

Total cost .....................................          13,037          13,037
Less: accumulated amortization .................           3,314           4,904
                                                        --------        --------

Intangible assets, net .........................        $  9,723        $  8,133
                                                        ========        ========


     As part of the acquisition, the Company entered into a noncompetition agreement with BP pursuant to which BP agreed to refrain from re-entering the truckstop business for a period of seven years from the acquisition date. The intangible asset related to the noncompetition agreement represents the present value of the estimated operating cash flows the Company would lose due to competition

                            TA OPERATING CORPORATION

                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                  YEARS ENDED DECEMBER 31, 1994, 1995 AND 1996


4.   INTANGIBLE ASSETS (CONTINUED)

resulting from BP's re-entry into the truckstop market were BP not constrained from doing so. The noncompetition agreement has a term of seven years. The intangible asset related to leaseholds represents the value, obtained through the Acquisition, of favorable lease provisions at one Network location. The intangible asset related to trademarks relates primarily to the Company's purchase from BP of the "Truckstops of America" and "Country Pride" trademarks, service marks, trade names and commercial symbols.

     The intangible assets for the noncompetition agreement, leasehold interest and trademarks are being amortized over seven, 11 1/2 and 15 years, respectively.

5.   OTHER ACCRUED LIABILITIES

     Other accrued liabilities consist of the following:



                                                               DECEMBER 31,
                                                           ---------------------
                                                             1995         1996
                                                           -------       -------
                                                              (IN THOUSANDS)

Taxes payable, other than income taxes .............       $ 2,814       $ 3,244
Accrued wages and benefits .........................         3,431         4,742
Other accrued liabilities ..........................         7,143        11,143
                                                           -------       -------

Total other accrued liabilities ....................       $13,388       $19,129
                                                           =======       =======

6.   LONG-TERM DEBT

     Long-term debt consists of the following:

                                                                  DECEMBER 31,
                                                              ------------------
                                         INTEREST
                                           RATE     MATURITY    1995      1996
                                         --------   -------   -------   --------
                                                                 (IN THOUSANDS)

Senior secured term loans (a) .........  variable      2000   $47,000   $42,000
Senior secured notes (b) ..............      8.63      2002    25,000    25,000
Subordinated notes (c) ................     12.00      2003    15,000    15,000
                                                              -------   -------

   Total ..............................                        87,000    82,000
      Less--amounts due within one year                         5,000     7,000
      Less--unamortized discount ......                           640       559
                                                              -------   -------

        Total long-term debt ..........                       $81,360   $74,441
                                                              =======   =======

----------------------


(a) On December 9, 1993, the Company entered into a $73,000,000 Credit Agreement with a group of banks. This Credit Agreement consists of three components: term loans of a maximum $53,000,000, swingline loans not to exceed $3,000,000, and revolving loans not to exceed $20,000,000 (including

                            TA OPERATING CORPORATION

                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                  YEARS ENDED DECEMBER 31, 1994, 1995 AND 1996


6.   LONG-TERM DEBT (CONTINUED)

     any swingline loans outstanding and letters of credit issued). There have been no borrowings under the swingline loan or revolving loan commitments to date. Payments of principal, interest and commitment fees related to the Credit Agreement are scheduled at each quarter end in installments of principal ranging from $500,000 to $4,000,000, with the first payment made on March 31, 1994, and the last payment due on December 9, 2000; in addition, annual prepayments of principal may be required based on excess cash flows generated by the Company. Commitment fees are calculated as 1/2 of 1 percent on the average daily unused amount on the revolving loan commitment. There were $1,529,000 of outstanding letters of credit under the Credit Agreement at December 31, 1996.

     Under the terms of the Credit Agreement, the Company is required to maintain certain financial covenants, including minimum interest coverage, minimum debt service coverage, minimum consolidated net worth, minimum current ratio, maximum leverage ratio and maximum amounts of annual capital expenditures.

     Interest accrues at variable rates based on either an alternate base rate
     (ABR) or an adjusted London Interbank Offered Rate (LIBOR). The rate at which interest accrues is calculated as either the ABR rate plus 1 3/4 percent or the LIBOR rate plus 2 3/4 percent. Management has the option to select which rate is to be applied at the beginning of each loan period, the term of which varies from 1 day to 6 months. Upon meeting certain conditions, the spread added to the baseline rates can be reduced to 1 1/2 percent and 2 1/2 percent, respectively. The average effective rates for the years ended December 31, 1995 and 1996 were 9.1 percent and 8.9 percent, respectively.

(b) On December 9, 1993, the Company issued $25,000,000 of Senior Secured Notes. Interest payments on these notes are due semiannually on June 10 and December 10. Optional prepayments are allowed under the note purchase agreement and required payments are due on December 10, 2001 and 2002 in the amount of $12,500,000 each, such amounts to be reduced by certain other prepayments. In the event of prepayments, the Company may be subject to the make-whole provision of the note agreement, which requires payment of a prepayment premium to the noteholders.

(c) On December 10, 1993, the Company issued $15,000,000 of Subordinated Notes. Interest payments on these notes are due semiannually on June 10 and December 10. Optional prepayments are allowed, under certain circumstances, under the note purchase agreement, any such payments reducing the required payment due December 10, 2003. The holders of the Subordinated Notes also received 80,520 shares of TravelCenters' common stock, resulting in a discount of $805,000 to the principal balance of the Subordinated Notes.

     The obligations described above are guaranteed by TAHC and TravelCenters.

     The borrowings under the Credit Agreement and Senior Secured Notes are secured by mortgages on all of the property and equipment acquired by the Company as a result of the BP acquisition in the manner described in the Master Collateral and Intercreditor Agreement negotiated between the lending banks under the Credit Agreement and the Senior Secured Note purchasers. In the event of a change in control of the Company, the total amount outstanding under the three debt agreements described above may be declared immediately due and payable.

                            TA OPERATING CORPORATION

                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                  YEARS ENDED DECEMBER 31, 1994, 1995 AND 1996


6.   LONG-TERM DEBT (CONTINUED)

     No indebtedness of the Company imposes any financial covenants on the Company that are more restrictive than those discussed above for the Credit Agreement. All covenants for all indebtedness have been met as of and for the period ended December 31, 1996.

     Scheduled payments of long-term debt in the next five years are, $7,000,000 in 1997, $8,000,000 in 1998, $11,000,000 in 1999, $16,000,000 in 2000 and
$12,500,000 in 2001.

     Based on the borrowing rates currently available to the Company for bank loans and other indebtedness with similar terms and average maturities, the fair value of long-term debt at December 31, 1995 and 1996, approximates the recorded value.

7.   LEASE COMMITMENTS

     The Company has entered into lease agreements for certain of its travel center locations, the PPSC and various office space, computer and office equipment and vehicles. Most long-term leases include renewal options and, in certain cases, purchase options. Future minimum rental payments required under all operating leases that have remaining noncancelable lease terms in excess of one year as of December 31, 1996, were as follows:



  YEAR ENDING
  DECEMBER 31,                                                  (IN THOUSANDS)
  ---------------
  1997.........................................................     $3,459
  1998.........................................................      3,527
  1999.........................................................      3,400
  2000.........................................................      3,171
  2001.........................................................      2,969
  Thereafter...................................................     30,842
                                                                   -------
                                                                   $47,368
                                                                   =======

     Total rental expenses on all operating leases was $2,725,000 $2,424,000 and $2,799,000 for the years ended December 31, 1994, 1995 and 1996, respectively.

8.   INCOME TAXES

     Income tax provision (benefit) consists of the following:


                                                  YEAR ENDED DECEMBER 31,
                                            -----------------------------------
                                              1994         1995           1996
                                            -------       -------       -------
                                                      (IN THOUSANDS)
   Federal ...........................      $ 2,231       $ 2,064       $ 2,189
   State .............................          275           488           414
                                            -------       -------       -------
                                            $ 2,506       $ 2,552       $ 2,603
                                            -------       -------       -------
Deferred:
   Federal ...........................      $  (251)      $  (179)      $  (355)
   State .............................          213            72           (36)
                                            -------       -------       -------
                                                (38)         (107)         (391)
                                            -------       -------       -------
      Income tax expense .............      $ 2,468       $ 2,445       $ 2,212
                                            =======       =======       =======

                            TA OPERATING CORPORATION

                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                  YEARS ENDED DECEMBER 31, 1994, 1995 AND 1996


8.   INCOME TAXES (CONTINUED)

     The difference between taxes calculated at the U.S. federal statutory tax rate of 35 percent and the Company's total income tax provision is as follows:

                                                                  YEAR ENDED DECEMBER 31,
                                                               -----------------------------
                                                                1994       1995       1996
                                                               -------    -------    -------
                                                                     (IN THOUSANDS)
U.S. federal statutory rate applied to income before tax....   $ 2,260    $ 2,170    $ 2,079
State income taxes, net of federal income tax effect .......       317        364        247
General business tax credits ...............................      (263)      (113)       (98)
Other ......................................................       154         24        (16)
                                                               -------    -------    -------
                                                               $ 2,468    $ 2,445    $ 2,212
                                                               =======    =======    =======


     Deferred income tax assets and liabilities resulted from the following:


                                                                  YEAR ENDED
                                                                  DECEMBER 31,
                                                               -----------------
                                                                1995       1996
                                                               ------     ------
                                                                 (IN THOUSANDS)
Deferred tax assets:
   Receivables ...........................................     $  147     $  169
   Inventory .............................................        317        254
   Intangibles ...........................................      3,480      3,475
   Deferred revenue ......................................        105          0
   Minimum tax credit ....................................      1,067      1,046
   General business credits (expiring 2009-2011) .........        538        769
   Federal benefit of state deferred tax liabilities .....         81         69
   Other accruals ........................................        534        694
                                                               ------     ------

        Total tax deferred assets ........................      6,269      6,476
                                                               ------     ------
Deferred tax liabilities:
   Property and equipment ................................      5,835      5,651
                                                               ------     ------

        Total deferred tax liabilities ...................      5,835      5,651
                                                               ------     ------

        Net deferred tax assets ..........................     $  434     $  825
                                                               ======     ======

     Tax returns of TravelCenters for 1993 through 1996 are subject to examination by the Internal Revenue Service and state tax authorities. The Company believes it has made adequate provision for income taxes and interest which may become payable for years not yet examined. TravelCenters expects to generate sufficient future taxable income to realize the benefit of the Company's net deferred tax assets.

                            TA OPERATING CORPORATION

                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                  YEARS ENDED DECEMBER 31, 1994, 1995 AND 1996


9.   RELATED PARTY TRANSACTIONS

     At December 31, 1995 and 1996 certain affiliates of certain of TravelCenters' convertible preferred and common shareholders hold all of the Company's Subordinated Notes. Interest expense related to this debt was $1,800,000 for 1994, 1995 and 1996.

     Certain members of the Company's senior management participate in TravelCenters' 1993 Stock Incentive Plan. TravelCenters' common stock obtained as a result of the exercise of the options is subject to call and put rights at formula prices upon termination of employment. The formula prices are based on the consolidated operating results and consolidated indebtedness of TravelCenters. Those members of the Company's senior management have been granted options for 267,181 TravelCenters' shares at exercise prices ranging from $10.00 per share to $28.56 per share. A portion of the options vest at the end of each year in the five year period ending December 31, 1998, based on attainment of certain specified Company financial objectives, no more quickly than ratably from the date of grant through December 31, 1997. Based on the Company's financial performance 126,939 and 197,061 options were vested at December 31, 1995 and 1996, respectively. Options that fail to vest by December 31, 1998 shall be forfeited and vested options must be exercised within ten years of the date of grant. The purchase price at December 31, 1996 used to determine compensation expense related to these options was $15.69 per share. Compensation expense recognized by the Company in relation to these options for the years ended December 31, 1994, 1995 and 1996 was $64,000, $35,000 and
$254,000, respectively.

     Certain members of the Company's senior management have purchased common stock of TravelCenters pursuant to management subscription agreements. As a result of such purchases, the Company has notes receivable from the management shareholders totaling $425,000 at December 31, 1995 and 1996. TravelCenters has the right to repurchase, and the employees have the right to require TravelCenters to repurchase at formula prices, the common stock, upon the termination of employment. The formula prices are based on the consolidated operating results and consolidated indebtedness of TravelCenters. The relevant formula price at December 31, 1996 was $15.69 per Share. Based upon the terms of the agreements, these management shares are non-compensatory.

10.   COMMITMENTS AND CONTINGENCIES

COMMITMENTS


     At December 31, 1996, outstanding commitments for capital expenditures for property and equipment totaled approximately $1,500,000.


ENVIRONMENTAL MATTERS

     The Company's operations and properties are subject to extensive federal, state and local laws, regulations and ordinances relating to environmental matters that (i) govern activities and operations that may have adverse environmental effects, such as discharges to air, soil and water, as well as handling, storage and disposal practices for petroleum products and solid and hazardous substances or (ii) impose liability and damages for the costs of cleaning up sites affected by, and damage resulting from, past spills and disposal or other releases of petroleum products and hazardous substances.

                            TA OPERATING CORPORATION

                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                  YEARS ENDED DECEMBER 31, 1994, 1995 AND 1996


10.   COMMITMENTS AND CONTINGENCIES (CONTINUED)

     The Company owns and uses underground (USTs) and above ground (ASTs) storage tanks to store petroleum products and waste oils. These tanks must comply with statutory and regulatory requirements regarding tank construction, integrity testing, leak detection and monitoring, overfilling and spill control, release reporting, financial assurance and corrective action in case of a release from a UST or AST into the environment. To meet minimum federal requirements, all existing USTs owned by the Company must conform to certain construction requirements, have installed tank leak detection systems, and have installed corrosion protection and spill/overfill prevention equipment by December 22, 1998. The Company has in place a program of tank replacement and equipment installation to meet these requirements. Capital expenditures of approximately $2,000,000 through 1998 will be made to comply with the regulations.

     While the costs of compliance for these matters have not had a material adverse impact on the Company, it is impossible to predict accurately the ultimate effect these changing laws and regulations may have on the Company in the future. During the years ended December 31, 1994, 1995, and 1996, the Company made environmental related expenditures of approximately $390,000, $556,000 and $435,000, respectively. The Company estimates environmental related expenditures, including capital items, remediation and compliance costs, will total approximately $1,400,000 during 1997.

     The Company arranges the transportation of petroleum fuels from supplier terminals to all of its locations except two at which the Company provides its own transportation. For all Company-arranged fuel deliveries, licensed common carriers are contracted for that transportation.

     As part of the Acquisition, the Company and BP negotiated an environmental agreement, pursuant to which BP will provide remediation services to the Company for a period of 11 years for any environmental contamination present at any of the acquired locations as of the acquisition date. In connection with the Acquisition, Phase I and Phase II investigations of 41 Company-owned locations, including 3 locations not operating at the time of the Acquisition, were conducted. The environmental agreement provides that BP is directly responsible for all costs and expenses incurred for remediation of environmental contamination (based on the standards in effect on the date the remedial action is completed), for bringing the facilities into compliance with environmental laws (based on requirements in effect as of December 11, 1993) and for any other environmental liabilities that arise out of conditions at, or ownership or operations of, the Network prior to December 11, 1993. In addition, BP is continuing remedial actions regarding conditions it had identified at certain locations prior to the Acquisition. BP does not have any responsibility for any environmental liabilities arising out of the ownership and operations of the Network after December 11, 1993, and the environmental agreement expires on December 11, 2004. There can be no assurance that, if additional environmental claims or liabilities arise under the environmental agreement, BP would not dispute the Company's claims for indemnification thereunder.

     The Company is conducting investigatory and/or remedial actions with respect to fuel oil product releases and/or spills and wastewater discharges that have occurred subsequent to the Acquisition at several locations. The Company expects that some or all of any fines paid or costs incurred in connection with the matters noted above will be paid by BP pursuant to the environmental agreement.

     The Company has estimated the current ranges of remediation costs at currently active sites and what it believes will be its ultimate share of such costs after required indemnification and remediation is performed by BP under the environmental agreement and a provision for environmental related costs has been recorded. At December 31, 1996, the amount accrued for future environmental related costs was $68,000.

                            TA OPERATING CORPORATION

                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                  YEARS ENDED DECEMBER 31, 1994, 1995 AND 1996


11.   OTHER INFORMATION

                                                                   YEAR ENDED DECEMBER 31,
                                                                -----------------------------
                                                                 1994        1995       1996
                                                                -------    -------    -------
                                                                       (IN THOUSANDS)
Operating and Selling, general and administration expense
   include the following:
   Repairs and maintenance expenses .........................   $ 6,313    $ 5,987    $ 6,439
   Advertising expenses .....................................   $ 2,779    $ 2,983    $ 2,870
Interest income (expense)--net is comprised of the following:
   Interest expense .........................................   $(8,123)   $(8,484)   $(8,097)
   Interest income ..........................................       829        961        716
                                                                -------    -------    -------
                                                                $(7,294)   $(7,523)   $(7,381)
                                                                =======    =======    =======


12.   SUBSEQUENT EVENT

     On January 21, 1997 the Board of Directors of TravelCenters approved a plan to combine the operations of the Company with those of National Auto/Truckstops, Inc., TravelCenters other wholly-owned subsidiary. As part of the combination plan, the Company's subsidiary will become a direct subsidiary of TravelCenters. Related to the combination plan, TravelCenters is pursuing a recapitalization that will, if consummated, extinguish the Company's indebtedness of $82,000,000 at December 31, 1996, which will result in the write-off of the unamortized balance of deferred financing costs and unamortized debt discount of $3,084,000 and $559,000, respectively.

                        REPORT OF INDEPENDENT ACCOUNTANTS



To the Board of Directors
and Shareholder of
NATIONAL Auto/Truckstops, Inc.

     In our opinion, the accompanying balance sheet and the related statements of income and retained earnings and of cash flows present fairly, in all material respects, the financial position of NATIONAL Auto/Truckstops, Inc. at December 31, 1995 and 1996, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 1996, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

/s/ PRICE WATERHOUSE LLP

PRICE WATERHOUSE LLP
Pittsburgh, Pennsylvania
March 6, 1997

                         NATIONAL AUTO/TRUCKSTOPS, INC.

                                  BALANCE SHEET


                                                                                   DECEMBER 31,
                                                                               -------------------
                                                                                 1995       1996
                                                                               --------   --------
                                                                                (IN THOUSANDS OF
                                                                                     DOLLARS)
                                                       ASSETS
Current assets:
Cash .......................................................................   $  3,191   $  9,941
   Accounts receivable (less allowance for doubtful accounts of
      $2,920 for 1995 and $3,109 for 1996) .................................     36,966     31,839
   Inventories .............................................................      2,116      4,463
   Deferred income taxes ...................................................      2,792      3,277
   Other current assets ....................................................      6,983      5,165
                                                                               --------   --------

        Total current assets ...............................................     52,048     54,685
Notes receivable, net ......................................................       --        1,835
Property and equipment, net ................................................    183,079    188,204
Intangible assets ..........................................................     12,542     11,524
Deferred financing costs ...................................................      6,904      5,295
Other assets ...............................................................      1,525      6,180
                                                                               --------   --------

        Total assets .......................................................   $256,098   $267,723
                                                                               ========   ========

                                        LIABILITIES AND SHAREHOLDER'S EQUITY
Current liabilities:
   Revolving loan ..........................................................   $   --     $ 14,000
   Current maturities of long-term debt ....................................     11,125     10,250
   Accounts payable ........................................................     22,366     26,577
   Other accrued liabilities ...............................................      8,691      9,925
                                                                               --------   --------

        Total current liabilities ..........................................     42,182     60,752
Commitments and Contingencies (Note 12)
Note payable to parent .....................................................      2,500      2,500
Long-term debt (net of unamortized discount) ...............................    128,866    118,744
Deferred income taxes ......................................................      8,407      9,582
Other long-term liabilities ................................................      3,133      2,791
                                                                               --------   --------

        Total liabilities ..................................................    185,088    194,369
                                                                               --------   --------

Shareholder's equity:
   Common stock, $0.01 par value, 1,000 shares authorized, 10 shares
      issued and outstanding ...............................................       --         --
   Additional paid-in capital ..............................................     47,303     47,303
   Retained earnings .......................................................     23,707     26,051
                                                                               --------   --------

        Total shareholder's equity .........................................     71,010     73,354
                                                                               --------   --------

        Total liabilities and shareholder's equity .........................   $256,098   $267,723
                                                                               ========   ========

                    The accompanying notes are an integral part of these financial statements.

                         NATIONAL AUTO/TRUCKSTOPS, INC.

                    STATEMENT OF INCOME AND RETAINED EARNINGS



                                                    YEAR ENDED DECEMBER 31,
                                               -----------------------------------
                                                 1994         1995         1996
                                               ---------    ---------    ---------
                                                   (IN THOUSANDS OF DOLLARS)
Revenues:
   Fuel ....................................   $ 396,748    $ 376,148    $ 467,888
   Nonfuel .................................      19,882       29,332       56,961
   Rent ....................................      48,424       47,840       41,762
                                               ---------    ---------    ---------
Total revenues .............................     465,054      453,320      566,611
Cost of revenues (excluding depreciation) ..     391,148      376,823      478,029
                                               ---------    ---------    ---------
Gross profit (excluding depreciation) ......      73,906       76,497       88,582
Operating expenses .........................       7,711        9,521       28,688
Selling, general and administrative expenses      21,796       30,717       25,774
Refinancing costs ..........................       4,117          831        1,384
Depreciation and amortization ..............      10,398       11,379       14,307
Other (income) expense .....................        (138)         196        1,303
                                               ---------    ---------    ---------

Income from operations .....................      30,022       23,853       17,126
Interest (expense), net ....................     (13,243)     (13,344)     (13,446)
                                               ---------    ---------    ---------
Income before provision for income taxes ...      16,779       10,509        3,680
Provision for income taxes .................       6,766        4,236        1,336
                                               ---------    ---------    ---------

Net income .................................      10,013        6,273        2,344
Retained earnings-beginning of the year ....       7,421       17,434       23,707
                                               ---------    ---------    ---------

Retained earnings-end of the year ..........   $  17,434    $  23,707    $  26,051
                                               =========    =========    =========


                    The accompanying notes are an integral part of these financial statements.

                         NATIONAL AUTO/TRUCKSTOPS, INC.

                             STATEMENT OF CASH FLOWS


                                                                                     YEAR ENDED DECEMBER 31,
                                                                                 --------------------------------
                                                                                   1994        1995        1996
                                                                                 --------    --------    --------
                                                                                     (IN THOUSANDS OF DOLLARS)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income ...................................................................   $ 10,013    $  6,273    $  2,344
Adjustments to reconcile net income to net cash provided by
   operating activities:
      Depreciation and amortization ..........................................     10,398      11,379      14,307
      Deferred income taxes ..................................................      2,502       1,800         690
      Provision for doubtful accounts ........................................      1,169       2,589       2,255
      Loss on sale of property and equipment .................................       --           351       1,438
      Changes in assets and liabilities, adjusted for the effects of acquisitions of network assets and the reconsolidation of a subsidiary previously held for disposition:
        Accounts receivable ..................................................      2,354      (3,756)     (2,936)
        Inventories ..........................................................       (332)        284        (132)
        Other assets .........................................................      1,250      (4,848)        325
        Accounts payable .....................................................      6,608       5,043       4,211
        Other liabilities ....................................................     (7,551)        255      (1,426)
                                                                                 --------    --------    --------

      Net cash provided by operating activities ..............................     26,411      19,370      21,076

CASH FLOWS FROM INVESTING ACTIVITIES:
   Acquisitions of network assets ............................................       --          (575)     (2,352)
   Proceeds from sales of property and equipment .............................       --         1,404         640
   Capital expenditures ......................................................    (10,993)    (19,930)    (15,489)
   Refund of purchase price ..................................................       --         1,500        --
                                                                                 --------    --------    --------

      Net cash used in investing activities ..................................    (10,993)    (17,601)    (17,201)
                                                                                 --------    --------    --------

CASH FLOWS FROM FINANCING ACTIVITIES:
   Revolving loan borrowings .................................................      1,000        --        14,000
   Revolving loan payments ...................................................     (1,000)       --          --
   Long-term debt repayments .................................................     (3,500)    (14,075)    (11,125)
                                                                                 --------    --------    --------

      Net cash (used in) provided by financing activities ....................     (3,500)    (14,075)      2,875
                                                                                 --------    --------    --------

      Net increase (decrease) in cash ........................................     11,918     (12,306)      6,750
Cash at the beginning of the period ..........................................      3,579      15,497       3,191
                                                                                 --------    --------    --------

Cash at the end of the period ................................................   $ 15,497    $  3,191    $  9,941
                                                                                 ========    ========    ========

                    The accompanying notes are an integral part of these financial statements.

                         NATIONAL AUTO/TRUCKSTOPS, INC.

                        NOTES TO THE FINANCIAL STATEMENTS
                  YEARS ENDED DECEMBER 31, 1994, 1995 AND 1996


1.   BUSINESS DESCRIPTION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     NATIONAL Auto/Truckstops, Inc. (the Company), is a wholly-owned subsidiary of TravelCenters of America Inc., formerly NATIONAL Auto/Truckstops Holdings Corporation (TravelCenters), and was incorporated on October 29, 1992, to acquire the travel center network assets (the Acquisition) of Union Oil Company of California (Unocal). The Company is a nationwide marketer of truck and auto fuels and related products and services through a network (the Network) of 122 full-service travel centers operated under the "Unocal 76" trademark in 36 states. Of the 122 network locations at December 31, 1996, the Company owns 95 locations, 77 of which are leased to independent operators. During 1996, the Company took over the operation of 10 locations from independent operators. At December 31, 1996 the Company operates 18 of the locations. The remaining 27 locations are owned by others and operated by independent franchisees with whom the Company has contractual arrangements to supply motor fuels and related products and services. The Company purchases and resells diesel fuel, gasoline to consumers, commercial fleets, operators and independent franchisees; provides fleet credit card and customer information services through its proprietary ACCESS 76 system, conducts centralized purchasing programs; creates promotional programs and otherwise assists the operators and franchisees in providing service to commercial fleets and the motoring public.

     The Company grants credit to its customers and may require letters of credit or other collateral.

     As of December 31, 1996, 71 of the operators and 20 of the franchisees had entered into franchise agreements with the Company. The remaining operators and franchisees continue to operate under fuel supply and lease agreements transferred and assigned to the Company by Unocal as part of the Acquisition.

USE OF ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

REVENUE RECOGNITION

     Fuel sales and related costs are recognized at the time of delivery of motor fuel and other products to customers at either the terminal or the leased and reseller locations and at the time of final sale to consumers at the owned and operated locations and at those locations that operate under fuel consignment agreements.

     Franchise and royalty revenues are recognized at the point such revenues are earned, typically when collectible and when the Company has fulfilled substantially all of its obligations under the related agreements.

INVENTORIES

     Inventories are stated at cost, which approximates market value, cost being determined on the first in, first out basis for petroleum products and principally as the weighted average costs for non-fuel merchandise.

                         NATIONAL AUTO/TRUCKSTOPS, INC.

                  NOTES TO THE FINANCIAL STATEMENTS (CONTINUED)
                  YEARS ENDED DECEMBER 31, 1994, 1995 AND 1996


1.   BUSINESS DESCRIPTION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
(CONTINUED)

PROPERTY AND EQUIPMENT

     Property and equipment are stated at cost, initially determined in accordance with purchase accounting principles and based largely on independent professional appraisals. Depreciation is computed on a straight-line basis over the following estimated useful lives of the assets:


  Buildings and site improvements...............................      25 years
  Pumps and underground storage tanks...........................      10 years
  Machinery and equipment.......................................    5-10 years
  Furniture and fixtures........................................      10 years

     Repair and maintenance costs are charged to expense as incurred, while major renewals and betterments are capitalized. The cost and related accumulated depreciation of property and equipment sold, replaced or otherwise disposed are removed from the accounts. Any resulting gains or losses are recognized in operations.

DEFERRED FINANCING COSTS AND INTANGIBLE ASSETS

     Deferred financing costs were recorded in conjunction with the Network acquisition and are being amortized on a basis approximating the interest method over the lives of the related debt instruments, ranging from five to ten years. The intangible assets are being amortized on a straight-line basis over their estimated useful lives, principally the terms of the related contractual agreements giving rise to them (See Note 5).

ADVERTISING COSTS

     Costs of advertising are expensed as incurred.

CLASSIFICATION OF COSTS AND EXPENSES

     Cost of revenues represents the costs of fuels and other products sold, including freight. Operating expenses consist primarily of labor, maintenance, supplies, utilities, purchasing and occupancy costs. Refinancing expenses represent nonrecurring costs incurred in attempts to refinance the Company's indebtedness.

ENVIRONMENTAL REMEDIATION

     The Company provides for remediation costs and penalties when the responsibility to remediate is probable and the amount of associated costs is reasonably determinable. Generally, the timing of remediation accruals coincides with completion of a feasibility study or the commitment to a formal plan of action. If recoveries of remediation costs from third parties are probable, a receivable is recorded. Accruals are not recorded for the costs of remediation activities undertaken on behalf of the Company by Unocal, and at Unocal's sole expense (See Note 12).

                         NATIONAL AUTO/TRUCKSTOPS, INC.

                  YEARS ENDED DECEMBER 31, 1994, 1995 AND 1996


1.   BUSINESS DESCRIPTION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
(CONTINUED)

INCOME TAXES

     Deferred income tax assets and liabilities are established to reflect the future tax consequences of differences between the tax bases and financial statement bases of assets and liabilities.

     All members of the TravelCenters affiliated group are included in the consolidated U. S. income tax return filed by TravelCenters. The Company determines its provision for federal and state income taxes and its current and deferred tax assets and liabilities on a separate return basis with the benefit of deductions and credits limited to amounts actually utilized by TravelCenters in the consolidated tax return filings. As a result, taxes payable are not necessarily comparable to those that would have resulted had the Company filed separate returns. Current U.S. tax liabilities, as determined under the Tax Allocation Agreement, are payable to TravelCenters while state tax liabilities are generally payable directly to the states.

CASH AND CASH EQUIVALENTS

     For purposes of the statement of cash flows, the Company considers all highly liquid investments with an initial maturity of three months or less to be cash equivalents.

FAIR VALUE OF FINANCIAL INSTRUMENTS

     The following methods and assumptions were used to estimate the fair value of each class of financial instruments for which estimation is practicable:

         CASH AND SHORT-TERM INVESTMENTS, ACCOUNTS RECEIVABLE AND ACCOUNTS
     PAYABLE: The fair values of financial instruments classified as current assets or liabilities approximate the carrying values due to the short-term maturity of the instruments.

         LONG-TERM DEBT: The fair value of the Company's long-term debt is estimated based on the current borrowing rates available to the Company for financings with similar terms and maturities (see Note 8).

EARNINGS PER SHARE

     Because the Company is a wholly-owned subsidiary of TravelCenters, earnings per share data is not meaningful and, accordingly, has not been presented.

RECLASSIFICATIONS

     Certain reclassifications of prior years' data have been made in order to conform with the current year presentation.

                         NATIONAL AUTO/TRUCKSTOPS, INC.

                  NOTES TO THE FINANCIAL STATEMENTS (CONTINUED)
                  YEARS ENDED DECEMBER 31, 1994, 1995 AND 1996


2.   INVENTORIES

     Inventories consist of the following:



                                                           DECEMBER 31,
                                                    ------------------------
                                                     1995              1996
                                                    ------            ------
                                                         (IN THOUSANDS)

  Non-fuel merchandise .......................      $1,628            $3,413
  Petroleum products .........................         488             1,050
                                                    ------            ------

  Total inventories ..........................      $2,116            $4,463
                                                    ======            ======


3.   NOTES RECEIVABLE

     During 1996, the Company entered into notes receivable agreements with certain operator and franchisee customers to finance on a long-term basis past due accounts receivable owed by those customers. Certain of these customers are related parties (See Note 11). The notes have terms ranging from six months to six years and principally accrue interest at a variable rate of the prime lending rate plus 2 percent. Notes receivable consists of the following:



                                                               DECEMBER 31, 1996
                                                               -----------------
                                                                  (IN THOUSANDS)

  Principal amount of notes outstanding .........................    $4,652
  Less: amount due within one year ..............................     1,501
                                                                     ------
                                                                      3,151
  Less: allowance for doubtful accounts .........................     1,316

  Notes receivable, net .........................................    $1,835
                                                                     ======

     The amount due within one year is included within other current assets on the balance sheet.

4.   PROPERTY AND EQUIPMENT

Property and equipment consists of the following:



                                                             DECEMBER 31,
                                                       ----------------------
                                                         1995          1996
                                                       --------      --------
                                                           (IN THOUSANDS)

  Land and land improvements .....................     $ 42,462      $ 41,003
  Buildings and improvements .....................      136,729       154,359
  Machinery, equipment and furniture .............       16,500        22,161
  Construction in progress .......................        7,538         1,330
                                                       --------      --------
  Total cost .....................................      203,229       218,853
  Less: accumulated depreciation .................       20,150        30,649
                                                       --------      --------
  Property and equipment, net ....................     $183,079      $188,204
                                                       ========      ========

                         NATIONAL AUTO/TRUCKSTOPS, INC.

                  NOTES TO THE FINANCIAL STATEMENTS (CONTINUED)
                  YEARS ENDED DECEMBER 31, 1994, 1995 AND 1996


4.   PROPERTY AND EQUIPMENT (CONTINUED)

     During 1995, the Company received from Unocal a refund of $1,500,000 of the purchase price paid in 1993 in consideration of property improvements required by the asset purchase agreement but not yet completed by Unocal. This amount was recorded as a reduction to property and equipment.

5.   INTANGIBLE ASSETS

Intangible assets consist of the following:



                                                            DECEMBER 31,
                                                        ---------------------
                                                         1995          1996
                                                        -------       -------
                                                           (IN THOUSANDS)

  Noncompetition agreement .......................      $17,200       $17,200
  Franchise goodwill .............................         --             994
                                                        -------       -------

  Total cost .....................................       17,200        18,194
  Less: accumulated amortization .................        4,658         6,670
                                                        -------       -------

  Intangible assets, net .........................      $12,542       $11,524
                                                        =======       =======

     As part of the Acquisition, the Company entered into a noncompetition agreement with Unocal pursuant to which Unocal agreed to refrain from re-entering the truckstop business for a period of 10 years from the Acquisition date. The intangible asset related to the noncompetition agreement represents the present value of the estimated operating cash flows the Company would lose due to competition resulting from Unocal's re-entry into the truckstop market were Unocal not constrained from doing so. This intangible asset is being amortized over 10 years.

     Franchise goodwill results from the acquisitions during 1996 of the businesses and operating assets related to seven travel centers previously leased to independent operators, and represents the excess amounts paid to those operators over the fair values of the tangible assets acquired. This goodwill is being amortized on a straight-line basis over fifteen years.

6.   OTHER ACCRUED LIABILITIES

     Other accrued liabilities consist of the following:



                                                              DECEMBER 31,
                                                           ------------------
                                                            1995        1996
                                                           ------      ------
                                                             (IN THOUSANDS)

  Taxes payable, other than income taxes .............     $6,110      $5,061
  Interest payable ...................................      2,191       2,169
  Other accrued liabilities ..........................        390       2,695
                                                           ------      ------

  Total other accrued liabilities ....................     $8,691      $9,925
                                                           ======      ======

                         NATIONAL AUTO/TRUCKSTOPS, INC.

                  NOTES TO THE FINANCIAL STATEMENTS (CONTINUED)
                  YEARS ENDED DECEMBER 31, 1994, 1995 AND 1996


7.   REVOLVING LOAN

         The Company has available a revolving loan facility of $25,000,000 (See
Note 8 ). The interest rate for borrowings under this line of credit is based on the bank's prime lending rate and LIBOR rates, and was 8.4 percent at December 31, 1996. The average effective interest rate for the year ended December 31, 1996 was 8.2 percent. There were no outstanding borrowings at December 31, 1995. The borrowings outstanding under this line were $14,000,000 at December 31, 1996.

8.   LONG-TERM DEBT

     Long-term debt consists of the following:



                                                                 DECEMBER 31,
                                                             -------------------
                                         INTEREST
                                           RATE    MATURITY    1995      1996
                                      ---------   ---------- --------   --------
                                                                (IN THOUSANDS)

Senior secured term loans (a) .....         (b)       1999   $ 50,925   $ 39,800
Senior secured notes (c) ..........       8.76%       2002     65,000     65,000
Subordinated notes (d) ............       12.5%       2003     25,000     25,000
                                                             --------   --------

Total .............................                           140,925    129,800
Less: amounts due within one year..                            11,125     10,250
Less: unamortized discount ........                               934        806
                                                             --------   --------

Total long-term debt ..............                          $128,866   $118,744

---------------------------

(a) On April 13, 1993, the Company entered into a $100,000,000 Credit Agreement with a group of banks. This Credit Agreement consists of three components: term loans of a maximum $70,000,000, swingline loans not to exceed $3,000,000, and revolving loans (See Note 7) not to exceed $30,000,000 (including any swingline loans outstanding). On November 5, 1993, the Company reduced the revolving portion of the Credit Agreement to $25,000,000. No borrowings under the swingline loan were outstanding at December 31, 1995 or 1996. Payments of principal, interest and commitment fees related to the Credit Agreement are due quarterly on March 31, June 30, September 30 and December 31 in installments of principal ranging from $500,000 to $5,500,000, with the last payment due on December 31, 1999. In addition, annual prepayments of principal may be required based on excess cash flows generated by the Company. At December 31, 1996, no prepayment of principal was required as a result of 1996 cash flows. Commitment fees are calculated as 1/2 of 1 percent on the average daily unused amount of the revolving loan commitment.

(b)  Interest accrues at variable rates based on either an alternate base rate
     (ABR) or an adjusted London Interbank Offered Rate (LIBOR). The rate at which interest accrues is calculated as either the ABR rate (8.25% at December 31, 1996) plus 1 3/4 percent or the LIBOR rate (5.625% at December 31, 1996) plus 2 3/4 percent. Management has the option of selecting which rate is to be applied at the beginning of each loan period, the term of which varies from one day to six months. The average effective interest rates for the years ended December 31, 1995 and 1996 were 9.4 and 9.5 percent, respectively.

                         NATIONAL AUTO/TRUCKSTOPS, INC.

                  NOTES TO THE FINANCIAL STATEMENTS (CONTINUED)
                  YEARS ENDED DECEMBER 31, 1994, 1995 AND 1996


8.   LONG-TERM DEBT (CONTINUED)

(c) On April 13, 1993, the Company issued $65,000,000 of Senior Secured Notes. Interest payments on these notes are due semiannually on April 14 and October 14. Optional prepayments are allowed under the note purchase agreement, and required payments are due on April 14, 2001 and 2002, in the amount of $32,500,000 each, such amounts to be reduced by certain other prepayments. In the event of prepayments, the Company may be subject to the make-whole provision of the note agreement (see Note 11), which requires payment of a prepayment premium to the noteholders.

(d) On April 13, 1993, the Company issued $25,000,000 of Subordinated Notes. Interest payments on these notes are due semiannually on April 14 and October 14. Optional prepayments are allowed under the note purchase agreement, any such payments reducing the required repayment due April 14, 2003. The holders of the Subordinated Notes also received warrants to purchase 128,206 shares of TravelCenters common stock.

     The obligations described above are guaranteed by TravelCenters.

     The borrowings under the Credit Agreement and Senior Secured Notes are secured by mortgages on all of the property and equipment acquired by the Company as a result of the Acquisition in the manner described in the Master Collateral and Intercreditor Agreement negotiated between the lending banks under the Credit Agreement and the Senior Secured Note purchasers. In the event of a change in control of the Company, the total amount outstanding under the three debt agreements described above may be declared immediately due and payable.

     Under the terms of the Credit Agreement and the Senior Note Purchase Agreement, the Company is required to maintain certain financial covenants, including minimum interest coverage, minimum debt service coverage, minimum net worth, minimum current ratio, maximum leverage ratio and maximum amounts of capital expenditures. On May 24, 1996, and December 31, 1996, the Credit Agreement was amended to revise certain of these covenants and the Senior Note Purchase Agreement was similarly amended. The Company was in compliance with the amended covenants at December 31, 1996.

     Under the terms of the Subordinated Note Purchase Agreement, the Company is required to maintain financial covenants that provide for minimum net worth and maximum amounts of capital expenditures. These covenants have been met as of and for the year ended December 31, 1996.

     Scheduled payments of long-term debt in the next five years are $10,250,000 in 1997; $11,625,000 in 1998; $17,925,000 in 1999; $0 in 2000 and $32,500,000 in
2001.

     Based on the borrowing rates currently available to the Company for bank loans and other indebtedness with similar terms and average maturities, the fair values of long-term debt at December 31, 1995 and 1996 approximated the recorded values.

                         NATIONAL AUTO/TRUCKSTOPS, INC.

                  NOTES TO THE FINANCIAL STATEMENTS (CONTINUED)
                  YEARS ENDED DECEMBER 31, 1994, 1995 AND 1996


9.   LEASE COMMITMENTS

     The Company has entered into lease agreements principally covering office space, computer and office equipment and vehicles. Most long-term leases include renewal options and, in certain cases, purchase options. Future minimum lease payments required under operating leases that have remaining noncancelable lease terms in excess of one year, as of December 31, 1996, were as follows:




  YEAR ENDING                                                          (IN
  DECEMBER 31,                                                      THOUSANDS)
  ------------                                                      ----------
  1997.............................................................   $628
  1998.............................................................    578
  1999.............................................................    601
  2000.............................................................    577
  2001.............................................................    572
  Thereafter.......................................................    948
                                                                    ------
                                                                    $3,904
                                                                    ======

     Total rental expenses on all operating leases were approximately $596,000, $676,000 and $657,000 for 1994, 1995 and 1996, respectively.

10.   INCOME TAXES

     The provision for income taxes is as follows:



                                                 YEAR ENDED DECEMBER 31,
                                          -------------------------------------
                                            1994          1995            1996
                                          -------        -------        -------
                                                     (IN THOUSANDS)
Current:
   Federal .......................        $ 3,635        $ 2,097        $   662
   State .........................            629            339            (16)
                                          -------        -------        -------
                                            4,264          2,436            646
                                          -------        -------        -------
Deferred:
   Federal .......................        $ 2,108        $ 1,476        $   335
   State .........................            394            324            355
                                          -------        -------        -------
                                            2,502          1,800            690
                                          -------        -------        -------
        Total ....................        $ 6,766        $ 4,236        $ 1,336
                                          =======        =======        =======

                         NATIONAL AUTO/TRUCKSTOPS, INC.

                  NOTES TO THE FINANCIAL STATEMENTS (CONTINUED)
                  YEARS ENDED DECEMBER 31, 1994, 1995 AND 1996


10.   INCOME TAXES (CONTINUED)

     The difference between taxes calculated at the U. S. federal statutory tax rate of 35 percent and the Company's total income tax provision is as follows:

                                                              YEAR ENDED DECEMBER 31,
                                                             -------------------------
                                                               1994    1995     1996
                                                             -------  -------  -------
                                                                  (IN THOUSANDS)
U. S. Federal statutory rate applied to income before tax..  $ 5,873  $ 3,678  $ 1,288
State income taxes, net of federal income tax benefit .....      665      431      220
Adjustment of prior years' taxes ..........................     --       --       (154)
Other-net .................................................      228      127      (18)
                                                             -------  -------  -------

Total .....................................................  $ 6,766  $ 4,236  $ 1,336
                                                             =======  =======  =======


     Deferred income tax assets and liabilities resulted from the following:



                                                                 DECEMBER 31,
                                                              ------------------
                                                               1995       1996
                                                              -------    -------
                                                                (IN THOUSANDS)
Deferred tax assets:
   Accounts receivable ...................................    $ 1,665    $ 2,083
   Organization and start-up costs .......................        284        156
   Federal benefit of state deferred tax liabilities .....        335        447
   Intangible assets .....................................      7,643      7,107
   Deferred revenues .....................................        915        710
   Minimum tax credit ....................................        362      1,694
   Other accrued liabilities .............................        191        413
                                                              -------    -------

        Total deferred tax assets ........................     11,395     12,610
                                                              -------    -------

Deferred tax liabilities:
   Property and equipment ................................     17,010     18,915
                                                              -------    -------

        Net deferred tax liabilities .....................    $ 5,615    $ 6,305
                                                              =======    =======

     The tax returns of TravelCenters for 1993 through 1996 are subject to examination by the Internal Revenue Service and state tax authorities. The Company believes it has made adequate provision for income taxes and interest that may become payable for years not yet examined.

11.   RELATED PARTY TRANSACTIONS

     The Company conducts a significant amount of its business with related parties. Certain shareholders of TravelCenters have an ownership interest in one or more of the franchisee customers to whom the Company sells fuel and other products and from whom the Company receives rental and/or royalty income. The transactions with affiliates are at prices and terms that are the same as for similar transactions with unrelated entities.

                         NATIONAL AUTO/TRUCKSTOPS, INC.

                 NOTES TO THE FINANCIAL STATEMENTS (CONTINUED)
                  YEARS ENDED DECEMBER 31, 1994, 1995 AND 1996


11.   RELATED PARTY TRANSACTIONS (CONTINUED)

     The following table summarizes balances and transactions with related parties at December 31, 1995 and 1996 and for each of the three years in the period ended December 31, 1996:



                                   DECEMBER 31,        YEAR ENDED DECEMBER 31,
                                ------------------  ----------------------------
                                  1995      1996      1994      1995      1996
                                --------  --------  --------  --------  --------
                                                (IN THOUSANDS)

Accounts receivable ..........  $ 18,398  $ 15,052
Notes receivable .............  $   --    $  2,307
Fuel revenue .................                      $237,541  $238,343  $269,179
Rent revenue .................                      $ 24,233  $ 35,543  $ 32,266
Other revenues ...............                      $  9,948  $  7,264  $  5,534
Cost of revenues .............                      $231,670  $239,651  $268,343

     The Company has outstanding a $2,500,000 note payable to TravelCenters which is due on April 14, 2013. This note may not be prepaid prior to maturity. TravelCenters has not charged the Company interest in regard to this note, but any amounts so charged would be at a rate to be determined by TravelCenters and would not exceed the prime lending rate.

     During 1995 and 1996, the Company acquired the travel center businesses and operating assets of four and five independent operators, who are related parties, respectively. Total consideration of $1,890,000 in 1995 and $3,185,000 in 1996 was paid to these operators.

     The Company was owed $357,000 and $1,804,000 from TravelCenters at December 31, 1995 and 1996, respectively. These amounts result from cash disbursements made by the Company on behalf of TravelCenters.

     At December 31, 1995 and 1996, certain TravelCenters' convertible preferred shareholders were owed all of the $25,000,000 of debt related to the Company's issuance of Senior Subordinated Notes and certain TravelCenters mandatorily redeemable preferred shareholders are owed $20,000,000 of debt relating to the Company's issuance of Senior Secured Notes. Interest expense incurred related to debt owed to these TravelCenters preferred shareholders was $4,877,000 in each of 1994, 1995 and 1996.

     Certain members of the Company's senior management participate in TravelCenters 1993 Stock Incentive Plan (the Plan). TravelCenters, common stock obtained as a result of the exercise of the options is subject to call and put rights at formula prices upon termination of employment. The formula prices are based on the consolidated operating results and indebtedness of TravelCenters. Those members of the Company's senior management have been granted options for 253,000 TravelCenters shares at exercise prices ranging from $10.00 to $28.56 per share. A portion of the options vest at the end of each year in the five year period ending December 31, 1997, based on the Company's attainment of certain specified financial objectives at the end of each year, but no more quickly than ratably from the date of grant through December 31, 1996. Options that fail to vest by December 31, 1997 shall be forfeited and vested options must be exercised within ten years of the date of grant. Based on the Company's financial performance, 126,500 options were vested at December 31, 1995 and 1996. The purchase price at December 31, 1996 used to determine compensation expense related to these options was $15.69 per share. Compensation expense recognized by the company in relation to these options for the years ended December 31, 1994 and 1996 was $149,000 and $78,000. No compensation expense was recognized in 1995.

                         NATIONAL AUTO/TRUCKSTOPS, INC.

                  NOTES TO THE FINANCIAL STATEMENTS (CONTINUED)
                  YEARS ENDED DECEMBER 31, 1994, 1995 AND 1996


11.   RELATED PARTY TRANSACTIONS (CONTINUED)

     Certain members of the Company's senior management have purchased common stock of TravelCenters pursuant to management subscription agreements. As a result of such purchases, the Company has notes receivable from the management shareholders totaling $421,000 at December 31, 1995 and 1996. TravelCenters has the right to repurchase, and the employees have the right to require Holdings to repurchase, at formula prices, the common stock upon termination of employment. The formula prices are based on the consolidated operating results and consolidated indebtedness of TravelCenters. The price used to determine compensation expense related to certain of these shares that are considered to be compensatory was $15.69 at December 31, 1996. Accordingly, the Company recognized compensation expense related to these shares of $336,000 in 1996. The Company did not recognize compensation expense for these agreements in 1994 or 1995 as the formula price did not exceed the purchase price of the common stock.

12.   COMMITMENTS AND CONTINGENCIES

CAPITAL COMMITMENTS

     At December 31, 1996, outstanding commitments for capital expenditures for property and equipment totaled approximately $961,000.

ENVIRONMENTAL MATTERS

     The Company's operations and properties are subject to extensive federal, state and local laws, regulations and ordinances relating to environmental matters that (i) govern activities and operations that may have adverse environmental effects, such as discharges to air, soil and water, as well as handling, storage and disposal practices for petroleum products and solid and hazardous substances or (ii) impose liability and damages for the cost of remediating sites affected by, and damage resulting from, past spills and disposal or other releases of petroleum products and hazardous substances.

     The Company owns and uses underground storage tanks (USTs) and above-ground storage tanks (ASTs) at Company-operated and operator locations to store petroleum products and waste oils. These tanks must comply with statutory and regulatory requirements regarding tank construction, integrity testing, leak detection and monitoring, overfilling and spill control, release reporting, financial assurance and corrective action in case of a release from a UST or AST into the environment. To meet minimum federal requirements, all existing USTs owned by the Company must conform to certain construction requirements, have installed tank leak detection systems, and have installed corrosion protection and spill-overfill prevention equipment by December 22, 1998. The Company has established a program of tank replacement and equipment installation to meet the requirements by that time.

     While the costs of compliance for these matters have not had a material adverse impact on the Company, it is impossible to predict accurately the ultimate effect changing laws and regulations may have on the Company in the future. The Company incurred capital expenditures, maintenance, remediation and other environmental related costs of approximately $2,224,000, $3,968,000 and $6,737,000 in 1994, 1995 and 1996, respectively.

     As part of the Acquisition, the Company and Unocal negotiated an environmental agreement, pursuant to which Unocal indemnified the Company for a period of eleven years for the remediation of any environmental contamination present at any of the acquired locations as of the acquisition date and which require Unocal to directly pay any required remediation cost. The environmental agreement expires on April 14, 2004.

                         NATIONAL AUTO/TRUCKSTOPS, INC.

                  NOTES TO THE FINANCIAL STATEMENTS (CONTINUED)
                  YEARS ENDED DECEMBER 31, 1994, 1995 AND 1996


12.   COMMITMENTS AND CONTINGENCIES (CONTINUED)

     In connection with the Acquisition, Phase I investigations of the 97 acquired travel centers were conducted. Pursuant to the environmental agreement, Phase II investigations on all sites are required to be completed by the year 2000. As of December 31, 1996, 31 Phase II investigations were in progress and 46 had been completed. Unocal and the Company are now evaluating the results of these investigations to establish what, if any, remedial actions will be required and are notifying federal, state and local authorities regarding any contamination that is discovered. The Company expects that the remaining 18 investigations will be completed by 1998. Unocal and the Company agreed to share the costs of the Phase II environmental investigations, with the Company's share of such costs limited to $500,000, which has been fully paid, for all of such investigations. The environmental agreement further provides that Unocal is directly responsible, for all such costs and expenses incurred for remediation of environmental contamination (based on the standards in effect on the date the remedial action is completed), for bringing the facilities into compliance with environmental laws (based on requirements in effect as of April 14, 1993) and for any other environmental liabilities that arise out of conditions at, or ownership or operations of, the Network prior to April 14, 1993. In addition, Unocal is continuing remedial actions regarding conditions it had identified at certain travel centers prior to the acquisition of the Network by the Company. Unocal does not have any responsibility for any environmental liabilities arising out of the ownership and operations of the Network after April 14, 1993, unless such liabilities are a result of conditions existing at the time of the Acquisition. There can be no assurance that, if additional environmental claims or liabilities arise under the environmental agreement, Unocal would not dispute the Company's claims for indemnification thereunder.

     The Company is in the process of resolving alleged violations of wastewater discharge permits in Florida, Indiana, Michigan, New Jersey, Ohio, and West Virginia relating to travel center operations, and is conducting investigatory and/or remedial actions with respect to petroleum product releases that have occurred subsequent to the acquisition at eleven travel centers. Remediation activities have been completed at twenty other travel centers and the Company anticipates no further action to be required by the respective state agencies in regard to those matters at those locations. Most of the wastewater discharge notices have been resolved by the Company without penalty. However, given the status of the proceedings with respect to matters still pending, ultimate investigative and remediation costs cannot accurately be predicted. The Company expects that some or all of any fines paid or costs incurred in connection with the wastewater discharge violations noted above will be paid by Unocal pursuant to the environmental agreement.

     The Company has estimated the current ranges of remediation costs at currently active sites and what it believes will be its ultimate share of such costs after required indemnification and remediation is performed by Unocal under the environmental agreement and has recorded a reserve of $677,000 for such matters. While it is not possible to quantify with certainty the environmental exposure, in the opinion of management, the potential liability, beyond that considered in the reserve, for all environmental proceedings, based on information known to date, will not have a material adverse effect on the financial condition, results of operations or liquidity of the Company.

PENDING LITIGATION

     In connection with the acquisition of the Network, the Company acquired six travel centers located in California that are currently members of the Network. In January 1993, the operators of four of these travel centers (the "California Plaintiffs") commenced litigation against Unocal and the Company in California state court seeking, among other things, specific performance by Unocal of their alleged rights, either under the California Business and Professions Code (the "California Statute") or, in the alternative, pursuant to alleged statements made by Unocal, to purchase their travel centers at a fair

                         NATIONAL AUTO/TRUCKSTOPS, INC.

                  NOTES TO THE FINANCIAL STATEMENTS (CONTINUED)
                  YEARS ENDED DECEMBER 31, 1994, 1995 AND 1996


12.   COMMITMENTS AND CONTINGENCIES (CONTINUED)

market price and seeking compensatory and punitive damages against the Company and others for both tortious interference with the California Plaintiffs' alleged rights and civil conspiracy. The operator of a fifth California travel center also asserted a purchase right, but never filed suit. This property, together with the four properties operated by the California Plaintiffs, are referred to herein as the "California Properties".

     Under the asset purchase agreements pursuant to which the Company acquired the California Properties from Unocal, and related agreements, (i) the Company purchased the California Properties for $39 million and (ii) Unocal agreed to indemnify the Company for, among other things, claims arising under the California Statute arising out of or resulting from the sale of the California Properties, including any amounts ("Excess Amounts") by which the original purchase price paid by the Company for the California Properties exceeds the price at which the Company might be ordered by a court to resell such properties. Pursuant to such agreements, Unocal is not required to indemnify the Company for awards of punitive damages. The Company cannot predict whether it ultimately will be required to resell any or all of the California Properties to the California operators. However, in such event, the Company would seek indemnification from Unocal for any Excess Amounts. The Company believes that the claims asserted by the operators of the California Properties against the Company are without merit and has engaged in a vigorous defense.

     During 1995, the trial commenced and two of the California Plaintiffs elected to settle their portion of the litigation with Unocal and the Company. In resolution, the Company entered into an agreement whereby the Company acquired the assets and operations of one of the related travel centers and paid approximately $900,000 for the operations and certain assets used in the operations. The other operator's issues were resolved at no cost to the Company and that operator continues to operate the travel center under the existing lease agreement.

     On May 1, 1995, the jury rendered a verdict in favor of the two remaining California Plaintiffs and against Unocal and the Company. The jury determined that the two remaining California Plaintiffs were entitled to total compensatory damages of $4,012,000, all payable by Unocal. On May 3, 1995, the jury rendered a verdict assessing punitive damages against Unocal and the Company in the amounts of $7,000,000 and $3,100,000, respectively. Also on May 3, 1995, the California State Court rendered a tentative decision in favor of Unocal and the Company on the equitable claims asserted by the California Plaintiffs and denying Plaintiffs' request for rescission of the asset purchase agreements for the related California Properties. The Company then filed motions with the trial court to enter judgment in its favor on plaintiffs' damages claims notwithstanding the verdict, or in the alternative, to order a new trial. On August 1, 1995, the California Court denied the motion for judgment notwithstanding the verdict, but granted the Company's motion for a new trial on all issues. Unocal and the Company have appealed the court's denial of their motions for judgement notwithstanding the verdict and the California Plaintiffs have appealed the court's granting of a new trial and its ruling on the equitable claims. Decisions on the pending appeals are expected by late 1997. The Company's ultimate liability in the disposition of this matter is difficult to estimate. However, it is management's belief that the outcome, while potentially material to the Company's results of operations, is not likely to have a material adverse effect on the Company's financial position.

                         NATIONAL AUTO/TRUCKSTOPS, INC.

                  NOTES TO THE FINANCIAL STATEMENTS (CONTINUED)
                  YEARS ENDED DECEMBER 31, 1994, 1995 AND 1996


12.   COMMITMENTS AND CONTINGENCIES (CONTINUED)

     The Company believes all compensatory damages ultimately awarded and legal fees incurred in this matter are covered under the indemnification agreement with Unocal. Legal costs incurred by the Company through December 31, 1996 total $5,189,000, of which Unocal has paid $1,000,000 to the Company to date. Unocal has stated, however, that it may contest portions of the Company's claims for such indemnification. However, the Company believes that the effect on the financial statements of any amounts not ultimately collected from Unocal will not be material.

     In April 1996, a group of 11 operators filed a complaint which was styled as a class action lawsuit alleging that the Company or its representatives had engaged in certain inappropriate practices or activities including breach of contract and fraud in connection with acquiring and operating the Network. No specific dollar damages are claimed in the complaint, but the plaintiffs generally seek compensatory and punitive damages. In January 1997, the complaint was amended to include an additional six operators as plaintiffs and to assert the additional claims of tortious interference with contractual relations and of civil conspiracy. In 1997, settlement agreements were reached with three of the plaintiffs at an immaterial cost to the Company. The Company believes that the claims made in the complaint are baseless and intends to defend this litigation vigorously. It is management's belief that the outcome is not likely to have a material adverse effect on the Company's results of operations, financial position or liquidity.

     In addition to the above matters, the Company is the subject of, or party to, a number of pending or threatened legal actions, contingencies and commitments involving a variety of matters, including laws and regulations relating to the environment. The ultimate resolution of these contingencies could, individually or in the aggregate, be material to the Company's results of operations, but is not expected to be material to the Company's financial position or liquidity.

13.   OPERATING LEASE COMMITMENTS

     Of the 95 travel centers owned by the Company as of December 31, 1996, 77 locations are leased to independent operators, several of whom are related parties of the Company, under operating lease arrangements. These cancelable lease arrangements generally are for terms of three to five years. Rent revenue from such operating lease arrangements totaled $48,424,000, $47,840,000 and $41,762,000 for 1994, 1995 and 1996, respectively.

14.   OTHER INFORMATION

                                                       YEAR ENDED DECEMBER 31,
                                                   ------------------------------
                                                     1994       1995       1996
                                                   --------   --------   --------
                                                           (IN THOUSANDS)
Operating and Selling, general and
   administrative expenses include the following:
   Repairs and Maintenance Expenses .............  $  2,225   $  1,264   $  1,250
   Advertising expenses (net of franchisee
      payments) .................................  $    561   $    504   $    240
   Taxes other than payroll and income taxes ....  $  2,484   $  3,271   $  2,429

Interest expense is comprised of the following:
   Interest expense .............................  $(13,918)  $(14,190)  $(13,975)
   Interest income ..............................       675        846        529
                                                   --------   --------   --------
                                                   $(13,243)  $(13,344)  $(13,446)
                                                   ========   ========   ========

                         NATIONAL AUTO/TRUCKSTOPS, INC.

                  NOTES TO THE FINANCIAL STATEMENTS (CONTINUED)
                  YEARS ENDED DECEMBER 31, 1994, 1995 AND 1996


15.    SUPPLEMENTAL CASH FLOW INFORMATION



                                                    YEAR ENDED DECEMBER 31,
                                                 -------------------------------
                                                  1994        1995         1996
                                                 -------     -------     -------
                                                         (IN THOUSANDS)
Cash paid during the year for:
   Interest ................................     $13,383     $14,055     $13,644
   Income taxes ............................     $ 5,987     $   482     $   832

     During 1995 and 1996, the Company received $3,201,000 and $3,207,000, respectively, of inventory and property and equipment in liquidation of trade accounts receivable.

16.   SUBSEQUENT EVENT

     On January 21, 1997, the Board of Directors of TravelCenters approved a plan to combine the operations of the Company with those of TravelCenters other wholly-owned subsidiary, TA Holdings Corporation (TAHC) under the existing TAHC management. This plan provides for the divesting of certain Company locations, the transfer of operations of all Company-operated locations to TAHC and rebranding of certain continuing Network locations to the "Truckstops of America" trademarks owned by TAHC. Related to the combination plan, TravelCenters is pursuing a recapitalization. The recapitalization will, if consummated, refinance the Company's indebtedness of $143,800,000 at December 31, 1996, which will require the write-off of the remaining unamortized balance of the deferred financing costs and unamortized debt discount of $5,295,000 and $806,000 at December 31, 1996, respectively. Certain elements of the combination plan are dependent upon the successful recapitalization of the Company.

                         TRAVELCENTERS OF AMERICA, INC.

                           CONSOLIDATED BALANCE SHEET

                                                                                       MARCH 31,
                                                                         DECEMBER 31,    1997
                                                                             1996     (UNAUDITED)
                                                                           --------    --------
                                                                        (IN THOUSANDS OF DOLLARS)
                                                       ASSETS
Current assets:
     Cash .............................................................    $ 23,779    $ 74,910
     Accounts receivable (less allowance for doubtful accounts of
         $3,502 for 1996 and $3,851 for 1997) .........................      54,371      56,291
     Inventories ......................................................      29,082      29,821
     Deferred income taxes ............................................       3,877       3,877
     Other current assets .............................................      10,530      10,895
                                                                           --------    --------

              Total current assets ....................................     121,639     175,794
Notes receivable, net .................................................       1,835       1,920
Property and equipment, net ...........................................     269,366     267,618
Intangible assets .....................................................      19,657      19,449
Deferred financing costs ..............................................       8,379      11,624
Other assets ..........................................................       5,013       3,426
                                                                           --------    --------

              Total assets ............................................    $425,889    $479,831
                                                                           ========    ========

                        LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
     Revolving loans ..................................................    $ 14,000    $   --
     Current maturities of long-term debt .............................      17,250         500
     Accounts payable .................................................      37,201      35,564
     Other accrued liabilities ........................................      29,422      26,416
                                                                           --------    --------

              Total current liabilities ...............................      97,873      62,480
Commitments and contingencies (Note 8)
Long-term debt (net of unamortized discount) ..........................     193,185     290,000
Deferred income taxes .................................................       9,452       9,452
Other long-term liabilities ...........................................       5,914       5,338
                                                                           --------    --------

              Total liabilities .......................................     306,424     367,270

Mandatorily redeemable senior convertible participating preferred stock      51,075      52,295

Other preferred stock, common stock and other shareholders' equity ....      50,743      49,499
Retained earnings .....................................................      17,647      10,767
                                                                           --------    --------

              Total shareholders' equity ..............................      68,390      60,266
                                                                           --------    --------

              Total liabilities and shareholders' equity ..............    $425,889    $479,831
                                                                           ========    ========





              The accompanying notes are an integral part of these consolidated financial statements.

                         TRAVELCENTERS OF AMERICA, INC.

             CONSOLIDATED STATEMENT OF INCOME AND RETAINED EARNINGS
                                    UNAUDITED

                                                                                       THREE MONTHS ENDED MARCH 31,
                                                                                          ---------------------
                                                                                             1996       1997
                                                                                          ---------   ---------
                                                                                     (In Thousands of Dollars except
                                                                                             per share amounts)
Revenues:
     Fuel ..............................................................................  $ 108,907   $ 194,151
     Rent ..............................................................................     10,950       9,720
     Nonfuel revenues ..................................................................     11,552      61,242
                                                                                          ---------   ---------

     Total revenues ....................................................................    131,409     265,113
Cost of revenues (excluding depreciation) ..............................................    110,896     205,878
                                                                                          ---------   ---------

Gross profit (excluding depreciation) ..................................................     20,513      59,235

Operating expenses .....................................................................      3,683      34,083
Selling, general and administrative expenses ...........................................      9,055      11,733
Refinancing, transition and development costs ..........................................         25       1,618
Depreciation and amortization ..........................................................      3,214       6,944
Other (income) expense, net ............................................................        (27)        (74)
Income of subsidiary held for disposition ..............................................       (143)       --
                                                                                          ---------   ---------

Income from operations .................................................................      4,706       4,931
Interest (expense), net.................................................................     (3,208)     (5,105)
                                                                                          ---------   ---------

     (Loss) income before income taxes
         and extraordinary loss ........................................................      1,498        (174)
(Benefit) provision for income taxes ...................................................        582         (68)
                                                                                          ---------   ---------

     (Loss) income before extraordinary loss ...........................................        916        (106)
Extraordinary loss
     (less applicable income tax benefit of $3,608) ....................................       --        (5,554)
                                                                                          ---------   ---------

     Net (loss) income .................................................................        916      (5,660)
     Less: preferred dividends .........................................................     (1,220)     (1,220)
Retained earnings-beginning of the period ..............................................     16,994      17,647
                                                                                          ---------   ---------

Retained earnings-end of the period ....................................................  $  16,690   $  10,767
                                                                                          =========   =========

Loss before extraordinary loss per common share
     and common share equivalent .......................................................  $   (0.03)  $   (0.15)
Extraordinary loss .....................................................................       --         (0.63)
                                                                                          ---------   ---------


Net income per common share and common share equivalent
     (Note 2) ..........................................................................  $   (0.03)  $   (0.78)
                                                                                          =========   =========
Weighted average number of shares and common share equivalents
     (in thousands) ....................................................................      8,947       8,873
                                                                                          =========   =========

              The accompanying notes are an integral part of these consolidated financial statements.

                         TRAVELCENTERS OF AMERICA, INC.

                      CONSOLIDATED STATEMENT OF CASH FLOWS
                                    UNAUDITED


                                                                    THREE MONTHS ENDED MARCH 31,
                                                                       ---------------------
                                                                          1996        1997
                                                                       ---------   ---------
                                                                     (IN THOUSANDS OF DOLLARS)
CASH FLOWS FROM OPERATING ACTIVITIES:
   Net (loss) income ................................................  $     916   $  (5,660)
   Adjustments to reconcile net (loss) income to net cash provided by operating activities:
      Net income of subsidiary held for disposition .................         86        --
      Extraordinary item ............................................       --         5,554
      Depreciation and amortization .................................      3,214       6,944
      Provision for doubtful accounts ...............................        467         376
      Gain on sale of property and equipment ........................       --           (40)
      Changes in assets and liabilities, adjusted for the effects of acquisitions of network assets
        Accounts receivable .........................................     (6,139)     (3,185)
        Inventories .................................................       (124)      1,361
        Other current assets ........................................        852       1,248
        Accounts payable ............................................      8,745      (1,782)
        Other current liabilities ...................................      3,286        (264)
      Other, net ....................................................       --           312
                                                                       ---------   ---------

      Net cash provided by operating activities .....................     11,303       4,864
                                                                       ---------   ---------

CASH FLOWS FROM INVESTING ACTIVITIES:
   Acquisitions of network assets ...................................     (3,063)     (4,254)
   Proceeds from sales of property and equipment ....................       --            77
   Capital expenditures .............................................     (3,433)     (1,388)
                                                                       ---------   ---------

      Net cash used in investing activities .........................     (6,496)     (5,565)
                                                                       ---------   ---------

CASH FLOWS FROM FINANCING ACTIVITIES:
   Revolving loan borrowings ........................................     10,000       3,750
   Revolving loan repayments ........................................       --       (17,750)
   Long-term debt borrowings ........................................       --       290,500
   Long-term debt repayments ........................................     (2,000)   (211,800)
   Repurchase of common stock .......................................       --        (1,244)
   Debt issuance costs ..............................................       --       (11,624)
                                                                       ---------   ---------

      Net cash provided by financing activities .....................      8,000      51,832
                                                                       ---------   ---------

        Net increase in cash ........................................     12,807      51,131

Cash at the beginning of the period .................................      3,191      23,779
                                                                       ---------   ---------

Cash at the end of the period .......................................  $  15,998   $  74,910
                                                                       =========   =========

              The accompanying notes are an integral part of these consolidated financial statements.

                         TRAVELCENTERS OF AMERICA, INC.

             SELECTED NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                        THREE MONTHS ENDED MARCH 31, 1997


1.   BUSINESS DESCRIPTION AND SUMMARY OF OPERATING STRUCTURE

     TravelCenters of America, Inc., formerly National Auto/Truckstops Holdings Corporation (collectively with its subsidiaries, as the context may require, the "Company"), was incorporated on December 2, 1992, to raise equity and to function as the holding company of its wholly-owned operating subsidiary, National Auto/Truckstops, Inc. ("National"). National was incorporated to acquire the travel center network ("the National Network") of Unocal Corporation ("Unocal") ("the National Acquisition"). On December 10, 1993, the Company capitalized a second wholly-owned subsidiary, TA Holdings Corporation ("TAHC"), which in turn capitalized a wholly-owned subsidiary, TA Operating Corporation ("TA"). TA was incorporated to acquire the travel center network ("the TA Network") of BP Exploration and Oil Company ("BP") (the "TA Acquisition"), and had a wholly-owned subsidiary, TA Franchise Systems Inc. ("TAFSI"), which holds all of the TA franchise agreements. The National Acquisition was consummated on April 13, 1993 and the TA Acquisition was consummated on December 10, 1993.

     The TA Acquisition required the consent of the operators and independent franchisees who were holders of the Company's former Class A Common Stock (the "Operator Shareholders"). The Operator Shareholders consented to the TA Acquisition and, in connection therewith, the Company was granted an option to repurchase, for cash and its stock in TAHC, all of its equity securities, including its mandatorily redeemable preferred stock, and warrants not held by the Operator Shareholders and senior management of National. Accordingly, the financial statements presented the net assets of TAHC as held for disposition. The results of operations of TAHC were reported as a single amount through September 30, 1996. Effective September 30, 1996, a decision was made to retain TAHC and, subsequently, the Company chose to pursue the combination of the operations of the TA and National Networks. Accordingly, at that date, the carrying value of the Company's investment in TAHC of $44,637,000 was allocated to the identifiable assets and liabilities based on the current fair values as of that date. In addition, the results of operations and cash flows of TAHC are included in the consolidated results of operations and cash flows of the Company from October 1, 1996. TAHC had net income of $86,000 for the three months ended March 31, 1996.

     On January 21, 1997, the Company's Board of Directors approved a plan to combine the operations of its National and TA Networks under the existing TA Network management. This plan provides for the divesting of certain National Network locations, terminating of certain franchise relationships, transfer of operations of all National Network company-operated locations to the TA Network and rebranding of certain National Network locations to TA.

     As of March 6, 1997, the Company's certificate of incorporation and by-laws were amended: (i) to eliminate the supermajority voting requirements that were applicable to certain actions, (ii) to eliminate all designations of classes of common stock, the convertibility of one class of common stock into another and all class votes of holders of common stock, (iii) to change the names of the Class A Common Stock and the Class B Common Stock to Common Stock, (iv) to provide that all of the outstanding shares of preferred stock of the Company be convertible into shares of common stock on the same basis as they previously had been convertible into Class B Common Stock, (v) to eliminate class votes for directors and to provide that directors shall be elected by holders of common stock and voting preferred stock voting together as a class and (vi) to change the Company's name to "TravelCenters of America, Inc." These actions did not change the numbers of shares of various classes of stock that are authorized or outstanding, nor did they alter the par value or dividend or other rights of the various classes of stock.

     On March 27, 1997, the Company was recapitalized and restructured pursuant to a series of transactions in which (i) the Company's indebtedness under the old National and TA Credit Facilities and

                         TRAVELCENTERS OF AMERICA, INC.
       SELECTED NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                        THREE MONTHS ENDED MARCH 31, 1997


1.  BUSINESS DESCRIPTION AND SUMMARY OF OPERATING STRUCTURE (CONTINUED)

Subordinated Notes were refinanced (see Note 6), (ii) TA and National guaranteed the Company's obligations under the new Credit Facilities, the Senior Notes and the Subordinated Notes and (iii) the Company's subsidiaries were restructured such that the Company directly owns its three subsidiaries, National, TA and TAFSI (the Company's former subsidiary, TAHC, was liquidated as of such date).

     The Company, through its operating subsidiaries, is a nationwide marketer of truck and auto fuel and related products and services through a network of 169 full-service travel centers (121 operated under the "Unocal 76" trademark and 48 operated under the "TA" and "Truckstops of America" trademark as of March 31, 1997) in 36 states. Of the 169 network locations at March 31, 1997, the Company owns or leases 135 locations, 68 of which are leased to independent operators, and 67 of which are operated by the Company. During 1997, the Company took over the operations of 9 locations from independent operators. The remaining 34 locations are owned and operated by independent franchisees with whom the Company has contractual arrangements to supply motor fuels to a majority of the franchisees, as well as related products and services. The Company purchases and resells diesel fuel, gasoline and other truckstop products and services to consumers, commercial fleets, operators and independent franchisees; provides fleet credit card and customer information services through its proprietary ACCESS 76 system and STAR Billing system; conducts centralized purchasing programs; creates promotional programs; and, as a franchisor, assists the operators and independent franchisees in providing service to commercial fleets and the motoring public.

     The accompanying unaudited, consolidated financial statements as of and for the quarters ended March 31, 1997 and 1996 have been prepared in accordance with generally accepted accounting principles for interim financial information. Accordingly, these statements should be read in conjunction with the audited financial statements as of and for the year ended December 31, 1996. In the opinion of management, the accompanying unaudited, consolidated financial statements contain all adjustments, all of which were of a normal recurring nature, necessary to present fairly, in all material respects, the consolidated results of operations and of cash flows for the three-month period ended March 31, 1997 and 1996, and are not necessarily indicative of the results to be expected for the full year.

2.   EARNINGS PER SHARE

     Earnings per common share and common share equivalent were computed by subtracting preferred dividends from net income and dividing the resulting amount by the weighted average number of shares of common stock and common stock equivalents outstanding during the period. The Mandatorily Redeemable Senior Participating Preferred Stock Series I and II and Convertible Preferred Stock Series I and II are considered to be equivalents of common stock. The number of shares issuable on conversion of the preferred stock was added to the number of common shares. The number of shares was also increased by the number of shares issuable on the exercise of vested stock options when the formula price of the common stock exceeds the exercise price of the options and by the number of outstanding common stock warrants. The increase in the number of common shares was reduced by the number of common shares which are assumed to have been purchased with the proceeds from the exercise of the options.

     The weighted average number of shares of common stock and common share equivalents outstanding during the periods ended March 31, 1997 and 1996 were 8,873,449 and 8,947,006, respectively.

                         TRAVELCENTERS OF AMERICA, INC.
       SELECTED NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                        THREE MONTHS ENDED MARCH 31, 1997


3.   INVENTORIES

     Inventories consist of the following:

                                                     DECEMBER 31,     MARCH 31,
                                                         1996           1997
                                                        -------        -------
                                                            (IN THOUSANDS)
  Nonfuel merchandise ..........................        $26,090        $23,186
  Petroleum products ...........................          2,992          6,635
                                                        -------        -------

        Total inventories ......................        $29,082        $29,821
                                                        =======        =======


4.   DEFERRED FINANCING COSTS AND INTANGIBLE ASSETS

     Deferred financing costs were recorded in conjunction with the National and TA Acquisitions and were amortized on a basis approximating the interest method over the lives of the related debt instruments, ranging from five to ten years. As a result of the recapitalization of the Company on March 27, 1997, the deferred financing costs associated with the prior credit facilitates were written off as an extraordinary item (see Note 7). The financing costs incurred in conjunction with the recapitalization of the Company have been deferred and will be amortized on a basis approximating the interest method over the lives of the related new debt instruments. The intangible assets are being amortized on a straight-line basis over their estimated lives, principally the terms of the related contractual agreements giving rise to them.

5.   REVOLVING LOAN

     As a result of the recapitalization, the Company has available a revolving loan facility of $40,000,000, which includes $20.0 and $5.0 million available for letters of credit and swingline loans, respectively (see Note 6). The interest rate for borrowings under this revolving loan facility is based on either an alternate base rate (ABR) plus 1.50 percent or an adjusted London Interbank Offered Rate (LIBOR) plus 2.50 percent. After March 27, 1998, if certain conditions are satisfied, the interest rate spread added to the baseline rates will be reduced by 0.25 percent. There were no borrowings under the new revolving loan facility at March 31, 1997 (although $1,529,000 of such facility was utilized for letters of credit). There were $14,000,000 of outstanding borrowings at December 31, 1996 under the prior revolving loan facilities. The interest rate for borrowings under the prior revolving loan facilities were based on the lender's prime lending rate and LIBOR rates.

                         TRAVELCENTERS OF AMERICA, INC.
       SELECTED NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                        THREE MONTHS ENDED MARCH 31, 1997


6.   LONG-TERM DEBT

     Long-term debt consists of the following:

                                              INTEREST          DECEMBER 31,  MARCH 31,
                                                RATE   MATURITY     1996        1997
                                               ------  --------   --------    --------
                                                                      (IN THOUSANDS)
Senior secured term loans (a) ............        (b)     1999    $ 39,800    $   --
Senior secured term loans (c) ............        (d)     2000      42,000        --
Senior secured term loans (e) ............        (f)     2005        --        80,000
Senior secured notes (g) .................      8.76%     2002      65,000        --
Senior secured notes (h) .................      8.63%     2002      25,000        --
Senior secured notes-Series I (i) ........      8.94%     2002        --        35,500
Senior secured notes-Series II (j) .......        (k)     2005        --        50,000
Subordinated notes (l) ...................     12.50%     2003      25,000        --
Subordinated notes (m) ...................     12.00%     2003      15,000        --
Subordinated notes (n) ...................     10.25%     2007        --       125,000
                                                                  --------    --------

        Total ............................                         211,800     290,500
Less: amounts due within one year ........                          17,250         500
Less: unamortized discount ...............                           1,365        --
                                                                  --------    --------

        Total ............................                        $193,185    $290,000
                                                                  ========    ========

-------------------------------

(a) On April 13, 1993, the Company entered into a $100,000,000 Credit Agreement with a group of banks. This Credit Agreement consisted of three components: term loans of a maximum $70,000,000, swingline loans not to exceed $3,000,000, and revolving loans not to exceed $30,000,000 (including any swingline loans outstanding). On November 5, 1993, the Company reduced the revolving portion of the Credit Agreement to $25,000,000. No borrowings under the swingline loan were outstanding at December 31, 1996. This borrowing was retired as a result of the recapitalization.

(b)  Interest accrued at variable rates based on either an alternate base rate
     (ABR) or an adjusted London Interbank Offered Rate (LIBOR). The rate at which interest accrued was calculated as either the ABR rate (8.25% at December 31, 1996) plus 1 3/4 percent or the LIBOR rate (5.625% at December 31, 1996) plus 2 3/4 percent. The average effective interest rates for the year ended December 1996 was 9.5 percent.

(c) On December 9, 1993, the Company entered into a $73,000,000 Credit Agreement with a group of banks. This Credit Agreement consisted of three components: term loans of a maximum $53,000,000, swingline loans not to exceed $3,000,000, and revolving loans not to exceed $20,000,000 (including any swingline loans outstanding and letters of credit issued). No borrowings under the swingline loan were outstanding at December 31, 1996. There were $1,529,000 of outstanding letters of credit under the Credit Agreement at December 31, 1996. This borrowing was retired as a result of the recapitalization.

(d)  Interest accrued at variable rates based on either an alternate base rate
     (ABR) or an adjusted London Interbank Offered Rate (LIBOR). The rate at which interest accrued was calculated as either the ABR rate plus 1 3/4 percent or the LIBOR rate plus 2 3/4 percent. The average effective interest rate for the year ended December 31, 1996 was 8.9 percent.

                         TRAVELCENTERS OF AMERICA, INC.
       SELECTED NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                        THREE MONTHS ENDED MARCH 31, 1997


6.   LONG-TERM DEBT (CONTINUED)

(e) On March 21, 1997, in connection with the recapitalization, the Company entered into a $120,000,000 Credit Agreement with a group of banks. This Credit Agreement consists of three components: term loans of a maximum $80,000,000, swingline loans not to exceed $5,000,000, and revolving loans (see Note 5) not to exceed $40,000,000 (including any swingline loans outstanding and letters of credit issued). There have been no borrowings under the swingline loan or revolving loan commitments to date. Payments of principal, interest and commitment fees related to the Credit Agreement are scheduled at each quarter end in installments of principal ranging from $125,000 to $11,750,000, with the first payment due on June 30, 1997, and the last quarterly payment due on March 27, 2005. Optional prepayments are allowed without premium or penalty under the Credit Agreement and, in addition, annual prepayments of principal may be required based, among other things, on excess cash flows generated by the Company and certain asset dispositions made by the Company or any of its subsidiaries. Commitment fees are calculated as 1/2 of 1 percent on the average daily unused amount of the revolving loan commitment. There was $1,529,000 outstanding in respect of letters of credit under the Credit Agreement at March 31, 1997.

(f)  Interest accrues at variable rates based on either an alternate base rate
     (ABR) or an adjusted London Interbank Offered Rate (LIBOR). The rate at which interest accrues is calculated as either the ABR rate plus 2.0 percent or the LIBOR rate plus 3.0 percent. The Company has the option to select which rate is to be applied at the beginning of each loan period, the term of which varies from 1 month to 6 months. The Company has met certain conditions, and accordingly the interest rate spread added to the ABR and LIBOR rates has been reduced to 1 3/4 percent and 2 3/4 percent, respectively. The interest rate was set on March 27, 1997 at 8.75 percent for 3 months.

(g) On April 13, 1993, the Company issued $65,000,000 of Senior Secured Notes. This borrowing was retired as a result of the recapitalization.

(h) On December 9, 1993, the Company issued $25,000,000 of Senior Secured Notes. This borrowing was retired as a result of the recapitalization.

(i) On March 21, 1997, in connection with the recapitalization, the Company issued $35,500,000 of Series I Senior Secured Notes. Interest payments on these notes are due semiannually on June 30 and December 31. Optional prepayments are allowed under the note purchase agreements governing such notes and required payments are due on each of June 30, 2001, December 31, 2001, June 30, 2002 and December 31, 2002 in the amount of $8,875,000, such amounts to be reduced by certain other prepayments. In the event of certain prepayments, the Company may be subject to the make-whole provision of the note agreements, which requires payment of a prepayment premium to the holders of the Series I Senior Secured Notes. In addition, annual prepayments of principal may be required based, among other things, on excess cash flows generated by the Company and certain asset dispositions made by the Company or any of its subsidiaries.

(j) On March 21, 1997, in connection with the recapitalization, the Company issued $50,000,000 of Series II Senior Secured Notes. Interest payments on these notes are due semiannually on March 31 and September 30. Optional prepayments are allowed under the note purchase agreements governing such notes and required principal payments are scheduled at each quarter end in installments of principal ranging from $5,000,000 to $7,500,000, with the first payment made on June 30, 2003 and the last quarterly payment due on March 31, 2005, such amounts to be reduced by certain other prepayments. In the event of prepayments, the Company may be subject to the break funding cost provision of the note agreements. In addition, annual prepayments of principal may be required based, among other things, on excess cash flows generated by the Company and certain asset dispositions made by the Company or any of its subsidiaries.

                         TRAVELCENTERS OF AMERICA, INC.
       SELECTED NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                        THREE MONTHS ENDED MARCH 31, 1997


6.   LONG-TERM DEBT (CONTINUED)

(k) Interest accrues at a rate based on an adjusted London Interbank Offered Rate (LIBOR). The rate at which interest accrues is calculated as the LIBOR rate plus 3.0 percent, which rate can be reduced after March 27, 1998 by
     0.25 percent, if certain conditions are met. The interest rate is reset at the beginning of each loan period, the term of which is 6 months. The interest rate was set on March 27, 1997 at 8.875 percent for 6 months.

(l) On April 13, 1993, the Company issued $25,000,000 of Subordinated Notes. The holders of the Subordinated Notes also received warrants to purchase 128,206 shares of the Company's common stock, resulting in a discount of $1,282,000 to the principal balance of these Subordinated Notes. The warrants remain outstanding while this borrowing was retired as a result of the recapitalization.

(m) On December 10, 1993, the Company issued $15,000,000 of Subordinated Notes. The holders of the Subordinated Notes also received 80,520 shares of the Company's common stock, resulting in a discount of $805,000 to the principal balance of these Subordinated Notes. This borrowing was retired as a result of the recapitalization.

(n) On March 27, 1997, in connection with the recapitalization, the Company issued $125,000,000 of Subordinated Notes. Interest payments on these notes are due semiannually on April 1 and October 1. Optional prepayments are allowed under certain circumstances under the note purchase agreement, any such payments reducing the required payment of $125,000,000 due April 1, 2007.

     The obligations of the Company under the Credit Agreement and the Note Purchase Agreements are jointly and severally unconditionally guaranteed by TA and National, which guarantees are secured. The obligations of the Company under the Indenture relating to the Subordinated Notes are also jointly and severally unconditionally guaranteed by TA and National, which guarantees are unsecured. (See Note 9 for Condensed Consolidating Financial Statement schedules.)

     The borrowings under the Credit Agreements and Senior Secured Notes are secured by mortgages on all of the property and equipment acquired by the Company as a result of the National and TA Acquisitions in the manner described in the various collateral agreements entered into among the Company, TA, National, TAFSI, the lending banks under the Credit Agreements and the Senior Secured Note Purchasers. In the event of a change in control of the Company, the total amount outstanding under the agreements relating to the indebtedness described above may be declared immediately due and payable.

     Under the terms of the Credit Agreement and the Senior Note Purchase Agreements, the Company is required to maintain certain financial covenants, including minimum interest coverage, minimum consolidated net worth, minimum current ratio, maximum leverage ratio and maximum amounts of capital expenditures. The Company was in compliance with all covenants under such agreements at March 31, 1997.

     Under the terms of the Indenture relating to the Subordinated Notes, the Company is required to maintain, among others, financial covenants that provide for minimum net worth and maximum amounts of capital expenditures. The Company was in compliance with all covenants under the Indenture at March 31, 1997.

                         TRAVELCENTERS OF AMERICA, INC.
       SELECTED NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                        THREE MONTHS ENDED MARCH 31, 1997


7.   EXTRAORDINARY ITEM

     The refinancing of the Company on March 27, 1997, resulted in the early extinguishment of the Company's prior credit facilities. The remaining unamortized balance, at the time of the refinancing, of the deferred financing costs and unamortized debt discount of $7,847,000 and $1,315,000, respectively, were written off.


8.   COMMITMENTS AND CONTINGENCIES

     CAPITAL COMMITMENTS

     At March 31, 1997, commitments for capital expenditures for property and equipment totaled approximately $2,636,000.

     ENVIRONMENTAL MATTERS

     The Company's operations and properties are subject to extensive federal, state and local laws, regulations and ordinances relating to environmental matters that (i) govern activities and operations that may have adverse environmental effects, such as discharges to air, soil and water, as well as handling, storage and disposal practices for petroleum products and solid and hazardous substances or (ii) impose liability and damages for the cost of remediating sites affected by, and damage resulting from, past spills and disposal or other releases of petroleum products and hazardous substances.

     The Company owns and uses underground storage tanks (USTs) and above-ground storage tanks (ASTs) at company-operated and operator locations to store petroleum products and waste oils. These tanks must comply with statutory and regulatory requirements regarding tank construction, integrity testing, leak detection and monitoring, overfilling and spill control, release reporting, financial assurance and corrective action in case of a release from a UST or AST into the environment. To meet minimum federal requirements, all existing USTs owned by the Company must conform to certain construction requirements, have installed tank leak detection systems, and have installed corrosion protection and spill-overfill prevention equipment by December 22, 1998. The Company has established a program of tank replacement and equipment installation to meet the requirements by that time.

     While the costs of compliance for these matters have not had a material adverse impact on the Company, it is impossible to predict accurately the ultimate effect these changing laws and regulations may have on the Company in the future. The Company estimates environmental related expenditures, including capital items, remediation and compliance costs, will total approximately $15 million to $20 million during 1997 and 1998.

     As part of each of the National and TA Acquisitions, the Company negotiated environmental agreements with the sellers, pursuant to which Unocal and BP each indemnified the Company for a period of eleven years from the acquisition dates for all costs and expenses incurred in connection with the remediation of any environmental contamination (based on the standards in effect on the date the remedial action is completed) present at any of the acquired locations as of the acquisition dates. The environmental agreements with Unocal and BP expire on April 14, 2004 and December 11, 2004, respectively.

     In connection with the acquisitions, Phase I investigations were conducted at all of the acquired travel centers. Pursuant to the BP environmental agreement, Phase II investigations were conducted at all of the acquired travel centers prior to the acquisition. Pursuant to the Unocal environmental agreements, Phase II investigations on all sites are required to be completed by the year 2000. As of

                         TRAVELCENTERS OF AMERICA, INC.
       SELECTED NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                        THREE MONTHS ENDED MARCH 31, 1997


8.   COMMITMENTS AND CONTINGENCIES (CONTINUED)

March 31, 1997, 31 Phase II investigations of the National Network locations were in progress and 84 had been completed. With respect to the National Network locations, the Company is now evaluating the results of these investigations to establish what, if any, remedial actions will be required and are notifying federal, state and local authorities regarding any contamination that is discovered. The Company expects that the remaining 18 investigations will be completed by 1998. Unocal and the Company agreed to share the costs of the Phase II environmental investigations to be conducted at the National Network locations, with the Company's share of such costs limited to $500,000, which has been fully paid, for all of such investigations. The environmental agreements further provide that Unocal and BP are directly responsible for bringing the facilities into compliance with environmental laws (based on requirements in effect as of the respective acquisition dates, and, with respect to the TA Network locations, which were the subject of a claim for indemnification on or before December 9, 1996) and for any other environmental liabilities that arise out of conditions at, or ownership or operations of, the Network prior to the respective acquisition dates. In addition, Unocal and BP are continuing remedial actions regarding conditions identified at certain travel centers prior to the acquisitions by the Company. Unocal and BP do not have any responsibility for any environmental liabilities arising out of the ownership and operations of the Network after April 14, 1993 and December 9, 1993 respectively, unless such liabilities are a result of conditions existing at the time of the National and TA Acquisitions. There can be no assurance that, if additional environmental claims or liabilities arise under the environmental agreements, Unocal or BP would not dispute the Company's claims for indemnification thereunder.

     The Company is in the process of resolving alleged violations of wastewater discharge permits in several states relating to travel center operations and is conducting investigatory and/or remedial actions with respect to petroleum product releases that have occurred subsequent to the acquisition at 21 travel centers. Remediation activities have been completed at other travel centers and the Company anticipates no further actions to be required by the respective state agencies in regard to those matters at those locations. Most of the wastewater discharge notices have been resolved by the Company without penalty. However, given the status of the proceedings with respect to matters still pending, ultimate investigative and remediation costs cannot accurately be predicted. The Company expects that some or all of any fines paid or costs incurred in connection with the wastewater discharge violations noted above will be paid by Unocal and BP pursuant to the environmental agreements.

     The Company has estimated the current ranges of remediation costs at currently active sites and what it believes will be its ultimate share for such costs after required indemnification and remediation is performed by Unocal and BP under the environmental agreements and has a reserve at March 31, 1997, of $798,000 for such matters. While it is not possible to quantify with certainty the environmental exposure, in the opinion of management, the potential liability, beyond that considered in the reserve, for all environmental proceedings, based on information known to date, will not have a material adverse effect on the financial condition, results of operations or liquidity of the Company.

         PENDING LITIGATION

     In connection with the acquisition of the Network, the Company acquired six travel centers located in California that are currently members of the Network. In January 1993, the operators of four of these travel centers (the "California Plaintiffs") commenced litigation against Unocal, the Clipper Group, L.P. ("Clipper") and the Company in California state court seeking, among other things, specific performance by Unocal of their alleged rights, either under the California Business and Professions Code (the "California Statute") or, in the alternative, pursuant to alleged statements made by Unocal, to purchase their travel centers at a fair market price and seeking compensatory and punitive damages against the Company and others for both tortious interference with the California Plaintiffs' alleged rights and civil

                         TRAVELCENTERS OF AMERICA, INC.
       SELECTED NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                        THREE MONTHS ENDED MARCH 31, 1997


8.   COMMITMENTS AND CONTINGENCIES (CONTINUED)

conspiracy. The operator of a fifth California travel center also asserted a purchase right, but never filed suit. This property, together with the four properties operated by the California Plaintiffs, are referred to herein as the "California Properties".

     Under the asset purchase agreements pursuant to which the Company acquired the California Properties from Unocal, and related agreements, (i) the Company purchased the California Properties for $39 million and (ii) Unocal agreed to indemnify the Company for, among other things, claims arising under the California Statute arising out of or resulting from the sale of the California Properties, including any amounts ("Excess Amounts") by which the original purchase price paid by the Company for the California Properties exceeds the price at which the Company might be ordered by a court to resell such properties. Pursuant to such agreements, Unocal is not required to indemnify the Company for awards of punitive damages. The Company cannot predict whether it ultimately will be required to resell any or all of the California Properties to the California operators. However, in such event, the Company would seek indemnification from Unocal for any Excess Amounts. The Company believes that the claims asserted by the operators of the California Properties against the Company are without merit and has engaged in a vigorous defense.

     During 1995, the trial commenced and two of the California Plaintiffs elected to settle their portion of the litigation with Unocal and the Company. In resolution, the Company entered into an agreement whereby the Company acquired the assets and operations of one of the related travel centers and paid approximately $900,000 for the operations and certain assets used in the operations. The other operator's issues were resolved at no cost to the Company and that operator continues to operate the travel center under the existing lease agreement.

     On May 1, 1995, the jury rendered a verdict in favor of the two remaining California Plaintiffs and against Unocal and the Company. The jury determined that the two remaining California Plaintiffs were entitled to total compensatory damages of $4,012,000. On May 3, 1995, the jury rendered a verdict assessing punitive damages against Unocal, Clipper and the Company in the amounts of $7,000,000, $1,600,000 and $1,500,000, respectively. On May 30, 1995, the
California State Court rendered a decision in favor of Unocal and the Company on the equitable claims asserted by the California Plaintiffs and denying Plaintiffs' request for rescission of the asset purchase agreements for the related California Properties. The Company filed motions with the trial court to enter judgement in its favor on plaintiff's damages claims notwithstanding the verdict, or in the alternative, to order a new trial. On August 1, 1995, the California court denied the motion for judgement notwithstanding the verdict, but granted the Company's motion for a new trial on all issues. Unocal and the Company have appealed the court's denial of their motions for judgement notwithstanding the verdict, and the California Plaintiffs have appealed the court's granting of a new trial and its ruling on the equitable claims. Decisions on the pending appeals are expected by late 1997. The Company's ultimate liability in the disposition of this matter is difficult to estimate. However, it is management's belief that the outcome, while potentially material to the Company's results of operations, is not likely to have a material adverse effect on the Company's financial position.

     The Company believes all compensatory damages ultimately awarded and legal fees incurred on this matter are covered under the indemnification agreement with Unocal. Legal costs incurred by the Company through December 31, 1996 total $5,189,000, of which Unocal has paid $1,000,000 to the Company to date. Unocal has stated, however, that it may contest portions of the Company's claims for such indemnification. However, the Company believes that the effect on the financial statements of any amounts not ultimately collected from Unocal will not be material.

                         TRAVELCENTERS OF AMERICA, INC.
       SELECTED NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                        THREE MONTHS ENDED MARCH 31, 1997


8.   COMMITMENTS AND CONTINGENCIES (CONTINUED)

     In April 1996, a group of 11 operators filed a complaint which was styled as a class action lawsuit alleging that the Company or its representatives had engaged in certain inappropriate practices or activities including breach of contract and fraud in connection with acquiring and operating the Network. No specific dollar damages are claimed in the complaint, but the plaintiffs generally seek compensatory and punitive damages. In January 1997, plaintiffs moved for leave to amend the complaint to include an additional six operators as plaintiffs and to assert the additional claims of tortious interference with contractual relations and of civil conspiracy, and to withdraw the plaintiffs' claims to represent a class. In 1997, settlement agreements were reached with three of the plaintiffs at an immaterial cost to the Company. The Company believes that the claims made in the complaint and the proposed amended complaint are baseless and intends to defend this litigation vigorously. It is management's belief that the outcome is not likely to have a material adverse effect on the Company's results of operations, financial position or liquidity.

     In addition to the above matters, the Company is the subject of, or party to, a number of pending or threatened legal actions, contingencies and commitments involving a variety of matters, including laws and regulations relating to the environment. The ultimate resolution of these contingencies could, individually or in the aggregate, be material to the Company's results of operations, but is not expected to be material to the Company's financial position or liquidity.

9.   CONDENSED CONSOLIDATING FINANCIAL STATEMENT SCHEDULES

     The following schedules set forth the consolidating balance sheets of the Company as of March 31, 1997 and December 31, 1996 and the consolidating statements of income and retained earnings and of cash flows of the Company for the three months ended March 31, 1997 and 1996. In the following schedules, "Parent Company" refers to the unconsolidated balances of TravelCenters of America, Inc., "Guarantor Subsidiaries" refers to the combined unconsolidated balances of TA and National, and "Nonguarantor Subsidiary" refers to the balances of TAFSI. "Eliminations" represent the adjustments necessary to (a) eliminate intercompany transactions, (b) eliminate the Company's investments in its subsidiaries and (c) present TAHC as a subsidiary held for disposition until September 30, 1996 (see Note 1). The Guarantor Subsidiaries, TA and National, are wholly-owned subsidiaries of the Company and have fully and unconditionally guaranteed the exchange notes. In the 10-Q filing, the Company has not presented separate financial statements and other disclosures concerning the Guarantor Subsidiaries because management has determined such information is not material to investors.

                         TRAVELCENTERS OF AMERICA, INC.
       SELECTED NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                        THREE MONTHS ENDED MARCH 31, 1997

9.   CONDENSED CONSOLIDATING FINANCIAL STATEMENT SCHEDULES (CONTINUED)


                 CONDENSED CONSOLIDATING BALANCE SHEET SCHEDULES


                                                                           DECEMBER 31, 1996
                                              ---------------------------------------------------------------------------
                                                  PARENT        GUARANTOR     NONGUARANTOR
                                                 COMPANY      SUBSIDIARIES    SUBSIDIARY    ELIMINATIONS     CONSOLIDATED
                                              -------------   -------------  -------------  -------------   -------------
                                                                       (IN THOUSANDS OF DOLLARS)
        ASSETS
Current assets:
   Cash ....................................  $        --     $      23,779  $        --    $        --     $      23,779
   Accounts receivable, net ................           --            54,294          1,051           (974)         54,371
   Inventories .............................           --            29,082           --             --            29,082
   Deferred income taxes ...................           --             3,877           --             --             3,877
   Other current assets ....................            499          10,236              2           (207)         10,530
                                              -------------   -------------  -------------  -------------   -------------

        Total current assets ...............            499         121,268          1,053         (1,181)        121,639
Notes receivable, net ......................           --             1,835           --             --             1,835
Property and equipment, net ................           --           273,219           --           (3,853)        269,366
Intangible assets ..........................           --            19,657           --             --            19,657
Deferred financing costs ...................           --             8,379           --             --             8,379
Other assets ...............................          2,500           7,348           --           (4,835)          5,013
Investment in subsidiaries .................         82,434            --             --          (82,434)           --
                                              -------------   -------------  -------------  -------------   -------------

        Total assets .......................  $      85,433   $     431,706  $       1,053  $     (92,303)  $     425,889
                                              =============   =============  =============  =============   =============

        LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
   Revolving loans .........................  $        --     $      14,000  $        --    $        --     $      14,000
   Current maturities of long-term
      debt .................................           --            17,250           --             --            17,250
   Accounts payable ........................          1,555          37,945           --           (2,299)         37,201
   Other accrued liabilities ...............            450          29,553            105           (686)         29,422
                                              -------------   -------------  -------------  -------------   -------------

        Total current liabilities ..........          2,005          98,748            105         (2,985)         97,873
Long-term debt (net of unamortized
   discount) ...............................           --           193,185           --             --           193,185
Deferred income taxes ......................             92           9,891           --             (531)          9,452
Other liabilities ..........................              1           8,413           --           (2,500)          5,914
                                              -------------   -------------  -------------  -------------   -------------

        Total liabilities ..................          2,098         310,237            105         (6,016)        306,424

Mandatorily redeemable senior
   convertible participating
   preferred stock .........................         51,075            --             --             --            51,075

Other preferred stock, common
   stock and other shareholders'
   equity ..................................         51,997          85,033           --          (86,287)         50,743
Retained earnings ..........................        (19,737)         36,436            948           --            17,647
                                              -------------   -------------  -------------  -------------   -------------

        Total shareholders' equity .........         32,260         121,469            948        (86,287)         68,390
                                              -------------   -------------  -------------  -------------   -------------

        Total liabilities and
           shareholders' equity ............  $      85,433   $     431,706  $       1,053  $     (92,303)  $     425,889
                                              =============   =============  =============  =============   =============

                         TRAVELCENTERS OF AMERICA, INC.
       SELECTED NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                        THREE MONTHS ENDED MARCH 31, 1997

9.   CONDENSED CONSOLIDATING FINANCIAL STATEMENT SCHEDULES (CONTINUED)



                                                                            MARCH 31, 1997
                                              ---------------------------------------------------------------------------
                                                  PARENT        GUARANTOR     NONGUARANTOR
                                                 COMPANY      SUBSIDIARIES    SUBSIDIARY    ELIMINATIONS     CONSOLIDATED
                                              -------------   -------------  -------------  -------------   -------------
                                                                       (IN THOUSANDS OF DOLLARS)
        ASSETS
Current assets:
   Cash ....................................  $      56,227   $      18,683           --              --     $      74,910
   Accounts receivable, net ................           --            55,238          1,053            --            56,291
   Inventories .............................           --            29,821           --              --            29,821
   Deferred income taxes ...................           --             3,877           --              --             3,877
   Other current assets ....................           --            10,981              2             (88)         10,895
                                              -------------   -------------  -------------   -------------   -------------

        Total current assets ...............         56,227         118,600          1,055             (88)        175,794
Notes receivable, net ......................           --             1,920           --              --             1,920
Property and equipment, net ................           --           271,471           --            (3,853)        267,618
Intangible assets ..........................           --            19,449           --              --            19,449
Deferred financing costs ...................         11,624            --             --              --            11,624
Other assets ...............................           --             6,787           --            (3,361)          3,426
Advances to subsidiaries ...................        225,904            --             --          (225,904)           --
Investment in subsidiaries .................         82,434            --             --           (82,434)           --
                                              -------------   -------------  -------------   -------------   -------------

        Total assets .......................  $     376,189   $     418,227  $       1,055   $    (315,640)  $     479,831
                                              =============   =============  =============   =============   =============

        LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
   Current maturities of long-term
      debt .................................  $         500   $        --    $        --     $        --     $         500
   Accounts payable ........................          1,624          35,564                         (1,624)         35,564
   Other accrued liabilities ...............          2,261          26,931             52          (2,828)         26,416
                                              -------------   -------------  -------------   -------------   -------------

        Total current liabilities ..........          4,385          62,495             52          (4,452)         62,480
Long-term debt (net of
   unamortized discount) ...................        290,000            --             --              --           290,000
Deferred income taxes ......................           --             9,452           --              --             9,452
Advance from parent ........................           --           225,904           --          (225,904)           --
Other liabilities ..........................           --             5,338           --              --             5,338
                                              -------------   -------------  -------------   -------------   -------------

        Total liabilities ..................        294,385         303,189             52        (230,356)        367,270

Mandatorily redeemable senior
   convertible participating
   preferred stock .........................         52,295            --             --              --            52,295

Other preferred stock, common
   stock and other shareholders'
   equity ..................................         50,753          84,030           --           (85,284)         49,499
Retained earnings ..........................        (21,244)         31,008          1,003            --            10,767
                                              -------------   -------------  -------------   -------------   -------------

        Total shareholders' equity .........         29,509         115,038          1,003         (85,284)         60,266
                                              -------------   -------------  -------------   -------------   -------------

        Total liabilities and
           shareholders' equity ............  $     376,189   $     418,227  $       1,055   $    (315,640)  $     479,831
                                              =============   =============  =============   =============   =============

                         TRAVELCENTERS OF AMERICA, INC.
       SELECTED NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                        THREE MONTHS ENDED MARCH 31, 1997

9.   CONDENSED CONSOLIDATING FINANCIAL STATEMENT SCHEDULES (CONTINUED)


            CONDENSED CONSOLIDATING STATEMENT OF INCOME AND RETAINED
                            EARNINGS SCHEDULES (YTD)



                                                                            MARCH 31, 1996
                                              ---------------------------------------------------------------------------
                                                  PARENT        GUARANTOR     NONGUARANTOR
                                                 COMPANY      SUBSIDIARIES    SUBSIDIARY    ELIMINATIONS     CONSOLIDATED
                                              -------------   -------------  -------------  -------------   -------------
                                                                          (IN THOUSANDS OF DOLLARS)
Revenues:
   Fuel ....................................  $        --     $     167,850            --    $     (58,943)  $     108,907
   Rent ....................................           --            10,950            --             --            10,950
   Nonfuel revenues ........................           --            53,386             398        (42,232)         11,552
                                              -------------   -------------   -------------  -------------   -------------

      Total revenues .......................           --           232,186             398       (101,175)        131,409
Cost of revenues (excluding
   depreciation) ...........................           --           179,215            --          (68,319)        110,896
                                              -------------   -------------   -------------  -------------   -------------

   Gross profit (excluding
      depreciation) ........................           --            52,971             398        (32,856)         20,513

Operating expenses .........................           --            27,598            --          (23,915)          3,683
Selling, general and
   administrative expenses .................             30          12,612             247         (3,834)          9,055
Refinancing, transition and
   development costs .......................           --               155            --             (130)             25
Depreciation and amortization ..............           --             6,161            --           (2,947)          3,214
Other (income) expense, net ................           --               (27)           --             --               (27)
Income of subsidiary held for
   disposition .............................           --              --              --             (143)           (143)
                                              -------------   -------------   -------------  -------------   -------------

      Income from operations ...............            (30)          6,472             151         (1,887)          4,706
Interest (expense), net ....................           --            (5,095)           --            1,887          (3,208)
                                              -------------   -------------   -------------  -------------   -------------

      (Loss) income before income
        taxes ..............................            (30)          1,377             151           --             1,498
(Benefit) provision for income taxes .......            (12)            541              53           --               582
                                              -------------   -------------   -------------  -------------   -------------

Net (loss) income ..........................            (18)            836              98           --               916
   Less: preferred dividends ...............         (1,220)           --              --             --            (1,220)
Retained earnings - beginning of the
   period ..................................        (14,320)         30,610             704           --            16,994
                                              -------------   -------------   -------------  -------------   -------------

Retained earnings  - end of the period .....  $     (15,558)  $      31,446   $         802  $        --     $      16,690
                                              =============   =============   =============  =============   =============

                         TRAVELCENTERS OF AMERICA, INC.
       SELECTED NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                        THREE MONTHS ENDED MARCH 31, 1997


9.   CONDENSED CONSOLIDATING FINANCIAL STATEMENT SCHEDULES (CONTINUED)




                                                                            MARCH 31, 1997
                                              ---------------------------------------------------------------------------
                                                  PARENT        GUARANTOR     NONGUARANTOR
                                                 COMPANY      SUBSIDIARIES    SUBSIDIARY    ELIMINATIONS     CONSOLIDATED
                                              -------------   -------------  -------------  -------------   -------------
                                                                          (IN THOUSANDS OF DOLLARS)
Revenues:
   Fuel ....................................  $        --     $     194,151            --    $        --     $     194,151
   Rent ....................................           --             9,720            --             --             9,720
   Nonfuel revenues ........................           --            60,895             347           --            61,242
                                              -------------   -------------   -------------  -------------   -------------

      Total revenues .......................           --           264,766             347           --           265,113
Cost of revenues (excluding
   depreciation) ...........................           --           205,878            --             --           205,878
                                              -------------   -------------   -------------  -------------   -------------

   Gross profit (excluding
      depreciation) ........................           --            58,888             347           --            59,235

Operating expenses .........................           --            34,083            --             --            34,083
Selling, general and administrative
   expenses ................................            194          11,267             272           --            11,733
Refinancing, transition and
   development costs .......................           --             1,618            --             --             1,618
Depreciation and amortization ..............           --             6,944            --             --             6,944
Other (income) expense .....................           --               (74)           --             --               (74)
                                              -------------   -------------   -------------  -------------   -------------

   Income from operations ..................           (194)          5,050              75           --             4,931
Interest (expense), net ....................           (278)         (4,827)           --             --            (5,105)
                                              -------------   -------------   -------------  -------------   -------------

   (Loss) income before income taxes
      and extraordinary item ...............           (472)             223             75           --              (174)
(Benefit) provision for income taxes .......           (184)             97              19           --               (68)
                                              -------------   -------------   -------------  -------------   -------------

   (Loss) income before extraordinary
      item .................................           (288)            126              56           --              (106)
Extraordinary items (less applicable
   income taxes of $3,608) .................           --             5,554            --             --             5,554
                                              -------------   -------------   -------------  -------------   -------------

Net (loss) income ..........................           (288)         (5,428)             56           --            (5,660)
   Less: preferred dividends ...............         (1,220)           --              --             --            (1,220)
Retained earnings - beginning of
   period ..................................        (19,737)         36,436             948           --            17,647
                                              -------------   -------------   -------------  -------------   -------------

Retained earnings - end of the period ......  $     (21,245)  $      31,008   $       1,004  $        --     $      10,767
                                              =============   =============   =============  =============   =============

                         TRAVELCENTERS OF AMERICA, INC.
       SELECTED NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                        THREE MONTHS ENDED MARCH 31, 1997

9.   CONDENSED CONSOLIDATING FINANCIAL STATEMENT SCHEDULES (CONTINUED)


                 CONSOLIDATED STATEMENT OF CASH FLOWS SCHEDULES



                                                                            MARCH 31, 1996
                                              ---------------------------------------------------------------------------
                                                  PARENT        GUARANTOR     NONGUARANTOR
                                                 COMPANY      SUBSIDIARIES    SUBSIDIARY    ELIMINATIONS     CONSOLIDATED
                                              -------------   -------------  -------------  -------------   -------------
                                                                          (IN THOUSANDS OF DOLLARS)
CASH FLOWS FROM OPERATING
   ACTIVITIES:                                $          11  $      16,195   $        --    $      (4,903)  $      11,303
                                              -------------  -------------   -------------  -------------   -------------


CASH FLOWS FROM INVESTING
    ACTIVITIES:
   Acquisitions of network assets ..........           --           (3,063)           --             --            (3,063)
   Capital expenditures ....................           --           (5,148)           --            1,715          (3,433)
                                              -------------  -------------   -------------  -------------   -------------

      Net cash used in investing
        activities .........................           --           (8,211)           --            1,715          (6,496)

CASH FLOWS FROM FINANCING
    ACTIVITIES:
   Long-term debt borrowings ...............           --           10,000            --             --            10,000
   Long-term debt repayments ...............           --           (3,250)           --            1,250          (2,000)
                                              -------------  -------------   -------------  -------------   -------------

      Net cash (used in) provided by
        financing activities ...............           --            6,750            --            1,250           8,000
                                              -------------  -------------   -------------  -------------   -------------

      Net increase in cash .................             11         14,734            --           (1,938)         12,807

Cash at the beginning of the period ........           --           15,617            --          (12,426)          3,191
                                              -------------  -------------   -------------  -------------   -------------

Cash at the end of the period ..............  $          11  $      30,351   $        --    $     (14,364)  $      15,998
                                              =============  =============   =============  =============   =============

                         TRAVELCENTERS OF AMERICA, INC.
       SELECTED NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                        THREE MONTHS ENDED MARCH 31, 1997

9.   CONDENSED CONSOLIDATING FINANCIAL STATEMENT SCHEDULES (CONTINUED)



                                                                            MARCH 31, 1997
                                              ---------------------------------------------------------------------------
                                                  PARENT        GUARANTOR     NONGUARANTOR
                                                 COMPANY      SUBSIDIARIES    SUBSIDIARY    ELIMINATIONS     CONSOLIDATED
                                              -------------   -------------  -------------  -------------   -------------
                                                                          (IN THOUSANDS OF DOLLARS)
CASH FLOWS FROM OPERATING
   ACTIVITIES:                                $       1,999   $       2,865   $        --    $        --    $       4,864
                                              -------------   -------------   -------------  -------------  -------------

CASH FLOWS FROM INVESTING
    ACTIVITIES:
   Acquisitions of network assets ..........           --            (4,254)           --             --           (4,254)
   Proceeds from sales of property
      and equipment ........................           --                77            --             --               77
   Capital expenditures ....................           --            (1,388)           --             --           (1,388)
                                              -------------   -------------   -------------  -------------  -------------

      Net cash used in investing
        activities .........................           --            (5,565)           --             --           (5,565)
                                              -------------   -------------   -------------  -------------  -------------

CASH FLOWS FROM FINANCING
    ACTIVITIES:
   Revolving loan borrowings ...............           --             3,750            --             --            3,750
   Revolving loan repayments ...............           --           (17,750)           --             --          (17,750)
   Long-term debt borrowings ...............        290,500            --              --             --          290,500
   Long-term debt repayments ...............           --          (211,800)           --             --         (211,800)
   Advance from parent .....................       (223,404)        223,404            --             --             --
   Debt issuance costs .....................        (11,624)           --              --             --          (11,624)
   Repurchase of common stock ..............         (1,244)           --              --             --           (1,244)
                                              -------------   -------------   -------------  -------------  -------------

      Net cash (used in) provided by
        financing activities ...............         54,228          (2,396)           --             --           51,832
                                              -------------   -------------   -------------  -------------  -------------

        Net increase in cash ...............         56,227          (5,096)           --             --           51,131

Cash at the beginning of the period ........           --            23,779            --             --           23,779
                                              -------------   -------------   -------------  -------------  -------------

Cash at the end of the period ..............  $      56,227   $      18,683   $        --    $        --    $      74,910
                                              =============   =============   =============  =============  =============

NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMA TION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OTHER THAN THE SECURITIES TO WHICH IT RELATES OR AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY SUCH SECURITIES IN ANY CIRCUMSTANCES IN WHICH SUCH OFFER OR SOLICITATION IS UNLAWFUL. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF OR THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE.

-------------------------------------------------------------------------------

TABLE OF CONTENTS


Available Information...........................................iii
Summary...........................................................1
Risk Factors.....................................................13
Special Note Regarding Forward-Looking
   Statements....................................................19
The Refinancing, the Combination Plan and
   the Capital Program...........................................20
Use of Proceeds..................................................22
Capitalization...................................................23
Unaudited Pro Forma Financial Information........................24
Selected Consolidated Financial Data.............................28
Management's Discussion and Analysis
   of Financial Condition and Results
   of Operations.................................................34
The Exchange Offer...............................................45
Business.........................................................53
Management.......................................................85
Certain Transactions.............................................92
Security Ownership...............................................96
Description of Capital Stock....................................101
Description of Senior Indebtedness..............................105
Description of New Notes........................................110
Book Entry; Delivery and Form...................................139
Description of Existing Notes.................................. 141
Certain United States Tax Considerations........................142
ERISA Considerations............................................144
Plan of Distribution............................................145
Legal Matters...................................................145
Experts.........................................................145
Index to Financial Statements...................................F-1


---------------------------------------------------------------

UNTIL         (90 DAYS AFTER THE DATE OF THIS PROSPECTUS), ALL DEALERS EFFECTING
TRANSACTIONS IN THE REGISTERED SECURITIES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.



PROSPECTUS


$125,000,000



TRAVELCENTERS OF
AMERICA, INC.


OFFER TO EXCHANGE $125,000,000 OF ITS
10 1/4% SENIOR SUBORDINATED NOTES DUE 2007
WHICH HAVE BEEN REGISTERED UNDER THE
SECURITIES ACT FOR $125,000,000 OF ITS
OUTSTANDING 10 1/4% SENIOR SUBORDINATED
NOTES DUE 2007.




                   , 1997

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS

         The Company is a Delaware corporation. Subsection (b)(7) of Section 102 of the Delaware General Corporation Law (the "DGCL"), enables a corporation in its original certificate of incorporation or an amendment thereto to eliminate or limit the personal liability of a director to the corporation or its stockholders for monetary damages for violations of the director's fiduciary duty, except (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the DGCL (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions) or
(iv) for any transaction from which a director derived an improper personal benefit. Article Seventh of the Company's Certificate of Incorporation has eliminated the personal liability of directors to the fullest extent permitted by Subsection (b)(7) of Section 102 of the DGCL.

         Subsection (a) of Section 145 of the DGCL empowers a corporation to indemnify any director or officer, or former director or officer, who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that such director or officer acted in good faith in a manner reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, provided further that such director or officer had no reasonable cause to believe his conduct was unlawful.

         Subsection (b) of Section 145 of the DGCL empowers a corporation to indemnify any director or officer, or former director or officer, who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit provided that such director or officer acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation, except that no indemnification may be made in respect of any claim, issue or matter as to which such director or officer shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all of the circumstances of the case, such director or officer is fairly and reasonably entitled to indemnification for such expenses which the Court of Chancery or such other court shall deem proper.

         Section 145 further provides that to the extent a director or officer of a corporation has been successful in the defense of any action, suit or proceeding referred to in subsections (a) and (b) of Section 145 or in the defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonable incurred by such person in connection therewith; that indemnification and advancement of expenses provided for, by, or granted pursuant to, Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and empowers the corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him or incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liabilities under
Section 145.

         The Company maintains insurance covering its officers and directors with respect to certain liabilities and expenses incurred by them in certain proceedings and under certain conditions.

         Section 8 of the Company's Certificate of Incorporation provides, in relevant part, as follows:


         To the extent not prohibited by law, the Corporation shall indemnify any person who is or was made, or threatened to be made, a party to any threatened, pending or completed action, suit or proceeding (a "Proceeding"), whether civil, criminal, administrative or investigative, including, without limitation, an action by or in the right of the Corporation to procure a judgment in its favor, by reason of the fact that such person, or a person of whom such person is the legal representative, is or was a director or officer of the Corporation, or at the request of the Corporation, is or was serving as a director or officer of any other corporation or in a capacity with comparable authority or responsibilities for any partnership, joint venture, trust, employee benefit plan or other enterprise (an "Other Entity"), against judgments, fines, penalties, excise taxes, amounts paid in settlement and costs, charges and expenses (including attorneys' fees, disbursements and other charges). Persons who are not directors or officers of the Corporation (or otherwise entitled to indemnification pursuant to the preceding sentence) may be similarly indemnified in respect of service to the Corporation or to an Other Entity at the request of the Corporation to the extent the Board at any time specifies that such persons are entitled to the benefits of this Section 8.


         The Corporation shall, from time to time, reimburse or advance to any Director or officer or other Eligible Person, the funds necessary for payment of expenses, including attorneys' fees and disbursements, incurred in connection with any Proceeding, in advance of the final disposition of such Proceeding; provided, however, that, if required by the DGCL, such expenses incurred by or on behalf of any Director or officer or other person may be paid in advance of the final disposition of a Proceeding only upon receipt by the Corporation of an undertaking, by or on behalf of such Director or officer (or other Eligible Person), to repay any such amount so advanced if it shall ultimately be determined by final judicial decision from which there is no further right of appeal that such Director, officer or other person is not entitled to be indemnified for such expenses.

         The rights to indemnification and reimbursement or advancement of expenses provided by, or granted pursuant to, this Section 8 shall not be deemed exclusive of any other rights to which a person seeking indemnification or reimbursement or advancement of expenses may have or hereafter be entitled under any statute, this Certificate of Incorporation, the Amended and Restated By-laws of the Corporation, any agreement, any vote of stockholders or disinterested Directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office.

         The rights to indemnification and reimbursement or advancement of expenses provided by, or granted pursuant to, this Section 8 shall continue as to a person who has ceased to be a Director or officer (or other person indemnified hereunder) and shall inure to the benefit of the executors, administrators, legatees and distributees of such person.

         The Corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a Director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a Director, officer, employee or agent of an Other Entity, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the Corporation would have the power to indemnify such person against such liability under the provisions of this Section 8, the By-laws or under
Section 145 of the DGCL or any other provision of law.

         The provisions of this Section 8 shall be a contract between the Corporation, on the one hand, and each Director and officer who serves in such capacity at any time while this Section 8 is in effect and any other person indemnified hereunder, on the other hand, pursuant to which the Corporation and each such Director, officer or other person intend to be legally bound. No repeal or modification of this Section 8 shall affect any rights or obligations with respect to any state of facts then or theretofore existing or thereafter arising or any proceeding theretofore or thereafter brought or threatened based in whole or in part upon any such state of facts.

         The rights to indemnification and reimbursement or advancement of expenses provided by, or granted pursuant to, this Section 8 shall be enforceable by any person entitled to such indemnification or reimbursement or advancement of expenses in an action before any court of competent jurisdiction. The burden of proving that such indemnification or reimbursement or advancement of expenses is not appropriate shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, its independent legal counsel and its stockholders) to have made a determination prior to the commencement of such action that such indemnification or reimbursement or advancement of expenses is proper in the circumstances nor an actual determination by the Corporation (including its Board of Directors, its independent legal counsel and its stockholders) that such person is not entitled to such indemnification or reimbursement or advancement of expenses shall constitute a defense to the action or create a presumption that such person is not so entitled. Such a person shall also be indemnified for any expenses incurred in connection with successfully establishing his or her right to such indemnification or reimbursement or advancement of expenses, in whole or in part, in any such proceeding.

         Any Director or officer of the Corporation serving in any capacity for
(a) another corporation of which a majority of the shares entitled to vote in the election of its Directors is held, directly or indirectly, by the Corporation or (b) any employee benefit plan of the Corporation or any corporation referred to in clause (a) shall be deemed to be doing so at the request of the Corporation.

         Any person entitled to be indemnified or to reimbursement or advancement of expenses as a matter of right pursuant to this Section 8 may elect to have the right to indemnification or reimbursement or advancement of expenses interpreted on the basis of the applicable law in effect at the time of the occurrence of the event or events giving rise to the applicable Proceeding, to the extent permitted by law, or on the basis of the applicable law in effect at the time such indemnification or reimbursement or advancement of expenses is sought. Such election shall be made, by a notice in writing to the Corporation, at the time indemnification or reimbursement or advancement of expenses is sought; provided, however, that if no such notice is given, the right to indemnification or reimbursement or advancement of expenses shall be determined by the law in effect at the time indemnification or reimbursement or advancement of expenses is sought.

ITEM 21. EXHIBITS


Exhibit
Number                               Exhibit
-------   ------------------------------------------------------------------

** 3.1    Restated Certificate of Incorporation of the Company
** 3.2    Certificate of Incorporation of National Auto/Truckstops, Inc.
** 3.3    Restated Certificate of Incorporation of TA Operating Corporation
** 3.4    Amended and Restated By-laws of the Company
** 3.5    By-laws of National Auto/Truckstops, Inc.
** 3.6    By-laws of TA Operating Corporation

** 4.1    Indenture, dated March 27, 1997, among the Company, the TA
            Subsidiary, the National Subsidiary and State Street Bank and Trust
            Company (successor trustee to Fleet National Bank) as Trustee
** 4.2    Exchange and Registration Rights Agreement, dated March 27,
            1997, among the Company, the TA Subsidiary, the National Subsidiary
            and Chase Securities, Inc.
** 4.3    Form of Face of Initial Security (included in Exhibit 4.1 as Exhibit A)
** 4.4    Form of Face of Exchange Security (included in Exhibit 4.1 as
            Exhibit B)
** 5      Opinion of Paul, Weiss, Rifkind, Wharton & Garrison regarding the legality of the Notes being registered
 * 8      Opinion of Paul, Weiss, Rifkind, Wharton & Garrison regarding certain federal income tax matters
** 9.1    Voting Trust Agreement, dated April 14, 1993, among the Company, the Voting Trustee and the Operator Stockholders named therein
** 9.2    Amendment No. 1 to Voting Trust Agreement, dated November 29,
            1993, among the Company, the Voting Trustee and the Operator
            Stockholders
** 9.3    Amendment No. 2 to Voting Trust Agreement, dated March 6, 1997, among the Company, the Voting Trustee and the Operator
            Stockholders
** 10.1   Asset Purchase Agreement, dated November 23, 1992, between the
            National Subsidiary and Unocal
** 10.2   Amendment No. 1 to Asset Purchase Agreement, dated April 13,
            1993, between the National Subsidiary and Unocal
** 10.3   California Purchase Agreement, dated November 23, 1992, between the National Subsidiary and Unocal, with respect to the TravelCenter located at Blyth, California
** 10.4   Amendment No. 1 to California Purchase Agreement, dated April 13,
            1993, between the National Subsidiary and Unocal
** 10.5   Schedule of California Purchase Agreements omitted pursuant to
            Instruction 2 to Item 601 of Regulation S-K
** 10.6   Asset Purchase Agreement, dated July 22, 1993, among the TA
            Subsidiary, BP and Truckstops Corporation of America Inc.
** 10.7   Amendment No. 1 to Asset Purchase Agreement, dated December 10,
            1993, among the TA Subsidiary, BP and Truckstops Corporation of
            America Inc.
** 10.8   Environmental Agreement, dated November 23, 1992, between the
            National Subsidiary and Unocal
** 10.9   Environmental Agreement, dated July 22, 1993, among the TA
            Subsidiary, BP and Truckstops Corporation of America Inc.
** 10.10  Amendment No. 1 to Environmental Agreement, dated December 10,
            1993, among the TA Subsidiary, BP and Truckstops Corporation of
            America Inc.
** 10.11  Noncompetition Agreement, dated April 13, 1993, between the
            National Subsidiary and Unocal
** 10.12  Noncompetition Agreement, dated December 10, 1993, between the
            TA Subsidiary and BP
** 10.13  Software License Agreement, dated April 14, 1994, between the
            National Subsidiary and Unocal
** 10.14  Trademark License Agreement, dated April 14, 1993, between the
            National Subsidiary and Unocal
** 10.15  Financial Advisory Agreement, dated April 12, 1993, among the
            Company, the National Subsidiary and the Clipper Entities
** 10.16  Amendment to Financial Advisory Agreement and Amended and
            Restated Indemnification Agreement, dated December 10, 1993, among the Company, the National Subsidiary and the Clipper Entities

** 10.17  Financial Advisory Agreement and Indemnification Agreement,
            dated December 10, 1993, among TA Holdings, the TA Subsidiary and the Clipper Entities
** 10.18  Amended and Restated Registration Agreement among the Company,
            National I, National II, National III, Clipper Truckstops, L.P., Clipper/Merchant, Olympus, Barclays Bank, Barclays Mellon Bank, N.A. as Trustee for First Plaza, UBS, Phoenix Insurance Company and Travelers dated as of December 10, 1993
** 10.19  1993 Stock Incentive Plan of the Company
** 10.20  Form of the Company's 1993 Stock Incentive Plan--Nonqualified Stock
            Option Agreement--National Awards
** 10.21  Form of the Company's 1993 Stock Incentive Plan--Nonqualified Stock
            Option Agreement--TA Awards
** 10.22  Termination, Consulting and Release Agreement, dated as of January
            17, 1997, among the Company, the National Subsidiary and C.
            William Osborne
** 10.23  Schedule of Termination, Consulting and Release Agreements
            omitted pursuant to Instruction 2 to Item 601 of Regulation S-K
** 10.24  Purchase Agreement, dated March 24, 1997, among the Company, the TA Subsidiary, the National Subsidiary and Chase Securities,
            Inc.
** 10.25  Credit Agreement, dated as of March 21, 1997, among the
            Company, the Chase Manhattan Bank as agent, fronting bank and swingline lender and the Lenders party thereto.
** 10.26  Senior Note Exchange Agreement as of March 21, 1997, among the
            Company, the TA Subsidiary, the National Subsidiary and Noteholders listed on Schedule 1 thereto
** 10.27  Limited Liability Company Agreement of TABB, adopted as of
            November 15, 1995, between the TA Subsidiary and Burns Bros., Inc. ** 10.28 Stockholders' Agreement, dated as of March 6, 1996, among the
            Company, the voting trust certificate holders named therein, the Voting Trustee, the management stockholders of the Company named therein, the additional stockholders named therein, Clipper, National I, National II, National III and Clipper/Merchant
** 10.29  Form of Network Franchise Agreement
** 10.30  Form of Network Lease Agreement
** 10.31  Form of TA Franchise Agreement
** 10.32  Form of National Franchise Agreement
** 10.33  Form of National Lease Agreement
 * 12     Statements regarding computation of ratios
** 21     List of Subsidiaries of the Company
 * 23.1   Consent of Price Waterhouse LLP
** 23.2   Consent of Paul, Weiss, Rifkind, Wharton & Garrison regarding
            Exhibit 5 (included in Exhibit 5)
 * 23.3   Consent of Paul, Weiss, Rifkind, Wharton & Garrison regarding
            Exhibit 8 (included in Exhibit 8)
** 24     Powers of attorney (included on signature pages)
** 25     Statement of Eligibility of Trustee
** 27     Financial Data Schedule

------------------

 *    Filed herewith.
**    Previously filed.

ITEM 22. UNDERTAKINGS

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the provisions described under Item 20, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer nor controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

         The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to
Item 4, 10(b), 11 or 13 of Form S-4, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

         The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Westlake, State of Ohio, on June 26, 1997.


                                    TRAVELCENTERS OF AMERICA, INC.




                                    By:    /s/ James W. George
                                           ------------------------
                                           Name:  James W. George
                                           Title: Senior Vice President,
                                                   Chief Financial Officer
                                                   and Secretary




         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dated indicated.



               Signature                                       Title                                      Date
               ---------                                       -----                                      ----

                   *                      President, Chief Executive Officer and                     June 26, 1997
---------------------------------------     Director (Principal Executive Officer)
             Edwin P. Kuhn

          /s/ James W. George             Senior Vice President, Chief Financial                     June 26, 1997
---------------------------------------      Officer and Secretary (Principal
            James W. George                  Financial Officer and Principal
                                             Accounting Officer)

                   *                      Director                                                   June 26, 1997
---------------------------------------
         Walter E. Smith, Jr.

                   *                      Director                                                   June 26, 1997
---------------------------------------
           Margaret M. Eisen

                   *                      Chairman of the Board of Directors and                     June 26, 1997
---------------------------------------      Director
        Robert B. Calhoun, Jr.

                   *                      Director                                                   June 26, 1997
---------------------------------------
            Eugene P. Lynch


               Signature                                       Title                                      Date
               ---------                                       -----                                      ----

                   *                      Director                                                   June 26, 1997
---------------------------------------
          Louis J. Mischianti

                   *                      Director                                                   June 26, 1997
---------------------------------------
             Rolf H. Towe



*By:   /s/ James W. George
   ------------------------------
            James W. George
           ATTORNEY-IN-FACT

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Westlake, State of Ohio, on June 26, 1997.


                                          TA OPERATING CORPORATION



                                    By:    /s/ James W. George
                                           ------------------------
                                           Name:  James W. George
                                           Title: Senior Vice President,
                                                   Chief Financial Officer
                                                   and Secretary




               Signature                                       Title                                      Date
               ---------                                       -----                                      ----
                   *                      President, Chief Executive Officer and                     June 26, 1997
---------------------------------------     Director (Principal Executive Officer)
             Edwin P. Kuhn

          /s/ James W. George             Senior Vice President, Chief Financial                     June 26, 1997
---------------------------------------      Officer and Secretary (Principal
            James W. George                  Financial Officer and Principal
                                             Accounting Officer)

                   *                      Director                                                   June 26, 1997
---------------------------------------
         Walter E. Smith, Jr.

                   *                      Director                                                   June 26, 1997
---------------------------------------
           Margaret M. Eisen

                   *                      Chairman of the Board of Directors and                     June 26, 1997
---------------------------------------      Director
        Robert B. Calhoun, Jr.

                   *                      Director                                                   June 26, 1997
---------------------------------------
            Eugene P. Lynch

               Signature                                       Title                                      Date
               ---------                                       -----                                      ----

                   *                      Director                                                   June 26, 1997
---------------------------------------
          Louis J. Mischianti

                   *                      Director                                                   June 26, 1997
---------------------------------------
             Rolf H. Towe




*By:   /s/ James W. George
   ------------------------------
            James W. George
           ATTORNEY-IN-FACT

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Westlake, State of Ohio, on June 26, 1997.


                                            NATIONAL AUTO/TRUCKSTOPS, INC.




                                    By:    /s/ James W. George
                                           ------------------------
                                           Name:  James W. George
                                           Title: Senior Vice President,
                                                   Chief Financial Officer
                                                   and Secretary







               Signature                                       Title                                      Date
               ---------                                       -----                                      ----
                   *                      President, Chief Executive Officer and                     June 26, 1997
---------------------------------------     Director (Principal Executive Officer)
             Edwin P. Kuhn

          /s/ James W. George             Senior Vice President, Chief Financial                     June 26, 1997
---------------------------------------      Officer and Secretary (Principal
            James W. George                  Financial Officer and Principal
                                             Accounting Officer)

                   *                      Director                                                   June 26, 1997
---------------------------------------
         Walter E. Smith, Jr.

                   *                      Director                                                   June 26, 1997
---------------------------------------
           Margaret M. Eisen

                   *                      Chairman of the Board of Directors and                     June 26, 1997
---------------------------------------      Director
        Robert B. Calhoun, Jr.

                   *                      Director                                                   June 26, 1997
---------------------------------------
            Eugene P. Lynch

               Signature                                       Title                                      Date
               ---------                                       -----                                      ----

                   *                      Director                                                   June 26, 1997
---------------------------------------
          Louis J. Mischianti

                   *                      Director                                                   June 26, 1997
---------------------------------------
             Rolf H. Towe





*By:   /s/ James W. George
   ------------------------------
            James W. George
           ATTORNEY-IN-FACT

                                     EXHIBIT INDEX


Exhibit                                                                          Page
Number                              Exhibit                                     Number
------                              -------                                     ------
** 3.1    Restated Certificate of Incorporation of the Company
** 3.2    Certificate of Incorporation of National Auto/Truckstops, Inc.
** 3.3    Restated Certificate of Incorporation of TA Operating Corporation
** 3.4    Amended and Restated By-laws of the Company
** 3.5    By-laws of National Auto/Truckstops, Inc.
** 3.6    By-laws of TA Operating Corporation
** 4.1    Indenture, dated March 27, 1997, among the Company, the TA
            Subsidiary, the National Subsidiary and State Street Bank and Trust
            Company (successor trustee to Fleet National Bank) as Trustee
** 4.2    Exchange and Registration Rights Agreement, dated March 27,
            1997, among the Company, the TA Subsidiary, the National Subsidiary
            and Chase Securities, Inc.
** 4.3    Form of Face of Initial Security (included in Exhibit 4.1 as Exhibit A)
** 4.4    Form of Face of Exchange Security (included in Exhibit 4.1 as
            Exhibit B)
** 5      Opinion of Paul, Weiss, Rifkind, Wharton & Garrison regarding the legality of the Notes being registered
 * 8      Opinion of Paul, Weiss, Rifkind, Wharton & Garrison regarding certain federal income tax matters
** 9.1    Voting Trust Agreement, dated April 14, 1993, among the Company, the Voting Trustee and the Operator Stockholders named therein
** 9.2    Amendment No. 1 to Voting Trust Agreement, dated November 29,
            1993, among the Company, the Voting Trustee and the Operator
            Stockholders
** 9.3    Amendment No. 2 to Voting Trust Agreement, dated March 6, 1997, among the Company, the Voting Trustee and the Operator
            Stockholders
** 10.1   Asset Purchase Agreement, dated November 23, 1992, between the
            National Subsidiary and Unocal
** 10.2   Amendment No. 1 to Asset Purchase Agreement, dated April 13,
            1993, between the National Subsidiary and Unocal
** 10.3  California Purchase Agreement, dated November 23, 1992, between the National Subsidiary and Unocal, with respect to the TravelCenter located at Blyth, California
** 10.4   Amendment No. 1 to California Purchase Agreement, dated April 13,
            1993, between the National Subsidiary and Unocal
** 10.5   Schedule of California Purchase Agreements omitted pursuant to
            Instruction 2 to Item 601 of Regulation S-K
** 10.6   Asset Purchase Agreement, dated July 22, 1993, among the TA
            Subsidiary, BP and Truckstops Corporation of America Inc.
** 10.7   Amendment No. 1 to Asset Purchase Agreement, dated December 10,
            1993, among the TA Subsidiary, BP and Truckstops Corporation of
            America Inc.
** 10.8   Environmental Agreement, dated November 23, 1992, between the
            National Subsidiary and Unocal
** 10.9   Environmental Agreement, dated July 22, 1993, among the TA
            Subsidiary, BP and Truckstops Corporation of America Inc.
** 10.10  Amendment No. 1 to Environmental Agreement, dated December 10,
            1993, among the TA Subsidiary, BP and Truckstops Corporation of
            America Inc.

Exhibit                                                                          Page
Number                              Exhibit                                     Number
------                              -------                                     ------
** 10.11  Noncompetition Agreement, dated April 13, 1993, between the
            National Subsidiary and Unocal
** 10.12  Noncompetition Agreement, dated December 10, 1993, between the
            TA Subsidiary and BP
** 10.13  Software License Agreement, dated April 14, 1994, between the
            National Subsidiary and Unocal
** 10.14  Trademark License Agreement, dated April 14, 1993, between the
            National Subsidiary and Unocal
** 10.15  Financial Advisory Agreement, dated April 12, 1993, among the
            Company, the National Subsidiary and the Clipper Entities
** 10.16  Amendment to Financial Advisory Agreement and Amended and
            Restated Indemnification Agreement, dated December 10, 1993, among the Company, the National Subsidiary and the Clipper Entities
** 10.17  Financial Advisory Agreement and Indemnification Agreement,
            dated December 10, 1993, among TA Holdings, the TA Subsidiary and the Clipper Entities
** 10.18  Amended and Restated Registration Agreement among the Company,
            National I, National II, National III, Clipper Truckstops, L.P.,
            Clipper/Merchant, Olympus, Barclays Bank, Barclays Mellon Bank, N.A.
            as Trustee for First Plaza, UBS, Phoenix Insurance Company and
            Travelers dated as of December 10, 1993
** 10.19  1993 Stock Incentive Plan of the Company
** 10.20  Form of the Company's 1993 Stock Incentive Plan--Nonqualified Stock
            Option Agreement--National Awards
** 10.21  Form of the Company's 1993 Stock Incentive Plan--Nonqualified Stock
            Option Agreement--TA Awards
** 10.22  Termination, Consulting and Release Agreement, dated as of January
            17, 1997, among the Company, the National Subsidiary and C.
            William Osborne
** 10.23  Schedule of Termination, Consulting and Release Agreements
            omitted pursuant to Instruction 2 to Item 601 of Regulation S-K
** 10.24  Purchase Agreement, dated March 24, 1997, among the Company, the TA Subsidiary, the National Subsidiary and Chase Securities,
            Inc.
** 10.25  Credit Agreement, dated as of March 21, 1997, among the
            Company, the Chase Manhattan Bank as agent, fronting bank and swingline lender and the Lenders party thereto.
** 10.26  Senior Note Exchange Agreement as of March 21, 1997, among the
            Company, the TA Subsidiary, the National Subsidiary and Noteholders
            listed on Schedule 1 thereto
** 10.27  Limited Liability Company Agreement of TABB, adopted as of
            November 15, 1995, between the TA Subsidiary and Burns Bros., Inc.
** 10.28  Stockholders' Agreement, dated as of March 6, 1996, among the
            Company, the voting trust certificate holders named therein, the
            Voting Trustee, the management stockholders of the Company named therein, the additional stockholders named therein, Clipper,
            National I, National II, National III and Clipper/Merchant
** 10.29  Form of Network Franchise Agreement
** 10.30  Form of Network Lease Agreement
** 10.31  Form of TA Franchise Agreement
** 10.32  Form of National Franchise Agreement

Exhibit                                                                          Page
Number                              Exhibit                                     Number
------                              -------                                     ------
** 10.33  Form of National Lease Agreement
 * 12     Statements regarding computation of ratios
** 21     List of Subsidiaries of the Company
 * 23.1   Consent of Price Waterhouse LLP
** 23.2   Consent of Paul, Weiss, Rifkind, Wharton & Garrison regarding
            Exhibit 5 (included in Exhibit 5)
 * 23.3   Consent of Paul, Weiss, Rifkind, Wharton & Garrison regarding
            Exhibit 8 (included in Exhibit 8)
** 24     Powers of attorney (included on signature pages)
** 25     Statement of Eligibility of Trustee
** 27     Financial Data Schedule


------------------

 *     Filed herewith.
**     Previously filed.